Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

The definitions and interpretations commencing on page 9 of this Circular apply to this entire Circular, including the cover page. Action required by Certificated Shareholders and Dematerialised Shareholders:

1.          This Circular is important and should be read with particular attention to pages 18 to 26 entitled “Action required by Shareholders”.

2.          If you are in any doubt as to what action you should take, please consult your Broker, CSDP, banker, attorney or other professional advisor immediately.

3.          If you have disposed of all your Mediclinic Shares, this Circular should be handed to the purchaser of such shares or to the Broker, CSDP, banker or other agent through whom the disposal was effected.

Mediclinic and Al Noor do not accept responsibility, and will not be held liable, for any action of, or omission by, any CSDP or Broker including, without limitation, any failure on the part of the CSDP or Broker of any beneficial owner of Mediclinic Shares to notify such beneficial owner of the Transactions referred to in this Circular.

MEDICLINIC INTERNATIONAL LIMITED	AL NOOR HOSPITALS GROUP PLC
Incorporated in the Republic of South Africa	Incorporated in England and Wales
(Registration number: 1983/010725/06)	(Registration number: 08338604)
JSE share code: MDC NSX share code: MCI	(“Al Noor”)
ISIN code: ZAE000074142
(“Mediclinic” or “the Company”)

COMBINED CIRCULAR TO MEDICLINIC SHAREHOLDERS

regarding:

• a scheme of arrangement in terms of section 114 of the Companies Act proposed by the Board of Mediclinic between Mediclinic and Mediclinic’s Shareholders and to which Al Noor will be a party, in terms of which Al Noor will become the sole shareholder of Mediclinic and will issue to all Scheme Participants, pursuant to the Scheme, 0.62500 New Al Noor Shares for every one Mediclinic Share held;

• the transfer of the shares in certain subsidiaries of Mediclinic to Al Noor subject, among other conditions, to the fulfilment or waiver (as the case may be) of all of the conditions precedent to the Scheme (other than any condition precedent that, by its nature, can be fulfilled or waived only on or immediately before the operative date of the Scheme), which transfer will constitute a disposal by Mediclinic in terms of section 112 of the Companies Act;

• the delisting of the Mediclinic Shares from the main board of the JSE and the NSX subject to the Scheme becoming operative;

• the inward listing of Al Noor (as enlarged by the acquisition of Mediclinic) as a secondary listing on the main board of the JSE subject to the Scheme becoming operative; and

•    the classification of the inward listing as a secondary listing on the JSE.

and incorporating:

•    a Circular pertaining to the Scheme;

•    a report by the Independent Expert in terms of sections 114(2) and 114(3) of the Companies Act;

• extracts of section 115 of the Companies Act, dealing with the approval required for fundamental transactions (including schemes of arrangement and disposals of all or the greater part of the assets or undertaking of a company), and of section 164 of the Companies Act, dealing with the appraisal rights of dissenting Mediclinic Shareholders;

•    historical financial information in respect of Mediclinic;

• a pro forma statement of financial position and pro forma income statement for Al Noor (as enlarged by the acquisition of Mediclinic) as if for the purpose of the statement of financial position the Transactions had become operative on 30 September 2015 and for the purpose of the income statement for the 12 months ended 31 March 2015 and six months ended 30 September 2015 as if the Transactions had become operative at the beginning of the relevant periods, as well as the financial effects per share on both a Mediclinic Shareholder and an Al Noor Shareholder;

•    a report from the reporting accountant on the pro forma financial information;

•    a Statement of Directors’ Interests in Mediclinic;

•    a notice convening the Scheme Meeting;

• a form of proxy in respect of the Scheme Meeting (yellow) (subject to section 57(1) of the Companies Act), for use by Certificated Scheme Members and “own-name” Dematerialised Scheme Members only; and

•    a form of election, surrender and transfer in respect of Scheme Shares (blue) for use by Certificated Scheme Participants only.

IN ACCORDANCE WITH THE TERMS OF AN ORDER GRANTED BY THE HIGH COURT OF SOUTH AFRICA (WESTERN CAPE DIVISION, CAPE TOWN) TO MEDICLINIC ON 12 NOVEMBER 2015, THE SA PROSPECTUS IN RESPECT OF AL NOOR WILL BE AVAILABLE, TOGETHER WITH A COPY OF THIS CIRCULAR, IN ELECTRONIC FORM, ON MEDICLINIC’S WEBSITE (WWW.MEDICLINIC.COM) AND AT MEDICLINIC’S REGISTERED OFFICE AND AT THE OFFICES OF MEDICLINIC’S JSE AND NSX SPONSORS, BUT THE SA PROSPECTUS WILL NOT BE POSTED TO MEDICLINIC SHAREHOLDERS.

Joint Financial Advisor and	Joint Financial Advisor to Mediclinic	Independent Expert
JSE Sponsor to Mediclinic

Co-Sponsor and Lead Financial	Co-Financial Advisor and	Co-Sponsor and Joint Broker
Advisor to Al Noor	Joint Broker to Al Noor	to Al Noor

English and US Legal Advisors	South African Legal Advisors	International Legal Advisors
to Al Noor	to Mediclinic	to Mediclinic

South African Legal Advisors	Auditor to Al Noor	US Legal Advisors to Mediclinic
to Al Noor

NSX Sponsor to Mediclinic	Reporting Accountants and
Auditors to Mediclinic

Date of issue: 17 November 2015

This Circular is available in English only. Copies may be obtained from Tuesday, 17 November 2015 until the date of the Scheme Meeting, both days inclusive, from the registered office of Mediclinic and the JSE and NSX Sponsors whose addresses are set out in the “Corporate Information and Advisors” section of this Circular. Subject to certain access restrictions, the Circular will also be available in electronic form from the Company’s website (www.mediclinic.com).

CORPORATE INFORMATION AND ADVISORS

Mediclinic International Limited	Al Noor Hospitals Group plc
(Registration number 1983/010725/06) Mediclinic Offices	(Registration number 08338604) 1st Floor
Strand Road Stellenbosch, 7600 South Africa	40 Dukes Place London EC3A 7NH
(PO Box 456, Stellenbosch, 7599)	United Kingdom

Date and place of incorporation:	Date and place of incorporation:
3 October 1983, South Africa	20 December 2012, England and Wales

International Legal Advisors to Mediclinic	Lead Financial Advisor and Co-Sponsor to Al Noor
Slaughter and May	N M Rothschild & Sons Limited
One Bunhill Row London, EC1Y 8YY United Kingdom	New Court St Swithin’s Lane London EC4N 8AL
United Kingdom

South African Legal Advisors to Mediclinic	Co-Financial Advisor and Joint Broker to Al Noor
Cliffe Dekker Hofmeyr Inc. (Registration number 2008/018923/21) 1 Protea Place	Goldman Sachs International Peterborough Court 133 Fleet Street
Sandton, 2196	London EC4A 2BB United Kingdom
South Africa

US Legal Advisors to Mediclinic	Co-Sponsor and Joint Broker to Al Noor
Cravath, Swaine & Moore LLP (as to US law) CityPoint	Jefferies International Limited 68 Upper Thames Street
One Ropemaker Street London EC2Y 9HR United Kingdom	London EC4V 3BJ United Kingdom

Reporting Accountants and Auditors to Mediclinic	English and US Legal Advisors to Al Noor
PricewaterhouseCoopers Inc — Registered Auditors (Registration number 1998/012055/21)	Linklaters LLP One Silk Street
2 Eglin Road Sunninghill, 2157 South Africa	London EC2Y 8HQ United Kingdom

NSX Sponsor to Mediclinic	South African Legal Advisors to Al Noor
Simonis Storm Securities (Pty) Ltd	Webber Wentzel
Member of the NSX	10 Fricker Road
(Registration number 96/421)	Illovo Boulevard
4 Koch Street	Johannesburg,
Klein Windhoek	2196
Namibia	South Africa
(PO Box 3970, Windhoek, Namibia)

Joint Financial Advisor to Mediclinic	Auditor to Al Noor
Morgan Stanley & Co. International plc	KPMG LLP
(Registration number 165935)	15 Canada Square
25 Cabot Square	London, E14 5GL
Canary Wharf	United Kingdom
London E14 4QA
United Kingdom

South African Transfer Secretaries of Mediclinic	Namibian Transfer Secretaries of Mediclinic
Computershare Investor Services (Pty) Ltd	Transfer Secretaries (Pty) Ltd
(Registration number 2004/003647/07)	(Registration number 93/713)
70 Marshall Street	4 Robert Mugabe Avenue
Johannesburg, 2001	Windhoek
South Africa	Namibia
(PO Box 60151, Marshalltown, 2017)	(PO Box 2401, Windhoek, Namibia)

Joint Financial Advisor and JSE sponsor to Mediclinic	Independent expert to Mediclinic
Rand Merchant Bank (a division of FirstRand Bank Limited)	Ernst & Young Advisory Services (Pty) Ltd
(Registration number 1929/001225/06)	(Registration number 2006/018260/07)
1 Merchant Place	102 Rivonia Road
Cnr Fredman Drive and Rivonia Road	Sandton, 2194
Sandton, 2196	South Africa

South Africa

TABLE OF CONTENTS

CORPORATE INFORMATION AND ADVISORS		1

IMPORTANT LEGAL NOTICES		5

DEFINITIONS AND INTERPRETATION		9

ACTION REQUIRED BY SHAREHOLDERS		18

IMPORTANT DATES AND TIMES		27

COMBINED CIRCULAR TO MEDICLINIC SHAREHOLDERS REGARDING THE SCHEME		29

1	INTRODUCTION	29

2	PURPOSE OF THIS CIRCULAR	30

3	BUSINESS AND HISTORY OF MEDICLINIC	30

4	BUSINESS AND HISTORY OF AL NOOR	31

5	RATIONALE FOR SHAREHOLDERS TO VOTE IN FAVOUR OF THE SCHEME	31

6	AL NOOR SPECIAL DIVIDEND	32

7	AL NOOR TENDER OFFER	32

8	ARRANGEMENTS WITH REMGRO	33

9	CORPORATE STRUCTURE OF AL NOOR AFTER IMPLEMENTATION OF THE SCHEME	34

10	AL NOOR SHARE CAPITAL AND DIVIDEND POLICY	35

11	ARTICLES OF ASSOCIATION OF AL NOOR	35

12	SUSPENSION AND TERMINATION OF MEDICLINIC LISTING	36

13	AL NOOR LISTING ON THE JSE	36

14	TERMS AND CONDITIONS OF THE SCHEME	36

15	ASSETS TRANSFER	50

16	DISSENTING SHAREHOLDERS’ APPRAISAL RIGHTS	51

17	VARIATION OF THE TERMS OF THE TRANSACTIONS	53

18	TAX IMPLICATIONS FOR MEDICLINIC SHAREHOLDERS	54

19	APPLICABLE LAWS	54

20	NON-RESIDENT SHAREHOLDERS AND EXCHANGE CONTROL REGULATIONS	54

21	FUNDING OF THE SCHEME CONSIDERATION	54

22	FINANCIAL INFORMATION	54

23	PRO FORMA FINANCIAL EFFECTS OF THE TRANSACTIONS	55

24	SHARE CAPITAL OF MEDICLINIC AND THE MAJOR SHAREHOLDERS OF MEDICLINIC	56

25	BENEFICIAL INTERESTS	57

26	BID CONDUCT AGREEMENT	60

27	IRREVOCABLE UNDERTAKINGS	60

28	MATERIAL AGREEMENTS IN RELATION TO THE TRANSACTIONS	61

29	MEDICLINIC SHARE PLANS	61

30	MEDICLINIC DIRECTORS	62

31	MATERIAL CHANGES AND LITIGATION	62

32	OPINIONS AND RECOMMENDATIONS	62

33	SERVICE CONTRACTS OF DIRECTORS OF MEDICLINIC	63

34	COSTS OF THE SCHEME	64

35	CONSENTS	64

36	GENERAL	64

37	DIRECTORS’ RESPONSIBILITY STATEMENT	64

38	DOCUMENTS AVAILABLE FOR INSPECTION	65

ANNEXURE 1 — DIRECTORS’ AND GROUP EXECUTIVES’ INFORMATION		66

ANNEXURE 2 — SHARE PRICE HISTORY OF MEDICLINIC		72

ANNEXURE 3 — CONSOLIDATED ANNUAL FINANCIAL STATEMENTS OF MEDICLINIC AND ITS SUBSIDIARIES FOR THE YEARS ENDED 31 MARCH 2013, 31 MARCH 2014 AND 31 MARCH 2015		74

ANNEXURE 4 — UNAUDITED INTERIM RESULTS OF MEDICLINIC FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2015		266

ANNEXURE 5 — UNAUDITED INTERIM RESULTS OF AL NOOR FOR THE SIX MONTHS ENDED 30 JUNE 2015		273

ANNEXURE 6 — PRO FORMA STATEMENT OF FINANCIAL POSITION AND INCOME STATEMENT OF THE ENLARGED GROUP		285

ANNEXURE 7 — INDEPENDENT REPORTING ACCOUNTANT’S REPORT ON THE PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP		296

ANNEXURE 8 — REPORT OF INDEPENDENT EXPERT		298

ANNEXURE 9 — SECTION 115 OF THE COMPANIES ACT: REQUIRED APPROVAL FOR TRANSACTIONS CONTEMPLATED IN CHAPTER 5 OF THE COMPANIES ACT		307

ANNEXURE 10 — SECTION 164 OF THE COMPANIES ACT: DISSENTING SHAREHOLDERS’ APPRAISAL RIGHTS		309

ANNEXURE 11 — SOUTH AFRICAN TAX IMPLICATIONS		312

ANNEXURE 12 — NON-RESIDENT SHAREHOLDERS AND EXCHANGE CONTROL REGULATIONS		314

NOTICE OF SCHEME MEETING		315

FORM OF PROXY (YELLOW)		Attached

FORM OF ELECTION, SURRENDER AND TRANSFER (BLUE)		Attached

IMPORTANT LEGAL NOTICES

ALTERNATIVE SERVICE

In terms of the section 99(2) of the Companies Act, and to the extent that the Scheme constitutes an initial public offering of New Al Noor Shares to Mediclinic Shareholders, this Circular is required to be accompanied by a prospectus issued by Al Noor and registered with the Companies and Intellectual Property Commission established in terms of the Companies Act.

Al Noor has procured the preparation and registration of the SA Prospectus, the purpose of which document is to provide Mediclinic Shareholders with information on Al Noor and its operations, including its management, shareholders and financial results.

In accordance with the Alternative Delivery Order, the SA Prospectus will be available, together with a copy of this Circular, in electronic form on Mediclinic’s website (www.mediclinic.com) and at Mediclinic’s registered office and at the offices of Mediclinic’s JSE and NSX Sponsors, all of which addresses are recorded in the section of this Circular entitled “Corporate Information and Advisors” commencing on page 1.

DISCLAIMER

The release, publication or distribution of this Circular in certain jurisdictions may be restricted by law and therefore persons in any such jurisdictions into which this Circular are released, published, made available or distributed should inform themselves about and observe such restrictions. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. This Circular does not constitute the solicitation of an offer to purchase shares or a solicitation of any vote or approval in any jurisdiction in which such offer or solicitation would be unlawful (or would be unlawful but for the fact that Al Noor or Mediclinic has not complied with requirements of applicable law or regulation in such jurisdiction).

APPLICABLE LAWS AND NON-RESIDENT SHAREHOLDERS

The transactions which are the subject of this Circular may be affected by the laws and regulatory requirements of jurisdictions other than South Africa. Non-Resident Shareholders, and other Mediclinic Shareholders holding Mediclinic Shares as nominee, custodian or otherwise on behalf of persons that are not residents of South Africa, should inform themselves about and observe any applicable legal requirements of such jurisdictions. It is the responsibility of Non-Resident Shareholders (and other Mediclinic Shareholders holding Mediclinic Shares as nominee, custodian or otherwise on behalf of persons that are not residents of South Africa) to satisfy themselves as to the full observation of the laws and regulatory requirements of the relevant jurisdiction in connection with the transactions which are the subject of this Circular, including the obtaining of any governmental, exchange control or other consents or the making of any filings which may be required, the compliance with other necessary formalities, the payment of any transfer or other taxes or other requisite payments due in such jurisdiction.

The Scheme complies with and is governed by the laws of South Africa and is subject to any applicable laws and regulations in South Africa, including the South African exchange control regulations.

The Scheme is proposed solely in terms of this Circular which includes details of how the Scheme may be approved. The Scheme is not being proposed in any jurisdiction in which it is unlawful to propose such a scheme (or would be lawful but for the fact that Al Noor or Mediclinic has not complied with requirements of applicable law or regulation in such jurisdiction).

Non-Resident Shareholders and other Mediclinic Shareholders holding Mediclinic Shares as nominee, custodian or otherwise on behalf of persons that are not residents of South Africa, will be responsible for any transfer or other taxes or other requisite payments by whomsoever payable under the laws of any relevant jurisdiction (other than South Africa). Mediclinic and Al Noor and any other person acting on its behalf shall be fully indemnified and held harmless by Non-Resident Shareholders and other Mediclinic Shareholders holding Mediclinic Shares as nominee, custodian or otherwise on behalf of persons that are not a resident of South Africa, for any such transfer or other taxes as such person may be required to pay.

Any shareholder who is in doubt as to his position, including, without limitation, his tax status, should consult an appropriate independent professional advisor in the relevant jurisdiction without delay.

NOTICE TO US SHAREHOLDERS

This business combination is to be made for the securities of Mediclinic, a South African company, by means of the Scheme. Information distributed in connection with the Scheme is subject to disclosure requirements of the United Kingdom and South Africa that are different from those of the United States. The financial information contained in this Circular has been prepared in accordance with IFRS that may not be comparable to the financial statements and financial information of US companies.

It may be difficult for you to enforce your rights and any claim you may have arising under US federal securities laws, since Al Noor is located in the United Kingdom, and some of its officers and directors are residents of countries outside the United States. You may not be able to sue a UK company or its officers or directors in an English court or other foreign court for violations of US securities laws. It may be difficult to compel a UK company and its affiliates to subject themselves to a US court’s judgement.

You should be aware that Al Noor may purchase securities otherwise than under the Scheme, such as in open market or privately negotiated purchases.

This Circular does not constitute an offer of securities for sale in the United States. The Al Noor Shares to be issued under the Scheme will not be, and are not required to be, registered under the US Securities Act of 1933, as amended (“Securities Act”), and will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 802 under the Securities Act.

The New Al Noor Shares have not been and will not be listed on a US securities exchange or quoted on any inter-dealer quotation system in the United States. Al Noor does not intend to take any action to facilitate a market in the New Al Noor Shares in the United States. Consequently, it is unlikely that an active trading market in the United States will develop for the New Al Noor Shares.

The New Al Noor Shares have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities commission in the United States or any other regulatory authority in the United States, nor have any of the foregoing authorities passed comment upon, or endorsed the merit of, the Scheme or the accuracy or the adequacy of this Circular. Any representation to the contrary is a criminal offence in the United States.

Mediclinic Shareholders with a registered address in the United States (“US Shareholders”) should consult their own legal and tax advisers with respect to the legal and tax consequences of the Scheme in their particular circumstances.

Mediclinic Shareholders who are affiliates of Al Noor after the Scheme becomes operative will be subject to timing, manner of sale and volume restrictions on the sale of New Al Noor Shares received pursuant to the Scheme under Rule 144 under the Securities Act. For the purposes of the Securities Act, an “affiliate” of a company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the company. Holders of Mediclinic Shares that constitute “restricted securities” for purposes of Rule 144 under the Securities Act will receive New Al Noor Shares that also constitute restricted securities and will not be permitted to offer or resell in the United States the New Al Noor Shares they receive without registering that offer or sale under the Securities Act or conducting that offer or resale in reliance on an exemption from registration. The Securities Act would not generally restrict sale of New Al Noor Shares on the LSE or JSE, provided that the sale had not been pre-arranged with a buyer in the United States. Shareholders who believe they may be affiliates for the purposes of the Securities Act should consult their own legal advisers.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE US SECURITIES AND EXCHANGE COMMISSION NOR ANY US STATE REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO MEDICLINIC SHAREHOLDERS IN JAPAN

Mediclinic Shareholders resident in Japan, or who hold Mediclinic Shares as custodian or nominee for, or otherwise on behalf of, persons resident in Japan, may not elect for the Repurchase Option in relation to such Mediclinic Shares. No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948) (the “FIEA”) has been made or will be made with respect to the solicitation of the application for the acquisition of the Scheme Shares.

NOTICE TO MEDICLINIC SHAREHOLDERS IN SINGAPORE

This Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the New Al Noor Shares may not be offered or sold or made the subject of an invitation for subscription or purchase and this Circular or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such New Al Noor Shares may not be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where New Al Noor Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the New Al Noor Shares pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

NOTICE TO MEDICLINIC SHAREHOLDERS IN THE UNITED ARAB EMIRATES

This Circular does not, and is not intended to, constitute an invitation or an offer of securities to the public, in the United Arab Emirates, in accordance with the Commercial Companies Law, Federal Law No. 2 of 2015 (as amended) or otherwise, and accordingly should not be construed as such. This Circular is being issued only to Mediclinic Shareholders resident in the United Arab Emirates: (a) upon their request and confirmation that they understand that none of the Transactions has been approved or licensed by or registered with the United Arab Emirates Central Bank or the Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates; (b) on the condition that the Circular will not be provided to any person other than the original recipient and is not for general circulation in the United Arab Emirates and may not be reproduced or used for any other purpose; and (c) upon the basis that they represent and warrant that the new Al Noor shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates.

NOTICE TO MEDICLINIC SHAREHOLDERS SUBJECT TO THE LAWS OF THE DUBAI INTERNATIONAL FINANCIAL CENTRE

This Circular relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This Circular is intended for distribution only to persons of a type specified in the Market Rules. It must not be delivered or relied upon by any other person. The DFSA does not accept responsibility for the content of the information included in the Circular, including the accuracy or completeness of such information. If you do not understand the contents of the Circular or are unsure about whether the securities to which the Circular relates are suitable for your individual investment objectives and circumstances, you should consult an authorised financial advisor.

FORWARD-LOOKING STATEMENTS

This Circular contains certain forward-looking statements with respect to the financial condition, results of operations and businesses of Al Noor and Mediclinic and their respective groups, and certain plans and objectives of Al Noor with respect to the Enlarged Group. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Al Noor, Mediclinic and the Enlarged Group to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions, including as to future potential cost savings, synergies, earnings, cash flow, production and prospects. These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “goals”, “intend”, “may”, “objectives”, “outlook”, “plan”, “probably”, “project”, “risks”, “seek”, “should”, “target”, “will” and similar terms and phrases.

There are a number of factors that could affect the future operations of Al Noor, Mediclinic and the Enlarged Group and that could cause results to differ materially from those expressed in the forward-looking statements included in this Circular.

All forward-looking statements contained in this Circular are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers should not place undue reliance on forward-looking statements.

For a discussion of important factors which could cause actual results to differ from forward-looking statements relating to Mediclinic and its group or Al Noor and its group, refer to Mediclinic’s integrated annual report and annual financial statements for the year ended 31 March 2015 or Al Noor’s Annual Report and Accounts for the year ended 31 December 2014, as applicable, and to the Enlarged Group Prospectus and SA Prospectus.

Each forward-looking statement speaks only as of the date of this Circular. Neither Al Noor nor Mediclinic undertakes any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent legally required. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained in this Circular.

DEFINITIONS AND INTERPRETATION

In this Circular, including its annexures, unless the context indicates a contrary intention, an expression which denotes any gender includes the other genders, a natural person includes a juristic person and vice versa, the singular includes the plural and vice versa, references to statutes and regulations are references to those statutes or regulations as amended from time to time, and the following expressions bear the meanings assigned to them below:

“Announcement Date”	14 October 2015, being the date on which the Transaction Announcement was released on SENS;

“Al Noor”	Al Noor Hospitals Group plc, registration number 08338604, a limited liability public company (incorporated in accordance with the laws of England and Wales);

“Al Noor Board”

the board of directors of Al Noor, from time to time, who as at the Last Practicable Date, comprise R Lavater, I Tyler, Dr K Alom, Sheikh M B B Al Hamed, A Nimer, S Keating, W J Ward, M L Al Hamari and W S Ward, and in respect of whom more details are provided in paragraph 2 of the SA Prospectus;

“Al Noor Circular”

the shareholder circular in connection with the Transactions, prepared by Al Noor under the UK Listing Rules and the applicable rules of the UK Takeover Code and to be dispatched to Al Noor Shareholders on or about the date of this Circular, and which includes a notice convening the Al Noor General Meeting;

“Al Noor General Meeting”	the general meeting of Al Noor Shareholders at which the Al Noor Resolutions will be proposed;

“Al Noor Group”	Al Noor and its subsidiary undertakings from time to time;

“Al Noor Record Date”

the time at and date on which Al Noor Shareholders need to appear on Al Noor’s register in order to participate in the Al Noor Special Dividend and Al Noor Tender Offer, as provisionally set out in the Al Noor Circular or as otherwise announced by Al Noor and Mediclinic;

“Al Noor Resolutions”

the resolutions to be proposed at the Al Noor General Meeting for the purposes of, amongst other things, approving such matters as are necessary or desirable in order for Al Noor to implement the Transactions, as set out in the Al Noor Circular;

“Al Noor Shareholders”	the holders of Al Noor Shares;

“Al Noor Shares”

ordinary shares with a nominal value of £0.10 (ten pence) each in the share capital of Al Noor which are admitted to the premium segment of the Official List and to trading on the LSE’s Main Market for listed securities;

“Al Noor Special Dividend”	the special interim cash dividend of £3.28 per Al Noor Share, payable to holders of Al Noor Shares on the register at the Al Noor Record Date, subject to the Scheme becoming operative;

“Al Noor Tender Offer”	the offer by Al Noor to holders of Al Noor Shares on the register at the Al Noor Record Date to cancel up to 74,069,109 Al Noor Shares for a cash payment of £8.32 per Al Noor Share;

“Alternative Service Order”

an order granted by the High Court of South Africa (Western Cape Division, Cape Town) on 12 November 2015 in terms of which Mediclinic was authorised to comply with the requirement of the Companies Act to deliver this Circular accompanied by the SA Prospectus in the manner described in the paragraph entitled “Alternative Service” in the section of this Circular entitled “Important Legal Notices” commencing on page 5;

“Appraisal Rights”	the rights afforded to Mediclinic Shareholders under section 164 of the Companies Act, as set out in Annexure 10 to this Circular;

“Assets Transfer”	the transfers of the shares in all or any of the Designated Subsidiaries to Al Noor pursuant to the Assets Transfer Agreement, as described in paragraph 15 of this Circular;

“Assets Transfer Agreement”

the agreement entered into on or about the date of this Circular between Mediclinic and certain members of the Mediclinic Group, on the one hand, and Al Noor, on the other hand, in terms whereof the Assets Transfer is to be effected;

“Assets Transfer Resolution”	the special resolution approving the Assets Transfer to be proposed at the Scheme Meeting, details of which are contained in the Notice of Scheme Meeting at page 315 of this Circular;

“Bid Conduct Agreement”	the bid conduct agreement entered into between Mediclinic and Al Noor on the Announcement Date;

“Board” or “Mediclinic Board”	the board of directors of Mediclinic from time to time;

“Broker”	any person registered as a broking member (equities) in terms of the rules of the JSE and/or the NSX;

“Business Day”	any day other than a Saturday, Sunday or official public holiday in South Africa;

“Certificated Scheme Members”	Scheme Members who are Certificated Shareholders;

“Certificated Scheme Participants”	Scheme Participants who are Certificated Shareholders;

“Certificated Shareholders”	Mediclinic Shareholders who hold Certificated Mediclinic Shares;

“Certificated Mediclinic Shares”	Mediclinic Shares, represented by a share certificate or other Document(s) of Title, which are not Dematerialised Mediclinic Shares;

“Circular”

this bound document, dated 17 November 2015, including the annexures hereto and incorporating a notice convening the Scheme Meeting, a form of proxy (yellow) for use in connection with the Scheme Meeting and a form of election, surrender and transfer (blue);

“Common Monetary Area”	South Africa, the Republic of Namibia and the Kingdoms of Lesotho and Swaziland;

“Companies Act”	the Companies Act, 2008 (Act 71 of 2008);

“Companies Regulations”	the Companies Regulations, 2011, published in terms of section 223 and item 14 of Schedule 5 of the Companies Act;

“Competition Act”	the Competition Act, 1998 (Act 89 of 1998);

“Competition Authorities”

the commission established pursuant to Chapter 4, Part A of the Competition Act and/or the tribunal established pursuant to Chapter 4, Part B of the Competition Act and/or the appeal court established pursuant to Chapter 4, Part C of the Competition Act, as the case may be;

“Conditions Precedent”	the conditions precedent to which the Scheme is subject, as set out in paragraph 14.6 of this Circular and which remain unfulfilled as at the Last Practicable Date;

“Court”

any South African court with competent jurisdiction to approve the implementation of the Fundamental Transaction Resolutions pursuant to section 115 of the Companies Act and/or to determine the fair value of Mediclinic Shares and make an order pursuant to section 164(14) of the Companies Act;

“CSDP”	a Central Securities Depository Participant, accepted as a participant in terms of the Financial Markets Act;

“Custody Agreement”	the custody agreement located at: http://www.computershare.com/za/business/ custodial/Pages/Private-Investors.aspx;

“Dematerialised” or “Dematerialisation”	the process by which Certificated Mediclinic Shares are converted into electronic format as Dematerialised Mediclinic Shares and recorded in Mediclinic’s Uncertificated Securities Register;

“Dematerialised Scheme Members”	Scheme Members who are Dematerialised Shareholders;

“Dematerialised Scheme Participants”	Scheme Participants who are Dematerialised Shareholders;

“Dematerialised Shareholders”	Mediclinic Shareholders who are registered holders of Dematerialised Mediclinic Shares;

“Dematerialised Mediclinic Shares”	a Mediclinic Share that has been Dematerialised or has been issued in Dematerialised form, and recorded in Mediclinic’s Uncertificated Securities Register;

“Designated Subsidiaries”	Mediclinic CHF Finco Limited, Mediclinic Middle East Holdings Limited, Mediclinic Holdings Netherlands B.V. and Mediclinic Jersey Limited;

“Director”	a member of the Board;

“Dissenting Shareholders”

any and all Mediclinic Shareholders who: (i) validly exercise their Appraisal Rights by giving written notice to the Company objecting to the Mediclinic Resolutions prior to such resolutions being voted on and demanding, in accordance with the requirements of sections 164(5) to 164(8) of the Companies Act, that the Company pay them the fair value of all of their Mediclinic Shares; (ii) do not withdraw that demand before Mediclinic makes an offer to them in accordance with the requirements of section 164(11) of the Companies Act; and (iii) do not, after an offer is made to them by Mediclinic in accordance with the requirements of section 164(11) of the Companies Act, allow such offer to lapse;

“Documents of Title”	valid share certificates, certified transfer deeds, balance receipts or any other proof of ownership of shareholding, reasonably acceptable to Mediclinic and Al Noor;

“EBITDA”	earnings before interest, taxation depreciation and amortisation;

“Emigrant”	any emigrant from the Common Monetary Area whose address is outside the Common Monetary Area;

“Enlarged Group”

Al Noor and its subsidiaries, as enlarged by the acquisition of the Mediclinic Group pursuant to the Scheme; “Enlarged Group Prospectus”  the prospectus in respect of the Enlarged Group that is required to be approved by the UK Listing Authority and published by Al Noor in connection with the admission of the New Al Noor Shares to the Official List of the UK Listing Authority and to trading on the LSE’s Main Market for listed securities, which is expected to be published by Al Noor on or about the date of this Circular;

“Exchange Control Regulations”	the Exchange Control Regulations, 1961, made in terms of section 9 of the Currency and Exchanges Act, 1933 (Act 9 of 1933);

“Exchange Option” or “Exchange”	refers to the arrangements described under the heading “Exchange Option” in the Scheme, detailed in paragraph 14.1.4 of this Circular;

“Exchange Ratio”	the ratio of 0.62500 New Al Noor Shares for every one Mediclinic Share held by Scheme Participants at the Scheme Record Date;

“Exchange Scheme Participant”

a Scheme Participant who has elected (or is deemed to have elected) to participate in the Scheme through the Exchange Option, and in the case of a Scheme Participant who has elected (or is deemed to have elected) the Exchange Option in respect of some, but not all, of its Scheme Shares, such Scheme Participant shall be deemed to be an “Exchange Scheme Participant” in respect of those Scheme Shares for which it elected (or is deemed to have elected) the Exchange Option;

“Excluded Dissenting Shareholders”

Dissenting Shareholders who accept an offer made to them by the Company in accordance with the requirements of section 164(11) of the Companies Act or, pursuant to an order of Court, tender their Mediclinic Shares to the Company in accordance with the requirements of section 164(15)(v) of the Companies Act;

“FCA”	the United Kingdom Financial Conduct Authority;

“Financial Assistance”	the provision by Mediclinic of guarantees and related undertakings and security to the lenders in respect of the Mediclinic Facility, as described in paragraph 4.3 of this Circular;

“Financial Markets Act”	Financial Markets Act, 2012 (Act 19 of 2012);

“First Reduction of Capital”	the proposed reduction of Al Noor’s existing share premium account to create distributable reserves to enable Al Noor to pay the Al Noor Special Dividend in compliance with the UK Companies Act;

“FSMA”	the United Kingdom Financial Services and Markets Act of 2000;

“Fundamental Transaction	the Scheme Resolution and the Assets Transfer Resolution; Resolutions”

“Group” or “Mediclinic	Mediclinic and its subsidiaries from time to time; Group”

“Income Tax Act”	the Income Tax Act, 1962 (Act 58 of 1962) of South Africa;

“Independent Board”

those Directors, being D K Smith, J A Grieve, R E Leu, N Mandela, T D Petersen and A A Raath, who Mediclinic has indicated are independent Directors as envisaged in Regulation 81 of the Takeover Regulations;

“Independent Expert”

Ernst & Young Advisory Services Proprietary Limited (registration number 2006/018260/07), the Independent Expert appointed by Mediclinic in accordance with section 114(2) of the Companies Act to compile a report on the Scheme as required by section 114(3) of the Companies Act, which report is attached to this Circular as Annexure 8;

“JSE”

the Johannesburg Stock Exchange, being the exchange operated by the JSE Limited (registration number 2005/022939/06), a company incorporated in accordance with the laws of South Africa and licensed as an exchange under the Financial Markets Act;

“JSE Listings Requirements”	the listings requirements of the JSE, as amended from time to time;

“Last Practicable Date”	Friday, 6 November 2015, the last practicable date before this Circular was finalised;

“LSE”	the stock exchange operated by London Stock Exchange plc;

“LSE Listing”	the admission of Al Noor Shares to the premium segment of the Official List and to trading on the LSE’s Main Market for listed securities;

“Long-Stop Date”

14 April 2016 (or such later date as Mediclinic and Al Noor may agree in writing), provided that if (i) any person entitled to give a notice under section 164(3) of the Companies Act has given such notice within the period allowed therefor; and (ii) that person is able to satisfy the requirements of section 164(5) of the Companies Act; and (iii) the date on which the Scheme Resolution is actually passed is fewer than 30 Business Days before the Long-Stop Date, the Long-Stop Date shall be deferred by such additional number of days as may be required to ensure that it falls on the 31st Business Day after the date on which such resolution was actually passed;

“Mediclinic” or “the Company”

Mediclinic International Limited (registration number 1983/010725/06), a public company incorporated in accordance with the laws of South Africa, the shares of which are listed on the Main Board operated by the JSE;

“Mediclinic Board” or “Board”	the board of directors of Mediclinic;

“Mediclinic Facility”	the £400 million credit facility made available under the Mediclinic Facility Agreement;

“Mediclinic Facility Agreement”

the credit facility agreement entered into on the Announcement Date between, among others, Mediclinic and FirstRand Bank Limited (acting though its Rand Merchant Bank division) as agent, to which Al Noor will accede as borrower, subject to the Scheme becoming operative;

“Mediclinic Investments”	Mediclinic Investments Proprietary Limited (registration number 1968/003378/07), a company incorporated in accordance with the laws of South Africa;

“Mediclinic Resolutions”	the resolutions to be proposed and voted on at the Scheme Meeting, details of which are contained in the Notice of Scheme Meeting at page 315 of this Circular;

“Mediclinic Shareholders” or “Shareholders”	Certificated Shareholders and Dematerialised Shareholders of Mediclinic;

“Mediclinic Shares”	ordinary no par value shares in Mediclinic;

“Mpilo 1 Newco”	Mpilo 1 Newco (RF) Proprietary Limited (previously K2014232755 Proprietary Limited), a company held by certain family interests of Dr Mathews Phosa;

“Mpilo Investment Holdings 2”

Mpilo Investment Holdings 2 (RF) Proprietary Limited, registration number 2005/015711/07, a wholly-owned subsidiary of Phodiso Holdings Limited, a company in respect of which the sole shareholders comprise a number of black medical practitioners;

“Mpilo Trust”

the trustees for the time being of The Mpilo Trust, a trust registered with the Master of the High Court of South Africa and created for the purposes of a broad-based employee share ownership scheme for the benefit of employees of Mediclinic and its subsidiaries in South Africa;

“Mpilo Trust (Namibia)”

the trustees for the time being of The Mpilo Trust (Namibia), a trust registered with the Master of the High Court of Namibia and created for the purposes of a broad-based employee share ownership scheme for the benefit of employees of Mediclinic’s subsidiaries in Namibia;

“New Al Noor Shares”

the new Al Noor Shares to be allotted and issued to the Scheme Participants pursuant to the Scheme and to the Remgro Subscriber(s) pursuant to the Remgro Subscription, which shares will rank pari passu with each other and with all other Al Noor Shares in issue on the Operative Date;

“Non-Resident Shareholder”	a Mediclinic Shareholder who is not resident in, or who has a registered address outside of, South Africa, as contemplated in the Exchange Control Regulations;

“Notice of Scheme Meeting”	the notice convening the Scheme Meeting which is attached to and forms part of this Circular;

“NSX”	the Namibian Stock Exchange;

“Offer Period”	shall bear the meaning ascribed to such term in section 117(1)(g) of the Companies Act;

“Official List”	the official list maintained by the UK Listing Authority in accordance with section 74 of the FSMA;

“Operative Date”

the date on which the Scheme becomes operative, which (assuming that the Conditions Precedent have been or are deemed to have been fulfilled or waived) is expected to be on or about Monday, 8 February 2016;

“Panel”	the Takeover Regulation Panel established in terms of section 196 of the Companies Act;

“£” or “Sterling”	pounds sterling, the lawful currency of the United Kingdom;

“Qualifying SA Corporate”

(i)   a Dematerialised Scheme Participant in respect of whom the relevant CSDP, Broker or other Regulated Intermediary has, by no later than 12h00 on the Scheme Record Date, informed the Transfer Secretaries that such Dematerialised Scheme Participant has submitted to it the prescribed documentation contemplated in section 64H(2)(a) of the Income Tax Act on which it has indicated that it is a SA Corporate; and

(ii)  a Certificated Scheme Participant which has, by no later than 12h00 on the Scheme Record Date, submitted to Mediclinic the prescribed documentation contemplated in section 64G(2)(a) of the Income Tax Act on which it has indicated that it is a SA Corporate;

“R” or “Rand”	South African Rand, the lawful currency of South Africa;

“Register”	Mediclinic’s register of Certificated Shareholders maintained by Mediclinic’s Transfer Secretaries and the Sub-Register maintained in accordance with section 50 of the Companies Act;

“Regulated Intermediary”	a regulated intermediary as contemplated in section 64D of the Income Tax Act;

“Relationship Agreement”

the relationship agreement entered into on the Announcement Date between Remgro and Al Noor in accordance with the requirements of the UK Listing Rules and which will, subject to and with effect from the Scheme becoming operative, regulate the on-going relationship between them;

“Remgro”	Remgro Limited, registration number 1968/006415/06, a public company incorporated in accordance with the laws of South Africa, the shares of which are listed on the Main Board operated by the JSE;

“Remgro Healthcare”	Remgro Healthcare Holdings Proprietary Limited, registration number 2015/118553/07, a private company incorporate in accordance with the laws of South Africa, and a wholly-owned subsidiary of Remgro;

“Remgro Subscriber(s)”	Remgro Healthcare or, at its election in accordance with the Remgro Subscription Agreement, one or more of its wholly-owned subsidiaries;

“Remgro Subscription”	the subscription by the Remgro Subscriber(s) on the Operative Date, for 72,115,384 New Al Noor Shares at a cash subscription price of £8.32 per share, as described in paragraph 8 of this Circular;

“Remgro Subscription Agreement”	the subscription agreement entered into between Remgro Healthcare and Al Noor on the Announcement Date in terms whereof the Remgro Subscription is to be effected;

“Repurchase Consideration”

the amount in respect of which Mediclinic shall become indebted to a Scheme Participant in respect of each relevant Scheme Share repurchased and cancelled by Mediclinic under the Repurchase Option pursuant to the Scheme, being an amount equal to the Rand equivalent value of 0.62500 Al Noor Shares (which Rand equivalent value will be determined by reference to the closing middle market quotation of the Al Noor Shares on the LSE (as reported in the LSE’s Daily Official List), and the closing spot rate for the purchase of Rand in the London foreign exchange market (as reported by WM/Reuters at or as near as practicable to 4.00 p.m. (UK time)), in each case on the trading day before the Operative Date);

“Repurchase Option” or “Repurchase”	refers to the arrangements described under the heading “Repurchase Option” in paragraph 14.1.3 of this Circular;

“Repurchase Scheme Participant”

a Scheme Participant who has elected (or is deemed to have elected) to participate in the Scheme through the Repurchase Option, and in the case of a Scheme Participant who has elected (or is deemed to have elected) the Repurchase Option in respect of some, but not all, of its Scheme Shares, such Scheme Participant shall be deemed to be a “Repurchase Scheme Participant” in respect of those Scheme Shares for which it elected (or is deemed to have elected) the Repurchase Option;

“Restricted Mediclinic Shareholders”

Mediclinic Shareholders in relation to which Al Noor and Mediclinic have in their sole discretion determined that the allotment and issue of New Al Noor Shares to such Mediclinic Shareholders pursuant to the Scheme may be unlawful under the laws of any jurisdiction (or may be unlawful unless Al Noor or Mediclinic complied with requirements of applicable law or regulation in that jurisdiction that they have determined to be unduly or disproportionately onerous to comply with);

“SA Corporate”	a person envisaged in section 64F(1)(a) of the Income Tax Act, being “a company which is a resident”;

“SA Prospectus”

the prospectus, dated 17 November 2015, issued by Al Noor in compliance with section 99(2) of the Companies Act, a copy of which is available, together with a copy of this Circular, in electronic form on Mediclinic’s website (www.mediclinic.com) and at Mediclinic’s registered office and at the offices of Mediclinic’s JSE and NSX Sponsors, all of which addresses are recorded in the section of this Circular entitled “Corporate Information and Advisors” commencing on page 1;

“SARB”	the South African Reserve Bank;

“Securities Act”	the US Securities Act of 1933;

“Scheme”

the scheme of arrangement in terms of section 114 of the Companies Act proposed by the Board between Mediclinic and the Scheme Members, and to which Al Noor is a party, in terms of which (among other things) Al Noor will, if the Scheme becomes operative, become the sole shareholder of Mediclinic, and Scheme Participants will receive 0.62500 New Al Noor Shares for each Mediclinic Share held at the Scheme Record Date (with the exception of Restricted Mediclinic Shareholders, whose entitlement to New Al Noor Shares will be sold in the market on their behalf), the terms and conditions of which are set out in this Circular, subject to any modification or amendment made thereto, with the approval of the Panel, Mediclinic and Al Noor;

“Scheme Consideration”

0.62500 New Al Noor Shares in consideration either: (i) in the case of the Scheme Shares subject to the Exchange Option, for the transfer of each such Scheme Share to Al Noor pursuant to the Scheme; or (ii) in the case of the Scheme Shares subject to the Repurchase Option, for the cession to Al Noor of the relevant Scheme Participant’s claim to the Repurchase Consideration arising on the repurchase and cancellation by Mediclinic of each such Scheme Share pursuant to the Scheme;

“Scheme Last Day to Trade”	the last day to trade Mediclinic Shares on the JSE and the NSX in order to be recorded in the Register on the Scheme Record Date, which date is expected to be Friday, 29 January 2016;

“Scheme Meeting”

the meeting of Mediclinic Shareholders convened in terms of section 115(2) of the Companies Act (including any adjournment or postponement thereof), to be held at Lanzerac Wine Estate, No 1 Lanzerac Road, Stellenbosch at 12h00, on Tuesday, 15 December 2015 or such other adjourned or postponed date or time determined in accordance with the Companies Act (as read with the JSE Listings Requirements) to consider and, if deemed fit, adopt the Mediclinic Resolutions, including (i) the Scheme Resolution; (ii) the Assets Transfer Resolution; (iii) the ordinary resolution to approve the secondary listing of the Enlarged Group on the main board of the JSE; and (iv) a special resolution approving the Financial Assistance;

“Scheme Members”	Mediclinic Shareholders recorded in the Register as at 17h00 on the Voting Record Date who are lawfully entitled to attend and vote at the Scheme Meeting;

“Scheme Participants”	Mediclinic Shareholders recorded in the Register as at 17h00 on the Scheme Record Date, other than the Dissenting Shareholders;

“Scheme Record Date”

the time and date on which Mediclinic Shareholders must be recorded in the Register in order to participate in the Scheme and receive the Scheme Consideration, which is expected to be 17h00 on Friday, 5 February 2016;

“Scheme Resolution”	the special resolution approving the Scheme to be proposed at the Scheme Meeting, details of which are contained in the Notice of Scheme Meeting at page 315 of this Circular;

“Scheme Shares”	all of the Mediclinic Shares held by Scheme Participants at the Scheme Record Date;

“SENS”	the Stock Exchange News Service of the JSE;

“Solvency and Liquidity Test”	the solvency and liquidity test contemplated in section 4 of the Companies Act;

“South Africa”	the Republic of South Africa;

“Statement of Directors’ Interests”	the statement which sets out the material interests of the Directors in relation to the Scheme, which forms part of this Circular;

“Strate”

Strate Proprietary Limited (registration number 1998/022242/07), a private company incorporated in accordance with the laws of South Africa, which is a registered central securities depository and which is responsible for the electronic settlement system used by the JSE;

“Sub-Register”	each of Mediclinic’s sub-registers of members administered and maintained by CSDPs in electronic form;

“Takeover Regulations”	the regulations prescribed in terms of sections 120 and 223 of the Companies Act;

“Takeover Special Committee”	the Takeover Special Committee established in terms of section 202 of the Companies Act;

“Transactions”	collectively, the Assets Transfer, the Scheme, the Remgro Subscription, the Al Noor Special Dividend, the Al Noor Tender Offer and the JSE listing of the Enlarged Group;

“Transaction Announcement”

the joint announcement in respect of the Transactions published by Mediclinic and Al Noor on the Announcement Date, which for the purpose of the Takeover Regulations constituted an announcement of Al Noor’s firm intention to make an offer for Mediclinic;

“Transfer Secretaries”	Computershare Investor Services Proprietary Limited (registration number 2004/003647/07), a company incorporated in accordance with the laws of South Africa;

“Treasury Shares”	the Treasury Shares of Mediclinic held by those persons described in paragraph 24.1 of this Circular;

“UK Companies Act”	the Companies Act of 2006 of Great Britain;

“UK Court”	the High Court of Justice of England and Wales;

“UK Listing Authority”	the FCA in its capacity as the competent authority for the purposes of Part VI of the FSMA;

“UK Listing Rules”	the Listing Rules of the FCA in force from time to time;

“UK Takeover Code”	the UK City Code on Takeovers and Mergers in force from time to time;

“UK Takeover Panel”	the United Kingdom Panel on Takeovers and Mergers;

“United States” or “US”	the United States of America, its territories and possessions;

“Uncertificated Securities Register”	the record of Dematerialised Mediclinic Shares administered and maintained by a CSDP and which forms part of the Register;

“US Shareholders”	Mediclinic Shareholders with a registered address in the United States;

“USD”, “$”, “$” or “US	the lawful currency of the United States; dollars”

“VAT”	value-added tax;

“Voting Record Date”

17h00 on Friday, 4 December 2015, being the date determined by the Independent Board as the date on which Scheme Members must be recorded in the Register in order to be entitled to participate in and vote at the Scheme Meeting; and

“VWAP”	volume weighted average price; and

“Whitewash Resolution”

the ordinary resolution to be proposed by Al Noor to Al Noor Shareholders to approve the waiver of any requirement under Rule 9 of the UK Takeover Code for Remgro to make a general offer to shareholders of Al Noor as a result of obtaining ordinary shares in the capital of Al Noor representing 30% or more of the enlarged share capital of Al Noor.

ACTION REQUIRED BY SHAREHOLDERS

Please take careful note of the following provisions regarding the actions required by Mediclinic Shareholders. If you are in any doubt as to the action you should take, please consult your Broker, CSDP, banker, attorney or professional advisor immediately. Without derogating from the generality of the aforegoing, the attention of Mediclinic Shareholders who hold their shares in certificated form is specifically drawn to the provisions of paragraph 3 below.

If you have disposed of all your Mediclinic Shares, this Circular should be handed to the purchaser of such shares or to the Broker, CSDP, banker or other agent through whom such disposal was effected.

A Scheme Meeting will be held at Lanzerac Wine Estate, No 1 Lanzerac Road, Stellenbosch, at 12h00 on Tuesday, 15 December 2015 for the purpose of considering and, if deemed fit, passing the resolutions required to implement the Assets Transfer, the Scheme and the Financial Assistance and to approve certain related matters. A notice convening such Scheme Meeting is attached to, and forms part of, this Circular.

1                 DEMATERIALISED SHAREHOLDERS WHO ARE “OWN-NAME” DEMATERIALISED SHAREHOLDERS

1.1       Attendance and voting at the Scheme Meeting

1.1.1                     You may attend the Scheme Meeting and vote thereat in person.

1.1.2                     If you do not wish to or are unable to attend the Scheme Meeting, but wish to be represented thereat, you must complete the attached form of proxy (yellow) in accordance with the instructions contained therein and return it to the Transfer Secretaries, Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61051, Marshalltown, 2107) or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) to be received by them by no later than 48 hours before the Scheme Meeting. Alternatively, the form of proxy (yellow) may be handed to the chairman of the Scheme Meeting before the Scheme Meeting is due to commence or recommence.

1.2       Surrender of Documents of Title

You do not have to surrender any Documents of Title. The transfer of your Scheme Shares and delivery of your Scheme Consideration will be handled by your CSDP or Broker.

1.3       Election

1.3.1                     You will be entitled to elect (or, in the absence of an election, will be deemed to have elected), in respect of each Scheme Share held by you at the Scheme Record Date, either the Exchange Option or the Repurchase Option. Mediclinic Shareholders resident in Japan, or who hold Mediclinic Shares as custodian or nominee for, or otherwise on behalf of, persons resident in Japan, may not elect for the Repurchase Option in relation to such Mediclinic Shares.

1.3.2                     Your CSDP, Broker or other Regulated Intermediary should contact you to ascertain if you wish to elect the Exchange Option or the Repurchase Option. If you have not been contacted it would be advisable for you to contact your CSDP, Broker or other Regulated Intermediary and furnish them with your instructions.

1.3.3                     In the absence of a valid election:

1.3.3.1           Scheme Participants who are not Qualifying SA Corporates, or who have a registered address in Japan, will be deemed to have elected the Exchange Option; and

1.3.3.2           Scheme Participants who are Qualifying SA Corporates will be deemed to have elected the Repurchase Option.

1.3.4                     Subject to paragraph 1.3.1, all Scheme Participants are, however, entitled to make an election in respect of all or any of their Scheme Shares.

1.3.5                     SA Corporates should note that they will not automatically be Qualifying SA Corporates, and that they will, in the absence of an election, default to the Exchange Option unless the steps contemplated in the definition of “Qualifying SA Corporate” have been taken.

1.3.6                     In the event of a Scheme Participant other than a Qualifying SA Corporate electing the Repurchase Option, and dividends tax as contemplated in section 64H of the Income Tax Act is payable in respect of the repurchase of such Scheme Participant’s Scheme Shares, then and in that event, and as part of the Scheme, the Company will sell or procure the sale of so many of such Scheme Participant’s New Al Noor Shares as shall be required to raise such dividends tax and to cover the Company’s reasonable costs associated therewith and, after paying such dividends tax, procure that the remaining New Al Noor Shares and any cash balance remaining are credited to the relevant Scheme Participant’s CSDP or Broker account. Neither Mediclinic, Al Noor nor any person appointed to effect such sale, nor any of their respective officers or employees, shall have any liability to the relevant Scheme Participant for any loss suffered by that Scheme Participant by reason of the timing or manner of any such sale or sales.

1.3.7                     The mechanics of the Exchange Option and the Repurchase Option are set out in paragraph 14.1.2 of this Circular. The expected tax consequences for Scheme Participants of making (or failing to make) a valid election are set out in Annexure 11 of this Circular.

1.3.8                     Scheme Participants are advised that the default positions in paragraph 1.3.3 above will also apply to Dissenting Shareholders who subsequently become Scheme Participants pursuant to paragraph 16.1.8 of this Circular.

1.4       Operation of the Scheme

1.4.1                     Resident Shareholders: If the Scheme becomes unconditional and operative, your accounts held at your CSDP or Broker will be debited with your Mediclinic Shares and credited with the Scheme Consideration (which will consist of the relevant number of JSE traded New Al Noor Shares to which you are entitled (less (if applicable) any New Al Noor Shares as have been sold as contemplated in paragraph 1.3.6)) on the Operative Date. Should the Scheme not become unconditional and operative, you will retain your Mediclinic Shares and will not be entitled to receive the Scheme Consideration.

1.4.2                     Non-resident Shareholders: If the Scheme becomes unconditional and operative, your accounts held at your CSDP or Broker will be debited with your Mediclinic Shares and credited with the Scheme Consideration (which will consist of the relevant number of JSE traded New Al Noor Shares to which you are entitled (less (if applicable) any New Al Noor Shares have been sold as contemplated in paragraph 1.3.6)) on the Operative Date. Should the Scheme not become unconditional, you will retain your Mediclinic Shares and will not be entitled to receive the Scheme Consideration.

2             DEMATERIALISED SHAREHOLDERS WHO ARE NOT “OWN-NAME” DEMATERIALISED SHAREHOLDERS

2.1       Attendance and voting at the Scheme Meeting

2.1.1                     If you wish to attend the Scheme Meeting and vote thereat in person, you should instruct your CSDP or Broker to issue you with the necessary letter of representation to attend the Scheme Meeting in person, in the manner stipulated in the custody agreement governing the relationship between you and your CSDP or Broker. These instructions must be provided to the CSDP or Broker by the cut-off time and date advised by the CSDP or Broker for instructions of this nature.

2.1.2                     If you do not wish to or are unable to attend the Scheme Meeting, but wish to vote thereat, you should provide your CSDP or Broker with your voting instructions in the manner stipulated in the custody agreement governing the relationship between you and your CSDP or Broker. These instructions must be provided to the CSDP or Broker by the cut-off time and date advised by the CSDP or Broker for instructions of this nature. If your CSDP or Broker does not obtain voting instructions from you, it will be obliged to vote in accordance with the instructions contained in the custody agreement concluded between you and your CSDP or Broker.

2.1.3                     You must not complete the attached form of proxy (yellow).

2.2       Surrender of Documents of Title

You do not have to surrender any Documents of Title. The transfer of your Scheme Shares and delivery of your Scheme Consideration will be handled by your CSDP or Broker.

2.3       Election

2.3.1                     You will be entitled to elect (or, in the absence of an election, will be deemed to have elected), in respect of each Scheme Share held by you at the Scheme Record Date, either the Exchange Option or the Repurchase Option. Mediclinic Shareholders resident in Japan, or who hold Mediclinic Shares as custodian or nominee for, or otherwise on behalf of, persons resident in Japan, may not elect for the Repurchase Option in relation to such Mediclinic Shares.

2.3.2                     Your CSDP, Broker or other Regulated Intermediary should contact you to ascertain if you wish to elect the Exchange Option or the Repurchase Option. If you have not been contacted it would be advisable for you to contact your CSDP, Broker or other Regulated Intermediary and furnish them with your instructions.

2.3.3                     In the absence of a valid election:

2.3.3.1           Scheme Participants who are not Qualifying SA Corporates, or who have a registered address in Japan, will be deemed to have elected the Exchange Option; and

2.3.3.2           Scheme Participants who are Qualifying SA Corporates will be deemed to have elected the Repurchase Option.

2.3.4                     Subject to paragraph, 2.3.1, all Scheme Participants are, however, entitled to make an election in respect of all or any of their Scheme Shares.

2.3.5                     SA Corporates should note that they will not automatically be Qualifying SA Corporates, and that they will in the absence of an election default to the Exchange Option, unless the steps contemplated in the definition of “Qualifying SA Corporate” have been taken.

2.3.6                     In the event of a Scheme Participant other than a Qualifying SA Corporate electing the Repurchase Option, and dividends tax as contemplated in section 64H of the Income Tax Act is payable in respect of the repurchase of such Scheme Participant’s Scheme Shares, then and in that event, and as part of the Scheme, the Company will sell or procure the sale of so many of such Scheme Participant’s New Al Noor Shares as shall be required to raise such dividends tax and to cover the Company’s reasonable costs associated therewith and, after paying such dividends tax, procure that the remaining New Al Noor Shares and any cash balance remaining are credited to the relevant Scheme Participant’s CSDP or Broker account. Neither Mediclinic, Al Noor nor any person appointed to effect such sale, nor any of their respective officers or employees, shall have any liability to the relevant Scheme Participant for any loss suffered by that Scheme Participant by reason of the timing or manner of any such sale or sales.

2.3.7                     The mechanics of the Exchange Option and the Repurchase Option are set out in paragraph 14.1.2 of this Circular. The expected tax consequences for Scheme Participants of making (or failing to make) a valid election are set out in Annexure 11 of this Circular.

2.3.8                     Scheme Participants are advised that the default positions in paragraph 2.3.3 above will also apply to Dissenting Shareholders who subsequently become Scheme Participants pursuant to paragraph 16.1.8 of this Circular.

2.4       Operation of the Scheme

2.4.1                     Resident Shareholders: If the Scheme becomes unconditional and operative, your accounts held at your CSDP or Broker will be debited with your Mediclinic Shares and credited with the Scheme Consideration (which will consist of the relevant number of JSE traded New Al Noor Shares to which you are entitled (less (if applicable) any New Al Noor Shares as have been sold as contemplated in paragraph 2.3.6 above)) on the Operative Date in terms of the custody agreement entered into between you and your CSDP or Broker. Should the Scheme not become unconditional, you will retain your Mediclinic Shares and will not be entitled to receive the Scheme Consideration.

2.4.2                     Non-resident Shareholders: If the Scheme becomes unconditional and operative, your accounts held at your CSDP or Broker will be debited with your Mediclinic Shares and credited with the Scheme Consideration (which will consist of the relevant number of JSE traded New Al Noor Shares to which you are entitled (less (if applicable) any New Al Noor Shares have been sold as contemplated in paragraph 2.3.6 above)) on the Operative Date in terms of the custody agreement entered into between you and your CSDP or Broker. Non-Resident Dematerialised Shareholders are to communicate their election to their CSDP or Broker in accordance with the mandate and no later than the cut off time advised to them by the CSDP or Broker. Should the Scheme not become unconditional and operative, you will retain your Mediclinic Shares and will not be entitled to receive the Scheme Consideration.

3             CERTIFICATED SHAREHOLDERS

3.1       Attendance and voting at the Scheme Meeting

3.1.1                     You may attend the Scheme Meeting and vote thereat in person.

3.1.2                     If you do not wish to or are unable to attend the Scheme Meeting, but wish to be represented thereat, you must complete the attached form of proxy (yellow) in accordance with the instructions contained therein and return it to the Transfer Secretaries, Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61051, Marshalltown, 2107) or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) to be received by them by no later than 48 hours before the Scheme Meeting. Alternatively, the form of proxy (yellow) may be handed to the chairman of the Scheme Meeting before the Scheme Meeting is due to commence or recommence.

3.2         Surrender of Documents of Title

3.2.1                     If you wish to expedite receipt of the Scheme Consideration and surrender your Documents of Title in respect of your Mediclinic Shares in anticipation of the Scheme becoming operative, you should complete the attached form of election, surrender and transfer (blue) and return it, together with the relevant Documents of Title relating to all your Mediclinic Shares, in accordance with the instructions contained therein, to the Transfer Secretaries, Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107).

Certificated Shareholders who are located in Namibia, are entitled (but not obliged) to return their completed forms of election, surrender and transfer (blue), together with the relevant Documents of Title relating to all their Mediclinic Shares to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia), in accordance with the same instructions and by the same dates stipulated herein for all other Certificated Shareholders (and references to the “Transfer Secretaries” will be deemed to refer also to the Namibian Transfer Secretaries).

3.2.2                     If Documents of Title relating to any Mediclinic Shares to be surrendered are lost or destroyed, Mediclinic and Al Noor may dispense with the surrender of such Documents of Title upon production of evidence satisfactory to Mediclinic and Al Noor that the Documents of Title to the Mediclinic Shares in question have been lost or destroyed, and upon provision of a suitable indemnity on terms satisfactory to them. Accordingly, if the Documents of Title in respect of any of your Mediclinic Shares have been lost or destroyed, you should nevertheless return the attached form of election, surrender and transfer (blue), duly signed and completed, together with a duly signed and completed indemnity form which is obtainable from the Transfer Secretaries.

3.2.3                     Should you surrender your Documents of Title in respect of your Mediclinic Shares in anticipation of the Scheme becoming unconditional and the Scheme then does not become unconditional, the Transfer Secretaries shall, within five Business Days of either the date upon which it becomes known that the Scheme will not become unconditional or on receipt by the Transfer Secretaries of the relevant Documents of Title, whichever is the later, return such Documents of Title to you by post at your risk.

3.2.4                     If you wish to dematerialise your Mediclinic Shares, please contact a CSDP or Broker.  Shareholders are advised that no dematerialisation or rematerialisation of Mediclinic Shares may take place after the last day to trade Mediclinic Shares on the JSE and NSX, which is expected to be Friday, 29 January 2016.

3.3       Election

3.3.1                     You will be entitled to elect (or, in the absence of an election, will be deemed to have elected), in respect of each Scheme Share held by you at the Scheme Record Date, either the Exchange Option or the Repurchase Option, by indicating your election in Part A of the form of Election, Surrender And Transfer (blue) and returning it to the Transfer Secretaries in accordance with paragraph 3.2.1 above. Mediclinic Shareholders resident in Japan, or who hold Mediclinic Shares as custodian or nominee for, or otherwise on behalf of, persons resident in Japan, may not elect for the Repurchase Option in relation to such Mediclinic Shares.

3.3.2                     In the absence of a valid election:

3.3.2.1           Scheme Participants who are not Qualifying SA Corporates, or who have a registered address in Japan, will be deemed to have elected the Exchange Option; and

3.3.2.2           Scheme Participants who are Qualifying SA Corporates will be deemed to have elected the Repurchase Option.

3.3.3                     Subject to paragraph 3.3.1, all Scheme Participants are, however, entitled to make an election in respect of all or any of their Scheme Shares.

3.3.4                     SA Corporates should note that they will not automatically be Qualifying SA Corporates, and that they will in the absence of an election default to the Exchange Option, unless the steps contemplated in the definition of “Qualifying SA Corporate” have been taken.

3.3.5                     In the event of a Scheme Participant other than a Qualifying SA Corporate electing the Repurchase Option, and dividends tax as contemplated in section 64G of the Income Tax Act is payable in respect of the repurchase of such Scheme Participant’s Scheme Shares, then and in that event, and as part of the Scheme, the Company will sell or procure the sale of so many of such Scheme Participant’s New Al Noor Shares as shall be required to raise such dividends tax and to cover the Company’s reasonable costs associated therewith and, after paying such dividends tax, procure that:

3.3.5.1           in the case of Scheme Participants referred to in paragraph 3.4.1.1, their CSDP or Broker accounts are credited with the remaining New Al Noor Shares and any cash balance remaining;

3.3.5.2           in the case of Scheme Participants referred to in paragraph 3.4.1.2, their statements of allocation in respect of the remaining New Al Noor Shares, and cheques in respect of any cash balances remaining, are posted to them at their risk as soon as possible thereafter; and

3.3.5.3           in the case of Scheme Participants referred to in paragraph 3.4.1.3, certificates in respect of the remaining New Al Noor Shares and cheques in respect of any cash balances remaining, are posted to them at their risk as soon as possible thereafter, provided that neither Mediclinic, Al Noor nor any person appointed to effect any such sale, nor any of their respective officers or employees, shall have any liability to any relevant Scheme Participant for any loss suffered by that Scheme Participant by reason of the timing or manner of any such sale or sales.

3.3.6                     The mechanics of the Exchange Option and the Repurchase Option are set out in paragraph 14.1.2 of this Circular. The expected tax consequences for Scheme Participants of making (or failing to make) an election are set out in Annexure 11 of this Circular.

3.3.7                     Scheme Participants are advised that the default positions in paragraph 1.3.3 above will also apply to Dissenting Shareholders who subsequently become Scheme Participants pursuant to paragraph 16.1.8 of this Circular.

3.4       Settlement of Scheme Consideration

3.4.1                     Should the Scheme become operative, then subject to the Exchange Control Regulations:

3.4.1.1           Certificated Scheme Participants who wish to receive New Al Noor Shares in Dematerialised form, who already have an account with a Broker or CSDP and have provided the details of their CSDP or Broker account in the appropriate box in Part C of the Form of Election, Surrender and Transfer (blue), will have their accounts at their Brokers or CSDPs credited with the New Al Noor Shares;

3.4.1.2           Certificated Scheme Participants who wish to receive New Al Noor Shares in Dematerialised form, but who do not have an account with a Broker or CSDP or who failed to provide the details of their CSDP or Broker account in the appropriate box in Part C of the Form of Election, Surrender and Transfer (blue), will be issued with statements of allocation and will be required to appoint a Broker or CSDP so that the New Al Noor Shares can be made available to them in Dematerialised form following implementation of the Scheme; and

3.4.1.3           Certificated Scheme Participants who do not wish to hold their New Al Noor Shares in Dematerialised form and prefer to hold their New Al Noor Shares in certificated form, will have their New Al Noor Shares rematerialised and be furnished with appropriate physical Documents of Title.

3.4.2                     If the Scheme becomes operative and you have surrendered your Documents of Title to the Transfer Secretaries at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) on or before 12:00 on the Scheme Record Date, then, subject to the Exchange Control Regulations:

3.4.2.1           should you be a Scheme Participant referred to in paragraph 3.4.1.1 above, your account at your Broker or CSDP will be credited with the New Al Noor Shares on the Operative Date;

3.4.2.2           should you be a Scheme Participant referred to in paragraph 3.4.1.2 above, your statement of allocation in respect of the New Al Noor Shares will be posted to you, at your risk, within five Business Days of the Operative Date; or

3.4.2.3           should you be a Scheme Participant referred to in paragraph 3.4.1.3 above, the Documents of Title in respect of your New Al Noor Shares will be posted to you, at your risk, within five Business Days of the Operative Date.

3.4.3                     If the Scheme becomes operative and you surrender your Documents of Title to the Transfer Secretaries at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) after 12:00 on the Scheme Record Date, then, subject to the Exchange Control Regulations:

3.4.3.1           should you be a Scheme Participant referred to in paragraph 3.4.1.1 above, your account at your Broker or CSDP will be credited with the New Al Noor Shares within five Business Days of receipt of your completed Form of Election, Surrender and Transfer (blue);

3.4.3.2           should you be a Scheme Participant referred to in paragraph 3.4.1.2 above, your statement of allocation in respect of the New Al Noor Shares will be posted to you, at your risk, within five Business Days of receipt of your completed Form of Election, Surrender and Transfer (blue); or

3.4.3.3           should you be a Scheme Participant referred to in paragraph 3.4.1.3 above, the appropriate physical Document of Title in respect of your New Al Noor Shares will be posted to you, at your risk, within five Business Days of receipt of your completed Form of Election, Surrender and Transfer (blue), provided that should you be a Dissenting Shareholder who subsequently becomes a Scheme Participant, you will still need to return a completed Form of Election, Surrender and Transfer (blue) to the Transfer Secretaries at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) or, in the case of Dissenting Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) and —

3.4.3.4           should you be a Scheme Participant referred to in paragraph 3.4.1.1 above, your Broker or CSDP account will be credited with your New Al Noor Shares; or

3.4.3.5           should you be a Scheme Participant referred to in paragraph 3.4.1.2 above, your statement of allocation in respect of your New Al Noor Shares will be posted to you, at your risk; or

3.4.3.6           should you be a Scheme Participant referred to in paragraph 3.4.1.3 above the certificates in respect of your New Al Noor Shares will be posted to you, at your risk,

(as the case may be) only on the date set out in paragraph 16.1.8 of this Circular.

3.4.4                     If the Scheme becomes operative and you fail to return a completed Form of Election, Surrender and Transfer (blue) to the Transfer Secretaries within three years after the Operative Date or, if you are a Dissenting Shareholder who subsequently becomes a Scheme Participant pursuant to paragraph 16.1.8 of this Circular, within three years after the date on which you subsequently became a Scheme Participant pursuant to paragraph 16.1.8 of this Circular, the Scheme Consideration due to you will be disposed of at the ruling market price and the disposal consideration, less the costs incurred in disposing of the Scheme Consideration, will be paid to the benefit of the Guardian’s Fund of the Master of the High Court, from which it may be claimed by you, subject to the requirements imposed by the Master of the High Court. In this regard such Scheme Participants irrevocably authorise and appoint the Company (or its successor-in-title), in rem suam, with full power of substitution, to act as agent in the name, place and stead of such Scheme Participants to dispose of the Scheme Consideration and to pay the proceeds to the benefit of the Guardian’s Fund in the aforesaid manner.

3.5       Operation of the Scheme

3.5.1                     If the Scheme becomes unconditional and operative, you will have to surrender your Documents of Title in respect of your Mediclinic Shares in order to receive the Scheme Consideration, irrespective of whether you voted in favour of the Scheme or not.

3.5.2                     Resident Shareholders: If the Scheme becomes unconditional and you surrender your Documents of Title in respect of your Mediclinic Shares to the Transfer Secretaries and you specify a valid Brokers account in South Africa into which the New Al Noor Shares can be transferred on or before 12h00 on the Scheme Record Date, the New Al Noor Shares you are entitled to will be transferred to your account at your CSDP or Broker on the Operative Date in terms of the custody agreement entered into between you and your CSDP or Broker. If you surrender your Documents of Title after 12h00 on the Scheme Record Date or if you surrender your Documents of Title before 12h00 on the Scheme Record Date but fail to specify a valid account at your CSDP or Broker into which the New Al Noor Shares you are entitled to are to be transferred, the provisions of paragraph 3.4 shall apply and your entitlement to New Al Noor Shares shall be transferred to Computershare Nominees Proprietary Limited to be dealt with in accordance with the provisions of paragraph 3.4. Should the Scheme not be declared unconditional, you will retain your Mediclinic Shares and will not be entitled to receive the New Al Noor Shares.

3.5.3                     Non-Resident Shareholders: If the Scheme becomes unconditional and you surrender your Documents of Title in respect of your Mediclinic Shares to the Transfer Secretaries and you specify a valid Brokers account in South Africa or outside of South Africa into which the New Al Noor Shares can be transferred on or before 12h00 on the Scheme Record Date, the New Al Noor Shares you are entitled to will be transferred to your account at your CSDP or Broker on the Operative Date in terms of the custody agreement entered into between you and your CSDP or Broker. If your account at your CSDP or Broker is outside of South Africa you will receive the New Al Noor Shares to which you are entitled in the form of the relevant number of JSE traded Al Noor Shares. If you surrender your Documents of Title after 12h00 on the Scheme Record Date or if you surrender your Documents of Title before 12h00 on the Scheme Record Date but fail to specify a valid account at your CSDP or Broker into which the New Al Noor Shares you are entitled to are to be transferred, the provisions of paragraph 3.4 shall apply and your entitlement to New Al Noor Shares shall be transferred to Computershare Nominees Proprietary Limited to be dealt with in accordance with the provisions of paragraph 3.4.

4             GENERAL

4.1       Approval of the Scheme at the Scheme Meeting

The Scheme must be approved by a special resolution, in accordance with section 115(2)(a) of the Companies Act, at the Scheme Meeting, at which at least three Mediclinic Shareholders are present or represented by proxy and sufficient Scheme Members are present to exercise, in aggregate, at least 25% of all the voting rights that are entitled to be exercised at the Scheme Meeting. In order to be approved, the Scheme Resolution must be supported by at least 75% of the voting rights exercised thereon at the Scheme Meeting.

4.2       Approval of the Assets Transfer at the Scheme Meeting

The Assets Transfer must be approved by a special resolution, in accordance with section 115(2)(a) of the Companies Act, at the Scheme Meeting, at which at least three Mediclinic Shareholders are present or represented by proxy and sufficient Scheme Members are present to exercise, in aggregate, at least 25% of all the voting rights that are entitled to be exercised at the Scheme Meeting. In order to be approved, the Assets Transfer Resolution must be supported by at least 75% of the voting rights exercised thereon at the Scheme Meeting.

4.3       Approval of the Financial Assistance at the Scheme Meeting

Mediclinic and certain of its subsidiaries have entered into the Mediclinic Facility Agreement. If the Scheme becomes unconditional, Al Noor will in due course accede to the Mediclinic Facility Agreement as borrower, and will use the proceeds drawn down under the relevant facilities to pay amounts due to Al Noor Shareholders pursuant to the Al Noor Tender Offer and the Al Noor Special Dividend. Mediclinic is a guarantor of the Mediclinic Facility, and guarantees, as a principal obligation, the punctual performance by each other Obligor (as defined in the Mediclinic Facility Agreement) of their obligations to the providers of the Mediclinic Facility. As security for the obligations of Mediclinic pursuant to such guarantee, Mediclinic has ceded in security and pledged to the providers of the Mediclinic Facility all of its shares in Mediclinic Investments. Further information regarding the Mediclinic Facility is given in paragraph 7.9 in Section 1 of the SA Prospectus.

The guarantee by Mediclinic contemplated in the Mediclinic Facility Agreement, and the cession and pledge in security by Mediclinic of its shares in Mediclinic Investments, will, once Al Noor has become the holder of all the Mediclinic Shares pursuant to the Scheme, constitute financial assistance to a person for the purpose of, or in connection with, the subscription of securities, issued or to be issued by a related or inter-related company, as contemplated in section 44(2) of the Companies Act.

The Financial Assistance must accordingly be approved by Mediclinic Shareholders by way of a special resolution in accordance with section 44(3)(a)(ii) of the Companies Act at the Scheme Meeting at which at least three Mediclinic Shareholders are present or represented by proxy and sufficient Scheme Members are present to exercise, in aggregate, at least 25% of all the voting rights that are entitled to be exercised at the Scheme Meeting. In order to be approved, the Mediclinic Financial Assistance resolution must be supported by at least 75% of the voting rights exercised thereon at the Scheme Meeting.

4.4       Solvency and Liquidity Test

In proposing the Assets Transfer, the Scheme and the Financial Assistance, the Directors of Mediclinic have taken cognisance of their duties and responsibilities in terms sections 44, 46 and 48 of the Companies Act pertaining to the solvency and liquidity of Mediclinic. Accordingly, after considering the effect of the Assets Transfer, the Scheme and the Financial Assistance, the Board confirms that the provisions of:

4.4.1                     section 44 of the Companies Act in relation to the Financial Assistance have been complied with in that —

4.4.1.1           the Board is satisfied that immediately after providing the Financial Assistance, Mediclinic would satisfy the Solvency and Liquidity Test; and

4.4.1.2           the Board is satisfied that the terms under which the Financial Assistance is proposed to be given are fair and reasonable to Mediclinic;

4.4.2                     section 48 as read with section 4 of the Companies Act in relation to the Scheme have been complied with in that —

4.4.2.1           in accordance with section 46(1)(a)(ii) of the Companies Act, the Board has authorised the Scheme by resolution;

4.4.2.2           in accordance with section 46(1)(b) of the Companies Act, it reasonably appears that Mediclinic will satisfy the Solvency and Liquidity Test immediately after the Scheme becomes operative; and

4.4.2.3           in accordance with section 46(1)(c) of the Companies Act, the Board has, by resolution, acknowledged that it has applied the Solvency and Liquidity Test, and reasonably concluded that Mediclinic will satisfy the Solvency and Liquidity Test immediately after completing the Scheme.

4.5       Electronic participation at the Scheme Meeting

4.5.1                     Shareholders or their proxy(ies) may participate in the Scheme Meeting by way of electronic communication. Shareholders or their proxies who wish to participate in the Scheme Meeting via electronic communication must follow the instructions contained in the notice of Scheme Meeting under the heading “Electronic Participation”.

4.5.2                     Shareholders making use of the teleconference facility will not be able to vote during the Scheme Meeting and such Shareholders will still have to appoint one or more proxies to vote on their behalf at the Scheme Meeting.

4.6       Court approval

4.6.1                     Shareholders are advised that, in accordance with section 115(3) of the Companies Act, Mediclinic may in certain circumstances not be permitted to proceed to implement a Fundamental Transaction Resolution, despite the fact that it will have been adopted at the Scheme Meeting, without the approval of the Court.

4.6.2                     A copy of section 115 of the Companies Act pertaining to the required approval for the Fundamental Transaction Resolutions is set out in Annexure 9 to this Circular.

4.7       Dissenting Shareholders

4.7.1                     A Mediclinic Shareholder who is entitled to vote at the Scheme Meeting is entitled to seek relief under section 164 of the Companies Act if that Mediclinic Shareholder notified Mediclinic in advance in writing of its intention to oppose a Fundamental Transaction Resolution, was present at the Scheme Meeting, voted against the Fundamental Transaction Resolution and sent the Company a valid demand contemplated in section 164(5) of the Companies Act.

4.7.2                     A more detailed explanation of the Dissenting Shareholders’ Appraisal Rights is contained in paragraph 16 of this Circular.

4.7.3                     A copy of section 164 of the Companies Act pertaining to the Dissenting Shareholders’ Appraisal Rights is set out in Annexure 10 to this Circular.

4.8       Dematerialisation

If you wish to dematerialise your Mediclinic Shares, please contact your CSDP or Broker. Mediclinic Shareholders are advised that no dematerialisation or rematerialisation of Mediclinic Shares may take place after the Scheme Last Day to Trade.

4.9       Non-Resident Shareholders

Non-Resident Shareholders, including US Shareholders, are referred to the notice set out in the section headed “Important Legal Notices” on page 5 of this Circular.

IMPORTANT DATES AND TIMES

2015

Record date for Shareholders to be recorded as such in order to be eligible to receive this Circular	Friday, 6 November

Circular posted to Mediclinic Shareholders, including the notice convening the Scheme Meeting	Tuesday, 17 November

Last day to trade in Mediclinic Shares on the JSE and the NSX in order to be recorded in the Register to be eligible to participate in and vote at the Scheme Meeting (see note 4 below)	Friday, 27 November

Voting Record Date for Mediclinic Shareholders to be recorded on the Mediclinic Register to be eligible to participate in and vote at the Scheme Meeting at 17h00 on	Friday, 4 December

Last day for Mediclinic Shareholders to lodge forms of proxy in respect of the Scheme Meeting by 12h00 (see notes 5 and 6 below)	Friday, 11 December

Last day for Mediclinic Shareholders to give Mediclinic written notice objecting to the Scheme or the Assets Transfer in terms of section 164(3) of the Companies Act by no later than 12h00	Tuesday, 15 December

Scheme meeting to be held at 12h00	Tuesday, 15 December

Results of Scheme Meeting announced on SENS	Tuesday, 15 December

Results of Scheme Meeting published in the South African and Namibian press	Thursday, 17 December

Last day on which Mediclinic Shareholders can require Mediclinic to seek Court approval in terms of section 115(3)(a) of the Companies Act	Wednesday, 23 December

Last day on which Mediclinic Shareholders can apply to Court for leave to review the Scheme or the Assets Transfer in terms of section 115(3)(b) of the Companies Act	Thursday, 31 December

Last day for Mediclinic to give notice of adoption of the resolution approving the Scheme to Mediclinic Shareholders objecting to the Scheme Resolution (or the adoption of the resolution approving the Assets Transfer to Mediclinic Shareholders objecting to the Assets Transfer Resolution) in terms of section 164(4)

Thursday, 31 December

The following times and dates are indicative only and will depend, among other things, on the date on which the conditions precedent to the Scheme are satisfied (or, where applicable, waived).

2016

If no Mediclinic Shareholders exercise their rights in terms of section 115(3)(a) of the Companies Act:

Compliance certificate expected from the Panel	Friday, 22 January

Finalisation date expected to be	Friday, 22 January

Finalisation announcement expected to be released on SENS	Friday, 22 January

Finalisation announcement expected to be published in South African and Namibian press	Monday, 25 January

Application for the delisting of the Mediclinic Shares lodged with the JSE and the NSX	Monday, 25 January

Last day to trade Mediclinic Shares on the JSE and the NSX in order to participate in the Scheme	Friday, 29 January

Suspension of listing from the Main Board of the JSE and NSX of Mediclinic Shares at commencement of trading	Monday, 1 February

Listing and trading of Al Noor Shares on the JSE on	Monday, 1 February

Last date for Mediclinic Shareholders to make their elections in respect of the Repurchase Option or the Exchange Option, by 12h00 on	Friday, 5 February

Scheme Record Date, being the time and date on which Scheme Participants must be recorded in the Register to participate in the Scheme and to receive the New Al Noor Shares, 17h00 on	Friday, 5 February

Expected Operative Date of the Scheme	Monday, 8 February

Dematerialised Scheme Participants expected to have their accounts (held at their CSDP or Broker) credited with the New Al Noor Shares	Monday, 8 February

Certificates in respect of New Al Noor Shares posted to Certificated Scheme Participants who have surrendered their Documents of Title and have elected on or prior to 12h00 on the Scheme Record Date to receive their New Al Noor shares in Certificated Form

Monday, 8 February

Termination of listing of Mediclinic Shares from the Main Board of the JSE and the NSX at the commencement of trading	Tuesday, 9 February

Notes:

1     All dates and times may be changed by mutual agreement between Mediclinic and Al Noor and/or may be subject to the obtaining of certain regulatory approvals. Any change to the abovementioned timetable will be published on SENS.

2     All dates and times have been determined on the basis that no Court approval or review of the Assets Transfer Resolution or the Scheme Resolution will be required. Any change to the abovementioned timetable will be published on SENS.

3     As the dates and times are subject to change, they may not be regarded as consent or dispensation for any time periods which may be required in terms of the Companies Act or the Takeover Regulations, where applicable, and any such consents or dispensations must be specifically applied for and granted.

4     Mediclinic Shareholders should note that as transactions in Mediclinic Shares are settled in the electronic settlement system used by Strate, settlement of trades takes place 5 Business Days after such trade. Therefore Mediclinic Shareholders who acquire Mediclinic Shares after Friday, 27 November 2015 will not be eligible to vote such Mediclinic Shares at the Scheme Meeting.

5     If a form of proxy (yellow) is not received by the time and date shown above, it may be handed to the chairperson of the Scheme Meeting at any time immediately before the appointed proxy exercises any of the shareholder’s rights at the Scheme Meeting.

6     If the Scheme Meeting is adjourned or postponed, forms of proxy submitted for the initial Scheme Meeting will remain valid in respect of any adjournment or postponement of the Scheme Meeting.

7     All times given in this Circular are local times in South Africa.

8     Mediclinic Shares may not be Dematerialised or rematerialised after Friday, 29 January 2016 (or such later date as Mediclinic may announce if the dates and times above are changed).

MEDICLINIC INTERNATIONAL LIMITED	AL NOOR HOSPITALS GROUP PLC
Incorporated in the Republic of South Africa	Incorporated in England and Wales
(Registration number: 1983/010725/06)	(Registration number: 08338604)
JSE share code: MDC NSX share code: MCI	(“Al Noor”)
ISIN code: ZAE000074142
(“Mediclinic” or “the Company”)

Directors of Mediclinic

Executive	Independent non-executive
DP Meintjes (Chief Executive Officer)	DK Smith (Lead Independent)
CI Tingle (Chief Financial Officer)	JA Grieve
KHS Pretorius (Chief Executive Officer: Mediclinic Southern Africa)	RE Leu
CA van der Merwe (Chief Clinical Officer)	N Mandela
TO Wiesinger (Chief Executive Officer: Hirslanden)	TD Petersen
AA Raath
Non-executive
E de la H Hertzog (Chairman)
JJ Durand
MK Makaba
PJ Uys

Directors of Al Noor

Executive	Independent non-executive
R Lavater (Chief Executive Officer)	I Tyler (Chairman)
S Keating (Senior Independent)
WJ Ward
ML Al Hamari
WS Ward
Non-executive
K Alom (Founder and Deputy Chairman)
Sheikh MBB Al Hamed
A Nimer

COMBINED CIRCULAR TO MEDICLINIC SHAREHOLDERS REGARDING THE SCHEME

1                 INTRODUCTION

1.1                               On 14 October 2015, Mediclinic and Al Noor jointly announced on SENS that they had reached agreement on the terms of a recommended combination of their respective businesses, to be effected by way of the Scheme.

1.2                               The Scheme forms part of a series of related transactions and corporate actions, comprising the Assets Transfer, the Scheme, the JSE listing of the Enlarged Group, the LSE Listing, the Remgro Subscription, the Al Noor Special Dividend and the Al Noor Tender Offer.

1.3                               The Mediclinic Board has accordingly proposed the Scheme in terms of section 114 of the Companies Act between Mediclinic and the Mediclinic Shareholders. If the Scheme becomes operative, Al Noor will, by operation of law, become the sole shareholder of Mediclinic and Scheme Participants will, against surrender of their Documents of Title (if applicable), become entitled to receive the Scheme Consideration in respect of each Mediclinic Share held by them.

1.4                               The Scheme is conditional upon the fulfilment or waiver (where applicable) of the Conditions Precedent. For the Scheme to become operative, at least 75% of the votes cast by Mediclinic Shareholders at the Scheme Meeting who are entitled to vote on the Scheme Resolution, need to be in favour of the Scheme Resolution.

1.5                               In order to create a more efficient corporate structure for the Enlarged Group, Mediclinic may, by way of the Assets Transfer, transfer to Al Noor the shares in the Designated Subsidiaries. For the Assets Transfer to be implemented, at least 75% of the votes cast by Mediclinic Shareholders at the Scheme Meeting who are entitled to vote on the Assets Transfer Resolution, need to be in favour of the Assets Transfer Resolution. The other conditions precedent to the Assets Transfer are set out in paragraph 15.3 of this Circular below. The Scheme is not conditional on the approval of the Assets Transfer by Mediclinic Shareholders, but the Independent Board unanimously recommends that Mediclinic Shareholders vote in favour of the Assets Transfer Resolution.

1.6                               Mediclinic has applied to the JSE and will apply to the NSX for approval of the suspension of the listing of the Mediclinic Shares on the main board of the JSE and the NSX with effect from a date seven days prior to the Operative Date and, subject to the Scheme becoming operative, the termination of the listing of the Mediclinic Shares on the main board of the JSE and the NSX with effect from the Operative Date.

1.7                               The JSE has consented to the secondary listing of the Enlarged Group on the main board of the JSE subject to approval by Mediclinic Shareholders by way of an ordinary resolution. Upon implementation of the Scheme, all existing Al Noor Shares will be admitted to the premium listing segment of the Official List and to trading on the LSE’s Main Market for listed securities, and the Enlarged Group will have a secondary listing on the main board of the JSE (as contemplated in the Exchange Control Regulations of the SARB in respect of inward listings).

1.8                               It is intended that the name of Al Noor will be changed to “Mediclinic International plc” with effect from the Operative Date.

1.9                               Al Noor is and, following the implementation of the Scheme, is expected to remain UK tax resident. However, elements of the management of the operations of the Enlarged Group will be located in South Africa.

1.10                        Al Noor will separately, but conditional upon the Scheme becoming operative, pay the Al Noor Special Dividend. In addition, Al Noor will separately, but conditional upon the Scheme becoming operative and on the associated reduction of capital being confirmed by the UK Court, undertake the Al Noor Tender Offer. The Al Noor Tender Offer is intended to be a mechanism for any existing Al Noor Shareholders who do not wish to remain invested in the Enlarged Group after the implementation of the Scheme, to realise all or some of their investment in Al Noor Shares for cash. The Al Noor Tender Offer is subject to a scale-back arrangement to the extent that more than 74,069,109 Al Noor Shares are tendered, being approximately 63% of the existing Al Noor Shares as at the Last Practicable Date.

1.11                        The details of the Scheme and the Assets Transfer are set out in paragraphs 14 and 15 below.

1.12                        Implementation of the Scheme will result in Mediclinic Shareholders (including Remgro in its capacity as an existing Mediclinic Shareholder, but before taking into account the Remgro Subscription) owning between 84% and 93% of the Enlarged Group, dependent on take-up by existing Al Noor shareholders under the Al Noor Tender Offer. After the Remgro Subscription, Remgro’s holding will be between 41% and 45%.

2                 PURPOSE OF THIS CIRCULAR

The purpose of this Circular is to furnish the Mediclinic Shareholders with relevant information regarding the Scheme, the Assets Transfer and the other Transactions, including, inter alia, the report of the Independent Expert prepared in terms of section 114(3) of the Companies Act and the recommendation of the Independent Board in respect of the Scheme and the Assets Transfer, and to give notice convening the Scheme Meeting in order to consider and, if deemed fit, to pass with or without modification, the resolutions necessary to approve and implement the Scheme, the Assets Transfer, the Financial Assistance and certain related matters in accordance with the Companies Act, the Takeover Regulations and the JSE Listings Requirements. A notice convening the Scheme Meeting is attached to, and forms part of, this Circular.

3                 BUSINESS AND HISTORY OF MEDICLINIC

3.1                               The Mediclinic Group is a leading multi-country hospital group and is the third largest listed acute hospital operator (by revenue) in the world (excluding the US), and is one of only three operators to generate more than 50% of its sales from international operations. The Mediclinic Group was founded in South Africa in

1983 and has since extensively grown its operations in South Africa and has also established operations in Namibia, Switzerland and the UAE. Today, the Mediclinic Group’s Southern Africa business operates 49 hospitals and two day clinics throughout South Africa and three hospitals in Namibia with 7,885 beds in total; Hirslanden (the Mediclinic Group’s Swiss business) operates 16 private acute care facilities and three clinics in Switzerland with 1,655 beds in total; and Mediclinic Middle East operates two hospitals and ten clinics with 382 beds in the UAE. The Mediclinic Group has been listed on the JSE since 1986, and has had a secondary listing on the NSX since December 2014. The Mediclinic Group’s growth has resulted from both new developments, capacity development within existing facilities and acquisitions, including the acquisition of a 29.9% interest in Spire Healthcare Group plc, a UK-based, private healthcare group, in August 2015.

3.2                               The Mediclinic Group is focused on providing acute care, specialist-orientated, multi-disciplinary healthcare services and offers a wide range of hospital related clinical services throughout its operating platforms. These services include outpatient consultation services and pre-hospital and hospital-based emergency services, day case surgery, acute care inpatient services, and highly specialised services. In addition, the Mediclinic Group provides support services including laboratory, radiology, and nuclear medicine. Most specialist disciplines are available at the Mediclinic Group’s hospitals, which are supported by over 27,000 staff members as at 31 March 2015 — with Mediclinic Southern Africa employing more than 16,500, Hirslanden more than 8,700 and Mediclinic Middle East more than 2,400 employees.

4                 BUSINESS AND HISTORY OF AL NOOR

The business and history of Al Noor is disclosed in section 1, paragraph 3 of the SA Prospectus.

Mediclinic Shareholders may also view and download a copy of the Enlarged Group Prospectus, which will be available on Al Noor’s website (www.alnoorhospital.com) from the publication date until the date on which the Scheme becomes operative (or lapses in accordance with its terms). A copy of the Enlarged Group Prospectus will also be available for inspection, as provided in paragraph 38 below, from its publication date until the date on which the Scheme becomes operative (or lapses in accordance with its terms).

5                 RATIONALE FOR SHAREHOLDERS TO VOTE IN FAVOUR OF THE SCHEME

5.1                               Effect of Scheme

The Scheme is being proposed by the Mediclinic Board as a mechanism to enable Mediclinic to become a wholly-owned subsidiary of Al Noor.

5.2                               Strategic Fit

The Boards of Mediclinic and Al Noor recognise the strong strategic merit in the transaction, with an excellent strategic fit between their operations in the UAE and also through the creation of a leading international private healthcare operator with a well-balanced geographic profile.

5.3                               Creation of the leading UAE platform

The Enlarged Group will be the largest private healthcare provider in the UAE (by revenue), with excellent relationships with key stakeholders. There is a strong strategic fit and the regional operations of the two businesses are complementary, given Mediclinic’s concentration at the high end of the acuity/quality curve and Al Noor’s focus on high-value patients, as well as respective strengths in the Dubai and Abu Dhabi healthcare markets.

5.4                               Strong financial track record in the UAE

Al Noor has demonstrated a strong track record of growth in revenue and in EBITDA, with FY2010-14 compound annual growth rates of 16.8% and 18.6% respectively, and EBITDA margins consistently above 20%. This has been driven by the broadening of its service offering, disciplined cost management and the successful execution of attractive growth opportunities. Al Noor is continuously pursuing expansion of its capacity and network as evidenced by the launch of a new hospital, Civic Centre Hospital (40 beds in Al Ain, UAE), and the addition of 28 beds in its existing Al Ain Hospital and six new medical centres across the UAE, all expected within Q4 2015 and H1 2016.

5.5                               Significant growth opportunities to be exploited in the Middle East/Gulf region

Given substantial unmet medical needs in the Middle East, private healthcare delivery remains one of the fastest growing sectors due to a rapidly ageing demographic, an increasing incidence of lifestyle-related medical conditions such as diabetes and obesity, service gaps in the current healthcare market and growth in private health insurance. Given this, there is significant potential for the Enlarged Group to capitalise on the attractive growth opportunities in the region and deploy further capital, by way of both organic and inorganic investment.

5.6                               Significant cost synergy potential

Following preliminary analysis undertaken by Al Noor and Mediclinic, there are opportunities for potential cost synergies to be exploited for the UAE businesses, given the complementary nature of the operations and the ability to leverage the scale of the Enlarged Group. Potential synergies are expected to be achieved primarily from procurement benefits from greater scale, creating a shared operations team in the UAE, the combination of existing corporate functions and the transfer of knowledge and best practices across the Enlarged Group.

5.7                               Further diversification of earnings for the Enlarged Group

The Enlarged Group will be a leading international private healthcare provider with deep operational expertise and a well-balanced geographic profile in Southern Africa, Switzerland and the UAE, with exposure to the UK market through a minority stake in Spire Healthcare Group plc. The Transactions will enhance the Enlarged Group’s geographic diversity and its positioning towards growth markets, with the UAE representing 23% of the Enlarged Group’s pro forma revenues. The Transactions are also expected to provide the Enlarged Group with additional USD-based, high-growth earnings.

5.8                               Incremental financial and trading benefits from premium listing on the LSE together with listing on the JSE

The Enlarged Group would benefit from a listing on the premium listing segment of the Official List, trading on the LSE’s Main Market for listed securities and expected inclusion in the FTSE 100 index, together with an inward secondary listing on the Main Board of the JSE. The Al Noor Board and the Mediclinic Board believe that this will provide incremental advantages to the Enlarged Group through increased liquidity and greater access to a global investor base and a likely reduction in the Enlarged Group’s cost of capital.

6                 AL NOOR SPECIAL DIVIDEND

6.1                               Al Noor Shareholders who are listed on the register at the Al Noor Record Date will be entitled to receive the Al Noor Special Dividend of £3.28 per Al Noor Share, conditional on the Scheme becoming operative.

6.2                               The Al Noor Special Dividend will be paid after the Operative Date to all Al Noor Shareholders who are listed on the register at the Al Noor Record Date, including with respect to any Al Noor Shares that have been tendered pursuant to the Al Noor Tender Offer. For the avoidance of doubt, the Al Noor Special Dividend will not be payable on any New Al Noor Shares issued to Scheme Participants pursuant to the Scheme or to the Remgro Subscriber(s) pursuant to the Remgro Subscription. The Al Noor Special Dividend will be funded from the proceeds of the Remgro Subscription.

7                 AL NOOR TENDER OFFER

7.1                               Al Noor Shareholders who are listed on the register at the Al Noor Record Date will also be provided with an opportunity to tender their shares to Al Noor for cancellation, for a cash payment of £8.32 per Al Noor Share, conditional on the Scheme becoming operative and on the UK Court confirming the associated reduction of capital of Al Noor. To the extent that more than 74,069,109 Al Noor Shares are tendered (being approximately 63% of the existing Al Noor Shares as at the Last Practicable Date), tenders will be scaled back.

7.2                               The Al Noor Tender Offer consideration will be paid after the Operative Date, conditional on the associated reduction of capital being confirmed by the UK Court. The Al Noor Tender Offer will be partly funded from the proceeds of the Remgro Subscription and, to the extent required, from the proceeds of the facilities under the Mediclinic Facility Agreement, to which Al Noor will have acceded as borrower on or following the Operative Date.

7.3                               Mediclinic has, conditional upon the Scheme becoming operative, provided certain guarantees and undertakings to the lender under the Mediclinic Facility Agreement in connection with the obligations of Al Noor thereunder. To the extent that the provision of such guarantees and undertakings by Mediclinic in connection with the acquisition by Al Noor of Mediclinic Shares may constitute financial assistance within the meaning of section 44 of the Companies Act, it requires specific shareholder approval by way of a special resolution at the Scheme Meeting.

7.4                               Pursuant to the Transactions and conditional on the Scheme becoming operative (and, in the case of the Al Noor Tender Offer, on the UK Court confirming the associated reduction of capital), Al Noor Shareholders will therefore be entitled to receive:

for each Al Noor Share                                                             £3.28 by way of the Al Noor Special Dividend

plus, optionally

£8.32 if tendered pursuant to the Al Noor Tender Offer (and subject to any scale-back)

7.5                               If an existing Al Noor Shareholder tenders its shares (and assuming no scale-back), the cash payment of £8.32 per share under the Al Noor Tender Offer, together with the amount of the Al Noor Special Dividend of £3.28 per share, values Al Noor’s shares at £11.60 per share, representing a premium of approximately:

•                  39% to the closing price of £8.35 per share on 1 October 2015, being the last day of the period used to calculate the VWAP of Al Noor Shares and Mediclinic Shares for the purpose of the Announcement;

•                  102% to Al Noor’s IPO issuance price of £5.75 per share on 26 June 2013.

7.6                               It is a term of the Scheme that if any dividend, distribution or return of value has been declared, announced, made or paid at any time by Al Noor after the Announcement Date (except for the Al Noor Special Dividend and the Al Noor Tender Offer), Al Noor shall be required to reduce the aggregate amount of the Al Noor Special Dividend by an amount equal to the aggregate amount of such dividend, distribution or return of value (if applicable, based on the spot rate of exchange at the time of such declaration, announcement, making or payment).

7.7                               The Exchange Ratio has been determined on the basis of the VWAP of the Al Noor Shares on the LSE and Mediclinic Shares on the JSE for the five trading days ending on and including 1 October 2015. The VWAP has in each case been calculated with reference to the VWAP (in GBP) as reported by Factset and Capital IQ.

8                 ARRANGEMENTS WITH REMGRO

8.1                               Subscription for Al Noor Shares

Remgro Healthcare has agreed that, subject to the Scheme becoming operative, it will subscribe (or procure its subsidiaries to subscribe) for 72,115,384 New Al Noor Shares at a fixed price of £8.32 per share to raise proceeds of £600 million, regardless of the outcome of the Al Noor Tender Offer. The New Al Noor Shares issued to the Remgro Subscriber(s) pursuant to the Remgro Subscription will not be entitled to the Al Noor Special Dividend.

The Panel has, in terms of section 119(6) of the Companies Act, granted Mediclinic, Al Noor and Remgro an exemption from the provisions of section 127(1) of the Companies Act in connection with the above equity subscription by the Remgro Subscriber(s).

8.2                               Relationship Agreement

Following completion of the Transactions, Remgro is expected to own (through its wholly-owned subsidiaries) between 41% and 45% of the Enlarged Group, such that Remgro will be a “controlling shareholder” for the purpose of the UK Listing Rules. As required by the UK Listing Rules, Al Noor and Remgro entered into the Relationship Agreement on the Announcement Date, which will take effect on the Operative Date, to govern the ongoing relationship between Remgro and Al Noor following the Scheme becoming operative (the “Relationship Agreement”). The principal purpose of the Relationship Agreement is to ensure that Al Noor is capable of carrying out its business independently of Remgro and its associates.

Under the terms of the Relationship Agreement:

8.2.1                     Remgro undertakes to conduct all transactions and arrangements with any member of the Enlarged Group at arm’s length and on normal commercial terms; not to take any action that would have the effect of preventing the Enlarged Group from complying with its obligations under the UK Listing Rules; not to propose or procure the proposal of a shareholder resolution that is intended or appears to be intended to circumvent the proper application of the UK Listing Rules; and to abstain from voting on any shareholder resolution that is required to be passed under Chapter 11 of the UK Listing Rules in order to approve a “related party transaction” involving Remgro or any of its associates (as defined in the UK Listing Rules), as the related party. Remgro also undertakes to procure, so far as it is legally able to do so, that its associates (as defined in the UK Listing Rules) comply with such undertakings.

8.2.2                     Remgro undertakes not to solicit senior employees of the Enlarged Group for a period of two years, and to preserve the confidentiality of the Enlarged Group’s information.

8.2.3                     Remgro is entitled to appoint one director to the board of Al Noor (as parent company of the Enlarged Group) (or, at Remgro’s election, an observer) for every 10% of the voting rights held by it or its associates, up to a maximum of three directors, provided that the right to appoint a third director is subject to the requirement that the board will, following such appointment, comprise a majority of independent directors (as contemplated by the UK Corporate Governance Code). Remgro is also entitled to representation on each committee of the board (save that the Audit and Risk Committee shall comprise solely of independent directors). The Relationship Agreement requires the presence of a director appointed by Remgro at board meetings in order to constitute a quorum.

8.2.4                     Al Noor (as parent company of the Enlarged Group) undertakes not to effect any share repurchase or similar transaction that would give rise to an obligation on the part of Remgro to make a general offer under Rule 9 of the UK Takeover Code, unless a waiver from the obligation under Rule 9 of the UK Takeover Code has been granted by the UK Takeover Panel.

8.3                               Takeover Special Committee

The Executive Director of the Panel has referred the interpretation and effect of section 115(4) of the Companies Act on the Scheme to the Takeover Special Committee for a hearing and a decision in terms of section 202(3)(a)(ii) of the Companies Act, in so far as Remgro Healthcare is concerned. The outcome of the hearing and the decision by the Takeover Special Committee will be announced on SENS upon finalisation thereof.

If the Takeover Special Committee rules that Remgro Healthcare’s votes are to be disregarded in relation to the Scheme Resolution and/or the Asset Transfer Resolution, then they will be so disregarded.

9                 CORPORATE STRUCTURE AFTER IMPLEMENTATION OF THE SCHEME

Following implementation of the Transactions, Al Noor will be the holding company of the Enlarged Group, which will comprise the Al Noor Group and the Mediclinic Group. Al Noor will be renamed “Mediclinic International plc”.

The corporate structure of Al Noor (assuming the implementation of the Assets Transfer in full) and after the Scheme becomes operative is illustrated in the organogram below:

(1) Note: Further details of the Al Noor Group Structure and the Al Noor Middle East Operating Entities are set out in the Enlarged Group Prospectus.

Following implementation of the Transactions, the board of the Enlarged Group (“Enlarged Group Board”) will comprise the following directors:

Name	Position
Dr. Edwin Hertzog	Non-Executive Chairman
Ian Tyler	Senior Independent Director
Danie Meintjes	Chief Executive Officer
Craig Tingle	Chief Financial Officer
Jannie Durand	Non-Executive Director
Alan Grieve	Independent Non-Executive Director
Seamus Keating	Independent Non-Executive Director
Prof. Dr. Robert Leu	Independent Non-Executive Director
Nandi Mandela	Independent Non-Executive Director
Trevor Petersen	Independent Non-Executive Director
Desmond Smith	Independent Non-Executive Director

10          AL NOOR SHARE CAPITAL AND DIVIDEND POLICY

10.1                        Share capital

The share capital of Al Noor at the Last Practicable Date is disclosed in section 1, paragraph 4.4 of the SA Prospectus.

10.2                        Dividends

10.2.1              The Mediclinic Board has adopted a dividend policy to reflect the underlying earnings and growth of the business, while retaining sufficient capital to fund ongoing operations and to invest in long term growth. Mediclinic currently (and subject to revision from time to time) targets a pay-out ratio of between 25% and 30% of normalised headline earnings per share.

10.2.2              It is expected that the Enlarged Group will adopt the same dividend policy as is currently adopted by the Mediclinic Group as set out above. The Enlarged Group Board may similarly revise the dividend policy from time to time.

10.2.3              The ability of the Enlarged Group to pay dividends will remain dependent on a number of factors and there is no assurance that the Enlarged Group will pay dividends, or if a dividend is paid, what the amount of such dividend will be.

10.2.4              In approving the Scheme, the SARB required that any dividends paid by Al Noor (as enlarged by the acquisition of the Mediclinic Group) that are funded from a South African source that are due to South African resident shareholders should be paid locally in South Africa. In light of this, it is envisaged that, following the Scheme becoming operative, arrangements will be made so that any dividends receivable by the Enlarged Group that are directly or indirectly derived from a South African source will be used in the first instance to fund and pay those dividends in respect of Al Noor Shares to which South African resident shareholders are entitled and for corresponding amounts to be paid directly from within South Africa.

11          ARTICLES OF ASSOCIATION OF AL NOOR

A number of amendments to the Articles of Association of Al Noor are required to enable the Enlarged Group to establish a South African branch register for its shares, as well as to change Al Noor’s name to “Mediclinic International plc” and remove references to the existing relationship agreement between Al Noor and certain third parties. Accordingly, a special resolution will be proposed at the Al Noor General Meeting to adopt new Articles of Association reflecting these changes.

A copy of the new Articles of Association, marked to show the changes proposed to the existing Articles of Association, will be included in the documents available for inspection by Mediclinic Shareholders referred to in paragraph 38.

A summary of the existing Articles of Association of Al Noor is contained in Annexure 11 to the SA Prospectus.

12          SUSPENSION AND TERMINATION OF MEDICLINIC LISTING

Subject to the Scheme becoming unconditional, the JSE has granted approval for the suspension of the listing on the JSE of the Mediclinic Shares, and the NSX has granted approval for the suspension of the listing on the NSX of the Mediclinic Shares, and, subject to the Scheme becoming operative, the termination of the listing on the JSE and the NSX of the Mediclinic Shares.

13          AL NOOR LISTING ON THE JSE

13.1                        Applications will be made by Al Noor for the admission to listing of Al Noor Shares and New Al Noor Shares on the premium segment of the Official List of the UK Listing Authority and admission to trading on the LSE’s Main Market for listed securities (the “Application”). Al Noor has provided, or will provide, the necessary confirmations to the FCA in connection with the Application. As set out in paragraphs 14.6.9 and 14.6.10, the conditions precedent to the Scheme include conditions relating to the admission to listing of shares on the premium segment of the Official List of the UK Listing Authority and admission to trading on the LSE’s Main Market for listed securities.

13.2                        Application will also be made to the JSE for an inward secondary listing of the Enlarged Group on the main board of the JSE. It is expected that admission of the New Al Noor Shares on the JSE and trading on the JSE will commence at the opening of trade on the JSE at 09h00 on Monday, 1 February 2016.

13.3                        The JSE has consented to the secondary listing of the Enlarged Group on the main board of the JSE subject to approval by Mediclinic Shareholders by way of an ordinary resolution.

13.4                        The implications of the Enlarged Group having a secondary (as opposed to a primary) listing on the JSE are as follows:

13.4.1              secondary listing status means that once the Enlarged Group is listed, it will be required to comply only with the listings requirements of the exchange where it has its primary listing (namely the LSE), save as otherwise specifically stated in the JSE Listings Requirements;

13.4.2              the JSE will allow the requirements of the LSE to take precedence in relation to the Enlarged Group, with the following exceptions:

13.4.2.1    the annual financial statements and any other communication with shareholders must state where the primary and secondary listings of the Enlarged Group’s securities are;

13.4.2.2    when the Enlarged Group wishes to release any information on another exchange, it must ensure that such information is also released on SENS and that such release takes place no later than the equivalent release on any other exchange provided that, if the JSE is not open for business, it must ensure that such information is released through SENS at the commencement of business on the next Business Day;

13.4.2.3    the Enlarged Group must publish, in its interim and year-end results, headline earnings per share and diluted headline earnings per share together with an itemised reconciliation between headline earnings and the earnings used in the calculation; and

13.4.2.4    the Enlarged Group must advise, and obtain approval from, the JSE with regard to the timetables for corporate actions stipulated in schedule 18 of the JSE Listings Requirements. The Enlarged Group must ensure that the JSE is notified in advance in order to ensure that the JSE can accommodate the processing of these corporate actions for shareholders on the South African share register.

13.5                        It is intended, subject to compliance with relevant regulatory procedures, also to procure a secondary listing of the shares of the Enlarged Group on the NSX, either simultaneously with the inward secondary listing on the JSE referred to above, or as soon as possible thereafter.

14          TERMS AND CONDITIONS OF THE SCHEME

In terms of section 114(1) of the Companies Act, the Mediclinic Board proposes the Scheme, as set out in this paragraph 14, between Mediclinic and the Mediclinic Shareholders.

14.1                        The Scheme

14.1.1              The Scheme is proposed by the Mediclinic Board as an arrangement between Mediclinic and the Scheme Participants, to which arrangement Al Noor is a party.

14.1.2              In terms of the Scheme, Scheme Participants shall be entitled to elect the Repurchase Option or the Exchange Option in respect of each Scheme Share held by them. In the absence of a valid election:

14.1.2.1         Scheme Participants who are not Qualifying SA Corporates will be deemed to have elected the Exchange Option, and

14.1.2.2         Scheme Participants who are Qualifying SA Corporates will be deemed to have elected the Repurchase Option,

provided that all Scheme Participants are, however, entitled to make an election in respect of all or any of their Scheme Shares except that Mediclinic Shareholders resident in Japan, or who hold Mediclinic Shares as custodian or nominee for, or otherwise on behalf of, persons resident in Japan, may not elect for the Repurchase Option in relation to such Mediclinic Shares.

14.1.3              Repurchase Option

In relation to each Scheme Share in respect of which a Scheme Participant has validly elected (or is deemed to have elected) the Repurchase Option —

14.1.3.1         the Scheme Participant undertakes to subscribe for 0.62500 New Al Noor Shares (rounded up or down to the nearest whole number of New Al Noor Shares, as applicable, in respect of the relevant Scheme Shares), and Al Noor undertakes to allot and issue them (credited as fully paid, free from encumbrances and ranking pari passu with each other and all other Al Noor Shares in issue on the Operative Date, including the right to receive all dividends and other distributions declared, paid or made with reference to a record date on or after that date) in each case, on the Operative Date, in consideration of the cession by that Scheme Participant, pursuant to paragraph 14.1.3.3, of its claim to the Repurchase Consideration that becomes due to the Scheme Participant under paragraph 14.1.3.2;

14.1.3.2         Mediclinic will, on the Operative Date, repurchase and cancel such Scheme Share, in consideration of which Mediclinic shall become indebted to the Scheme Participant in an amount (per Scheme Share so repurchased and cancelled) equal to the Repurchase Consideration;

14.1.3.3         immediately following the repurchase and cancellation referred to above, the Scheme Participant’s claim to the Repurchase Consideration that becomes due to the Scheme Participant under paragraph 14.1.3.2 shall be deemed to have been ceded to Al Noor in satisfaction of that Scheme Participant’s subscription obligation pursuant to paragraph 14.1.3.1, without any further act of (or on behalf of) the Scheme Participant or Al Noor or Mediclinic being required; and

14.1.3.4         until settled, the indebtedness arising in terms of paragraph 14.1.3.2 will remain outstanding as a loan, bearing interest at a rate from time to time equal to the prime overdraft lending rate of The Standard Bank of South Africa Limited (as certified by any representative of that bank whose appointment and designation it will not be necessary to prove), which interest shall be payable in arrear on 30 June and 31 December in each year (or, if that day is not a Business Day, on the next Business Day) and which loan (together with accrued interest) shall be repaid in full by not later than the first anniversary of the Operative Date.

14.1.4              Exchange Option

In relation to each Scheme Share in respect of which a Scheme Participant has elected (or is deemed to have elected) the Exchange Option —

14.1.4.1         Al Noor will, on the Operative Date, acquire ownership of that Scheme Share for a consideration comprised and settled by the allotment and issue by Al Noor to the Scheme Participant of 0.62500 New Al Noor Shares (rounded up or down to the nearest whole number of New Al Noor Shares, as applicable, in respect of the relevant Scheme Shares), credited as fully paid, free from encumbrances and ranking pari passu with each other and all other Al Noor Shares in issue on that date, including the right to receive all dividends and other distributions declared, paid or made with reference to a record date on or after that date; and

14.1.4.2         ownership of each such Scheme Share shall transfer to Al Noor on the Operative Date automatically without any further act of (or on behalf of) the Scheme Participant or Al Noor being required, and Al Noor shall allot and issue the New Al Noor Shares upon such transfer on the Operative Date, in accordance with the provisions of paragraph 14.1.7 below.

14.1.5              Other

14.1.5.1         As a consequence of the implementation of the Scheme:

14.1.5.1.1        Mediclinic will become a wholly-owned subsidiary of Al Noor;

14.1.5.1.2        the listings of Mediclinic Shares on the main boards of the JSE and NSX will be terminated; and

14.1.5.1.3        all New Al Noor Shares issued pursuant to the Scheme will be listed on the Main Board of the JSE by way of an inward secondary listing

14.1.5.2         In the event of the Assets Transfer Agreement becoming unconditional, and in addition to their respective rights and obligations under the Assets Transfer Agreements:

14.1.5.2.1        Mediclinic undertakes in favour of Al Noor to timeously and fully comply with all of its obligations under the Assets Transfer Agreements; and

14.1.5.2.2        Al Noor undertakes in favour of Mediclinic to timeously and fully comply with all of its obligations under the Assets Transfer Agreements.

14.1.6              A scheme of arrangement proposed between a company and its shareholders or any class of them will, subject to section 164 of the Companies Act, become binding on that company and the relevant holders of its securities (irrespective of whether or not any such holder supports the scheme) if, amongst other things:

14.1.6.1         a special resolution approving the scheme is adopted at a meeting of scheme members; and

14.1.6.2         all conditions precedent for the implementation of the scheme have been fulfilled or waived (where appropriate).

14.1.7              Subject to the Scheme becoming unconditional and operative, Scheme Participants shall be deemed with effect from the Operative Date to have:

14.1.7.1         in the case of —

14.1.7.1.1        the Repurchase Option being applicable and in respect of each relevant Scheme Share:

14.1.7.1.1.1             undertaken to subscribe for 0.62500 New Al Noor Shares (rounded up or down to the nearest whole number of New Al Noor Shares, as applicable, in respect of the relevant Scheme Shares) in consideration of the cession by that Scheme Participant to Al Noor of that Scheme Participant’s claim to the Repurchase Consideration;

14.1.7.1.1.2             disposed of that Scheme Share to Mediclinic (and such Scheme Share shall be automatically cancelled), free of encumbrances, in consideration of which Mediclinic will become indebted to the Scheme Participant in an amount equal to the Repurchase Consideration; and

14.1.7.1.1.3             ceded its claim to the Repurchase Consideration to Al Noor in satisfaction of the Scheme Participant’s obligation to subscribe for the New Al Noor Shares;

14.1.7.1.2        the Exchange Option being applicable, disposed of (and shall be deemed to have undertaken to transfer) all of the relevant Scheme Shares held by them to Al Noor, which shall acquire ownership of such shares, free of encumbrances, in consideration of the allotment and issue by Al Noor of 0.62500 New Al Noor Shares for each relevant Scheme Share so transferred (rounded up or down to the nearest whole number of New Al Noor Shares, as applicable, in respect of the relevant Scheme Shares);

14.1.7.2         in the case of the Exchange Option being applicable, authorised Mediclinic and/or the Transfer Secretaries on its behalf to transfer the relevant Scheme Shares into the name of Al Noor, and all risk and benefit in such Scheme Shares will pass from the Scheme Participants to Al Noor on the Operative Date; and

14.1.7.3         in either case, authorised Al Noor to issue the New Al Noor Shares to the Scheme Participants.

14.1.8              Should the Scheme become operative, Scheme Participants shall:

14.1.8.1         be entitled to receive the New Al Noor Shares to which they become entitled under this Scheme, and the Transfer Secretaries will, in accordance with their mandate from the Company, administer the issue of the New Al Noor Shares to the Scheme Participants;

14.1.8.2         against the surrender by Certificated Scheme Participants of their Documents of Title, either receive their New Al Noor Shares in certificated form or, upon the specification of a valid account with a CSDP or Broker into which the New Al Noor Shares are to be transferred, receive the New Al Noor Shares in Dematerialised form; and

14.1.8.3         in terms of the custody agreement entered into between the Dematerialised Scheme Participants concerned and their CSDP or Broker, Dematerialised Scheme Participants will have their Scheme Shares transferred to Al Noor and the New Al Noor Shares issued or transferred to their CSDP or Broker who should credit their account with the New Al Noor Shares.

14.1.9              The rights of the Repurchase Scheme Participants:

14.1.9.1         in respect of the Repurchase Consideration, will be rights enforceable by Repurchase Scheme Participants against Mediclinic only; and

14.1.9.2         to receive the New Al Noor Shares, will be rights enforceable by Repurchase Scheme Participants against Al Noor only.

14.1.10       The rights of the Exchange Scheme Participants to receive the New Al Noor Shares to which they become entitled under the Scheme will be rights enforceable by Exchange Scheme Participants against Al Noor only.

14.1.11       Mediclinic and Al Noor have agreed that, upon the Scheme becoming operative, they will give effect to the terms and conditions of the Scheme and will take all actions and sign all necessary documents to give effect to the Scheme.

14.1.12       With effect from the Operative Date, the Transfer Secretaries and/or each and every Director of Mediclinic or any other person nominated by Mediclinic will irrevocably be deemed to be the attorney and agent in rem suam of the Scheme Participants to implement the transfer to Al Noor of the right to receive the Repurchase Consideration (in the case of the Repurchase Option being applicable) or to implement the transfer of the Scheme Shares (in the case of the Exchange Option being applicable), and to sign any instrument of transfer in respect thereof or any other documents and to do any other acts required or desirable to implement the Scheme and the delisting and to take all steps necessary to procure electronic delivery of Scheme Shares which are Dematerialised.

14.2                        Elections

Scheme Participants are referred to the Action Required by Shareholders section of this Circular commencing on page 18 of this Circular which sets out the action to be taken by them for purposes of electing the Repurchase Option or the Exchange Option.

14.3                        Restricted Mediclinic Shareholders

In the case of Restricted Mediclinic Shareholders, the New Al Noor Shares to which they become entitled under the Scheme will be aggregated, allotted and issued to a person nominated by Mediclinic and then sold by that person in the market, with the net sale proceeds remitted (after trading costs and any amount required to be deduced or withheld in respect of any tax) to the Restricted Mediclinic Shareholders in their due proportions (rounded down to the nearest whole cent and, if applicable, against surrender of their Documents of Title). Neither Mediclinic, Al Noor nor any person appointed to effect such sale, nor any of their respective officers or employees, shall have any liability to the relevant Scheme Participant for any loss suffered by that Scheme Participant by reason of the timing or manner of any such sale or sales.

14.4                        Recovery of Dividends Tax in Certain Cases

In the event of a Scheme Participant other than a Qualifying SA Corporate electing the Repurchase Option, and dividends tax as contemplated in section 64H of the Income Tax Act is payable in respect of the repurchase of such Scheme Participant’s Scheme Shares, then and in that event, and as part of the Scheme, the Company will sell or procure the sale of so many of such Scheme Participant’s New Al Noor Shares as shall be required to raise such dividends tax and to cover the Company’s reasonable costs associated therewith and, after paying such dividends tax, procure that the remaining New Al Noor Shares and any cash balance remaining (rounded down to the nearest whole cent) are credited to the relevant Scheme Participant’s CSDP or Broker account, or posted to such Scheme Participant, as contemplated in paragraphs 1.3.6, 2.3.6 or 3.3.5 of the Action Required by Shareholders section of this Circular commencing on page 18 of this Circular. Neither Mediclinic, Al Noor nor any person appointed to effect such sale, nor any of their respective officers or employees, shall have any liability to the relevant Scheme Participant for any loss suffered by that Scheme Participant by reason of the timing or manner of any such sale or sales.

14.5                        Fractions

Fractions of New Al Noor Shares will not be issued pursuant to the Scheme. In accordance with the rounding convention applicable under the JSE Listings Requirements, if the aggregate number of New Al Noor Shares to be allotted and issued to a Scheme Participant yields a fractional result, then the number of New Al Noor Shares to be allotted and issued to that Scheme Participant shall be rounded up to the nearest whole number if the fraction equals 0.5 or more, and the number shall be rounded down to the nearest whole number if the fraction equals less than 0.5, so that there are no fractional entitlements.

14.6                        Conditions Precedent

The implementation of the Scheme is subject to the fulfilment or, if capable of waiver, waiver of the following Conditions Precedent, by not later than the Long-Stop Date:

14.6.1              The Al Noor Circular, Enlarged Group Prospectus, SA Prospectus and this Circular having been approved for publication or dispatch (as applicable) by the relevant regulatory authorities, and having been published and dispatched within 60 days of the Announcement Date (or such later date as may be agreed between the parties) and, in each case (save as may be agreed between the parties), proposing the Scheme (and the Al Noor Special Dividend and the Al Noor Tender Offer) on the terms set out in the Al Noor Circular and in this Circular (as applicable);

14.6.2              Approval for the Scheme having been obtained from: (a) the Competition Authorities in South Africa; and (b) the Namibian Competition Commission by no later than the Long-Stop Date, in each case either unconditionally or subject to conditions which would not have a material effect on the business of the Mediclinic Group in the relevant jurisdiction, in the reasonable opinion of Mediclinic and Al Noor;

14.6.3              The approval of the Mediclinic Resolutions (other than the Asset Transfer Resolution, the approval of which is not a Condition Precedent) by the requisite majority of Mediclinic Shareholders as contemplated in section 115(2) of the Companies Act, respectively, and: (a) to the extent required, the approval of the implementation of such resolution(s) by the Court; and (b) if applicable, Mediclinic not treating the aforesaid resolution(s) as a nullity, as contemplated in section 115(5)(b) of the Companies Act;

14.6.4              In relation to the Scheme:

14.6.4.1         there being no Mediclinic Shareholder entitled to issue a demand under section 164(5) of the Companies Act; or

14.6.4.2         if there is a Mediclinic Shareholder entitled to issue a demand under section 164(5) of the Companies Act, then, in the period of 30 “business days” (within the meaning of the Companies Act) following the date on which the resolution to approve the Scheme Resolution is actually passed, there either having been no valid demands received by Mediclinic under that section or there having been valid demands received by Mediclinic under that section in respect of not more than 3% of Mediclinic’s issued shares;

14.6.5              The receipt of such approvals, consents or waivers from all regulatory bodies, governmental or quasi-governmental entities (other than those in paragraphs 14.6.2, 14.6.9, 14.6.10 and 14.6.11) on terms satisfactory to Al Noor and Mediclinic (acting reasonably), as are necessary for the implementation of the Scheme (and the Al Noor Special Dividend and the Al Noor Tender Offer and the financing thereof) on the terms currently envisaged including, but not limited to, the Panel (in terms of a compliance certificate to be issued in terms of the Companies Act in relation to the Scheme), the Financial Surveillance Department of the SARB for the requisite exchange control approvals, and the JSE for the delisting of Mediclinic and such approvals, consents or waivers becoming unconditional in accordance with their terms (except for any condition requiring the Scheme to become effective);

14.6.6              The Al Noor Resolutions being duly passed at the Al Noor General Meeting (or at any adjournment thereof), in each case by the requisite majority of Al Noor Shareholders, and such Al Noor Resolutions not having been revoked or modified, or any resolution of Al Noor subsequently having been passed that is inconsistent with the Al Noor Resolutions;

14.6.7              The UK Takeover Panel waiving the requirement for Remgro to make an offer for Al Noor under Rule 9 of the UK Takeover Code and the Whitewash Resolution having being duly passed at the Al Noor General Meeting (or at any adjournment thereof) by the requisite majority of Al Noor Shareholders, taken on a poll and such waiver and approval remaining in full force and effect;

14.6.8              Confirmation by the UK Court of the First Reduction of Capital, and such First Reduction of Capital having become effective in accordance with section 649(3)(b) of the UK Companies Act;

14.6.9              The UK Listing Authority having acknowledged to Al Noor or its agent (and such acknowledgement not having been withdrawn) that the application for the admission of the new Al Noor Shares to be issued to Mediclinic Shareholders pursuant to the Scheme and to the Remgro Subscriber(s) pursuant to the Remgro Subscription to listing on the premium segment of the Official List of the UK Listing Authority has been approved and (subject to satisfaction of any conditions to which such approval is expressed) will become effective as soon as a dealing notice has been issued by the UK Listing Authority and any such listing conditions have been satisfied;

14.6.10       The LSE having acknowledged to Al Noor or its agent (and such acknowledgement not having been withdrawn) that the New Al Noor Shares to be issued to Mediclinic Shareholders pursuant to the Scheme and to the Remgro Subscriber(s) pursuant to the Remgro Subscription will be admitted to trading on the LSE’s Main Market for listed securities;

14.6.11       The JSE having granted an application for listing to Al Noor (and such application for listing not having been withdrawn) that the application for Al Noor’s secondary listing on the main board of the JSE has been approved and (subject to satisfaction of any conditions to which such approval is expressed) will become effective on the applicable date required by the JSE Listings Requirements;

14.6.12       To the extent applicable having regard to the terms of the Scheme, the proposed allotment and issue of the New Al Noor Shares pursuant to the Scheme not having become unlawful by reason of section 580(1) of the UK Companies Act (shares not to be allotted at a discount);

14.6.13       To the extent applicable having regard to the terms of the Scheme, the requirements of section 593 of the UK Companies Act (valuation of non-cash consideration for shares) having been complied with in respect of the relevant allotments of New Al Noor Shares pursuant to the Scheme;

14.6.14       No licence which is held by any member of the Al Noor Group which is necessary for the proper carrying on of its business having been withdrawn, cancelled or terminated where such withdrawal, cancellation or termination has had, or would reasonably be expected to have, a material adverse effect on the Al Noor Group taken as a whole and for this purpose, an adverse effect shall be “material” if it could reasonably be expected to result in the EBITDA of the Al Noor Group for the years ended 31 December 2015 or 31 December 2016 being more than 10% less than the EBITDA for the year ended 31 December 2014;

14.6.15       No licence which is held by any member of the Mediclinic Group which is necessary for the proper carrying of its business having been withdrawn, cancelled or terminated where such withdrawal, cancellation or termination has had, or would reasonably be expected to have, a material adverse effect on the Mediclinic Group taken as a whole and for this purpose, an adverse effect shall be “material” if it could reasonably be expected to result in the EBITDA of the Mediclinic Group for the years ended 31 March 2016 or 31 March 2017 being more than 10% less than the EBITDA for the year ended 31 March 2015;

14.6.16       Mediclinic not having discovered that any financial, business or other information concerning the Al Noor Group as contained in the information publicly disclosed as at the Announcement Date, by or on behalf of any member of the Al Noor Group was materially misleading, contained a material misrepresentation of fact or omitted to state a material fact necessary to make that information not misleading, in each case, to the extent which is material in the context of the Al Noor Group taken as a whole;

14.6.17       Al Noor not having discovered that any financial, business or other information concerning the Mediclinic Group as contained in the information publicly disclosed as at the Announcement Date, by or on behalf of any member of the Mediclinic Group was materially misleading, contained a material misrepresentation of fact or omitted to state a material fact necessary to make that information not misleading, in each case, to the extent which is material in the context of the Mediclinic Group taken as a whole;

14.6.18       No law or regulation and no order or judgment of any court or governmental or regulatory authority in the United Kingdom or South Africa having been made or issued, and no consent or approval of any governmental or regulatory authority in the United Kingdom or South Africa that has been obtained in connection with the Scheme (or the Al Noor Special Dividend or the Al Noor Tender Offer) having been withdrawn, cancelled, terminated or modified, which would in either case have the effect of making unlawful or otherwise prohibiting the implementation of the Scheme (or the Al Noor Special Dividend or the Al Noor Tender Offer);

14.6.19       No event or circumstance having occurred in relation to any member of the Al Noor Group that would, on the accession by Al Noor to the Mediclinic Facility Agreement, prohibit the drawing of the total commitments under the Mediclinic Facility Agreement (in each case for the purposes of financing the Al Noor Special Dividend and Al Noor Tender Offer) or cause such total commitments to be cancelled or reduced;

14.6.20       None of the actions or events set out in paragraph 14.7 having occurred in relation to Mediclinic or any other company in the Mediclinic Group, that has not been remedied to the reasonable satisfaction of Al Noor;

14.6.21       None of the actions or events set out in paragraph 14.7 (other than in paragraphs 14.7.4, 14.7.14 and 14.7.16 (as it relates to paragraphs 14.7.4, 14.7.14 thereof) having occurred in relation to Al Noor or any other company in the Al Noor Group, that has not been remedied to the reasonable satisfaction of Mediclinic;

14.6.22       None of the following events having occurred in relation to Mediclinic or any other company in the Mediclinic Group which contributes 10% or more of the EBITDA of the Mediclinic Group:

14.6.22.1                     it is dissolved or de-registered; or

14.6.22.2                     an order or declaration is made, or a resolution is passed, for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or an order or declaration is made, or a resolution is passed, to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

14.6.22.3                     it convenes any meeting to consider the passing of resolution for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

14.6.22.4                     it seeks or requests the appointment of an administrator, liquidator (whether provisional or final), business rescue practitioner, conservator, receiver, trustee, judicial manager, judicial receiver, administrative receiver, compulsory manager, custodian or other similar official for it or for all or substantially all its assets or estate; or

14.6.22.5                     it has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

14.6.22.6                     it is unable (or admits inability) to pay its debts generally as they fall due or is (or admits to being) otherwise insolvent (but excluding for this purpose any technical insolvency) or stops, suspends or threatens to stop or suspend payment of all or a material part of its indebtedness or proposes or seeks to make or makes a general assignment or any arrangement, compromise or composition with or for the benefit of its creditors or any class of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness; or

14.6.22.7                     it takes or proposes to its creditors any proceeding for, or seeks to make or makes, a general readjustment, rescheduling or deferral of its indebtedness (or any part thereof which it would otherwise be unable to pay when due); or

14.6.22.8                     any receiver, administrative receiver, judicial receiver, judicial manager, administrator, compulsory manager, judicial custodian, trustee in bankruptcy, liquidator (whether provisional or final), business rescue practitioner or the like is appointed in respect of it, its estate or any material part of its assets; or

14.6.22.9                     it causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the above paragraphs;

14.6.23       None of the following events having occurred in relation to Al Noor or any other any company in the Al Noor Group which contributes 10% or more of the EBITDA of the Al Noor Group:

14.6.23.1                     it is dissolved or de-registered; or

14.6.23.2                     an order or declaration is made, or a resolution is passed, for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or an order or declaration is made, or a resolution is passed, to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

14.6.23.3                     it convenes any meeting to consider the passing of resolution for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

14.6.23.4                     it seeks or requests the appointment of an administrator, liquidator (whether provisional or final), business rescue practitioner, conservator, receiver, trustee, judicial manager, judicial receiver, administrative receiver, compulsory manager, custodian or other similar official for it or for all or substantially all its assets or estate; or

14.6.23.5                     it has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

14.6.23.6                     it is unable (or admits inability) to pay its debts generally as they fall due or is (or admits to being) otherwise insolvent (but excluding for this purpose any technical insolvency) or stops, suspends or threatens to stop or suspend payment of all or a material part of its indebtedness or proposes or seeks to make or makes a general assignment or any arrangement, compromise or composition with or for the benefit of its creditors or any class of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness; or

14.6.23.7                     it takes or proposes to its creditors any proceeding for, or seeks to make or makes, a general readjustment, rescheduling or deferral of its indebtedness (or any part thereof which it would otherwise be unable to pay when due); or

14.6.23.8                     any receiver, administrative receiver, judicial receiver, judicial manager, administrator, compulsory manager, judicial custodian, trustee in bankruptcy, liquidator (whether provisional or final), business rescue practitioner or the like is appointed in respect of it, its estate or any material part of its assets; or

14.6.23.9                     it causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the above paragraphs; and

14.6.24       Other than in respect of any condition which by its nature can only be satisfied immediately before, or at such time as, the Scheme becomes effective, the Remgro Subscription Agreement is unconditional in all respects.

14.7                        Matters referred to in paragraphs 14.6.20 and 14.6.21 above

14.7.1              Entering into any binding commitments in connection with any acquisition or disposal of a material asset, or which encumbers any material asset of the business; or

14.7.2              Amending or proposing to amend its memorandum of incorporation (or equivalent constitutional documents), save (a) as may be required to comply with any applicable law or as contemplated by the Bid Conduct Agreement and/or the Scheme or (b) in a manner which will not impact adversely on the implementation of the Scheme (or the Al Noor Special Dividend or the Al Noor Tender Offer);

14.7.3              Reorganising, amalgamating or merging any member of their respective Groups with any other person or entity, or acquiring or agreeing to acquire by amalgamating, merging or consolidating with, purchasing the shares of or substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof or disposing or transferring or agreeing to dispose of or transfer the shares or any of the assets of any member of their respective Groups, which would in each case be material in the context of the relevant Group (taken as a whole); or

14.7.4              Save in the case of Mediclinic in respect of the interim dividend payable in December 2015 (which shall not exceed such amount as would be payable by applying the same dividend payout ratio (being the dividend as a percentage of net profits) as applied in respect of the interim dividend paid by Mediclinic on 8 December 2014), declaring, setting aside or paying any dividend or other distribution (whether in cash, shares or other property) in respect of any share capital, except for the payment of dividends by members of their respective Groups which are wholly-owned by them or to another wholly-owned member of such Group or, in the case of the Mediclinic Group, for payment of dividends or other distributions (in the ordinary course of business in accordance with past practice) in respect of minority interests in associated or subsidiary undertakings; or

14.7.5              (a) splitting, combining or reclassifying any share capital or issuing or authorising the issuance of any other securities in respect of, in lieu of or in substitution for any share capital; (b) allotting, issuing, or authorising or proposing the allotment or issue of any share capital or any securities convertible into share capital, or rights, warrants or options to subscribe for or acquire any share, or transferring any stock out of treasury, other than the allotment and issue of shares under the exercise or vesting of options or awards outstanding under the Al Noor Deferred Annual Bonus Plan 2013 and the Al Noor Lond Term Incentive Plan as at the Announcement Date, or save as contemplated by the Bid Conduct Agreement; or (c) amending or proposing to amend any of the terms of any securities which are exercisable for or convertible or exchangeable into ordinary shares of any member of their respective Groups, save as may be required to applicable law or regulation; or

14.7.6              Save as contemplated by the Bid Conduct Agreement or in accordance with the terms of employee share plans as existing at the Announcement Date, issuing or granting any options or awards under any employee share plans of their respective Groups or adopting or amending any employee share plans; or

14.7.7              Increasing total borrowings or entering into any new loan agreement with any bank or other financial institution other than as would (on Al Noor’s accession to the Mediclinic Facility Agreement) not be prohibited by the Mediclinic Facility Agreement; or

14.7.8              Granting or becoming bound by any guarantee, suretyship, indemnity or other security in respect of any person other than (a) as would (on Al Noor’s accession to the Mediclinic Facility Agreement) not be prohibited by the Mediclinic Facility Agreement or (b) in the ordinary course of business in a way consistent with past practice; or

14.7.9              Requesting the delisting or suspension of the listing of any class of its securities from any stock exchange unless required to do so by applicable law or regulation or the rules of the relevant stock exchange; or

14.7.10       Forming or entering into or agree to enter into or form, or acquire a material interest in, any joint venture, partnership or agreement or other venture for the sharing of profits or assets other than in the ordinary course of business in a way consistent with past practice; or

14.7.11       Save as contemplated in the Bid Conduct Agreement, making material changes to the general terms of employment of its employees or the terms of employment of the directors of Mediclinic or the Al Noor Directors (as applicable) in any way, or making any improvements to the emoluments (including bonus arrangements) applicable to such employee or Director, other than as expressly permitted under the Bid Conduct Agreement or in the ordinary course of business or under periodic salary or wage reviews in a way consistent with past practice; or

14.7.12       Appointing a person as a director of Mediclinic or Al Noor (as applicable) or making any voluntary change to the board of Mediclinic or Al Noor (as applicable) (except for termination with just cause or replacement of departing personnel or as required under any existing relationship agreement with controlling shareholders); or

14.7.13       Save as contemplated in the Bid Conduct Agreement, adopting or amending in a material way any employee benefit, pension, bonus or profit sharing scheme (including without limitation any scheme having share purchase or share option provisions); or

14.7.14       In the case of Mediclinic, entering into any arrangements with the trustees of any pension scheme, in which any member of the Mediclinic Group participate, to pay employer contributions to such scheme other than those employer contributions agreed with the trustees at the Announcement Date, save as required by law or regulation or the rules of any such scheme; or

14.7.15       Save as contemplated in the Bid Conduct Agreement, entering into any arrangement with any non-executive Director, whereby any member of their respective Groups is required to make incentive payments to such non-executive Director upon the successful implementation of the Transactions; or

14.7.16       Agreeing to do any of the foregoing,

except and to the extent that any of the foregoing is undertaken pursuant to or directly in connection with: (a) the completion or performance of any obligations undertaken under any contract or arrangement entered into prior to the Announcement Date (provided details of the same have been fairly disclosed to the other party prior to the Announcement Date); and/or (b) the completion or performance of any actions or obligations undertaken in terms of this Circular or required in order to give effect to or implement the Transactions.

14.8                        Waiver and/or fulfilment of Conditions Precedent

14.8.1              The conditions in paragraphs 14.6.15, 14.6.17, 14.6.20 and 14.6.22 are for the benefit of Al Noor and may be waived by Al Noor in its sole discretion by notice in writing to Mediclinic.

14.8.2              The conditions paragraphs 14.6.1, 14.6.14, 14.6.16, 14.6.21 and 14.6.23 are for the benefit of Mediclinic and may be waived by Mediclinic in its sole discretion by notice in writing to Al Noor.

14.8.3              The conditions in paragraph 14.6.4 may be waived with the agreement in writing of both Mediclinic and Al Noor (in whole or in part); provided that Mediclinic may unilaterally waive such condition (in whole or in part) if Al Noor is satisfied (acting reasonably and having regard to such proposals as Mediclinic may make) that doing so would not require Al Noor to withdraw, qualify or modify the working capital statements set out in the Enlarged Group Prospectus or Al Noor Circular in any manner adverse to the implementation of the Transactions (including the Al Noor Special Dividend and the Al Noor Tender Offer).

14.8.4              The remainder of the conditions in paragraph 14.6 cannot be waived by Al Noor or Mediclinic.

14.8.5              To the extent that any Condition Precedent is capable of waiver, Al Noor and Mediclinic will be entitled to waive, by agreement in writing, such Condition Precedent (in whole or in part) prior to the date required for fulfilment of the relevant Condition Precedent.

14.8.6              Notwithstanding the provisions of paragraphs 14.8.1 to 14.8.5 above, in the event that by the day on which the last of the Conditions Precedent in paragraphs 14.6.1 to 14.6.11 (other than the issuing by the Panel of a compliance certificate in terms of the provisions of the Companies Act) have all been fulfilled or, if capable of waiver, waived, neither of Al Noor nor Mediclinic has given written notice to the other that any of the Conditions Precedent in paragraphs 14.6.12 to 14.6.24 remain unfulfilled, such latter Conditions Precedent will be deemed to have been fulfilled and, upon the Panel issuing the said compliance certificate, the Scheme will be deemed to have become unconditional (subject only to the acknowledgements and approvals envisaged in the Conditions Precedent in paragraphs 14.6.9, 14.6.10 and 14.6.11, having previously been given, not having subsequently been withdrawn).

14.8.7              An announcement will be released on SENS as soon as possible after the fulfilment, waiver or non-fulfilment, as the case may be, of the Conditions Precedent.

14.9                        Scheme Consideration

14.9.1              Provided that the Al Noor Resolutions are passed by Al Noor Shareholders, Al Noor will have the requisite authority to issue so many New Al Noor Shares as may be required to fully satisfy its obligation to issue all the New Al Noor Shares pursuant to the Scheme.

14.9.2              The consideration for the allotment of each New Al Noor Share shall be fulfilled and settled by virtue of the Scheme becoming operative, with the effect that all of Mediclinic’s obligations to pay the Repurchase Consideration in respect of those Scheme Shares subject to the Repurchase Option, and all the relevant Scheme Shares subject to the Exchange Option, shall be transferred to and shall be acquired by Al Noor.

14.9.3              The Independent Board believes that:

14.9.3.1                            the Repurchase Consideration constitutes fair and reasonable value for the Mediclinic Shares repurchased by the Company under the Repurchase Option. In this regard Mediclinic Shareholders are referred to paragraph 32 of this Circular and the report of the Independent Expert attached to this Circular as Annexure 8; and

14.9.3.2                            the New Al Noor Shares reflect fair and reasonable value for the cession of the Repurchase Consideration to Al Noor under the Repurchase Option and for the transfer to Al Noor of the Scheme Shares subject to the Exchange Option. In this regard, Mediclinic Shareholders are referred to paragraph 32 of this Circular and the report of the Independent Expert attached to this Circular as Annexure 8.

14.10                 Settlement of the Scheme Consideration

14.10.1                               Subject to the remaining paragraphs below and subject to the Scheme becoming operative, Scheme Participants will be entitled to receive the New Al Noor Shares.

14.10.2                               Settlement of the New Al Noor Shares is subject to the Exchange Control Regulations, the salient provisions of which are set out in paragraph 20 of this Circular.

14.10.3                               Al Noor or its agents will transfer and/or administer the delivery of the New Al Noor Shares to Scheme Participants.

14.10.4                               The Dematerialised Scheme Participants, if they are not Dissenting Shareholders on the Scheme Record Date, will have their accounts held at their CSDPs or Brokers credited with the New Al Noor Shares and debited with the Scheme Shares that they are transferring to Mediclinic or Al Noor (as applicable) pursuant to the Scheme on the Operative Date.

14.10.5                               If any Dematerialised Scheme Participants are still Dissenting Shareholders on the Scheme Record Date, they will have their accounts held at their CSDPs credited with the New Al Noor Shares and debited with the Scheme Shares that they are transferring to Mediclinic or Al Noor (as applicable) pursuant to the Scheme within five Business Days of the date on which they cease to be Dissenting Shareholders and become Scheme Participants, in which case the proviso following paragraph 14.10.8.3 and the provisions of paragraphs 14.10.9 and 16.1.8.2 will apply.

14.10.6                               In the case of Certificated Scheme Participants:

14.10.6.1           Certificated Scheme Participants who wish to receive New Al Noor Shares in Dematerialised form, who already have an account with a Broker or CSDP and have provided the details of their CSDP or Broker account in the appropriate box in Part C of the Form of Election, Surrender and Transfer (blue), will have their accounts at their Brokers or CSDPs credited with the New Al Noor Shares;

14.10.6.2           Certificated Scheme Participants who wish to receive New Al Noor Shares in Dematerialised form, but who do not have an account with a Broker or CSDP or who failed to provide the details of their CSDP or Broker account in the appropriate box in Part C of the Form of Election, Surrender and Transfer (blue), will be issued with statements of allocation and will be required to appoint a Broker or CSDP so that the New Al Noor Shares can be made available to them in Dematerialised form following implementation of the Scheme; and

14.10.6.3           Certificated Scheme Participants who do not wish to hold their New Al Noor Shares in Dematerialised form and prefer to hold their New Al Noor Shares in certificated form, will be furnished with appropriate physical documents of title.

14.10.7                               If the Scheme becomes operative and a Certificated Scheme Participant has surrendered its Documents of Title to the Transfer Secretaries at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) (or, in the case of Mediclinic Shareholders resident in Namibia who elect to do so, to Mediclinic’s Namibian Transfer Secretaries referred to in paragraph 3.2.1 on page 21 of this Circular) on or before 12:00 on the Scheme Record Date, then, subject to the Exchange Control Regulations:

14.10.7.1           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.1 above, its account at its Broker or CSDP will be credited with the New Al Noor Shares on the Operative Date;

14.10.7.2           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.2 above, such Certificated Scheme Participant’s statement of allocation in respect of the New Al Noor Shares will be posted to it, at its risk, within five Business Days of the Operative Date; or

14.10.7.3           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.3 above, the share certificates in respect of its New Al Noor Shares will be posted to it, at its risk, within five Business Days of the Operative Date.

14.10.8                               If the Scheme becomes operative and a Certificated Scheme Participant surrenders its Documents of Title to the Transfer Secretaries at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) (or, in the case of Mediclinic Shareholders resident in Namibia who elect to do so, to Mediclinic’s Namibian Transfer Secretaries referred to in paragraph 3.2.1 on page 21 of this Circular) after 12:00 on the Scheme Record Date, then, subject to the Exchange Control Regulations:

14.10.8.1           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.1 above, its account at its Broker or CSDP will be credited with the New Al Noor Shares within five Business Days of receipt of its completed Form of Election, Surrender and Transfer (blue);

14.10.8.2           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.2 above, its statement of allocation in respect of the New Al Noor Shares will be posted to it, at its risk, within five Business Days of receipt of its completed Form of Election, Surrender and Transfer (blue); or

14.10.8.3           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.3 above, the appropriate physical Document of Title in respect of its New Al Noor Shares will be posted to it, at its risk, within five Business Days of receipt of its completed Form of Election, Surrender and Transfer (blue), provided that should such Certificated Scheme Participant be a Dissenting Shareholder who subsequently becomes a Scheme Participant, it will still need to return a completed Form of Election, Surrender and Transfer (blue) to the Transfer Secretaries at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) (or, in the case of a Dissenting Shareholder resident in Namibia who elects to do so, to Mediclinic’s Namibian Transfer Secretaries referred to in paragraph 3.2.1 on page 21 of this Circular) and —

14.10.8.4           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.1 above, its Broker or CSDP account will be credited with its New Al Noor Shares; or

14.10.8.5           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.2 above, its statement of allocation in respect of its New Al Noor Shares will be posted to it, at its risk; or

14.10.8.6           should such Certificated Scheme Participant be a Scheme Participant referred to in paragraph 14.10.6.3 above the certificates in respect of its New Al Noor Shares will be posted to it, at your its,

(as the case may be) only on the date set out in paragraph 16.1.8 of this Circular.

14.10.9                               If the Scheme becomes operative and a Certificated Scheme Participant should fail to return a completed Form of Election, Surrender and Transfer (blue) to the Transfer Secretaries within three years after the Operative Date or, if a Certificated Scheme Participant is a Dissenting Shareholder who subsequently becomes a Scheme Participant pursuant to paragraph 16.1.8 of this Circular, within three years after the date on which it subsequently became a Scheme Participant pursuant to paragraph 16.1.8 of this Circular, the Scheme Consideration due to it will be disposed of at the ruling market price and the disposal consideration, less the costs incurred in disposing of the Scheme Consideration, will be paid to the benefit of the Guardian’s Fund of the Master of the High Court, from which it may be claimed by such Certificated Scheme Participant, subject to the requirements imposed by the Master of the High Court. In this regard such Scheme Participant irrevocably authorises and appoints the Company (or its successor-in-title), in rem suam, with full power of substitution, to act as its agent in its name, place and stead to dispose of the Scheme Consideration and to pay the proceeds to the benefit of the Guardian’s Fund in the aforesaid manner.

14.10.10                        The New Al Noor Shares accruing to any unknown/untraceable Certificated Scheme Participants or any known/traceable Certificated Scheme Participants who have failed to comply with the provisions of paragraph 14.10.5 will be transferred to Computershare Nominees Proprietary Limited and held in accordance with the Custody Agreement. Should any such Scheme Participant wish to claim the New Al Noor Shares, it will have to (i) tender its Documents of Title in respect of its Mediclinic Shares to the Transfer Secretaries, Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) (or, in the case of Mediclinic Shareholders resident in Namibia who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia), and (ii) complete such forms as may be from time to time be specified by the Transfer Secretaries for the purposes of stipulating a valid account with a CSDP or Broker into which Dematerialised Al Noor Shares can be transferred. The New Al Noor Shares will then be transferred into such account with the CSDP or Broker as may have been specified by the Scheme Participant concerned provided that such account must be within South Africa in the case of a resident but may in the case of a non-resident be inside or outside of South Africa. The Al Noor Shares will be fully fungible. However, Al Noor Shares transferred to accounts within South Africa will be listed on the South African share register of the Company. Should an unknown/untraceable Certificated Scheme Participant or a known/ traceable Scheme Participant tender its Documents of Title but not wish to open an account with a CSDP or Broker it may, by completing such forms as the Transfer Secretaries may require, instruct the Transfer Secretaries to sell the New Al Noor Shares to which it is entitled and remit the cash into an account with a South African bank on its behalf.

14.10.11                        Where, on or subsequent to the Operative Date, a person, who was not a registered holder of Scheme Shares on the Scheme Record Date, tenders to the Transfer Secretaries Documents of Title together with a duly stamped form of Election, Surrender And Transfer (blue), purporting to have been executed by or on behalf of the registered holder of such Scheme Shares and, provided that the New Al Noor Shares attaching to such Scheme Shares has not already been transferred into an account with a CSDP or Broker, then such transfer may be accepted by Mediclinic as if it were a valid transfer to such person of the Scheme Shares concerned, provided that Mediclinic and Al Noor have been, if so required by either or both of them, provided with an indemnity on terms acceptable to them in respect of such New Al Noor Shares.

14.10.12                        The New Al Noor Shares will be issued to Scheme Participants, in accordance with the terms of the Scheme without regard to any lien, right of set-off, counterclaim or other analogist right to which Mediclinic or Al Noor may otherwise be, or claim to be entitled.

14.11                 Effects of the Scheme

The effect of the Scheme will be that —

14.11.1                               all Scheme Shares sold to Mediclinic pursuant to the Repurchase Option will with effect from the Operative Date be cancelled and be restored to the status of unissued shares in the authorised capital of Mediclinic; and

14.11.2                               Al Noor will, with effect from the Operative Date, become the registered and beneficial owner of all of the Scheme Shares transferred to Al Noor pursuant to the Exchange Option (which Scheme Shares will constitute all the Mediclinic Shares that then remain in issue).

14.12                 Restricted jurisdictions

14.12.1                               The ability of Non-Resident Shareholders to vote at the Scheme Meeting and to participate in the Scheme may be affected by the laws of any jurisdiction relevant to them. Such Non-Resident Shareholders should inform themselves about any applicable legal requirements, which they are obliged to observe. It is the responsibility of any such Non-Resident Shareholder to satisfy himself/herself as to the full observance of the laws of any relevant jurisdiction in connection with the Scheme.

14.12.2                               To the extent that the release, publication or distribution of this Circular in certain jurisdictions outside of South Africa may be restricted or prohibited by the laws of such jurisdiction, then this Circular is deemed to have been provided for information purposes only and none of Mediclinic nor Al Noor, nor their respective directors, accept any responsibility for any failure by Scheme Participants to inform themselves about, and to observe, any applicable legal requirements in any such jurisdiction.

14.12.3                               Mediclinic Shareholders who are in doubt as to their position should consult their professional advisors immediately.

14.12.4                               Mediclinic Shareholders who complete the form of Election, Surrender And Transfer (blue) are deemed to represent and warrant to Mediclinic that they have not received or sent copies or originals of this Circular, the form of Election, Surrender And Transfer (blue) or any related documents in, into or from any jurisdiction in circumstances where doing so constitutes a violation of applicable law or regulation in such jurisdiction, and have not otherwise utilised in connection with the Scheme, the mails, or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facility of a national securities exchange of, any jurisdiction in circumstances where doing so constitutes a violation of applicable law or regulation in such jurisdiction.

15          ASSETS TRANSFER

15.1                        Overview

15.1.1              In order to create a more efficient corporate structure for the Enlarged Group, Mediclinic, certain subsidiaries of Mediclinic and Al Noor have entered into the Assets Transfer Agreement. Subject to the Assets Transfer Agreement becoming unconditional, Mediclinic will transfer to Al Noor the shares in the Designated Subsidiaries, through which Mediclinic conducts its non-South African operations, other than those in Namibia. The Scheme is not conditional on the Assets Transfer being approved by Shareholders, but the Assets Transfer is conditional (among other things) on the fulfilment or waiver (as the case may be) of all of the Conditions Precedent to the Scheme (other than the acknowledgements and approvals envisaged in the Conditions Precedent in paragraphs 14.6.9, 14.6.10 and 14.6.11, having previously been given, not having subsequently been withdrawn).

15.1.2              In broad terms, the Assets Transfer will be implemented as follows:

15.1.2.1                  on the first effective date of the Assets Transfer Agreement, Business Venture Investments No 1871 Proprietary Limited (“Mediclinic Health SA”) will dispose of all its assets to Mediclinic Investments and thereafter liquidate in terms of section 47 of the Income Tax Act. Also on the first effective date of the Assets Transfer Agreement, Mediclinic Investments will dispose of its entire shareholding in Mediclinic Jersey Limited to Mediclinic CHF Finco Limited (“Mediclinic CHF Finco”), in exchange for further shares in Mediclinic CHF Finco; and

15.1.2.2                  on the second effective date of the Assets Transfer Agreement, each of Mediclinic Investments, Mediclinic Middle East Investment Holdings Proprietary Limited and Mediclinic Europe Proprietary Limited will dispose of their shareholding in each of Mediclinic CHF Finco, Mediclinic Middle East Holdings Limited and Mediclinic Holdings Netherlands B.V., respectively, to Al Noor and the purchase price thereof shall remain outstanding as a debt due by Al Noor to the relevant sellers, which will (when the Scheme becomes operative) themselves become wholly owned subsidiaries of Al Noor.

15.2                        Rationale for the Assets Transfer

The Assets Transfer is intended to create a more efficient corporate structure for the Enlarged Group. Mediclinic and Al Noor consider it necessary to align the Enlarged Group’s subsidiaries along jurisdictional lines for efficient management thereof.

15.3                        The conditions precedent to the Assets Transfer

In addition to the approval of the Assets Transfer Resolution by Mediclinic Shareholders, and board and shareholder approval by the Mediclinic subsidiaries concerned, the Assets Transfer is also conditional on: (a) the receipt by Mediclinic of such approvals, consents or waivers (including from the Financial Surveillance Department of the South African Reserve Bank) as are necessary for the implementation of the Assets Transfer Agreement (in each case on terms satisfactory to Mediclinic and Al Noor each acting reasonably); (b) the receipt by Mediclinic of a favourable advance ruling from the Swiss tax authorities in respect of the Assets Transfer and (c) on the fulfilment or waiver (as the case may be) of all of the Conditions Precedent to the Scheme (other than the acknowledgements and approvals envisaged in the Conditions Precedent in paragraphs 14.6.9, 14.6.10 and 14.6.11, having previously been given, not having subsequently been withdrawn) and there being no reason to believe that the Mediclinic Scheme will not become operative in accordance with its terms.

The Assets Transfer is further subject to Al Noor being satisfied (acting reasonably and having regard to such proposals as Mediclinic may make) that completing the Assets Transfer would not require it to withdraw, qualify or modify the working capital statements set out in the Enlarged Group Prospectus or the Al Noor Circular in any manner adverse to the implementation of the Scheme, the Remgro Subscription, the Al Noor Special Dividend and the Al Noor Tender Offer.

The Scheme is not conditional on the approval of the Assets Transfer by Mediclinic Shareholders.

15.4                        The purchase consideration

Al Noor will acquire the shares in the Designated Subsidiaries at the market value thereof. The purchase consideration will remain outstanding as a debt due by Al Noor to the relevant sellers, which will (when the Scheme becomes operative) themselves become wholly owned subsidiaries of Al Noor.

15.5                        Other significant terms of the Assets Transfer Agreement

The Assets Transfer Agreement contains basic warranties only, in view of the fact that the various sellers and Al Noor will from part of the same group of companies shortly after the implementation of the Assets Transfer.

The Assets Transfer may at Mediclinic’s discretion be implemented in whole or in part.

15.6                        Approvals for the Assets Transfer

15.6.1              Mediclinic has obtained a dispensation from the JSE that the Assets Transfer need not comply with the category 1 transaction requirements of the JSE Listings Requirements.

15.6.2              The Independent Expert has prepared a report in terms of section 114 of the Companies Act and Regulation 90 of the Companies Regulations on the fairness and reasonableness of the Assets Transfer and the Scheme in so far as Mediclinic Shareholders are concerned, a copy of which is annexed hereto as Annexure 8.

15.6.3              The Assets Transfer must also be approved by a special resolution, in accordance with section 115(2)(a) of the Companies Act, at the Scheme Meeting. Accordingly, this Circular also proposes the Assets Transfer Resolution authorising the Assets Transfer, as detailed in special resolution number 2 of the Notice of Scheme Meeting.

15.7                        Rescission of the Assets Transfer

In the unlikely event that the Assets Transfer has been implemented but the Scheme does not become operative (e.g. because it becomes unlawful or impossible for it to do so), the Assets Transfer Agreement makes provision for the rescission of the Assets Transfer. In these circumstances, Al Noor is indemnified by Mediclinic in respect of any tax or other costs incurred by it in connection with the Assets Transfer.

16          DISSENTING SHAREHOLDERS’ APPRAISAL RIGHTS

16.1                        Mediclinic Shareholders are advised of their Appraisal Rights under section 164 of the Companies Act, which provides that:

16.1.1              At any time before either of the Fundamental Transaction Resolutions are to be voted on, a shareholder may give Mediclinic a written notice objecting to any such fundamental transaction resolution (“notice of objection”);

16.1.2              Within 10 Business Days after Mediclinic has adopted the relevant Fundamental Transaction Resolution, Mediclinic must send a notice that the fundamental transaction resolution has been adopted to each shareholder who gave Mediclinic a notice of objection and has neither withdrawn the notice of objection nor voted in favour of the Fundamental Transaction Resolution;

16.1.3              A shareholder may demand in writing within 20 Business Days after receipt of the notice referred to in paragraph 16.1.2 that Mediclinic pay the Mediclinic Shareholder the fair value for all the shares of Mediclinic held by that Mediclinic Shareholder if:

16.1.3.1                  the Mediclinic Shareholder sent Mediclinic a notice of objection;

16.1.3.2                  Mediclinic has adopted the Fundamental Transaction Resolution objected to; and

16.1.3.3                  the Mediclinic Shareholder voted against the fundamental transaction resolution and has complied with all of the procedural requirements of section 164 of the Companies Act;

16.1.4              The demand sent by the shareholder to Mediclinic as provided in paragraph 16.1.3 above must set out:

16.1.4.1                  the shareholder’s name and address;

16.1.4.2                  the number of Mediclinic Shares in respect of which the Mediclinic Shareholder seeks payment; and

16.1.4.3                  a demand for payment of the fair value of those shares. The fair value of the Mediclinic Shares is determined as at the date on which, and the time immediately before, Mediclinic adopted the fundamental transaction resolution;

16.1.5              If Mediclinic receives a demand in terms of 164(5) to 164(8) of the Companies Act and such demand is not withdrawn by the Operative Date, the Company will, in accordance with section 164(11) of the Companies Act, within five Business Days of the Operative Date, make an offer to those shareholders who have made demands and followed the above process to purchase their Mediclinic Shares at fair value;

16.1.6              A Dissenting Shareholder who has sent a demand in accordance with the requirements of sections 164(5) to 164(8) may withdraw that demand before Mediclinic makes an offer in accordance with section 164(11) of the Companies Act or if Mediclinic fails to make such an offer. If a Dissenting Shareholder voluntarily withdraws its demand made in accordance with the requirements of sections 164(5) to 164(8) of the Companies Act, it will cease to be a Dissenting Shareholder and will become a Scheme Participant whose Mediclinic Shares will be acquired by Mediclinic or Al Noor (as applicable), in accordance with paragraph 14 above, with retrospective effect from the Operative Date;

16.1.7              A Dissenting Shareholder who has sent a demand in accordance with the requirements of sections 164(5) to 164(8) has no further rights in respect of the Mediclinic Shares in respect of which it has made such demand, other than to be paid the fair value of such shares, unless:

16.1.7.1                  that Dissenting Shareholder withdraws that demand before Mediclinic makes an offer in accordance with section 164(11) of the Companies Act;

16.1.7.2                  Mediclinic fails to make an offer in accordance with section 164(11) of the Companies Act and that Dissenting Shareholder withdraws its demand; or

16.1.7.3                  Mediclinic makes an offer in accordance with section 164(11) of the Companies Act and the Dissenting Shareholder allows such offer to lapse; or

16.1.7.4                  Mediclinic revokes the applicable fundamental transaction resolution(s), by means of a subsequent special resolution,

in which case that Mediclinic Shareholder’s rights will, in accordance with section 164(10) of the Companies Act, be reinstated without interruption.

16.1.8              In the event that any of the circumstances contemplated in section 164(9)(a) and (b) of the Companies Act occur, as set out in paragraph 16.1.7, then a Dissenting Shareholder shall:

16.1.8.1                  if such event takes place on or before the Scheme Record Date, be deemed to be a Scheme Participant and be subject to the provisions of the Scheme; and

16.1.8.2                  if such event takes place after the Scheme Record Date, be deemed to have been a Shareholder as at the Operative Date, provided that settlement of the New Al Noor Shares and transfer of the obligation to settle that Dissenting Shareholder’s Repurchase Consideration or Scheme Shares (as applicable) to Al Noor shall take place on the later of: (i) the Operative Date; (ii) the date which is five Business Days after that Dissenting Shareholder so withdrew its demand or allowed Al Noor’s offer to lapse, as the case may be; and (iii) if that Dissenting Shareholder is a Certificated Shareholder, the date which is five Business Days after that Dissenting Shareholder surrendered its Documents of Title and completed a form of Election, Surrender And Transfer (blue) accepting the offer to the Transfer Secretaries;

16.1.9              The offer made in accordance with section 164(11) of the Companies Act will, in accordance with the requirements of section 164(12)(b) of the Companies Act, lapse if it is not accepted by the Dissenting Shareholder within 30 Business Days after it was made. If the Dissenting Shareholder allows that offer to lapse, it will cease to be a Dissenting Shareholder and will become a Scheme Participant whose Mediclinic Shares will be acquired by Mediclinic or Al Noor (as applicable), in accordance with paragraph 14 above;

16.1.10       A Dissenting Shareholder who accepts an offer made in accordance with the requirements of section 164(11) of the Companies Act will become an Excluded Dissenting Shareholder and will not participate in the Scheme. The Excluded Dissenting Shareholder must thereafter, if it (i) holds Certificated Mediclinic Shares, tender the Documents of Title in respect of such Certificated Mediclinic Shares to Mediclinic or the Transfer Secretaries; or (ii) holds Dematerialised shares, instruct its CSDP or Broker to transfer those Mediclinic Shares to Mediclinic or the Transfer Secretaries. Mediclinic must pay that Excluded Dissenting Shareholder the agreed amount within 10 Business Days after the Excluded Dissenting Shareholder has accepted the offer and tendered the Documents of Title or directed the transfer to Mediclinic or the Transfer Secretaries of the Dematerialised shares;

16.1.11       A Dissenting Shareholder who considers the offer made by Mediclinic in accordance with section 164(11) of the Companies Act to be inadequate, may, in accordance with section 164(14) of the Companies Act, apply to a Court to determine a fair value in respect of the Mediclinic Shares that were the subject of that demand, and an order requiring Mediclinic to pay the Dissenting Shareholder the fair value so determined. The Court will, in accordance with section 164(15)(v) of the Companies Act, be obliged to make an order requiring:

16.1.11.1           the Dissenting Shareholders to either withdraw their respective demands or to tender their Mediclinic Shares as contemplated in paragraph 16.1.10 above; or

16.1.11.2           Mediclinic to pay the fair value in respect of the Mediclinic Shares (as determined by the Court) to each Dissenting Shareholder who tenders its Mediclinic Shares, subject to any conditions the Court considers necessary to ensure that Mediclinic fulfils its obligations under section 164 of the Companies Act.

16.1.12       If, pursuant to the order of the Court, any Dissenting Shareholder withdraws its demand, the Dissenting Shareholder will cease to be a Dissenting Shareholder and will become a Scheme Participant whose Mediclinic Shares will be acquired by Mediclinic or Al Noor (as applicable), in accordance with paragraph 14 above, with retrospective effect from the Operative Date;

16.1.13       If, pursuant to the order of the Court, a Dissenting Shareholder tenders its Mediclinic Shares to Mediclinic, such Dissenting Shareholder will become an Excluded Dissenting Shareholder and will not participate in the Scheme. The Excluded Dissenting Shareholder must thereafter, if it (i) holds Certificated Mediclinic Shares, tender the Documents of Title in respect of such Certificated Mediclinic Shares to Mediclinic or the Transfer Secretaries; or (ii) holds Dematerialised shares, instruct its CSDP or Broker to transfer those Mediclinic Shares to Mediclinic or the Transfer Secretaries. Mediclinic must pay that Excluded Dissenting Shareholder the fair value determined by the Court within 10 Business Days after the Excluded Dissenting Shareholder has accepted the offer and tendered the Documents of Title or directed the transfer to Mediclinic or the Transfer Secretaries of the Dematerialised shares;.

16.1.14       Any Mediclinic Shareholder that is in doubt as to what action to take must consult their legal or professional advisor in this regard. A copy of section 164 of the Companies Act is attached to this Circular as Annexure 10;

16.1.15       Before exercising their rights under section 164 of the Companies Act, Mediclinic Shareholders should have regard to the following factors:

16.1.15.1           the report of the Independent Expert set out in Annexure 8 to this Circular concludes that the terms of the Scheme are fair and reasonable; and

16.1.15.2           the Court is empowered to grant a costs order in favour of, or against, a Dissenting Shareholder, as may be applicable; and

16.1.16       It should be noted that one of the conditions of the Scheme is that within 30 Business Days following the Scheme Meeting, Mediclinic Shareholders either do not validly exercise Appraisal Rights, or they validly exercise Appraisal Rights in terms of section 164 of the Companies Act by giving valid demands in terms of section 164(7) of the Companies Act, in respect of no more than 3% of the issued ordinary shares of Mediclinic.

17          VARIATION OF THE TERMS OF THE TRANSACTIONS

17.1                        Mediclinic reserves the right to agree with Al Noor, at any time before any of the Mediclinic Resolutions has been voted on, that any of the terms applicable to any of the Transactions be varied, or that Al Noor takes any other action which may affect Al Noor Shareholders or the value of the Scheme Consideration (“relevant action”). The relevant action may take any form (including an increase in the number of Al Noor Shares in issue, the payment of any special distribution (including an increase in the amount of the Al Noor Special Dividend) or an increase in the amount payable per Al Noor Share (and/or the scale back limit) under the Al Noor Tender Offer), and such action may directly or indirectly impact in an economically adverse manner on Mediclinic Shareholders or on the value of the Scheme Consideration, but may not reduce the Scheme Consideration (i.e. the number of Al Noor Shares offered to Mediclinic shareholders in terms of the Scheme). Any relevant action would be subject to the principles set out in this paragraph.

17.2                        If the relevant action is agreed to before any of the Mediclinic Resolutions has been voted on:

17.2.1              an updated announcement will be published setting out details of the relevant action (including an updated statement of financial effects, if applicable);

17.2.2              if and to the extent that the opinion of the Independent Expert is required to be updated, an updated opinion will be obtained and it will be published and be made available for inspection;

17.2.3              a revised recommendation of the Independent Board will be published:

17.2.3.1                  in the updated announcement, if the Independent Expert opinion does not have to be updated; or

17.2.3.2                  as soon as the updated Independent Expert opinion is available, if the Independent Expert opinion has to be updated;

17.2.4              all Mediclinic Shareholders who have already taken any action (e.g. sent proxies for voting purposes or made elections) will be given an opportunity to do so again, and the appropriate revised procedures and timelines will be published in the updated announcement; and

17.2.5              if the updated announcement is published (i) more than five Business Days before the date of the Scheme Meeting, the Scheme Meeting shall proceed and the Scheme shall be voted on at the scheduled time, or (ii) five Business Days or less before the date of the Scheme Meeting, the Scheme Meeting shall (with the approval of Mediclinic Shareholders) be adjourned so that it takes place not less than five Business Days and not more than 15 Business Days after the date of publication of the updated announcement.

18          TAX IMPLICATIONS FOR MEDICLINIC SHAREHOLDERS

18.1                        The expected tax implications of the Scheme on Mediclinic Shareholders will depend on the individual circumstances of each Mediclinic Shareholder. Mediclinic Shareholders should seek advice from appropriate professional advisors if they are in any doubt whatsoever about their tax position.

18.2                        Mediclinic Shareholders are referred to Annexure 11 for a general summary of the expected South African tax implications.

19          APPLICABLE LAWS

19.1                        The Scheme shall be governed by the laws of South Africa only. Each Mediclinic Shareholder and Al Noor shall be deemed to have irrevocably submitted to the non-exclusive jurisdiction of the courts of South Africa in relation to all matters arising out of or in connection with the Scheme.

19.2                        The issue of the New Al Noor Shares shall be governed by the laws of England.

20          NON-RESIDENT SHAREHOLDERS AND EXCHANGE CONTROL REGULATIONS

Annexure 12 to this Circular contains a summary of the Exchange Control Regulations as they apply to Scheme Participants. Scheme Participants who are Non-Residents must satisfy themselves as to the full observance of the laws of any relevant jurisdiction concerning the receipt of the New Al Noor Shares, including (without limitation) obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such jurisdiction. If in doubt, Scheme Participants should consult their professional advisors immediately.

21          FUNDING OF THE SCHEME CONSIDERATION

Al Noor has confirmed to the Mediclinic Board that, subject to the passing of the relevant Al Noor Resolutions at the Al Noor General Meeting, it will be able to issue the maximum number of New Al Noor Shares which may be required to fully satisfy the issue of Al Noor Shares pursuant to Exchange Option and the Repurchase Option, and that it has the necessary board authority and, subject as aforesaid, will have the necessary shareholder authority to issue such New Al Noor Shares in connection with the Scheme.

22          FINANCIAL INFORMATION

22.1                        Annual Financial Statements

22.1.1              The consolidated annual financial statements of the Mediclinic Group in respect of its last three financial years, being the financial years ended 31 March 2013, 31 March 2014 and 31 March 2015 are annexed to this Circular as Annexure 3.

22.1.2              The unaudited interim results of Mediclinic for the six months ended 30 September 2015 are annexed to this Circular as Annexure 4.

22.1.3              The consolidated annual financial statements of Al Noor and its subsidiaries in respect of its last three financial years, being the financial years ended 31 December 2012, 31 December 2013 and 31 December 2014 are included in Annexure 4 to the SA Prospectus and are accordingly not included in this Circular.

22.1.4              The unaudited interim results of Al Noor for the six months ended 30 June 2015 are annexed to this Circular as Annexure 5.

22.2                        Pro forma financial information

22.2.1              A pro forma statement of financial position and pro forma income statement of the Enlarged Group are annexed to this Circular as Annexure 6 and should be read in conjunction with the Independent Reporting Accountant’s Report thereon contained in Annexure 7.

22.2.2              The pro forma statement of financial position at 30 September 2015 gives effect to the Transactions as if they had occurred on 30 September 2015. The pro forma income statements for the twelve months ended 31 March 2015 and the six months ended 30 September 2015 are presented as if the Transactions had become operative at the beginning of the relevant periods.

23          PRO FORMA FINANCIAL EFFECTS OF THE TRANSACTIONS

The pro forma financial effects set out below have been prepared to assist Mediclinic and Al Noor Shareholders to assess the impact of the Transactions on the earnings per share (“EPS”), headline EPS (“HEPS”), normalised HEPS, net asset value (“NAV”) and tangible NAV (“TNAV”) per share. Due to the nature of these pro forma financial effects, they are presented for illustrative purposes only and may not fairly present the Enlarged Group’s financial position or the results of its operations after implementation of the Transactions.

The pro forma financial effects have been prepared in terms of Regulation 106 of the Companies Regulations and the Guide on Pro Forma Financial Information issued by the South African Institute of Chartered Accountants. These pro forma financial effects are the responsibility of the Directors and are provided for illustrative purposes only. Detailed notes and the material assumptions thereto are set out in Annexure 6 and should be read in conjunction with these pro forma financial effects. The Independent Reporting Accountant’s report on the pro forma financial information of the Enlarged Group is presented in Annexure 7 to this Circular.

Pro forma financial effects on a Mediclinic Shareholder

	Before the	Before the	After the
	Transactions	Transactions	Transactions	Percentage
	(Note 1)	(Note 2)	(Note 3)	change
	ZAR cents	pence	pence	%
As at 30 September 2015
NAV per share (cents/pence)	4,960.9	373.2	445.9	19%
TNAV per share (cents/pence)	3,575.1	268.9	180.3	(33)%

For the six months ended 30 September 2015
EPS (cents/pence)	214.1	17.6	6.4	(64)%
HEPS (cents/pence)	213.8	17.6	6.4	(64)%
Normalised HEPS (cents/pence)	208.6	17.2	16.8	(2)%

For the year ended 31 March 2015
EPS (cents/pence)	509.5	45.7	30.4	(33)%
HEPS (cents/pence)	483.9	43.4	28.5	(34)%
Normalised HEPS (cents/pence)	408.2	36.6	34.0	(7)%

Notes:

1.                   Amounts in cents as extracted and derived from the audited financial statements of Mediclinic for the year ended 31 March 2015, and unaudited interim results for the six months ended 30 September 2015.

2.                   Equivalent amounts in pence using the Rand (ZAR) amounts and converting them into Pounds (GBP), the reporting currency of the Enlarged Group, at an exchange rate of ZAR/GBP of 21.3 as at 30 September 2015 and an average exchange rate of ZAR/GBP of 19.3 for the six month ended 30 September 2015 and 17.82 for the year ended 31 March 2015, and using an equivalent number of Al Noor Shares as denominator (1 Mediclinic Share converted into 0.62500 Al Noor Shares).

3.                   The position after the Transactions, as extracted from the Pro Forma Financial Information set out in Annexure 6.

Pro forma financial effects on an Al Noor shareholder

	Before the	Before the	After the
	Transactions	Transactions	Transactions	Percentage
	(Note 1)	(Note 2)	(Note 3)	change
	USD cents	pence	pence	%
As at 30 September 2015 for the Enlarged Group (30 June for Al Noor)
NAV per share (cents/pence)	222.3	141.2	445.9	216%
TNAV per share (cents/pence)	192.6	122.3	180.3	47%

For the six months ended 30 September 2015 for the Enlarged Group (30 June for Al Noor)
EPS (cents/pence)	36.0	24.0	6.4	(73)%
HEPS (cents/pence)	36.0	24.0	6.4	(73)%
Normalised HEPS (cents/pence)	36.0	24.0	16.8	(30)%

For the year ended 31 March 2015 for the Enlarged Group (31 December for Al Noor)
EPS (cents/pence)	69.5	41.1	30.4	(26)%
HEPS (cents/pence)	69.5	41.1	28.5	(31)%
Normalised HEPS (cents/pence)	69.5	41.1	34.0	(17)%

Notes:

1.                                      Amounts in USD cents as extracted and derived from the audited results of Al Noor for the year ended 31 December 2014, and unaudited interim results for the six months ended 30 June 2015.

2.                                      Equivalent amounts in pence using the Dollar (USD) amounts and converting them into Pounds (GBP), the reporting currency of the Enlarged Group, at an exchange rate of USD/GBP of 1.578 as at 30 June 2015 and an average exchange rate of USD/ GBP of 1.52 for the six month ended 30 June 2015 and 1.65 for the year ended 31 December 2014.

3.                                      The position after the Transactions, as extracted from the Pro Forma Financial Information set out in Annexure 6.

23.1                        Price and Trading History of Mediclinic Shares

The price and trading history of Mediclinic Shares on the JSE are set out in Annexure 2 to this Circular.

24          SHARE CAPITAL OF MEDICLINIC AND THE MAJOR SHAREHOLDERS OF MEDICLINIC

24.1                        The share capital of Mediclinic consists of ordinary shares of no par value. Mediclinic’s authorised and issued ordinary shares as at the Last Practicable Date were as follows:

Number of shares
Authorised shares
Ordinary no par value shares	1 000 000 000
Issued shares
Ordinary no par value shares	979 068 436
Treasury shares
Ordinary Shares held as Treasury Shares	13 501 148
Total stated capital (net of Treasury Shares)	986 498 852

Furthermore, Mediclinic has 428,597 unvested share awards that have been made in terms of the Mediclinic International Forfeitable Share Plan, which are held in treasury. In addition unvested conditional share awards for 52,946 Mediclinic Shares were made to TO Wiesinger in terms of the Mediclinic International Forfeitable Share Plan (unvested).

As at the Last Practicable Date, the Treasury Shares were held as follows:

	Number of	Percentage of
Name	Treasury Shares	all Issued Shares
The Mpilo Trust	12 737 548	1.301%
The Mpilo Trust (Namibia)	335 000	0.034%
Mediclinic International Limited (for purposes of the Forfeiture Share Plan) — 2014 Grant	220 717	0.022%
Mediclinic International Limited (for purposes of the Forfeiture Share Plan) — 2015 Grant	207 880	0.021%
Total	13 501 148	1.379%

24.2                        Insofar as is known to Mediclinic, the major Shareholders of the Company, other than Directors, that beneficially hold, directly or indirectly, 5% or more of the issued ordinary share capital of Mediclinic as at the Last Practicable Date are as set out below:

Shareholder	Number of shares	Percentage holding
Remgro Healthcare	410 212 007	41.90%
Black economic empowerment shareholders	—	—
Mpilo Investments Holdings 2 (RF) Proprietary Limited	39 332 736	4.02%
Mpilo 1 Newco (RF) Proprietary Limited	23 377 488	2.39%
The Mpilo Trust & The Mpilo Trust (Namibia)	13 073 548	1.34%
Government Employees Pension Fund	83 730 500	8.55%

24.3                        After the implementation of the Scheme, Al Noor will hold the entire issued ordinary share capital of Mediclinic.

25          BENEFICIAL INTERESTS

25.1                        Interests of Al Noor and its Directors in Mediclinic Shares

25.1.1              As at the Last Practicable Date, neither Al Noor nor any person acting in concert with Al Noor or any person in respect of which Al Noor has received an irrevocable undertaking to vote in favour of the Scheme (with the exception of Remgro Healthcare, those members of the Board who hold Mediclinic Shares and Gert Hattingh, all of whom have irrevocably undertaken in favour of Al Noor to vote in favour of the Scheme) holds any direct or indirect beneficial interests in Mediclinic Shares, nor has Al Noor dealt in Mediclinic Shares during the period beginning six months before the date of the offer made by Mediclinic in terms of the Scheme and ending on the Last Practicable Date.

25.1.2              As at the Last Practicable Date, the Directors of Al Noor (including persons equivalent to Directors) did not hold any direct or indirect beneficial interests in Mediclinic Shares, nor have the Directors of Al Noor dealt in Mediclinic Shares during the period beginning six months before the Offer Period and ending on the Last Practicable Date.

25.2                        Interests of Al Noor Directors in Al Noor Shares

25.2.1              At the Last Practicable Date, the Directors of Al Noor (or their associates), including Directors who have resigned in the last 18 months, hold, directly and indirectly, beneficial interests in Al Noor Shares as follows:

Shareholder	Number of shares	Percentage holding
R Lavater	—	—
I Tyler	—	—
Dr K Alom	7 055 946	6.04%
S Keating	—	—
WJ Ward	—	—
WS Ward	—	—
MM Al Hamiri	—	—
A Nimer	—	—
Sheikh M Bin Butti (resigned)	—	—
F Belhoul (resigned)	—	—
KH Hasan (resigned)	—	—

25.2.2              During the period beginning six months before the Offer Period and ending on the Last Practicable Date, the Directors of Al Noor engaged in the following dealings in Al Noor Shares:

Name	Description of dealing
R Lavater	n/a
I Tyler	n/a
Dr K Alom	n/a
S Keating	n/a
WJ Ward	n/a
WS Ward	n/a
MM Al Hamiri	n/a
Sheikh M B B Al Hamed	n/a
A Nimer	n/a

25.2.3              Details of the rights of certain Al Noor directors to acquire Al Noor Shares under existing Al Noor share plans are set out in section 1, paragraph 2.10.1.5 of the SA Prospectus.

25.3                        Interests of Mediclinic and its Directors in Al Noor Shares

As at the Last Practicable Date, neither Mediclinic nor any of its Directors held any direct or indirect beneficial interests in Al Noor Shares, nor have Mediclinic or any of its Directors dealt in Al Noor Shares during the period beginning six months before the Offer Period and ending on the Last Practicable Date.

25.4                        Interests of Mediclinic Directors in Mediclinic Shares

25.4.1              At the Last Practicable Date, the Directors of Mediclinic (and their associates), including Directors who have resigned in the last 18 months, held, directly and indirectly, beneficial interests in 6 668 292 Mediclinic Shares, representing 0.68% of the total issued ordinary shares of Mediclinic. The direct and indirect beneficial interests of the Directors of Mediclinic as at the Last Practicable Date are shown below, which exclude the grants in terms of the Mediclinic International Forfeitable Share Plan:

Executive Directors

	Direct	Indirect	Held by		Percentage
Name	beneficial	beneficial	Associates	Total	holding
DP Meintjes	189 144	—	—	189 144	0.02%
KHS Pretorius	146 642	—	—	146 642	0.01%
CI Tingle	110 351	—	—	110 351	0.01%
CA van der Merwe	49 008	—	—	49 008	0.01%
TO Wiesinger	—	—	—	—	—

Non-executive Directors

	Direct	Indirect	Held by		Percentage
Name	beneficial	beneficial	Associates	Total	holding
E de la H Hertzog	80 567	5 376 927	550 274	6 007 768	0.61%
R E Leu	—	—	—	—	—
JJ Durand	—	—	—	—	—
JA Grieve	—	—	—	—	—
MK Makaba(1)	—	—	—	—	—
N Mandela	—	—	—	—	—
TD Petersen	—	—	—	—	—
AA Raath	—	—	—	—	—
DK Smith	—	—	—	—	—
PJ Uys	—	—	—	—	—

Note:

(1)         Dr MK Makaba holds a 3.65% interest in Phodiso Holdings Limited, which company is the holder of the entire issued ordinary share capital of Mpilo Investments Holdings 2 (RF) Proprietary Limited, which in turn holds a 4.02% interest in Mediclinic.

25.4.2              The unvested grants in terms of the Mediclinic International Forfeitable Share Plan to executive Directors (including Directors who have resigned in the last 18 months) as at the Last Practicable Date are shown below.

	Shares awarded	Shares awarded
	in 2014 (earliest	in 2015 (earliest		Percentage
	vesting in	vesting in		of issued
Name	May 2017)	May 2018)	Total	shares
DP Meintjes	79 077	69 639	148 716	0.02%
CI Tingle	44 320	40 649	84 969	0.01%
KHS Pretorius	31 690	27 160	58 850	0.01%
TO Wiesinger(1)	28 010	24 936	52 946	0.01%
CA van der Merwe	26 411	23 034	49 445	0.01%

Note:

(1)         TO Wiesinger received rights to conditional shares to be delivered at the applicable vesting date. This arrangement is provided for in terms of the rules of the Forfeitable Share Plan due to country-specific arrangements.

25.4.3              The Directors of Mediclinic did not engage in any dealings in Mediclinic Shares during the period beginning six months before the Offer Period and ending on the Last Practicable Date, other than the acceptance of the share awards and the conditional share award on 17 June 2015, as disclosed in paragraph 25.4.2 above, and the following of their rights to subscribe for new Mediclinic Shares in terms of the Mediclinic rights issue that closed on 21 August 2015 at a price of R90.00 per rights issue share as disclosed in the table below:

Executive Directors

Number of rights issue shares bought
Name	Direct beneficial	Indirect beneficial	Held by Associates
DP Meintjes	38 343	—	—
CI Tingle	22 166	—	—
KHS Pretorius	16 642	—	—
CA van der Merwe	11 173	—	—

Non-executive Directors

Number of rights issue shares bought
Name	Direct beneficial	Indirect beneficial	Held by Associates
E de la H Hertzog	9 143	610 209	62 449

Save for the dealings in Mediclinic Shares referred to in paragraph 25.4.3, there have been no changes in the interests of the Directors, or Directors who have resigned in the previous 18 months, between the end of the preceding financial year and the Last Practicable Date.

26          BID CONDUCT AGREEMENT

On the Announcement Date, Al Noor and Mediclinic entered into the Bid Conduct Agreement in respect of the Transactions. Under the terms of the Bid Conduct Agreement:

26.1                        Al Noor and Mediclinic agreed to provide information relating to and, where applicable, co-operate, with respect to the preparation of the necessary regulatory filings, shareholder circulars and prospectuses;

26.2                        Mediclinic undertook to take certain steps in relation to the preparation of this Circular;

26.3                        Al Noor and Mediclinic set out their intentions with regards to the treatment of certain existing share schemes; and

26.4                        Mediclinic agreed to pay a break fee of £5 million to Al Noor, as Al Noor’s exclusive remedy, if the Bid Conduct Agreement is terminated: (i) as a result of the Independent Board not making or, once made, withdrawing, modifying or qualifying its recommendation to Mediclinic Shareholders that they vote in favour of the resolutions necessary to implement the Transactions; or (ii) as a result of the failure or inability to satisfy certain of the conditions precedent to implementation of the Transactions (as set out in paragraph 14.6 of this Circular). The break fee represents approximately 0.09% of Mediclinic’s market capitalisation as at the close of trading on 13 October 2015, the day before the Bid Conduct Agreement was signed.

27          IRREVOCABLE UNDERTAKINGS

27.1                        The following Mediclinic Shareholders who are eligible to vote at the Scheme Meeting have irrevocably undertaken to Al Noor and Mediclinic to vote in favour of the Mediclinic Resolutions.

Shareholder	Number of shares	Percentage holding
Remgro Healthcare	410 212 007	41.90%
E de la H Hertzog	6 007 768	0.61%
DP Meintjes	337 860	0.04%
GC Hattingh	213 510	0.02%
KHS Pretorius	205 492	0.02%
CI Tingle	195 320	0.02%
CA van der Merwe	98 453	0.01%
Total	417 270 410	42.62%

27.2                        These irrevocable undertakings remain binding if a competing proposal is made to either Al Noor or Mediclinic, but cease to be binding from the date on which the Scheme lapses or is withdrawn in accordance with its terms.

27.3                        As stated in paragraph 8.3, the interpretation and effect of section 117(1)(b) (definition of “act in concert”) and section 115(4) of the Companies Act, on the Scheme, in so far as Remgro Healthcare is concerned, has, however, been referred to the Takeover Special Committee for a hearing and a decision.

27.4                        The dealings in Mediclinic Shares by Directors who have provided irrevocable undertakings during the period beginning six months before the Offer Period and ending on the Last Practicable Date are disclosed in paragraphs 25.4.2 and 25.4.3. Dealings in Mediclinic Shares by the other parties who have provided irrevocable undertakings, namely Remgro Healthcare and G C Hattingh, for the period beginning six months before the Offer Period and ending on the Last Practicable Date are as follows (as a result of following their rights to subscribe for new Mediclinic shares in terms of the Mediclinic rights issue that closed on 21 August 2015 at a price of R90.00 per rights issue share):

27.4.1              Remgro Healthcare followed its rights to subscribe for 45 940 451 new Mediclinic Shares in terms of the Mediclinic rights issue that closed on 21 August 2015 at a price of R90.00 per rights issue share. Remgro Healthcare also acquired 5 402 435 new Mediclinic Shares in terms of the Mediclinic rights issue in its capacity as the underwriter to the rights issue; and

27.4.2              GC Hattingh followed his rights to subscribe for 24 230 new Mediclinic Shares, held directly and indirectly, in terms of the Mediclinic rights issue that closed on 21 August 2015 at a price of R90.00 per rights issue share.

28          MATERIAL AGREEMENTS IN RELATION TO THE TRANSACTIONS

28.1                        Save as set out below, no agreements that are considered to be material to a decision regarding the Assets Transfer or the Scheme to be taken by Mediclinic Shareholders have been entered into between any of the following parties: Mediclinic, Al Noor, any Directors of Mediclinic (or persons who were Directors or prescribed officers of Mediclinic within the 12 months preceding the Last Practicable Date), any Directors of Al Noor (and persons who were Directors of Al Noor within the 12 months preceding the Last Practicable Date), the Shareholders of Al Noor (or persons who were Shareholders of Al Noor within the 12 months preceding the Last Practicable Date) and any Mediclinic Shareholders (or persons who were Mediclinic Shareholders within the 12 months preceding the Last Practicable Date).

28.2                        The following agreements are considered to be material to a decision to be taken by Mediclinic Shareholders regarding the Assets Transfer and the Scheme:

28.2.1              the Bid Conduct Agreement;

28.2.2              the Assets Transfer Agreement;

28.2.3              the Remgro Subscription Agreement;

28.2.4              the Relationship Agreement;

28.2.5              the Mediclinic Facility Agreement;

28.2.6              the rules of the Mediclinic International Forfeitable Share Plan; and

28.2.7              the irrevocable undertakings provided by Remgro and the Directors who hold shares in Mediclinic to vote in favour of the Fundamental Transaction Resolutions.

29          MEDICLINIC SHARE PLANS

29.1                        Awards under the Mediclinic International Forfeitable Share Plan may vest as a result of the Scheme (and Mediclinic shall procure that its Remuneration Committee exercises its discretion to determine the extent to which the awards vest). To the extent that awards do not vest, it is agreed that the unvested part may at the discretion of the Mediclinic Remuneration Committee be exchanged for awards over Al Noor Shares on such terms as Al Noor and Mediclinic shall agree such that participants in the Mediclinic Forfeitable Share Plan are in no worse position than prior to the implementation of the Mediclinic Scheme or may be cashed out or otherwise treated in accordance with the rules of the Mediclinic Forfeitable Share Plan.

29.2                        The effect of the Scheme in respect of Awards under the Mpilo Trust employee share plan is (subject to compliance with the trust deed in respect of obtaining a favourable independent opinion in relation to the Scheme) expected to be as follows:

29.2.1              in respect of the first three allocations in terms of which the lock-in period expires on 31 December 2015:

29.2.1.1    employees who elect to sell their Mediclinic Shares (which should occur before the Scheme becomes operative) will not be affected;

29.2.1.2    employees who elect to take transfer of their shares will have their Mediclinic Shares exchanged for New Al Noor Shares (in the Exchange Ratio) and they will accordingly be treated the same as all Mediclinic Shareholders; and

29.2.1.3    employees who elect to remain in the Mpilo Trust will have their units linked to new New Al Noor Shares (in the Exchange Ratio); and

29.2.2              in respect of the allocation in terms of which the lock-in period expires in 2018, the Mediclinic Shares linked to the units will be exchanged for New Al Noor shares (in the Exchange Ratio).

29.3                        Al Noor and Mediclinic will notify:

29.3.1              holders of awards under the Mediclinic International Forfeitable Share Plan of the impact of the Scheme on their awards and the extent to which their awards will vest as a result of the Scheme; and

29.3.2              the trustees of the Mpilo Trust of the impact of the Scheme on the units allocated under the Mpilo Trust and what action is required to be taken by the trustees to determine the Mpilo Trust’s participation in the Mediclinic Scheme.

30          MEDICLINIC DIRECTORS

30.1                        Directors’ interests in Transactions

None of the Directors of the Group, including any Director who resigned within the last 18 months, has or had any material beneficial interest, direct or indirect, in any transaction which is or was material to the business of the Group taken as a whole, and which was effected by the Company during the current or immediately preceding financial year or during any earlier financial year and which remains outstanding or unperformed in any respect.

30.2                        Voting of the Mediclinic Directors

The Directors of Mediclinic who hold Mediclinic Shares have undertaken to Al Noor and Mediclinic vote their Mediclinic Shares in favour of the Scheme.

31          MATERIAL CHANGES AND LITIGATION

Save for the acquisition of an interest in Spire Healthcare Group plc, and the related rights issue undertaken by Mediclinic, as announced on SENS on 22 June 2015 and 24 August 2015 respectively, there are no known material changes in the financial or trading position of Mediclinic subsequent to the latest published audited results for the financial year ended 31 March 2015. There are no legal or arbitration proceedings, including any proceedings that are pending or threatened involving the Mediclinic Group, of which Mediclinic is aware, that may have or have had in the recent past, being at least the previous 12 (twelve) months, a material effect on Mediclinic’s financial position.

32          OPINIONS AND RECOMMENDATIONS

32.1                        In accordance with section 114 of the Companies Act, the Independent Board has appointed the Independent Expert, an independent advisor acceptable to the Panel, to provide an Independent Expert’s opinion regarding the Scheme and to make appropriate recommendations to the Independent Board in terms of a report contemplated in section 114(3) of the Companies Act.

32.2                        The Independent Expert has, as contemplated in regulation 110(1) of the Takeover Regulations, performed a valuation on the Mediclinic Shares, and has, as contemplated in regulation 110(10) of the Takeover Regulations, performed a valuation on the New Al Noor Shares.

32.3                        The report of the Independent Expert also includes the items required by section 114(3) of the Companies Act.

32.4                        Taking into consideration the terms and conditions of the Scheme, the Independent Expert is of the opinion that such terms and conditions are fair and reasonable to Mediclinic Shareholders. The Independent Expert has also opined that the terms of the Assets Transfer are fair and reasonable to Mediclinic Shareholders.

The Independent Expert’s report is included in Annexure 8 to this Circular and has not been withdrawn prior to the publication of this Circular.

32.5                        The Independent Board appointed PwC to prepare a reporting accountants report required by Regulation 106 of the Companies Regulations and paragraph 8.45(c) of the JSE Listings Requirements in respect of the pro forma financial information. A copy of the reporting accountants’ report in respect of the pro forma accounts prepared in respect of Mediclinic and Al Noor is contained in Annexure 7 to this Circular.

32.6                        The Independent Board has considered all those factors mentioned in or referred to in the Scheme Circular and in the Independent Expert Report, as well as the Risk Factors referred to in the Enlarged Group Prospectus and the SA Prospectus, which are factors which, as contemplated in regulation 110(6) of the Takeover Regulations, are difficult to quantify or are unquantifiable, and there are no other such factors of which the Independent Board is aware.

32.7                        The Independent Board, having applied its own judgment, having taken into account such factors and considerations as the Independent Board deems relevant (including the valuation of Al Noor performed for the Independent Board by the Company’s corporate advisor, RMB) and are required to take into account, and having taken cognisance of the report of the Independent Expert, in accordance with its responsibilities in terms of regulation 110 of the Takeover Regulations:

•                  has formed a view of the range of the fair value of the Mediclinic Shares and the Al Noor Shares;

•                  notes that such valuation range is substantially consistent with the Exchange Ratio, and places a lower value on Al Noor than the valuation range contained in the report of the Independent Expert;

•                  noting that the terms of the Transactions represent value to Al Noor Shareholders which is at a significant premium to the price at which Al Noor Shares traded before the fact that discussions regarding the Transactions were taking place was announced, is of the opinion that the terms and conditions of the Scheme and the Assets Transfer are nevertheless fair and reasonable to Mediclinic Shareholders; and

•                  unanimously recommends that Mediclinic Shareholders vote in favour of all resolutions to be proposed at the Scheme Meeting in order to give effect to the Scheme and the Assets Transfer.

32.8                        The Al Noor Board also supports the Scheme and the Assets Transfer.

32.9                        The Mediclinic Board has not received any other offers as defined in Regulation 101 in the preceding six months.

33          SERVICE CONTRACTS AND REMUNERATION OF DIRECTORS OF MEDICLINIC

33.1                        Under UK law, Al Noor is required to have a directors’ remuneration policy that is approved periodically by shareholders by way of ordinary resolution. It is expected that Al Noor will propose, in contemplation of the Scheme becoming operative, certain revisions to its remuneration policy, among other things to enable the steps described below to be taken and for the executive Directors to continue on their existing terms of employment.

33.2                        Those non-executive Directors who will join the board of Al Noor on implementation of the Scheme (being Dr. Edwin Hertzog, Jannie Durand, Alan Grieve, Prof. Dr. Robert Leu, Nandi Mandela, Trevor Petersen and Desmond Smith), will resign as directors of Mediclinic and be appointed as directors of Al Noor on the usual terms of appointment for non-executive directors of Al Noor and will accordingly be entitled to directors’ fees (paid in sterling) and reimbursement of expenses in accordance with Al Noor’s revised remuneration policy and commensurate with their roles and responsibilities.

33.3                        The executive Directors who will join the board of Al Noor on implementation of the Scheme (being Danie Meintjes and Craig Tingle) will remain as directors and employees of Mediclinic but will also be appointed as directors of Al Noor. In their capacity as directors of Al Noor, they will be entitled to directors’ fees (paid in sterling) and reimbursement of expenses in accordance with Al Noor’s revised remuneration policy and commensurate with their roles and responsibilities. It is not expected that this would result in an immediate or material increase in their overall remuneration. However, the board of the Enlarged Group may in due course review whether the overall remuneration of the executive directors continues to be appropriate, which may result in an increase in their overall remuneration (subject always to the terms of Al Noor’s remuneration policy).

34          COSTS OF THE SCHEME

The costs to Mediclinic of the Scheme and the SA Prospectus, as well as the LSE and JSE listings, are expected to amount to approximately R468,144,000 (excluding VAT), as follows:

Service	Service Provider	R’000
Financial advisor	Rand Merchant Bank	167 324
Financial advisor	Morgan Stanley	167 324
Reporting accountants	PwC	20 000
Independent Expert	Ernst & Young	2 500
International legal advisor	Slaughter and May	85 440
South African legal advisor	Cliffe Dekker Hofmeyr	6 000
US legal advisor	Cravath, Swaine & Moore LLP	2 670
UK legal advisors to lenders — Mediclinic Facility	Clifford Chance	8 544
SA legal advisors to lenders — Mediclinic Facility	Allen & Overy	5 500
Legal advisors to lenders — Mediclinic Facility	Cary Olsen	427
UKLA fees	UK Listing Authority	427
Competition filing fee	SA Competition Commission	300
TRP fees	TRP	285
JSE documentation inspection fees	JSE	15
Other		1 388
Total		468 144 000

Note: In cases where fee estimates were made in a currency other than ZAR, those estimates have been converted into ZAR for purposes of the above table at the spot rate applicable on the Last Practicable Date, namely £1 / ZAR21.36.

35          CONSENTS

The financial advisors, sponsors, legal advisors, Independent Expert, reporting accountants and Transfer Secretaries listed in the section entitled “Corporate Information and Advisors” have consented in writing to the inclusion of their names and reports (if any) in this Circular in the form and context in which they appear and have not withdrawn their consents prior to the publication of this Circular.

36          GENERAL

36.1                        Subject to the prior written consent of Al Noor, and subject to the approval of the Panel, the Mediclinic Board and Scheme Participants may consent, before or at the Scheme Meeting, to any amendment, variation or modification of the Scheme, provided that the Exchange Ratio shall not be reduced to below 0.62500 Al Noor Shares for one Mediclinic Share.

36.2                        A certificate signed by a duly authorised Director of each of Mediclinic and Al Noor stating that all the Conditions Precedent have been fulfilled or waived and that the Scheme has become operative shall be binding on Al Noor, Mediclinic and the Scheme Participants.

36.3                        Upon the Scheme becoming operative, the existing Documents of Title relating to the Scheme Shares held by any Scheme Participants will cease to be of any value, other than for the purposes of surrender in terms of the Scheme, and no certificates or deeds of documents will be issued by Mediclinic in place thereof.

36.4                        Subject to approval of the Mediclinic Resolutions, Mediclinic will be entitled, and will have the authority, in rem suam, on behalf of each Scheme Participant, to authorise any person nominated by Mediclinic to sign all documents required to carry the Scheme into effect, including but not limited to forms of proxy, changes of address and other entitlements from Mediclinic.

36.5                        All times and dates referred to in the Scheme are subject to change by agreement between Mediclinic and Al Noor, with the approval of the Panel and JSE where required. Any such change will be published on SENS.

37          DIRECTORS’ RESPONSIBILITY STATEMENT

37.1                        Mediclinic Board responsibility statement

The members of the Independent Board, whose names are given in the definition of “Independent Board”, collectively and individually accept full responsibility for the accuracy of the information contained in this Circular to the extent that it relates to Mediclinic and certify that to the best of their knowledge and belief, the information contained in this Circular relating to Mediclinic is true and correct and that nothing has been omitted that is likely to affect the importance of the information given.

37.2                        Al Noor Board responsibility statement

In compliance with Regulation 106(4)(i), the Directors of Al Noor, whose names are given in the definition of “Al Noor Board”, collectively and individually accept full responsibility for accuracy of the information contained in this Circular but only to the extent that it relates to Al Noor, and certify that, to the best of their knowledge and belief, the information contained in this Circular in so far as it relates to Al Noor is true and correct and that nothing has been omitted that is likely to affect the importance of the information given.

38          DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection during normal business hours at the registered office of Mediclinic and from the Sponsor and Transfer Secretaries whose details appear on the inside front cover of this Circular from the date of publication of this Circular up to and including the date of the Scheme Meeting:

38.1                        the consolidated audited annual financial statements of the Mediclinic Group for the three financial years ended 31 March 2013, 31 March 2014 and 31 March 2015;

38.2                        the unaudited interim financial statements of Mediclinic for the six months ended 30 September 2015;

38.3                        the consolidated audited annual financial statements of Al Noor and its subsidiaries for the three financial years ended 31 December 2012, 31 December 2013 and 31 December 2014;

38.4                        the six months’ unaudited interim financial information on Al Noor for the six months ended 30 June 2015;

38.5                        the pro forma statement of financial position and income statement of the Enlarged Group subsequent to the implementation of the Scheme had been implemented on 30 September 2015 for statement of financial position purposes, and for the income statements for the 12 months ended 31 March 2015 and the six months ended 30 September 2015 as if the Scheme had taken place at the beginning of the relevant periods;

38.6                        the Reporting Accountants’ report on the pro forma financial information;

38.7                        the memorandum of incorporation of the Company;

38.8                        the articles of association of Al Noor (including proposed amendments thereof);

38.9                        the Bid Conduct Agreement;

38.10                 the Assets Transfer Agreement;

38.11                 the Remgro Subscription Agreement;

38.12                 the Relationship Agreement;

38.13                 the rules of the Mediclinic International Forfeitable Share Plan;

38.14                 the consent letters referred to in paragraph 35;

38.15                 a signed copy of this Circular;

38.16                 the opinion letter from the Independent Expert;

38.17                 a copy of the Panel’s approval of this Circular; and

38.18                 copies of the irrevocable undertakings referred to in paragraph 26 above.

A copy of the Enlarged Group Prospectus will be available for inspection during normal business hours at the registered office of Mediclinic and from the Sponsor and Transfer Secretaries whose details appear on the inside front cover of this Circular from the date on which that document is published up to and including the date on which the Scheme becomes operative (or lapses in accordance with its terms).

SIGNED FOR AND ON BEHALF OF THE INDEPENDENT BOARD	SIGNED FOR AND ON BEHALF OF THE MEDICLINIC BOARD

DK Smith	CI Tingle
Chairman	Chief Financial Officer
17 November 2015	17 November 2015

SIGNED FOR AND ON BEHALF OF THE AL NOOR BOARD

R Lavater
Chief Executive Officer
17 November 2015

ANNEXURE 1 – DIRECTORS’ AND GROUP EXECUTIVES’ INFORMATION

1                 DIRECTORS AND MANAGEMENT OF MEDICLINIC AND ITS MAJOR SUBSIDIARIES

The full names, nationalities, ages, business addresses, functions and terms of office of the current Directors of Mediclinic up to the Last Practicable Date, are set out below:

Director and Nationality	Age	Business Address	Function
Daniël Petrus Meintjes (SA)	59	Mediclinic Offices, Strand Road,	Chief Executive Officer — Mediclinic
		Stellenbosch, 7600, South Africa

Craig Ian Tingle (SA)	56	Mediclinic Offices, Strand Road,	Chief Financial Officer — Mediclinic
		Stellenbosch, 7600, South Africa

Koert Hendrik Stefanus Pretorius (SA)	52	Mediclinic Offices, Strand Road,	Chief Executive Officer — Mediclinic Southern Africa
		Stellenbosch, 7600, South Africa

Carel Aron van der Merwe (SA)	53	Mediclinic Offices, Strand Road,	Chief Clinical Officer — Mediclinic
		Stellenbosch, 7600,South Africa

Thorsten Ole Wiesinger (German)	53	Hirslanden Head Office,	Chief Executive Officer — Hirslanden
		Seefeldstrasse 214, Ch-8008,
		Zürich, Switzerland

Desmond Kent Smith (SA)	68	Sanlam Head Office, 2 Strand Road,	Lead Independent Director
		Bellville, 7530, South Africa

James Alan Grieve (British)	63	Compagnie Financière Richemont Sa,	Independent Non-Executive
		50 Chemin De La Chenaie,
		PO Box 50, 1293 Bellevue,
		Geneva, Switzerland

Robert Eduard Leu (Swiss)	68	Department Of Economics,	Independent Non-Executive
		University Of Bern,
		Schanzeneckstrasse 1, Ch-3012,
		Bern, Switzerland

Nandi Mandela (SA)	47	Linda Masinga & Associates,	Independent Non-Executive
		71 Davenport Road, Glenwood,
		Durban, 4001, South Africa

Trevor David Petersen (SA)	59	116 Woodside Village, 21 Norton	Independent Non-Executive
		Way, Rondebosch, 7700, South Africa

Albert Anton Raath (SA)	60	Glacier by Sanlam, Glacier Place,	Independent Non-Executive
		1 Sportica Crescent, Tyger Valley,
		7530, South Africa

Edwin de la Harpe Hertzog (SA)	66	37 Dorp Street, Stellenbosch,	Non-Executive
		7600, South Africa

Jan Jonathan Durand (SA)	48	Remgro, Millennia Park, 16 Stellentia	Non-Executive
		Avenue, Stellenbosch, 7600,
		South Africa

Mpumela Kayalethu Makaba (SA)	63	Faranani Health, Unit 6, The Oaks	Non-Executive
		Office Park, 368 Oak Avenue,
		Randburg, 2194, South Africa

Petrus Johannes Uys (SA)	53	Remgro, Millennia Park, 16 Stellentia	Non-Executive
		Avenue, Stellenbosch, 7600, South Africa

The full names, nationalities, ages, business addresses and functions of the senior management of Mediclinic and the directors and senior management of Mediclinic Investments, Mediclinic Southern Africa Proprietary Limited, Mediclinic Proprietary Limited, Mediclinic Europe Proprietary Limited, Mediclinic Luxembourg S.ar.l, Mediclinic Holdings Netherlands B.V. and Hirslanden AG, all major subsidiaries of the Company (whether individually or on consolidated basis) up to the Last Practicable Date, are set out below:

Mediclinic Senior Management (not already listed above):

David John Hadley (British) (42)
Position	Chief Executive Officer: Mediclinic Middle East
Business address	Mediclinic Middle East, Building 53, Floor 3, Dubai
Healthcare City Authority, Dubai, United Arab Emirates

Gert Cornelis Hattingh (SA) (51)
Position	Executive: Group Services and Company Secretary
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Dirk Cornelius le Roux (SA) (56)
Position	Executive: Information and Communications Technology
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Mediclinic Investments Proprietary Limited
Listed above.

Mediclinic Southern Africa Proprietary Limited

Directors (not already listed above):

Willem Hendrik Aucamp (SA) (47)
Position	Chief Operating Officer: Mediclinic Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Abraham Jozua Joubert (SA) (45)
Position	Chief Financial Officer: Mediclinic Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Nkaki Sydwell Matlala (SA) 62)
Position	Government and Industry Affairs Executive: Mediclinic
Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Biren Valodia (SA) (48)
Position	Chief Marketing Officer: Mediclinic Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Senior Management (not already listed above):

Stefan Smuts (SA) (46)
Position	Chief Clinical Officer: Mediclinic Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Roly Buys (SA) (63)
Position	Executive: Funder Relations and Contracting: Mediclinic
Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Greg van Wyk (SA) (53)
Position	Executive: Human Resources: Mediclinic Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Raymond Plotz (SA) (49)
Position	Executive: ICT: Mediclinic Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Clara Findlay (SA) (48)
Position	Executive: Legal Services: Mediclinic Southern Africa
Business address	Mediclinic Offices, Strand Road, Stellenbosch, 7600,
South Africa

Mediclinic Proprietary Limited
Listed above.

Mediclinic Europe Proprietary Limited
Listed above.

Mediclinic Luxembourg S. à r.l

Directors (not already listed above):

Barbara Katharina Neuerburg (German) (36)
Position	Director
Business address	15, Rue Edward Steichen, L-2540, Luxembourg

Zuzanna Zielinska-Rousseau (French) (38)
Position	Director
Business address	15, Rue Edward Steichen, L-2540, Luxembourg

Mediclinic Holdings Netherlands B.V.

Directors (not already listed above):

Martinus Nicolaas Michel Warmerdam (Dutch) (55)
Position	Director
Business address	Van Galenlaan 40, 3941 VD Doorn, The Netherlands
Hirslanden AG

Hirslanden A.G.

Directors (not already listed above):

Andreas Hannes Kappeler (Swiss) (39)
Position	Chief Financial Officer: Hirslanden
Business address	Hirslanden, Seefeldstrasse 214, 8008 Zürich, Switzerland

Daniel Liedtke (Swiss) (45)
Position	Chief Operating Officer: Hirslanden
Business address	Hirslanden, Seefeldstrasse 214, 8008 Zürich, Switzerland

Senior Management (not already listed above):

Magnus Ulrich Oetiker (Swiss) (43)
Position	Chief Strategy Officer: Hirslanden
Business address	Hirslanden, Seefeldstrasse 214, 8008 Zürich, Switzerland

Christian Hugo Alfred Westerhoff (German) (48)
Position	Chief Clinical Officer: Hirslanden
Business address	Hirslanden, Seefeldstrasse 214, 8008 Zürich, Switzerland

Mediclinic Middle East

Senior Management (not already listed above):
Michèle Claire Rosso (French) (33)
Position	Chief Financial Officer: Mediclinic Middle East
Business address	Mediclinic Middle East, Building 53, Floor 3, Dubai
Healthcare City Authority, Dubai, United Arab Emirates

2                 INFORMATION ON DIRECTORS

EXECUTIVE DIRECTORS OF MEDICLINIC

DP (Danie) Meintjes (59)

Chief Executive Officer — Mediclinic

Qualifications: B.PI. (Hons)

Experience: Joined the Group in 1985 and appointed in 1996 as a Director of the Company. Seconded to Dubai in 2006 and appointed as the Chief Executive Officer of the Company’s operations in Dubai in 2007. Appointed as the Company’s Chief Executive Officer since April 2010.

CI (Craig) Tingle (56)

Chief Financial Officer — Mediclinic

Qualifications: B.Sc. (For), B.Compt. (Hons), CA(SA)

Experience: Appointed in 1992 as the Financial Director of the Company. After his resignation as the Financial Director in 1999, he stayed on as a non-executive Director until 2005, when he was appointed as the Chief Financial Officer of the Company’s operations in Dubai. Appointed as the Company’s Chief Financial Officer since September 2010.

CA (Ronnie) van der Merwe (53)

Chief Clinical Officer — Mediclinic

Qualifications: M.B.Ch.B., D.A. (SA), F.C.A. (SA)

Experience: Joined the Group in 1999 as head of the Clinical Information Department. Currently the Chief Clinical Officer of the Company. Appointed as an executive Director of the Company in 2010.

KHS (Koert) Pretorius (52)

Chief Executive Officer — Mediclinic Southern Africa

Qualifications: B.Compt, MBL

Experience: Joined the Group in 1998 and appointed as a Director of the Company in 2006. Appointed as the Chief Executive Officer of Mediclinic Southern Africa in 2008.

TO (Ole) Wiesinger (German) (53)

Chief Executive Officer: Hirslanden

Qualifications: Ph.D., Postgraduate Studies in Health Economics

Experience: Joined the Hirslanden group in 2004. Appointed as the Chief Executive Officer of Hirslanden and a Director of the Company in 2008.

NON-EXECUTIVE DIRECTORS OF MEDICLINIC

Independent Non-Executive Directors

DK (Desmond) Smith (68)

Lead Independent Director

Qualifications: B.Sc., FASSA

Experience: Chairman of the Reinsurance Group of America (RGA) and Sanlam. Appointed as a Director of the Company in 2008. Also appointed as the Lead Independent Director of the Company in 2010.

JA (Alan) Grieve (British) (63)

Qualifications: B.A. (Hons), CA

Experience: Director of Corporate Affairs of Richemont, as well as non-executive Director of Reinet Investments Manager SA. Appointed as a Director of the Company in 2012.

RE (Robert) Leu (Swiss) (68)

Qualifications: Master in Economics, Ph.D.

Experience: Executive Director of the Department of Economics at the University of Bern in Switzerland. Appointed as a Director of the Company in 2010.

N (Nandi) Mandela (47)

Qualifications: B.Soc.Sc., Associate in Management (AIM)

Experience: Director of Linda Masinga & Associates, a town planning and consultancy firm. Appointed as a Director of the Company in 2012.

TD (Trevor) Petersen (59)

Qualifications: B.Comm (Hons), CA(SA)

Experience: Former managing partner of the Cape Town office of PricewaterhouseCoopers Inc. and former chairman of PwC Western Cape and the South African Institute of Chartered Accountants. He currently serves on the University of Cape Town Council and is also a Director of Petmin Limited. Appointed as a Director of the Company in 2012.

AA (Anton) Raath (60)

Qualifications: B.Comm., CA(SA)

Experience: Chief Executive Officer of Glacier, a subsidiary of Sanlam. Appointed as a Director of the Company in 1996.

Non-Executive Directors

E de la H (Edwin) Hertzog (66)

Chairman (Non-executive)

Qualifications: M.B.Ch.B., M.Med., F.F.A. (SA), Ph.D. (honoris causa)

Experience: Appointed in 1983 as Managing Director, in 1990 as executive Vice-chairman and in 1992 as executive Chairman of the Company. Retired in August 2012 from his executive role, but remained on the Board as non-executive Chairman. Other Directorships include Distell and Remgro.

JJ (Jannie) Durand (48)

Qualifications: B.Acc. (Hons), M.Phil. (Management Studies), CA(SA)

Experience: Chief Executive Officer of Remgro. Appointed as a Director of the Company in June 2012. Other Directorships include Discovery Holdings, Distell, FirstRand Bank, Grindrod and RCL Foods.

MK (Kabs) Makaba (63)

Qualifications: M.B.Ch.B., Intermediate Diploma in Personnel Management and Training, Certificate in Small Business Management

Experience: Chief Executive Officer of Faranani Health Solutions and Director of Phodiso Holdings. Appointed as a Director of the Company in 2008.

PJ (Pieter) Uys (53)

Qualifications: B.Sc. (Engin), M.Sc. (Engin), MBA

Experience: Investment Manager at Remgro and previous Chief Executive Officer of Vodacom. Appointed as a Director of the Company in 2013.

ANNEXURE 2 — SHARE PRICE HISTORY OF MEDICLINIC

Set out below is a table showing the aggregate volumes and values traded and the highest and lowest prices traded in Mediclinic’s shares for:

•              each quarter over the 2 years prior to the Last Practicable Date;

•              each month over the 12 months preceding the Last Practicable Date prior to the date of issue of this Circular; and

•              each day over the 30 days preceding the Last Practicable Date.

The highest, lowest and closing price of Shares of Mediclinic’s ordinary Shares on the JSE, for the last 30 trading days, for each day commencing from 25 September 2015 to 5 November 2015 (being the Last Practicable Date prior to the finalisation of this Circular) and the daily volume are as follows:

	High	Low	Close	Volume	Value
Period	(Rands)	(Rands)	(Rands)	(million)	(Rand Millions)
Oct-Nov 2015	124.18	109.50	121.40	57.1	6 724.7
Jul-Sep 2015	113.61	90.50	110.43	93.8	9 885.9
Apr-Jun 2015	134.59	96.65	102.34	124.9	13 854.2
Jan-Mar 2015	130.00	96.48	121.99	86.2	10 116.7
Oct-Dec 2014	104.31	83.70	100.65	103.9	9 824.4
Jul-Sep 2014	97.20	80.70	91.99	62.9	5 656.2
Apr-Jun 2014	85.40	70.71	81.69	67.4	5 271.6
Jan-Mar 2014	76.89	66.51	74.83	67.4	4 776.0
Nov-Dec 2013	76.95	68.55	76.00	43.1	3 055.2

	High	Low	Close	Volume	Value
Period	(Rands)	(Rands)	(Rands)	(million)	(Rand Millions)
Nov-15	123.00	120.50	121.40	6.5	788.4
Oct-15	124.18	109.50	121.58	50.6	5 936.3
Sep-15	111.00	101.51	110.43	34.3	3 645.2
Aug-15	110.84	90.50	106.54	32.1	3 315.6
Jul-15	113.61	100.00	112.66	27.5	2 925.1
Jun-15	107.37	96.65	102.34	49.4	5 047.6
May-15	127.94	104.05	106.85	54.1	6 096.2
Apr-15	134.59	120.44	126.14	21.3	2 710.5
Mar-15	129.80	117.51	121.99	26.7	3 322.6
Feb-15	130.00	113.20	123.17	24.6	2 997.3
Jan-15	119.00	96.48	115.78	34.9	3 796.8
Dec-14	104.31	90.00	100.65	34.2	3 274.2
Nov-14	102.41	93.65	94.09	36.5	3 497.7
Oct-14	98.83	83.70	98.50	33.3	3 052.5

	High	Low	Close	Volume	Value
Period	(Rands)	(Rands)	(Rands)	(million)	(Rand Millions)
05-Nov-15	123.00	120.51	121.40	1.9	230.7
04-Nov-15	122.50	121.00	121.60	1.9	236.8
03-Nov-15	122.17	120.50	121.31	1.5	183.7
02-Nov-15	122.50	120.59	121.60	1.1	137.3
30-Oct-15	122.29	120.88	121.58	1.2	151.6
29-Oct-15	121.56	119.05	120.88	1.2	143.3
28-Oct-15	121.75	119.00	120.20	0.9	108.5
27-Oct-15	121.91	119.60	120.75	1.0	122.6
26-Oct-15	122.43	119.52	120.80	2.1	254.6
23-Oct-15	121.50	118.62	121.30	2.9	354.3
22-Oct-15	120.10	117.00	119.00	2.5	296.8
21-Oct-15	117.99	114.80	117.00	1.6	193.0
20-Oct-15	116.49	113.61	116.20	3.0	350.7
19-Oct-15	117.50	113.81	115.00	2.8	325.5
16-Oct-15	118.04	114.28	114.34	1.8	205.7
15-Oct-15	118.46	113.54	116.50	4.7	545.4
14-Oct-15	124.18	110.26	113.81	5.5	630.4
13-Oct-15	117.93	114.16	117.22	1.7	200.9
12-Oct-15	118.15	115.07	116.34	1.8	207.3
09-Oct-15	120.99	114.98	115.99	2.1	244.8
08-Oct-15	121.40	117.54	119.64	1.4	173.2
07-Oct-15	122.67	117.64	120.50	3.3	399.2
06-Oct-15	121.87	117.05	119.27	2.6	307.0
05-Oct-15	117.36	113.04	117.00	1.6	191.2
02-Oct-15	115.00	111.97	113.31	1.7	187.6
01-Oct-15	115.98	109.50	114.50	3.0	343.0
30-Sep-15	111.00	107.34	110.43	3.2	354.3
29-Sep-15	108.50	101.56	107.83	2.4	262.2
28-Sep-15	105.44	101.51	103.22	0.9	90.1
25-Sep-15	106.17	104.25	105.10	0.9	97.0

ANNEXURE 3 — CONSOLIDATED ANNUAL FINANCIAL STATEMENTS OF MEDICLINIC AND ITS SUBSIDIARIES FOR THE YEARS ENDED 31 MARCH 2013, 31 MARCH 2014 AND 31 MARCH 2015

CONSOLIDATED ANNUAL FINANCIAL STATEMENTS OF MEDICLINIC AND ITS SUBSIDIARIES FOR THE YEAR ENDED 31 MARCH 2013

STATEMENTS OF FINANCIAL POSITION

AS AT 31 MARCH 2013

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m		Notes	R’m	R’m
		ASSETS
6 273	11 239	Non-current assets		47 875	42 033
—	—	Property, equipment and vehicles	5	40 233	34 808
—	—	Intangible assets	6	7 279	6 350
6 273	11 239	Interest in subsidiary	7	—	—
—	—	Investments in associates	8	2	1
—	—	Other investments and loans	10	17	662
—	—	Derivative financial instruments	22	100	—
—	—	Deferred income tax assets	11	244	212
—	—	Current assets		8 899	8 162
—	—	Inventories	12	684	582
—	—	Trade and other receivables	13	5 466	4 815
—	—	Current income tax assets		44	4
—	—	Derivative financial instruments	22	—	24
—	—	Other investments and loans	10	—	128
—	—	Investment in money market funds	14	—	510
—	—	Cash and cash equivalents		2 705	2 099
6 273	11 239	Total assets		56 774	50 195

		EQUITY
		Capital and reserves
65	11 027	Stated and issued capital		11 027	65
6 066	—	Share premium		—	6 066
—	—	Treasury shares		(256)	(269)
6 131	11 027	Share capital	15	10 771	5 862
7	72	Retained earnings	16	1 655	4 171
135	140	Other reserves	17	4 953	83
6 273	11 239	Attributable to equity holders of the Company		17 379	10 116
—	—	Non-controlling interests	18	796	1 288
6 273	11 239	Total equity		18 175	11 404

		LIABILITIES
—	—	Non-current liabilities		32 537	32 969
—	—	Borrowings	19	25 359	22 864
—	—	Deferred income tax liabilities	11	6 227	5 303
—	—	Retirement benefit obligations	20	501	823
—	—	Provisions	21	365	240
—	—	Derivative financial instruments	22	85	3 739
—	—	Current liabilities		6 062	5 822
—	—	Trade and other payables	23	4 135	3 460
—	—	Borrowings	19	1 011	1 930
—	—	Provisions	21	322	121
—	—	Derivative financial instruments	22	65	—
—	—	Current income tax liabilities		529	311
—	—	Total liabilities		38 599	38 791
6 273	11 239	Total equity and liabilities		56 774	50 195

INCOME STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m		Notes	R’m	R’m
507	643	Revenue		24 562	21 986
—	—	Cost of sales		(13 845)	(12 314)
(5)	(10)	Administration and other operating expenses	24	(5 454)	(5 003)
502	633	Operating profit before depreciation (EBITDA)		5 263	4 669
		Depreciation and amortisation		(999)	(910)
502	633	Operating profit		4 264	3 759
—	—	Other gains and losses	25	531	(26)
—	—	Income from associates		2	1
—	—	Finance income		68	85
—	—	Finance cost	27	(5 166)	(1 642)
502	633	(Loss)/profit before tax		(301)	2 177
(38)	—	Income tax expense	28	(442)	(693)
464	633	(Loss)/profit for the year		(743)	1 484
		Attributable to:
		Equity holders of the Company		(1 002)	1 221
		Non-controlling interests		259	263
				(743)	1 484
		(Loss)/earnings per ordinary share attributable to the equity holders of the Company — cents
		Basic	29	(135.0)	179.8
		Diluted	29	(131.3)	173.5

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 MARCH 2013

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m		Notes	R’m	R’m
464	633	(Loss)/profit for the year		(743)	1 484
		Other comprehensive income Items that may be reclassified to the income statement
—	—	Currency translation differences	17 & 18	1 705	1 405
—	—	Fair value adjustment — cash flow hedges	17	3 203	(1 126)
				4 908	279
		Items that may not be reclassified to the income statement
—	—	Actuarial gains and losses	16	201	(403)
—	—	Other comprehensive income/(loss), net of tax	30	5 109	(124)

464	633	Total comprehensive income for the year		4 366	1 360
		Attributable to:
		Equity holders of the Company		4 064	1 035
		Non-controlling interests		302	325
				4 366	1 360

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 MARCH 2013

	Stated			Share-
	issued			based
	share	Share	Treasury	payment
	capital	premium	shares	reserve
	(note 15)	(note 15)	(note 15)	(note 17)
	R’m	R’m	R’m	R’m
Balance at 31 March 2011	65	6 066	(288)	129
Utilised by the Mpilo Trusts	—	—	7	—
Utilised for share option scheme	—	—	21	—
Treasury shares purchased	—	—	(9)	—
Share-based payment expense	—	—	—	6
Change in shareholding of subsidiaries	—	—	—	—
Transactions with non-controlling shareholders	—	—	—	—
Total comprehensive income/(loss) for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2012	65	6 066	(269)	135
Transfer to stated capital	6 066	(6 066)	—	—
Shares issued	5 000	—	—	—
Share issue costs	(104)	—	—	—
Utilised by the Mpilo Trusts	—	—	6	—
Utilised for share option scheme	—	—	23	—
Treasury shares purchased	—	—	(16)	—
Share-based payment expense	—	—	—	5
Change in shareholding of subsidiaries	—	—	—	—
Transactions with non-controlling shareholders	—	—	—	—
Gain on sale of nil-paid letters of allocation	—	—	—	—
Total comprehensive income/(loss) for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2013	11 027	—	(256)	140

Balance at 31 March 2011	65	6 066	—	129
Share-based payment expense	—	—	—	6
Total comprehensive income for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2012	65	6 066	—	135
Transfer to stated capital	6 066	(6 066)	—	—
Shares issued	5 000	—	—	—
Share issue costs	(104)	—	—	—
Share-based payment expense	—	—	—	5
Total comprehensive income for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2013	11 027	—	—	140

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 MARCH 2013 continued

					GROUP
	Foreign
	currency				Non-
	translation	Hedging	Retained		controlling
	reserve	reserve	earnings	Shareholders’	interests	Total
	(note 17)	(note 17)	(note 16)	equity	(note 18)	equity
	R’m	R’m	R’m	R’m	R’m	R’m
Balance at 31 March 2011	1 828	(2 097)	3 786	9 489	1 071	10 560
Utilised by the Mpilo Trusts	—	—	—	7	—	7
Utilised for share option scheme	—	—	—	21	—	21
Treasury shares purchased	—	—	—	(9)	—	(9)
Share-based payment expense	—	—	—	6	—	6
Change in shareholding of subsidiaries	—	—	—	—	3	3
Transactions with non-controlling shareholders	—	—	3	3	—	3
Total comprehensive income/(loss) for the year	1 343	(1 126)	818	1 035	325	1 360
Dividends paid	—	—	(436)	(436)	(111)	(547)
Balance at 31 March 2012	3 171	(3 223)	4 171	10 116	1 288	11 404
Transfer to stated capital	—	—	—	—	—	—
Shares issued	—	—	—	5 000	—	5 000
Share issue costs	—	—	—	(104)	—	(104)
Utilised by the Mpilo Trusts	—	—	—	6	—	6
Utilised for share option scheme	—	—	—	23	—	23
Treasury shares purchased	—	—	—	(16)	—	(16)
Share-based payment expense	—	—	—	5	—	5
Change in shareholding of subsidiaries	—	—	—	—	(588)	(588)
Transactions with non-controlling shareholders	—	—	(1 268)	(1 268)	—	(1 268)
Gain on sale of nil-paid letters of allocation	—	—	41	41	—	41
Total comprehensive income/(loss) for the year	1 662	3 203	(801)	4 064	302	4 366
Dividends paid	—	—	(488)	(488)	(206)	(694)
Balance at 31 March 2013	4 833	(20)	1 655	17 379	796	18 175

					COMPANY
Balance at 31 March 2011	—	—	19	6 279	—	6 279
Share-based payment expense	—	—	—	6	—	6
Total comprehensive income for the year	—	—	464	464	—	464
Dividends paid	—	—	(476)	(476)	—	(476)
Balance at 31 March 2012	—	—	7	6 273	—	6 273
Transfer to stated capital	—	—	—	—	—	—
Shares issued	—	—	—	5 000	—	5 000
Share issue costs	—	—	—	(104)	—	(104)
Share-based payment expense	—	—	—	5	—	5
Total comprehensive income for the year	—	—	633	633	—	633
Dividends paid	—	—	(568)	(568)	—	(568)
Balance at 31 March 2013	—	—	72	11 239	—	11 239

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 31 MARCH 2013

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m
Inflow/	Inflow/			Inflow/	Inflow/
(outflow)	(outflow)		Notes	(outflow)	(outflow)
		CASH FLOW FROM OPERATING ACTIVITIES
—	—	Cash received from customers		24 706	21 704
(5)	(10)	Cash paid to suppliers and employees		(19 129)	(17 438)
(5)	(10)	Cash generated from operations	31.1	5 577	4 266
507	643	Dividends received		—	—
—	—	Interest received		62	51
—	—	Interest paid	31.2	(1 571)	(1 576)
(38)	—	Tax paid	31.3	(514)	(525)
464	633	Net cash generated from operating activities		3 554	2 216
12	(4 961)	CASH FLOW FROM INVESTMENT ACTIVITIES		(537)	(1 055)
—	—	Investment to maintain operations	31.4	(792)	(731)
—	—	Investment to expand operations	31.5	(1 249)	(742)
—	—	Proceeds on disposal of property, equipment and vehicles	31.6	52	23
—	—	Insurance proceeds		—	27
12	(4 961)	Proceeds from other investments and loans		4	5
—	—	Proceeds from derivative financial instrument		25	24
—	—	Proceeds from FVTPL financial assets		868	134
—	—	Purchases of FVTPL financial assets		—	(144)
—	—	Proceeds from money market funds		1 200	823
—	—	Purchases of money market funds		(657)	(507)
—	—	Interest received		12	33
476	(4 328)	Net cash generated/(utilised) before financing activities		3 017	1 161
(476)	4 328	CASH FLOW FROM FINANCING ACTIVITIES		(2 839)	(735)
—	5 000	Proceeds of shares issued		5 000	—
—	(104)	Share issue costs		(104)	—
—	—	Distributions to non-controlling interests	18	(206)	(111)
(476)	(568)	Distributions to shareholders	31.7	(488)	(436)
—	—	Proceeds from borrowings		21 996
—	—	Repayment of borrowings		(24 941)	(214)
—	—	Settlement of interest rate swap		(1 633)
—	—	Refinancing transaction costs		(615)	7
—	—	Acquisition of non-controlling interest		(1 971)	(9)
—	—	Treasury shares purchased		(16)	28
—	—	Proceeds from disposal of treasury shares		27	—
—	—	Proceeds on disposal of nil-paid letters of allocation		41	—
—	—	Proceeds on disposal of non-controlling interest		71	—
—	—	Net increase in cash, cash equivalents and bank overdrafts		178	426
—	—	Opening balance of cash, cash equivalents and bank overdrafts		1 981	1 447
—	—	Exchange rate fluctuations on foreign cash		541	108
—	—	Closing balance of cash, cash equivalents and bank overdrafts	31.8	2 700	1 981

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013

1.                   GENERAL INFORMATION

Mediclinic International Limited (“the Company”) and its subsidiaries (“the Group”) operate multi-disciplinary private hospitals.

The main business of the Group is to enhance the quality of life of patients by providing comprehensive, high-quality hospital services on a cost-effective basis.

The Company is a limited liability company incor-porated and domiciled in South Africa. The address of its registered offices is:

Mediclinic Offices, Strand Road, Stellenbosch 7600.

The Company is listed on the JSE Limited.

These annual financial statements have been approved for issue by the Board of Directors on 21 May 2013.

2.                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these annual financial statements are set out below. These policies have been consistently applied to all the years presented with the exception of the revised IAS 1 Presentation of Financial Statements. The application of this amendment to IFRS did not impact on the Group’s financial results but has introduced some disclosure changes to the presentation of the statement of comprehensive income.

2.1            BASIS OF PREPARATION

The annual financial statements of the Group are prepared in accordance with International Financial Reporting Standards (IFRS), the requirements of The South African Companies Act, as amended, and the Listings Requirements of the JSE Limited. The financial statements are prepared on the historical cost convention, as modified by the revaluation of certain financial instruments to fair value.

The preparation of the financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the annual financial statements, are disclosed in Note 4.

2.2            CONSOLIDATION AND EQUITY ACCOUNTING

a)                  Subsidiaries

Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are no longer consolidated from the date that control ceases.

The Group uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred includes the fair values of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the Group recognises any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets.

Investments in subsidiaries are accounted for at cost less impairment. Cost is adjusted to reflect changes in consideration arising from contingent consideration amendments. Cost also includes any direct attributable costs of investment.

The excess of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If this is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the statement of comprehensive income.

Intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

b)                  Transactions and non-controlling interests

The group treats transactions with non-controlling interests as transactions with equity owners of the group. For purchases

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

from non-controlling interests, the difference between any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gains or losses on disposals to non-controlling interests are also recorded in equity.

c)                   Joint ventures

A joint venture is a contractual arrangement whereby the Group and other parties undertake an economic activity which is subject to joint control. The Group’s interests in jointly controlled entities are accounted for by proportionate consolidation. The Group combines its share of the joint venture’s individual income and expenses, assets and liabilities and cash flows on a line-by-line basis with similar items in the Group’s financial statements. The Group recognises the portion of gains or losses on the sale of assets by the Group to the joint venture that is attributable to the other venturers. The Group does not recognise its share of profits or losses from the joint venture that result from the Group’s purchase of assets from the joint venture until it resells the assets to an independent party. However, a loss on the transaction is recognised immediately if the loss provides evidence of a reduction in the net realisable value of current assets, or an impairment loss.

d)                  Associates

Companies and other entities in which the Group has an interest and over which the Group has the ability to exercise significant influence, but not control, are treated as associates on the equity method and are initially recognised at cost. According to the equity method, the share of post-acquisition reserves and retained income is included in the carrying value.

The Group’s share of its associates’ post-acquisition profits or losses is recognised in the income statement, and its share of post-acquisition movements in other comprehensive income is recognised in other comprehensive income. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the Group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.

Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group’s interest in the associates. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Associates’ accounting policies have been changed where necessary to ensure consistency with the policies adopted by the Group.

2.3            SEGMENT REPORTING

Consistent with internal reporting, the Group’s segments are identified as the three geographical operating platforms in Mediclinic Southern Africa, Mediclinic Switzerland and Mediclinic Middle East. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the executive committee that makes strategic decisions.

2.4            PROPERTY, EQUIPMENT AND VEHICLES

Land and buildings comprise mainly hospitals and offices. All property, equipment and vehicles are shown at cost less subsequent depreciation and impairment, except for land, which is shown at cost less impairment. Cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to the income statement during the financial period in which they are incurred.

Land is not depreciated. Depreciation on the other assets is calculated using the straight-line method to allocate the cost of each asset to its residual value over its estimated useful life, as follows:

• Buildings:	50 – 100 years
• Leasehold improvements:	10 years
• Equipment:	3 – 10 years
• Furniture and vehicles:	3 – 8 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each statement of financial position date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Profit or loss on disposals is determined by comparing proceeds with carrying amounts. These are included in the income statement.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

2.5            INTANGIBLE ASSETS

a)                  Trade names

Trade names that are deemed to have an indefinite useful life are carried at cost less accumulated impairment losses. Trade names that are deemed to have a finite useful life are capitalised at the cost to the Group and amortised on the straight-line basis over its estimated useful lifetime. No value is placed on internally developed trade names. Expenditure to maintain trade names is accounted for against income as incurred.

b)                  Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary or associate at the date of acquisition. Goodwill on acquisition of subsidiaries is included in intangible assets. Goodwill on acquisition of associates is included in investments in associates. Goodwill is tested annually for impairment and carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units (CGUs) for the purpose of impairment testing. The allocation is made to those CGUs or groups of CGUs that are expected to benefit from business combinations in which goodwill arose. CGUs have been defined as certain hospital groupings within the Group.

c)                   Computer software

Acquired computer software licences and internally developed software programmes are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives (1-5 years). Costs associated with maintaining computer software programmes or development expenditure that does not meet the recognition criteria are recognised as an expense as incurred.

2.6            IMPAIRMENT OF NON-FINANCIAL ASSETS

Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment and whenever events or changes in circumstance indicate that the carrying amount may not be recoverable. Assets that are subject to amortisation are tested for impairment whenever events or changes in circumstance indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (CGUs). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

2.7            FINANCIAL ASSETS

The Group classifies its financial assets in the following categories: loans and receivables, available-for-sale financial assets and financial assets at fair value through profit and loss. The classification depends on the purpose for which the asset was acquired. Management determines the classification of its investments at initial recognition.

Purchases and sales of investments are recognised on trade date — the date on which the Group commits to purchase or sell the asset. Investments are initially recognised at fair value plus transaction costs for all financial assets not subsequently carried at fair value through profit or loss.

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are included in current assets, except for maturities greater than 12 months after the statement of financial position date, which are classified as non-current assets. Loans and receivables are carried at amortised cost using the effective interest rate method.

Investments available-for-sale

Other long-term investments are classified as available-for-sale and are included within non-current assets unless management intends to dispose of the investment within twelve months of the statement of financial position date. These investments are carried at fair value. Unrealised gains and losses arising from changes in the fair value of available-for-sale investments are recognised in other comprehensive income in the period in which they arise. When available-for-sale investments are either sold or impaired, the accumulated fair value adjustments are realised and included in profit or loss.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

Financial assets at fair value through profit and loss

These instruments, consisting of financial instruments held-for-trading and those designated at fair value through profit and loss at inception, are carried at fair value. Derivatives are also classified as held-for-trading unless they are designated as hedges. Realised and unrealised gains and losses arising from changes in the fair value of these financial instruments are recognised in the income statement in the period in which they arise.

Impairment

The Group assesses at each statement of financial position date whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset and that loss has an impact on the estimated future cash flows of the financial asset that can be reliably estimated. In the case of equity investments classified as available-for-sale, a significant or prolonged decline in the fair value of the security below its cost is considered an indicator that the investments are impaired.  If any such evidence exists for available-for-sale financial assets, the cumulative loss — measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss — is removed from equity and recognised in the income statement.

Impairment losses recognised in the income statement on equity instruments are not reversed through the income statement.

2.8            INVENTORIES

Inventories are valued at the lower of cost, determined on the first-in, first-out method, or net realisable value. The valuation excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

2.9            TRADE AND OTHER RECEIVABLES

Trade and other receivables are recognised at fair value and subsequently measured at amortised cost, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The amount of the provision is recognised in the income statement.

2.10     CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of balances with banks and cash on hand and are classified as loans and receivables. Bank overdrafts are classified as financial liabilities at amortised cost and are disclosed as part of borrowings in current liabilities in the statement of financial position.

2.11     DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently measured at fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. Hedges of a particular risk associated with a recognised liability or a highly probable forecast transaction is designated as a cash flow hedge.

The Group documents, at inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedging transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items.

The fair values of various derivative instruments used for hedging purposes are disclosed in note 22. The hedging reserve in shareholders’ equity is shown in note 17. On the statement of financial position hedging derivatives are not classified based on whether the amount is expected to be recovered or settled within, or after, 12 months. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedge relationship is more than 12 months; it is classified as a current asset or liability when the remaining maturity of the hedge relationship is less than 12 months.

Cash flow hedge

The effective portion of changes in the fair value of derivatives that is designated and qualify as cash flow hedges are recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised immediately in the income statement.

Amounts accumulated in other comprehensive income are recycled to the income statement in the periods when the hedged item affects profit or loss (for example, when the interest expense on hedged variable rate borrowings is recognised in profit and loss).

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.

2.12     SHARE CAPITAL

Ordinary shares are classified as equity. Shares in the Company held by wholly owned group companies are classified as treasury shares and are held at cost.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds, net of tax. Where any Group company purchases the Company’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes), is deducted from equity attributable to the Company’s equity holders until the shares are cancelled, reissued or disposed of. Where such shares are subsequently sold or reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to the Company’s equity holders.

The difference between the fair value of the equity instruments issued in a BEE transaction and the fair value of the cash and other assets received is recognised as an expense on grant date, with a corresponding increase in equity.

2.13     TREASURY SHARES

Treasury shares are deducted from equity. No gains or losses are recognised in profit or loss on the purchase, sale, issue or cancellation of treasury shares. All consideration paid or received for treasury shares is recognised directly in equity.

2.14     TRADE AND OTHER PAYABLES

Trade and other payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest rate method.

2.15     BORROWINGS

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest rate method. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the statement of financial position date.

Borrowing costs are expensed when incurred, except for borrowing costs directly attributable to the construction or acquisition of qualifying assets. Borrowing cost directly attributable to the construction or acquisition of qualifying assets is added to the cost of those assets, until such time as the assets are substantially ready for their intended use.

2.16     PROVISIONS

Provisions are recognised when the Group has a present legal or constructive obligation, as a result of past events, and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

2.17     CURRENT AND DEFERRED INCOME TAX

The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the reporting date in the countries where the company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognised if they arise from the initial recognition of goodwill; deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the reporting date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Secondary taxation on companies (STC) was replaced with dividends withholding tax in South Africa for dividends declared after 1 April 2012. Dividend withholding tax is payable at a rate of 15% on dividends distributed to shareholders. The tax is not attributable to the company paying the dividend but is collected by the company and paid to the tax authorities on behalf of the shareholder.

2.18     EMPLOYEE BENEFITS

a)                  Retirement benefit costs

The Group provides defined benefit and defined contribution plans for the benefit of employees, the assets of which are held in separate trustee administered funds. These plans are funded by payments from the employees and the Group, taking into account recommendations of independent qualified actuaries.

Defined contribution plans

A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The Group has no legal or constructive obligations to make further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The contributions are recognised as employee benefit expense when they are due.

Defined benefit plans

A defined benefit plan is a plan that is not a defined contribution plan. This plan defines an amount of pension benefit an employee will receive on retirement, dependent on one or more factors such as age, years of service and compensation. The liability recognised in the statement of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the statement of financial position date less the fair value of plan assets. The defined benefit obligation is calculated at least every three years by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity approximating the terms of the related pension liability. Current service costs are recognised immediately in income.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise.

Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.

b)                  Post-retirement medical benefits

Some group companies provide for post-retirement medical contributions in relation to current and retired employees. The expected costs of these benefits are accounted for by using the projected unit credit method. Under this method, the expected costs of these benefits are accumulated over the service lives of the employees. Valuation of these obligations is carried out by independent qualified actuaries. All actuarial gains and losses are charged or credited to other comprehensive income in the period in which they arise.

c)                   Share-based compensation

The Group operates an equity-settled, share-based compensation plan. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions.

Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable. At each statement of financial position date, the Company revises its estimates of the number of options that are expected to become exercisable. It recognises the impact of the revision of original estimates, if any, in the income statement, with a corresponding adjustment to equity.

d)                  Profitsharing and bonus plans

The Group recognises an obligation where contractually obliged or where there is a past practice that has created a constructive obligation.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

2.19     REVENUE RECOGNITION

Revenues are measured at the fair value of the consideration that has been received or is to be received and represent the amounts that can be received for services in the regular course of business when the significant risks and rewards of ownership have been transferred or services have been rendered. Discounts, sales taxes and other taxes associated with the revenues have to be deducted.

Other revenues earned are recognised on the following bases:

a)                  Interest income

Interest income is recognised on a time-proportion basis using the effective interest rate method.

b)                  Dividend income

When the shareholders’ right to receive payment is established.

c)                   Rental income

Rental income is recognised on a straight-line basis over the term of the lease.

2.20     COST OF SALES

Cost of sales consists of the cost of inventories, including obsolete stock, which have been expensed during the year, together with personnel costs and related overheads which are directly attributable to the provision of services, but excludes depreciation and amortisation.

2.21     LEASED ASSETS

Leases of property, equipment and vehicles where the Group assumes substantially all the benefits and risks of ownership are classified as finance leases. Finance leases are capitalised at the lease’s commencement at the lower of the fair value of the leased property and the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in interest-bearing borrowings. The interest element of the finance charges is charged to the income statement over the lease period. The property, equipment and vehicles acquired under finance leasing contracts are depreciated over the useful lives of the assets or the term of the lease agreement if shorter and transfer of ownership at the end of the lease period is uncertain.

Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases.

Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

2.22     DIVIDEND DISTRIBUTION

Dividend distribution to the Company’s shareholders is recognised as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s Board.

2.23     FOREIGN CURRENCY TRANSACTIONS

Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which it operates (the functional currency). The consolidated financial statements are prepared in South African rand which is the Company’s functional and presentation currency.

Transactions and balances

Transactions in foreign currencies are translated to the functional currency at the rates of exchange ruling on the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when deferred in other comprehensive income as qualifying cash flow hedged. Translation differences on non-monetary financial assets, such as equities classified as available-for-sale, are included in other comprehensive income. Foreign exchange gains and losses are presented in the income statement within ‘Administration and other operating expenses’.

Group entities

The results and financial position of all foreign operations that have a functional currency that is different from the Group’s presentation currency are translated into the presentation currency as follows:

•                       Assets and liabilities are translated at the closing rate at the reporting date.

•                       Income and expenses for each income statement are translated at average exchange rates for the year.

•                       All resulting exchange differences are recognised in other comprehensive income.

On consolidation exchange differences arising from the translation of the net investment in foreign operations are taken directly to other comprehensive income. Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operation and translated at closing rates at statement of financial position date.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

3.                   FINANCIAL RISK MANAGEMENT

3.1            FINANCIAL RISK FACTORS

Normal business activities of a company exposes it to a variety of financial risks: market risk (including currency risk, interest rate risk and other price risk), credit risk and liquidity risk. The Group’s overall risk management programme seeks to minimise potential adverse effects on the Group’s financial performance.

a)                  Market risk

i) Currency risk

Investments in foreign operations

The Group has investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group’s foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies. Changes in the rand/Swiss franc and rand/UAE dirham exchange rate over a period of time will result in increased/decreased earnings.

The impact of a 10% change in the rand/Swiss franc and the rand/UAE dirham exchange rates for a sustained period of one year is:

•             profit for the year would increase/decrease by R80m (2012: increase/decrease by R31m) due to exposure to the rand/Swiss franc exchange rate;

•             profit for the year would increase/decrease by R33m (2012: increase/decrease by R22m) due to exposure to the rand/UAE dirham exchange rate.

The following exchange rates were applicable during the year:

Average SA rand/Swiss franc exchange rate: CHF1 = R9.05 (2012:CHF1 = R8.45)

Closing SA rand/Swiss franc exchange rate CHF1 = R9.69 (2012: CHF1 = R8.50)

Average SA rand/UAE dirham exchange rate: AED1 = R2.32 (2012: AED1 = R2.03)

Closing SA rand/UAE dirham exchange rate: AED1 = R2.51 (2012: AED1 = R2.09)

Investments in investment grade bonds

In the prior year the Group had investments in US dollar and euro-denominated investment grade bonds. The investments were earmarked to finance growth opportunities at the Swiss business, and therefore the Group was exposed to currency risk. The Group limited its currency exposure by applying a policy to hedge 100% of the US dollar and euro-denominated investment grade bonds to the Swiss franc by taking out forward contracts.

ii) Interest rate risk

The Group’s interest rate risk arises from long-term borrowings as well as short-term deposits. In the prior year the Group also had interest rate risk from investments in investment grade bonds, which consisted mainly of interest-bearing liquid investments, and although they are measured at fair value, these movements were mainly because of changes in market interest rates; refer to note 10 for further details. Borrowings and short-term deposits issued at variable rates expose the Group to cash flow interest rate risk. Investments in bonds and interest rate derivatives expose the Group to fair value interest rate risk. Group policy is to maintain an appropriate mix between fixed and floating rate borrowings and placings.

The Group manages its interest rate risk by using floating-to-fixed interest rate swaps. Such interest rate swaps have the economic effect of converting borrowings from floating rates to fixed rates. Generally, the Group raises long-term borrowings at floating rates and swaps them into fixed rates. Under the interest rate swaps, the Group agrees with other parties to exchange, at specified intervals (primarily quarterly), the difference between fixed contract rates and floating-rate interest amounts calculated by reference to the agreed notional amounts.

In respect of financial assets, interest rate risk is managed by using approved counterparties that offer the best rates.

Interest rate sensitivity

The sensitivity analyses below have been determined based on the exposure to interest rates for both derivative and non-derivative instruments at the statement of financial position date and the stipulated change taking place at the beginning of the financial year and held constant throughout the reporting period in the case of instruments that have floating rates. If interest rates had been 25 basis points higher/lower and all other variables were held constant, the Group’s:

•             profit for the year would increase/decrease by R26m (2012: increase/decrease by R54m). This is mainly attributable to the Group’s exposure to interest rates on its unhedged variable rate borrowings and cash.

Refer to note 10 for interest rate sensitivity of the bonds.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

iii) Other price risk

The Group is not materially exposed to commodity price risk.

b)                  Credit risk

Financial assets which potentially subject the Group to concentrations of credit risk consist principally of cash, short-term deposits, money market funds, bonds and trade and other receivables. The Group’s cash equivalents, short-term deposits, money market funds and bonds are placed with quality financial institutions with a high credit rating. Trade receivables are represented net of the allowance for doubtful receivables.

Credit risk with respect to trade receivables is limited due to the large number of customers comprising the Group’s customer base, which consists mainly of medical schemes and insurance companies. The financial condition of these clients in relation to their credit standing is evaluated on an ongoing basis. Medical schemes and insurance companies are forced to maintain minimum reserve levels. The policy for patients that do not have a medical scheme or an insurance company paying for the Group’s service, is to require a preliminary payment instead. The Group does not have any significant exposure to any individual customer or counterparty.

The Group is exposed to credit-related losses in the event of non-performance by counterparties to hedging instruments. The counterparties to these contracts are major financial institutions. The Group monitors its positions and limits the extent to which it enters into contracts with any one party.

The carrying amounts of financial assets included in the statement of financial position represents the Group’s maximum exposure to credit risk in relation to these assets. At 31 March 2013 and 31 March 2012, the Group did not consider there to be a significant concentration of credit risk.

c)                   Liquidity risk

The Group manages liquidity risk by monitoring cash flow forecasts to ensure that it has sufficient cash to meet operational needs, while maintaining sufficient headroom on its undrawn borrowing facilities at all times so that the Group does not breach borrowing limits or covenants (where applicable) on any of its borrowing facilities.

	2013	2012
	R’m	R’m
The Group’s unused overdraft facilities are:	1 685	1 134

The following table details the Group’s remaining contractual maturity for its financial liabilities. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the required date of repayment. The table includes both interest and principal cash flows. The analysis of derivative financial instruments has been drawn up based on undiscounted net cash inflows/(outflows) that settle on a net basis.

	Contractual		0 — 12		1 — 5		Beyond 5
	cash flows		months		years		years
Financial liabilities	R’m		R’m		R’m		R’m
31 March 2013
Interest-bearing borrowings	29 232		1 763		22 655		2 781
Derivative financial instruments	216		128		88		—
Trade payables	2 133		2 133		—		—
Other payables and accrued expenses	1 203		1 203		—		—
31 March 2012
Interest-bearing borrowings	28 371	*	3 312	*	25 013	*	46	*
Trade payables	1 736		1 736		—		—
Other payables and accrued expenses	1 112		1 112		—		—

*                 The Group uses floating-to-fixed interest rate swaps to hedge against interest rate movements which have the economic effect of converting the interest-bearing borrowings to fixed interest rate borrowings. In the prior year before the refinancing of the Group’s debt, cash flows for the interest-bearing borrowings and the interest rate swaps were aggregated.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

3.2            FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial assets and liabilities are determined as follows:

Cash and cash equivalents, trade and other receivables and money market funds: The carrying amounts reported in the statement of financial position approximate fair values because of the short-term maturities of these amounts.

Borrowings and trade and other payables: The carrying amounts reported in the statement of financial position approximate fair values determined on the basis of a discounted cash flow methodology.

Financial assets at fair value through profit and loss: The fair value of the bonds are derived from quoted prices in active markets for identical assets.

Derivative financial instruments: Interest rate swaps are measured at the present value of future cash flows estimated and discounted based on the applicable yield curves derived from quoted interest rates.

3.3            CAPITAL RISK MANAGEMENT

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance. The capital structure of the Group consists of debt, which includes the borrowings disclosed in note 19, cash and cash equivalents and equity attributable to equity holders of the parent, comprising issued capital, retained earnings and other reserves and non-controlling interest as disclosed in notes 15, 16, 17 and 18 respectively. The Group’s Audit and Risk Committee reviews the going concern status and capital structure of the Group annually. The Group balances its overall capital structure through the payment of dividends, new share issues and share buy-backs as well as the issue of new debt or the redemption of existing debt.

The debt-to-adjusted capital ratios at 31 March 2013 and 31 March 2012 were as follows:

	2013	2012
	R’m	R’m
Borrowings	26 370	24 794
Less: cash and cash equivalents	(2 705)	(2 099)
Net debt	23 665	22 695
Total equity	18 175	11 404
Add back: amounts accumulated in equity relating to cash flow hedges	20	3 223
Add back: amounts accumulated in equity relating to Swiss pension benefits	599	734
Adjusted capital	18 794	15 361
Debt-to-adjusted capital ratio	1.3	1.5

The debt-to-adjusted capital ratio improved marginally.

4.                   CRITICAL ACCOUNTING ESTIMATES AND ASSUMPTIONS

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

a)                  Estimated impairment of goodwill and intangible asset

The Group tests annually whether goodwill and the intangible asset with an indefinite useful life have suffered any impairment, in accordance with the accounting policy stated in note 2.6. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of estimates.

The estimated figures assume a stable regulatory and tariff environment. Since 1 January 2012, a new financing and tariff system for mandatory basic insured patients in Switzerland was implemented. Although

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

the new system is operational, there are still a number of areas that are not concluded and still uncertain, namely:

• DRG pricing finalisation for the base rates;

• Hospital lists in some cantons not finalised, under debate or legally challenged;

• Restrictions in cantonal legislation could impact the business;

• Highly specialised medicine developments can impact the future medical mix; and

• Cantons subsidising public hospitals.

These uncertainties can have an impact on the recoverability of the goodwill and intangible asset’s recoverable amount. Also refer to the sensitivity analysis in respect of the discount rate and the growth rate in note 6.

b)                  Income taxes

The Group is subject to income taxes in South Africa, Namibia and Switzerland. Significant judgement is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

The Swiss tax authorities recently expressed a view on the pricing of certain intercompany transactions within the Swiss group which may lead to additional income tax payments. The Group assessed the probability for additional tax liabilities as low, subsequently an additional contingent liability was not disclosed.

c)                   Retirement benefits

The cost of defined benefit pension plans and post-retirement medical benefit liability obligations are determined using actuarial valuations. The actuarial valuation involves making assumptions about discount rates, expected rates of return on assets, future salary increases, mortality rates and future pension increases. Due to the long-term nature of these plans, such estimates are subject to significant uncertainty. Further details are given in note 20.

d)                  Share-based compensation to employees

The Group uses valuation models to calculate the IFRS 2 expense for share-based compensation to employees. These models require a number of assumptions to be made as inputs. These include financial assumptions as well as various assumptions around individual employee behaviour.

e)                   Indefinite life trade names

The estimation of the indefinite useful life of the Swiss trade names is based on the expectation that there is no foreseeable limit to the period over which the asset is expected to generate net cash flows for the Group. This expectation requires a significant degree of management judgement.

f)                     Property, equipment and vehicles

The estimation of the useful lives of property, equipment and vehicles is based on historic performance as well as expectations about future use and therefore requires a significant degree of judgement to be applied by management. These depreciation rates represent management’s current best estimate of the useful lives and residual values of the assets.

For a private hospital it is fundamentally important that the earnings potential of a building is maintained on a permanent basis. The Group therefore follows a structured maintenance programme with regard to hospital buildings with the specific goal to prolong the useful lifetime of these buildings.

g)                  Provision for tariff risks

Provisions were raised for risks related to Swiss tariff risk, e.g. DRG base rate levels and historic tariff disputes at various Swiss hospitals. The provisions are determined by management and represent an estimate based on the information available. Additional disclosure of these estimates of provisions is included in note 21.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

GROUP
		2013	2012
		R’m	R’m
5.	PROPERTY, EQUIPMENT AND VEHICLES
	Land — cost	10 872	9 365
	Buildings	24 901	21 694
	Cost	26 150	22 588
	Accumulated depreciation	(1 249)	(894)

	Land and buildings	35 773	31 059
	Equipment	2 506	2 176
	Cost	5 792	4 782
	Accumulated depreciation	(3 286)	(2 606)
	Furniture and vehicles	525	473
	Cost	1 567	1 280
	Accumulated depreciation	(1 042)	(807)

	Subtotal	38 804	33 708
	Capital expenditure in progress	1 429	1 100
		40 233	34 808

Property, equipment and vehicles with a book value of R35 171m (2012: R32 856m) are encumbered as security for borrowings (see note 19).

Included in equipment is capitalised finance lease equipment with a book value of R28m (2012: R29m) (see note 19).

Land and buildings and capital expenditure include capitalised interest of R27m (2012: R18m).

The register containing details of land and buildings is available for inspection by shareholders or their proxies at the registered office of the Company.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		Land and		Furniture
		buildings	Equipment	and vehicles	Total
		R’m	R’m	R’m	R’m
5.	PROPERTY, EQUIPMENT AND VEHICLES (continued)
	At 1 April 2011
	Cost	27 946	3 988	1 049	32 983
	Accumulated depreciation	(613)	(2 039)	(597)	(3 249)
	Net book value	27 333	1 949	452	29 734
	Year ended 31 March 2012
	Net opening book value	27 333	1 949	452	29 734
	Capital expenditure	303	580	170	1 053
	Exchange differences	3 639	169	24	3 832
	Disposals	(17)	(2)	(2)	(21)
	Depreciation per income statement	(199)	(520)	(171)	(890)
	Net closing book value	31 059	2 176	473	33 708
	At 31 March 2012
	Cost	31 953	4 782	1 280	38 015
	Accumulated depreciation	(894)	(2 606)	(807)	(4 307)
	Net book value	31 059	2 176	473	33 708
	Year ended 31 March 2013
	Net opening book value	31 059	2 176	473	33 708
	Capital expenditure	371	708	203	1 282
	Exchange differences	4 081	185	52	4 318
	Disposals	(37)	(2)	(3)	(42)
	Prior year capital expenditure completed	518	—	—	518
	Depreciation per income statement	(219)	(561)	(200)	(980)
	Net closing book value	35 773	2 506	525	38 804
	At 31 March 2013
	Cost	37 022	5 792	1 567	44 381
	Accumulated depreciation	(1 249)	(3 286)	(1 042)	(5 577)
	Net book value	35 773	2 506	525	38 804

				2013	2012
				R’m	R’m
	Capital expenditure

	Capital expenditure excluding expenditure in progress			1 282	1 053
	Capital expenditure in progress			709	370
	Total additions			1 991	1 423
	To maintain operations			742	711
	To expand operations			1 249	712

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		Software
		and IT	Trade
		Projects	names	Goodwill	Total
		R’m	R’m	R’m	R’m
6.	INTANGIBLE ASSETS
	At 1 April 2011
	Cost	91	2 975	2 555	5 621
	Accumulated amortisation and impairment	(40)	(13)	(3)	(56)
	Net book value	51	2 962	2 552	5 565
	Year ended 31 March 2012
	Net opening book value	51	2 962	2 552	5 565
	Amortisation charge	(19)	(1)	—	(20)
	Additions	20	—	—	20
	Exchange differences	6	432	347	785
	Net closing book value	58	3 393	2 899	6 350
	At 31 March 2012
	Cost	124	3 407	2 902	6 433
	Accumulated amortisation and impairment	(66)	(14)	(3)	(83)
	Net book value	58	3 393	2 899	6 350
	Year ended 31 March 2013
	Net opening book value	58	3 393	2 899	6 350
	Amortisation charge	(19)	—	—	(19)
	Additions	50	—	—	50
	Exchange differences	11	474	413	898
	Net closing book value	100	3 867	3 312	7 279
	At 31 March 2013
	Cost	195	3 881	3 315	7 391
	Accumulated amortisation and impairment	(95)	(14)	(3)	(112)
	Net book value	100	3 867	3 312	7 279

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

6.              INTANGIBLE ASSETS (continued)

Impairment testing of goodwill and indefinite life trade names

The carrying amounts of goodwill and the indefinite life trade names allocated to the Swiss hospital operations are significant in comparison to the total carrying amount of intangible assets. The impairment tests for goodwill and the indefinite life trade names are based on value-in-use calculations. These calculations use cash flow projections based on financial budgets covering a five-year period. The discount rates used reflect specific risks related to the hospital industry. These calculations indicate that there was no impairment in the carrying value of goodwill and the trade names.

GROUP
	2013	2012
	R’m	R’m
Carrying amount of Swiss goodwill	2 710	2 377
Carrying amount of Swiss indefinite life trade names	3 865	3 391

Key assumptions used for value-in-use calculations are as follows:

•                  Budgeted margins — the basis used to determine the value assigned to the budgeted margins is based on the margins achieved in the previous years with a slight increase for expected efficiency improvements. The margins are driven by consideration of future admissions and case mix and based on past experience and management’s assessment of growth.

•                  Discount rates — discount rates reflect management’s estimate of the time value and the risks associated with the Swiss business. The weighted average cost of capital (WACC) has been determined by consideration of respective debt and equity costs and ratios. The pre-tax discount rate applied to cash flow projections is between 5.4% (2012: 5.4%).

•                  Growth rates — growth rates are based on budgeted figures and management’s estimates. The estimated figures assume a stable regulatory and tariff environment. Cash flows beyond the five-year period are extrapolated using a 1.5% growth rate.

For the goodwill, the recoverable amount calculated based on value in use exceeded the carrying value by approximately R7 951m (2012: R5 100m). A fall in growth rate to 0.6% (2012: 0.9%) or a rise in discount rate to 6.1% (2012: 6.0%) would remove the remaining headroom.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		7.	INTEREST IN SUBSIDIARY

			Unlisted
12	17		Shares at cost less amounts written off
6 261	11 222		Due by subsidiary
6 273	11 239
			Details appear on page 127.

		8.	INVESTMENTS IN ASSOCIATES

			Unlisted
			Carrying value of investments in associates’ equity
			Opening balance	1	4
			Share in current year profits	2	1
			Distribution received	(1)	(5)
			Exchange differences	—	1
				2	1

			The total profit of associates is R5m (2012: R3m). Total revenue for the associates is R175m (2012: R172m).

			The aggregate statements of financial position of associates are summarised as follows:

			Total assets	32	37
			Total liabilities	(26)	(34)
			Shareholders’ funds	6	3
			Outside interests	(4)	(2)
			Group’s share in net assets of associates	2	1

			Details appear on page 129.

		9.	JOINT VENTURE

			The Group has a 49.9% interest in Wits University Donald Gordon Medical Centre (Pty) Ltd.

			The following amounts are included in the financial statements as a result of the proportionate consolidation:

			Current assets	24	17
			Non-current assets	120	104
			Current liabilities	25	12
			Non-current liabilities	34	35

			Income	126	115
			Expenses	126	109

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m

10.	OTHER INVESTMENTS AND LOANS

	Listed — active market
	Financial assets designated at fair value through profit and loss (FVTPL): Bonds
	Current portion	—	128
	Non-current portion	—	646
		—	774
	Unlisted — no active market
	Loans and receivables	—	1
	Available-for-sale: Shares	17	15
		17	16

		17	790
	Other investments and loans are held in the following currencies:
	Euro (2012: €13.6m)	—	139
	US dollar (2012: US$82.7m)	—	635
	Swiss franc (2013: CHF2m; 2012: CHF2m)	17	15
	SA rand	—	1
		17	790

In the prior year the Group held bonds returning a fixed rate of interest. The weighted average interest rate on these securities was 1.74% per annum. If interest rates increased/decreased by 100 basis points the return rate would change to 2.41% (-100) or to 1.69% (+100). The bonds had maturity dates ranging between two and 55 months from the end of the reporting period. The counterparties had a minimum Baa3 credit by Moody’s Investors Service, or BBB- or better by Standard & Poor’s Corporation.

The bonds were designated as financial assets at fair value through profit and loss (FVTPL). The fair value of the bonds were derived from quoted prices in active markets for identical assets and therefore the degree to which the fair values were observable was grouped as Level 1.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		11.	DEFERRED TAX

			Deferred income tax assets and deferred income tax liabilities are offset when there is a legally enforceable right of offset and when the deferred income tax relates to the same fiscal authority.

			The movement on the deferred tax account is as follows:

1	—		Opening balance	(5 091)	(4 563)
(1)	—		Income statement charge for the year (note 28)	194	(27)
(1)	—		Provision for the year	108	(29)
			Tax rate changes	86	2
			Exchange differences	(744)	(694)
			Charged to other comprehensive income (note 30)	(342)	193
—	—		Balance at the end of the year	(5 983)	(5 091)

			The balance consists of:
			Property, equipment and vehicles	(5 466)	(4 783)
			Intangible assets	(911)	(817)
			Current assets Current	(35)	(18)
			liabilities Long-term	92	159
			liabilities Provisions	124	97
			Derivatives	(106)	(78)
				18	281
			Tax losses carried forward	306	66
			Other	(5)	2
				(5 983)	(5 091)
—	—		Deferred income tax assets	244	212
			Deferred income tax liabilities	(6 227)	(5 303)
—	—			(5 983)	(5 091)

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
12.	INVENTORIES

	Inventories consist of:
	Pharmaceutical products	598	496
	Consumables	78	77
	Finished goods and work in progress	8	9
		684	582

	The cost of inventories recognised as an expense and included in cost of sales amounted to R5 765m (2012: R5 324m).

	There are no inventories that are valued at net realisable value.

13.	TRADE AND OTHER RECEIVABLES

	Trade receivables	3 803	3 025
	Less provision for impairment of receivables Trade	(192)	(148)
	receivables — net	3 611	2 877
	Other receivables	1 855	1 938
		5 466	4 815

	Trade and other receivables are categorised as loans and receivables.

	The carrying amounts of the Group’s trade and other receivables are denominated in the following currencies:
	SA rand*	1 116	1 194
	Swiss franc**	3 911	3 304
	UAE dirham	439	317
		5 466	4 815

Included in the Group’s trade receivables balance are trade receivables with a carrying value of R2 616m (2012: R921m) which are past due at the reporting date but which the Group has not impaired as there has not been a significant change in credit quality and the amounts are still considered to be recoverable. The ageing of these receivables are as follows:

	Up to 3 months	2 305	745
	Over 3 months	311	176
		2 616	921

* Trade receivables to the value of R15m (2012: R585m) have been ceded as security for banking facilities.

** In prior year debtors with a book value of R974m were assigned in the case of a default (refer to note 18).

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
13.	TRADE AND OTHER RECEIVABLES (continued)

	Movement in the provision for impairment of receivables
	Opening balance	148	141
	Provision for receivables impairment	75	55
	Exchange differences	13	6
	Amounts written off as uncollectable	(44)	(54)
	Balance at the end of the year	192	148

	Amounts written off during the year relate to individually identified accounts that are considered to be irrecoverable.

	Management considers the credit quality of the fully performing trade receivables to be high in light of the nature of these trade receivables as described in note 3.1(b).

Included in the Group’s other receivables balance are other receivables with a carrying value of R97m (2012: R143m) that are past due at the reporting date. This is the net amount after deducting a provision of R44m (2012: R50m) made by the Group.

14.	INVESTMENT IN MONEY MARKET FUNDS

	Money market fund investments are held in the following currency: Swiss franc (2012: CHF60.0m)	—	510

The effective interest rate on money market funds is 0.45% and these funds had a maturity over three months. The investment in money market funds was invested at a financial institution with a Moody’s rating of at least A3.

	Investments in money market funds were categorised as loans and receivables.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		15.	STATED AND ISSUED CAPITAL

			Ordinary shares
			Authorised:
			1 000 000 000 ordinary shares of no par value (2012: 1 000 000 000 ordinary shares of 10 cents each)

65	11 027		Issued:	11 027	65
65	65		Opening balance	65	65
—	6 066		Transfer from share premium	6 066	—
—	5 000		Shares issued	5 000	—
—	(104)		Costs of shares issued	(104)	—
			826 957 325 ordinary shares of no par value (2012: 652 315 341 ordinary shares of 10 cents each)

Unissued ordinary shares: 5% of the number of the ordinary shares in issue at 31 March 2012 are under the control of the directors in terms of a resolution of members passed at the last annual general meeting. This authority remains in force until the next annual general meeting.

During the year the par value ordinary shares were converted into no par value ordinary shares and consequently the share premium balance was transferred to the ordinary share account as stated capital.

6 066	—		Share premium	—	6 066
6 066	6 066		Opening balance	6 066	6 066
—	(6 066)		Transfer to share capital	(6 066)	—

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		15.	STATED AND ISSUED CAPITAL (continued)

			Treasury shares
			13907 641 (2012: 14 494 073) ordinary shares	(256)	(269)
			Opening balance	(269)	(288)
			Shares acquired by wholly owned subsidiary	(16)	(9)
			Utilised by the Mpilo Trusts	6	7
			Utilised for employee incentive schemes	23	21

			During the year the Mpilo Trusts released 314 300 (2012: 374 390) of its shares to employees.

The Mpilo Trusts were created in 2005 for purposes of an employee share scheme to introduce Mediclinic Southern Africa employees up to first line management level as shareholders of the Group. The Mpilo Trusts hold 13 899 648 (2012: 14 213 948) shares in the Company.

The Company, through a wholly owned subsidiary, holds 7 993 (2012: 280 125) shares in treasury. During the year 75 857 (2012: 418 823) of these shares were utilised in terms of the executive share option scheme and 636 275 (2012: 691 599) of these shares were utilised in terms of the management incentive scheme and 440 000 shares (2012: 300 000) were acquired during the year.

6 131	11 027			10 771	5 862

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

				GROUP
				2013	2012
15.	STATED AND ISSUED CAPITAL (continued)

	Share options

	To date 23 880 000 share options of the executive share option scheme have been granted, 6 095 999 (2012: 6 066 692) share options have been forfeited and 17 784 001 (2012: 17 708 144) exercised.

	No further options will be granted under the share option scheme. Employees may exercise the existing options from grant date as follows:

	• 20% of the options granted, vest each year after 3 to 7 years.

	All options lapse after a period of 8 years from the grant date.

	Movement in the number of share options outstanding are:
		Average offer price		Number	Number

	Outstanding at the beginning of the year	R	9.96	105 164	789 641
	Options forfeited			(29 307)	(425 654)
	Options exercised — treasury shares utilised	R	13.69	(75 857)	(258 823)
	Outstanding at the end of the year	—		—	105 164

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		16.	RETAINED EARNINGS

7	72		Company	72	7
			Subsidiaries and joint ventures	1 583	4 164
7	72			1 655	4 171

19	7		Opening balance	4 171	3 786
464	633		(Loss)/profit for the year	(1 002)	1 221
(476)	(568)		Dividends paid	(488)	(436)
			Actuarial gains and losses	201	(403)
			Transactions with non-controlling shareholders	(1 268)	3
			Gain on sale of nil-paid letters of allocation	41	—
7	72		Balance at end of the year	1 655	4 171

		17.	OTHER RESERVES

			Share-based payment reserve
129	135		Opening balance	135	129
6	5		Employees: value of services	5	6
135	140		Balance at end of the year	140	135
14	14		Executive share option scheme	14	14
36	41		Employee share trust	41	36
85	85		Strategic black partners	85	85

			Foreign currency translation reserve	4 833	3 171
			Opening balance	3 171	1 828
			Currency translation differences	1 662	1 343

			Hedging reserve	(20)	(3 223)
			Opening balance	(3 223)	(2 097)
				3 203	(1 126)
			Fair value adjustments of cash flow hedges, net of tax	112	(1 126)
			Recycling of fair value adjustments of derecognised cash flow hedge, net of tax	3 091	—
135	140			4 953	83

		18.	NON-CONTROLLING INTERESTS

			Opening balance	1 288	1 071
			Increase/(decrease) in non-controlling interests*	(588)	3
			Distributions to non-controlling interests Share	(206)	(111)
			of total comprehensive income Share of profit	302	325
				259	263
			Currency translation differences	43	62

			Non-controlling interests in hospital activities	796	1 288

*       Includes an amount of R627m relating to the increased effective shareholding in Emirates Healthcare to 100%.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
19.	BORROWINGS

	Secured long-term bank loans
	Long-term portion	2 965	2 770
	Short-term portion	2 950	1 375
	Capitalised financing expenses — long-term	18	1 399
		(3)	(4)
	The long -term bank loan bears interest at the 3 month Jibar variable rate plus a margin of 2.06% compounded quarterly, and is repayable on 1 September 2017.

In the prior year, the long-term bank loans comprised two loans of R1 375m each. The first loan carried interest at the 3 month Jibar variable rate plus a margin of 1.250% compounded quarterly, and was repayable on 1 December 2012. The other loan carried interest at the 3 month Jibar variable rate plus a margin of 1.125% compounded quarterly, and was repayable on 1 December 2013.

Property and equipment with a book value of R3 875m (2012: R3 842m) are encumbered as security for these loans. The interest on these bank loans has been hedged — note 18 contains information about the interest rate swap agreements.

	Secured long-term bank loan	2 009	—
	Long-term portion	2 000	—
	Short-term portion	10	—
	Capitalised financing expenses — long-term	(1)	—

	Dividends are payable monthly at a rate of 72% of prime overdraft rate. R100m shares must be redeemed on 9 October 2015 and 8 October 2016 and the balance of R1 800m on 8 October 2017.

	Secured long-term bank loan	753	548
	Long-term portion	540	500
	Short-term portion	214	49
	Capitalised financing expenses — long-term	(1)	(1)

The long -term bank loan bears interest at the 3 month Jibar variable rate plus a margin of 1.81% compounded quarterly, and is repayable on 1 September 2017. In the prior year, the loan carried interest at a fixed rate of 9.32% per annum.

	Unsecured long-term bank loan
	Long-term portion	—	117
	Short-term portion	—	60
		—	57
	This loan carried interest at an interest rate linked to the 3 month Jibar plus a margin of 1.4%. The capital amount was repayable in 8 equal quarterly instalments.

	Secured long-term bank loans
	Long-term portion	85	78
	Short-term portion	68	63
		17	15

These loans bear interest at variable rates linked to the prime overdraft rate and are repayable in periods ranging between one and twelve years. Property, equipment and vehicles with a book value of R292m (2012: R202m) are encumbered as security for these loans. Net trade receivables of R7m (2012: R8m) have also been ceded as security for these loans.

	Bank overdraft	5	118
	Net trade receivables of R8m (2012: R8m) have been ceded as security for these overdrafts.

	Borrowings in Southern African operations	5 817	3 631

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
19.	BORROWINGS (continued)
	Secured long-term bank loans	1 556	440
	Long-term portion	1 323	326
	Short-term portion	257	120
	Capitalised financing expenses — long-term	(24)	(6)

This loan bears interest at variable rates linked to EIBOR and a margin of 5.25% and is repayable after four years. Properties with a book value of R1 149m are encumbered as security for this loan. In the prior year the loans carried interest at variable rates linked to EIBOR and were repayable in periods ranging between two to nine years and was encumbered with properties with a book value of R897m.

	Borrowings in Middle East operations	1 556	440

	Secured long-term bank loans	16 517	20 588
	Long-term portion	16 574	20 625
	Short-term portion	485	168
	Capitalised financing expenses — long-term	(542)	(205)

These loans bear interest at a variable rate linked to the three-month Swiss LIBOR plus 2% and 3.5% and are repayable by December 2017 and June 2018. These loans are secured by: Swiss properties with a book value of R29 824m; and Swiss bank accounts with a book value of R536m. In the prior year the loan carried interest at a variable rate linked to the three-month Swiss LIBOR plus 2% and was repayable in October 2014. The loan was secured by: Swiss properties with a book value of R27 575m; assignment of Swiss receivables with a book value of R974m in case of default (refer to note 13); and Swiss bank accounts with a book value of R581m.

	The interest on this bank loan has been hedged — note 22 contains information about the interest rate swap agreement.
	Secured long-term bank loan	2 447	—
	Long-term portion	2 447	—
	Short-term portion	—	—

	The loan bears interest at 2.0% plus 12M LIBOR and is repayable by June 2018. The loan is also secured by Swiss properties with a book value of R29 824m subordinate to the other loans.

	Secured long-term bank mortgages	—	102
	Long-term portion	—	102
	Short-term portion	—	—

In the prior year the mortgage loans carried interest at interest rates ranging between 1.75% and 2.7% and were repayable in periods between two and five years. Property with a book value of R310m was encumbered as security for these loans.

	Secured long-term finance	33	33
	Long-term portion	28	29
	Short-term portion	5	4

These loans bear interest at interest rates ranging between 4% and 12% and are repayable in equal monthly payments in periods ranging from one to eleven years. Equipment with a book value of R28m (2012: R30m) is encumbered as security for these loans.

	Borrowings in Swiss operations	18 997	20 723

	Total borrowings	26 370	24 794
	Short-term portion transferred to current liabilities	(1 011)	(1 930)
		25 359	22 864

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
20.	RETIREMENT BENEFIT OBLIGATIONS

	Statement of financial position obligations for:
	Pension benefits	188	471
	Post-retirement medical benefits	313	352
		501	823
	Income statement charge for:
	Pension benefits	148	141
	Post-retirement medical benefits	60	59
		208	200
	(a) Pension benefits
	The Group’s Swiss operations has three defined benefit pension plans.

	Statement of financial position
	Amounts recognised in the statement of financial position are as follows:
	Present value of funded obligations	8 442	6 869
	Fair value of plan assets	(8 294)	(6 398)
	Funded status	148	471
	Restriction to Defined Benefit Asset due to the Asset Ceiling	40	—
	Deficit	188	471

	The movement in the defined benefit obligation over the period is as follows: Opening balance	6 869	5 326
	Current service cost	287	240
	Interest cost	164	171
	Employee contributions	264	234
	Benefits paid	(203)	(98)
	Actuarial loss Past-	94	233
	service cost Exchange	(35)	(14)
	differences Balance at	1 002	777
	end of year	8 442	6 869

	The movement of the fair value of plan assets over the period is as follows: Opening balance	6 398	5 292
	Employer contributions	326	269
	Employee contributions	264	234
	Benefits paid from fund	(203)	(98)
	Expected return on assets	268	256
	Investment gain/(loss)	322	(329)
	Exchange differences	899	774
	Balance at end of year	8 274	6 398

	Income statement
	Amounts recognised in the income statement are as follows: Current service cost	287	240
	Past-service cost	(35)	(14)
	Interest on liability	164	171
	Expected return on plan assets	(268)	(256)
	Total expense	148	141

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
20.	RETIREMENT BENEFIT OBLIGATIONS (continued)

	(a) Pension benefits (continued)

	Statement of comprehensive income
	Amounts recognised in other comprehensive income are as follows:
	Actuarial gain/(loss) recognised in other comprehensive income	206	(562)
	Change in the effect of the asset ceiling	(37)	43
	Total of comprehensive income	169	(519)

	Statement of financial position
	Opening net liability	471	71
	Expense as above	148	141
	Contributions paid by employer	(326)	(269)
	Exchange differences	64	9
	Actuarial (gain)/loss recognised in equity	(169)	519
	Closing net liability	188	471

	Actual return on plan assets	568	(72)

	Principal actuarial assumptions on statement of financial position
	Discount rate	2.00%	2.30%
	Expected rate of return on plan assets	3.90%	4.18%
	Future salary increases	2.00%	2.00%
	Future pension increases	0.00%	0.00%
	Inflation rate	1.50%	1.50%

	Number of plan members
	Active members	6 628	6 311
	Pensioners	573	531
		7 201	6 842
	Experience adjustment
	On plan liabilities: (gain)/loss	16	(223)
	On plan assets: gain/(loss)	(301)	329

	Opening balance	(911)	(392)
	Actuarial gain/(loss) recognised in other comprehensive income	169	(519)
	Cumulative actuarial losses recognised in other comprehensive income	(742)	(911)

	Asset allocation
	Fixed income investments	35%	40%
	Equity investments	23%	21%
	Real estate	22%	21%
	Other	20%	18%
		100%	100%

	2011	2010	2009
Historical information
Present value of funded obligations	5 326	4 378	5 037
Fair value of plan assets	(5 292)	(4 329)	(4 272)
Deficit	34	49	765

Experience adjustments
On plan liabilities: gain/(loss)	194	8	(106)
On plan assets: loss/(gain)	61	(348)	(400)
Actuarial losses recognised in other comprehensive income	(108)	422	(294)

Expected employer contributions to be paid to the pension plans for the year ended 31 March 2014 are R268m.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
20.	RETIREMENT BENEFIT OBLIGATIONS (continued)

	(b) Post-retirement medical benefits
	The Group’s Southern African operations have a post-retirement medical benefit obligation for employees who joined before 1 July 2012.

The Group accounts for actuarially determined future medical benefits and provide for the expected liability in the statement of financial position. During the last valuation on 31 March 2013 a 7.1% (2012: 7.0%) medical inflation cost and an 8.7% (2012: 8.4%) interest rate were assumed. The average retirement age was set at 63 years (2012: 63 years).

	The assumed rates of mortality are as follows:
	During employment: SA 1972-77 tables of mortality
	Post-employment: PA(90) tables

	Amounts recognised in the statement of financial position are as follows: Opening balance	352	312
	Amounts recognised in the income statement	60	59
	Current service cost	29	27
	Interest cost	31	32
	Contributions	(6)	(6)
	Actuarial gain recognised in other comprehensive income Closing	(93)	(13)
	balance	313	352

	Present value of unfunded obligations	313	352
	Unrecognised actuarial differences	—	—
		313	352

	2013	2013
	Increase	Decrease
The effect of a 1% movement in the assumed health cost trend rate is as follows:

Aggregate of the current service cost and interest cost Defined	17%	(14)%
benefit obligation	19%	(15)%

Historical information: The present value of the Group’s post-retirement medical benefits at 31 March 2011 was R312m, 2010: R282m and 2009: R232m.

Expected employer contributions to be paid to the post-retirement medical benefit liability for the year ended 31 March 2014 are R6m.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

	GROUP
	Employee	Legal cases	Tariff
	benefits	and other	risks	Total
	R’m	R’m	R’m	R’m
21. PROVISIONS

Year ended 31 March 2012
Opening balance	190	11	70	271
Charged to the income statement	51	2	43	96
Utilised during the year	(19)	(1)	(18)	(38)
Unused amounts reversed	—	(3)	(4)	(7)
Exchange differences	28	—	11	39
Balance at the end of the year	250	9	102	361

At 31 March 2012
Current	16	5	100	121
Non-current	234	4	2	240
	250	9	102	361
Year ended 31 March 2013
Opening balance	250	9	102	361
Charged to the income statement	38	3	276	317
Utilised during the year	(26)	(1)	—	(27)
Unused amounts reversed	(8)	—	(31)	(39)
Exchange differences	41	1	33	75
Balance at the end of the year	295	12	380	687

At 31 March 2013
Current	35	8	279	322
Non-current	260	4	101	365
	295	12	380	687

(a) Employee benefits

This provision is for benefits granted to employees for long service.

(b) Legal cases and other

This provision relates to third-party excess payments for malpractice claims which are not covered by insurance and other costs for legal claims.

(c) Tariff risks

This provision relates to compulsory health insurance tariff risks, including the Swiss DRG base rates and other tariff disputes at some of the Group’s Swiss hospitals. The tariff provision for the Swiss DRG base rates relates to the Swiss tariff system. Swiss DRG base rates have not been finalised. Refer to note 4(a).

	2013	2012
	R’m	R’m
Provisions are expected to be payable during the following financial years:
Within 1 year	322	121
After one year but not more than five years	197	77
More than five years	168	163
	687	361

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

	GROUP
	2013	2013	2012	2012
	R’m	R’m	R’m	R’m
	Assets	Liabilities	Assets	Liabilities
22. DERIVATIVE FINANCIAL INSTRUMENTS

Total	100	150	24	3 739
Interest rate swaps — cash flow hedges*	100	150	—	3 739
Forward contracts	—	—	24	—

Current portion	—	(65)	(24)	—
Interest rate swaps — cash flow hedges*	—	(65)	—	—
Forward contracts	—	—	(24)	—

Non-current portion	100	85	—	3 739

Interest rate swaps

In order to hedge specific exposures in the interest rate repricing profile of existing borrowings, the Group uses interest rate derivatives to generate the desired interest profile. At 31 March 2013, the Group had seven interest rate swap contracts (2012: three). The value of borrowings hedged by the interest rate derivatives and the rates applicable to these contracts are as follows:

				Fair value
	Borrowings	Fixed		gain/(loss)
	hedged	interest	Interest	for the year
	R’m	payable	receivable	R’m

2012
5 years+*	20 388	3.62%	3 month Swiss LIBOR	(1 182)
1 to 5 years**	2 750	8.37% – 9.85%	3 month JIBAR	33
2013
5 years+#	17 054	0.112% and 0.239%	3 month Swiss LIBOR	93
1 to 5 years##	3 700	5.5% – 9.85%	3 month JIBAR	35

*                 The interest rate swap agreement resets every 3 months on 5 January, 5 April, 5 July and 5 October with a final reset on 5 October 2017. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedge.

**          The interest rate swap agreements reset every 3 months on 1 June, 1 September, 1 December and 1 March with a final reset on 2 December 2013 and 1 December 2015. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedges.

#                 The interest rate swap agreement resets every 3 months on 31 March, 30 June, 30 September and 31 December with a final reset on 30 June 2018. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedge.

##          The interest rate swap agreements reset every 3 months on 1 June, 1 September, 1 December and 1 March with a final reset on 2 December 2013, 1 December 2015 and September 2017. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedges.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
22.	DERIVATIVE FINANCIAL INSTRUMENTS (continued)

	Forward contracts
	Realised gain recognised in the income statement	574	24
	Net unrealised loss recognised in the income statement	—	(10)

In the prior year, the Group hedged 100% of its US dollar and euro-denominated investment grade bond portfolio to the Swiss franc with forward contracts. No hedge accounting was applied. The gain or loss on revaluation was recognised in the income statement. At 31 March 2012, the total contract notional value was R815m.

	Based on the degree to which the fair values are observable, the interest rate swaps and the forward contracts are grouped as Level 2.

23.	TRADE AND OTHER PAYABLES

	Trade payables	2 133	1 736
	Other payables and accrued expenses Social	1 203	1 112
	insurance and accrued leave pay Value	736	572
	added tax	63	40
		4 135	3 460

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
24.	EXPENSES BY NATURE

	Auditors’ remuneration — external audit	12	13
	— other services	2	3

	Cost of inventories	5 765	5 324

	Depreciation — buildings	219	199
	— equipment	561	520
	— furniture and vehicles	200	171

	Employee benefit expenses	10 369	9 091
	Wages and salaries	10 004	8 760
	Post-retirement medical benefits (note 20) Retirement benefit	60	59
	costs — defined contribution plans	152	125
	Retirement benefit costs — defined benefit plans (note 20) Share-	148	141
	based payment expense (note 17)	5	6

	Impairment of property, equipment and vehicles	—	5

	Increase/(decrease) in impairment provision for receivables (note 13)	31	1

	Maintenance costs	643	601

	Managerial and administration fees	4	1

	Operating leases — buildings	301	264
	— equipment	41	38

	Amortisation of intangible assets	19	20

	Other expenses	2 131	1 976
	General expenses	2 137	1 977
	Profit on sale of equipment	(6)	(1)
		20 298	18 227

	Classified as:
	Cost of sales	13 845	12 314
	Administration and other operating expenses	5 454	5 003
	Depreciation and amortisation	999	910
		20 298	18 227

25.	OTHER GAINS AND LOSSES

	Realised gains on forward contracts	574	24
	Stamp duty	(41)	—
	Net fair value adjustments to FVTPL financial instruments Foreign	1	(26)
	currency exchange differences	(3)	(24)
		531	(26)

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’000	R’000
26.	DIRECTORS’ REMUNERATION

	Executive	34 114	36 575
	E de la H Hertzog(1)	2 481	5 945
	DP Meintjes	7 573	6 825
	KHS Pretorius	4 309	4 814
	CA van der Merwe	3 767	4 061
	CI Tingle	6 046	5 715
	TO Wiesinger	9 938	9 215

	Non-executive fees	3 924	3 249
	JC Cohen	—	261
	JJ Durand	266	—
	JA Grieve	544	—
	E de la H Hertzog(1)	188	—
	RE Leu(2)	1 011	925
	MK Makaba	237	194
	ZP Manase	112	246
	N Mandela	137	—
	TD Petersen	194	—
	AA Raath	424	363
	MA Ramphele	74	138
	DK Smith	348	312
	PJ Uys	—	—
	CM van den Heever	230	205
	WL van der Merwe	141	278
	Late MH Visser	18	327

		38 038	39 824
	Paid by:
	Subsidiaries	36 420	36 298
	Management company(1)	1 618	3 526
		38 038	39 824

Detail for 2013:		Retirement	Other		Share
(R’000)	Salaries	fund	benefits(3)	Bonus(4)	options	Total
Executive
E de la H Hertzog(1)	1 252	121	69	1 039	—	2 481
DP Meintjes	4 572	412	205	2 384	—	7 573
KHS Pretorius	3 030	273	26	980	—	4 309
CA van der Merwe	2 521	227	26	993	—	3 767
CI Tingle	3 757	336	25	1 928	—	6 046
TO Wiesinger	6 428	842	341	2 327	—	9 938
	21 560	2 211	692	9 651	—	34 114

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

26. DIRECTORS’ REMUNERATION (continued)

Detail for 2012:		Retirement	Other		Share
(R’000)	Salaries	fund	benefits(3)	Bonus(4)	options	Total
Executive
E de la H Hertzog(1)	2 848	276	160	2 661	—	5 945
DP Meintjes	3 997	360	26	2 442	—	6 825
KHS Pretorius	2 792	251	26	1 745	—	4 814
CA van der Merwe	2 171	195	26	1 008	661	4 061
CI Tingle	3 345	301	26	2 043	—	5 715
TO Wiesinger	5 892	786	374	2 163	—	9 215
	21 045	2 169	638	12 062	661	36 575

(1)         Dr Edwin Hertzog retired from his executive role with effect from 31 August 2012, but remains on the Board as a non-executive chairman. Dr Hertzog also earned a further R0.5m (2012: R1.9m) from Remgro Management Services Limited relating to other duties.

(2)         In the prior year Prof. Dr RE Leu also earned a further R540 800 from a subsidiary (Mediclinic Switzerland AG) as director’s remuneration.

(3)         Other benefits include medical aid, UIF and payment for accumulated leave.

(4)         Bonuses consist of the management incentive scheme and a 13th cheque.

None of the current executive directors have a fixed-term contract.

Share option scheme

No shares were offered to directors in the financial year ending 31 March 2013.

Prescribed officers

Remuneration and benefits paid and short-term incentives approved in respect of prescribed officers are as follows:

Detail for 2013:		Retirement	Other		Share
(R’000)	Salaries	fund	benefits(3)	Bonus(4)	options	Total
GC Hattingh	2 168	195	26	885	—	3 274
DJ Hadley	3 530	281	15	1 457	—	5 283
	5 698	476	41	2 342	—	8 557

Detail for 2012:
(R’000)
GC Hattingh	1 797	162	26	861	—	2 846
DJ Hadley	2 860	238	10	1 382	—	4 490
	4 657	400	36	2 243	—	7 336

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		27.	FINANCE COST

			Interest expense	841	738
			Interest rate swaps	514	841
			Amortisation of capitalised financing fees	89	81
			Preference share dividend	59	—
			Accelerated recognition of capitalised financing fees	163	—
			Derecognition of Swiss interest rate swap	3 531	—
			Less: amounts included in the cost of qualifying assets	(31)	(18)
				5 166	1 642

		28.	INCOME TAX EXPENSE

			Current tax
(37)	—		Current year	(632)	(657)
			Previous year	(4)	(9)
(1)	—		Deferred tax (note 11)	194	(27)
(38)	—		Taxation per income statement	(442)	(693)

			Composition
—	—		Normal South African tax	(400)	(365)
			Foreign tax	(42)	(283)
(38)	—		Secondary tax on companies (“STC”)	—	(45)
(38)	—			(442)	(693)
			Reconciliation of rate of taxation:
28.0%	28.0%		Standard rate for companies (RSA)	28.0%	28.0%

			Adjusted for:
			Capital gains tax	(0.1)%	(0.1)%
(28.3)%	(28.4)%		Non-taxable income	19.7%	(0.8)%
0.3%	0.4%		Non-deductible expenses	(28.1)%	8.4%
			Non-controlling interests’ share of profit before tax	2.9%	(0.5)%
			Effect of different tax rates	(27.0)%	(5.4)%
			Deductible forex expense	67.1%	—
			Non-recognition of tax losses	(208.5)%	—
			Changes to Swiss income tax rates	—	(0.4)%
7.6%	—		STC	—	2.2%
			Prior year adjustment	(0.8)%	0.4%
7.6%	0.0%		Effective tax rate	(146.8)%	31.8%

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
			Income
		Gross	tax effect	Net
		2013	2013	2013
		R’m	R’m	R’m

29.	EARNINGS PER ORDINARY SHARE

	Earnings reconciliation
	(Loss)/profit attributable to shareholders Re-			(1 002)
	measurements for:	(6)	1	(5)
	Impairment of property and equipment		—	—
	Profit on disposal of property, equipment and vehicles	(6)	1	(5)
	Headline (loss)/earnings Re-			(1 007)
	measurements for: Derecognition of	3 331	(297)	3 034
	interest rate swap	3 531	(220)	3 311
	Accelerated recognition of capitalised financing fees Gain on	163	(34)	129
	forward contracts	(574)	—	(574)
	Breakage charges	54	(15)	39
	Stamp duty	41	—	41
	Pre-acquisition tariff provision	151	(36)	115
	Past-service cost (note 20)	(35)	8	(27)
	Normalised headline earnings			2 027

	2012	2012	2012
	R’m	R’m	R’m
Profit attributable to shareholders Re-			1 221
measurements for:	1	—	1
Impairment of property and equipment	2	—	2
Profit on disposal of property, equipment and vehicles	(1)	—	(1)
Headline earnings			1 222
Re-measurements for:
Past-service cost (note 20)	(14)	3	(11)
Normalised headline earnings			1 211

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

GROUP
		2013	2012
29.	EARNINGS PER ORDINARY SHARE (continued)

Weighted average number of ordinary shares in issue for basic earnings per share
	Number of ordinary shares in issue at the beginning of the year	652 315 341	652 315 341
	Weighted average number of ordinary shares issued during the year	83 732 458	—
	Adjustment for rights issue (IAS 33 para 26)	27 002 052	51 872 364
	Weighted average number of treasury shares	(21 191 470)	(25 035 450)
	BEE shareholders*	(6 981 847)	(9 927 016)
	Mpilo Trusts	(14 021 435)	(14 392 872)
	Wholly owned subsidiary	(188 188)	(715 562)
		741 858 381	679 152 255

Weighted average number of ordinary shares in issue for diluted earnings per share
	Weighted average number of ordinary shares in issue	741 858 381	679 152 255
	Weighted average number of treasury shares held in terms of the BEE initiative not yet released from treasury stock	21 003 282	24 319 888
	BEE shareholders	6 981 847	9 927 016
	Mpilo Trusts	14 021 435	14 392 872
	Adjustment for outstanding share options granted	—	179 234
		762 861 663	703 651 377

(Loss)/earnings per ordinary share (cents)
	Basic	(135.0)	179.8
	Diluted	(131.3)	173.5
Headline (loss)/earnings per ordinary share (cents)
	Basic	(135.6)	179.9
	Diluted	(131.9)	173.7
Normalised headline earnings per ordinary share (cents)
	Basic	273.2	178.3
	Diluted	265.7	172.1

*                 Represents the equivalent weighted average number of shares for which no value has been received from the BEE shareholders in terms of the Group’s black ownership initiative. To date, no value was received for an equivalent of 7 373 683 (2012: 9 264 351) shares issued to the strategic black partners.

Refer to the glossary in the integrated report for the meaning of headline earnings, headline earnings per share, normalised headline earnings and normalised headline earnings per share.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
30.	OTHER COMPREHENSIVE INCOME

	Components of other comprehensive income

	Currency translation differences	1 705	1 405
	Fair value adjustment — cash flow hedges	3 203	(1 126)
	Actuarial gains and losses	201	(403)
	Other comprehensive income/(loss), net of tax	5 109	(124)

Tax and non-controlling interest on other comprehensive income

			Non-
			controlling
	Gross	Tax	interest	Net
	R’m	R’m	R’m	R’m
Year ended 31 March 2012
Currency translation differences	1 343	—	62	1 405
Fair value adjustment — cash flow hedges	(1 216)	90	—	(1 126)
Actuarial gains and losses	(506)	103	—	(403)
Other comprehensive (loss)/income	(379)	193	62	(124)

Year ended 31 March 2013
Currency translation differences	1 662	—	43	1 705
Recycling of fair value adjustments of derecognised cash flow hedge	3 341	(250)	—	3 091
Fair value adjustment — cash flow hedges	143	(31)	—	112
Actuarial gains and losses	262	(61)	—	201
Other comprehensive income/(loss)	5 408	(342)	43	5 109

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		31.	CASH FLOW INFORMATION

		31.1	Reconciliation of profit before taxation to cash generated from operations
502	633		Operating profit before interest and taxation	4 264	3 759
			Non-cash items
			Movement in share-based payment reserve	5	6
			Depreciation	980	890
			Intangibles amortised	19	20
			Impairment losses	—	4
			Movement in provisions	249	51
			Movement in retirement benefit obligations	(96)	(69)
			Profit on disposal of property, equipment and vehicles	(6)	(1)
			Interest rate swap accrual	10	—
(507)	(643)		Dividends received	—	—

(5)	(10)		Operating income before changes in working capital	5 425	4 660
—	—		Working capital changes	152	(394)
—	—		Increase in inventories	(46)	(15)
—	—		Increase in trade and other receivables	(102)	(670)
—	—		Increase in trade and other payables	300	291
(5)	(10)			5 577	4 266

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m

		31.	CASH FLOW INFORMATION (continued)

		31.2	Interest paid
			Finance cost per income statement	5 166	1 642
			Non-cash items
			Amortisation of capitalised financing fees	(89)	(81)
			Other non-cash flow finance expenses	(3 506)	15
				1 571	1 576

		31.3	Tax paid
			Liability at the beginning of the year	(307)	(146)
			Exchange differences	(56)	(20)
(38)	—		Provision for the year	(636)	(666)
(38)	—			(999)	(832)
			Liability at the end of the year	485	307
(38)	—			(514)	(525)

		31.4	Investment to maintain operations
			Property, equipment and vehicles purchased	(742)	(711)
			Intangible assets purchased	(50)	(20)
			Loans to subsidiaries	—	—
				(792)	(731)

		31.5	Investment to expand operations
			Property, equipment and vehicles purchased	(1 249)	(712)
			Business acquisitions	—	(30)
				(1 249)	(742)

		31.6	Proceeds on disposal of property, equipment and vehicles
			Book value of property, equipment and vehicles sold	42	21
			Profit per income statement	6	1
			Exchange differences	4	1
				52	23

		31.7	Distributions paid to shareholders
(476)	(568)		Dividends declared and paid during the year	(488)	(436)

The dividends paid in 2013 (dividend numbers 30 & 31) were 80.3 cents per share (2012: 73.0 cents, dividend numbers 28 & 29). A final dividend (dividend number 32) in respect of the year ended 31 March 2013 of 65.0 cents per share was declared at a directors’ meeting on 21 May 2013. These financial statements do not reflect this dividend payable.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m

31.	CASH FLOW INFORMATION (continued)

31.8	Cash, cash equivalents and bank overdrafts
	For the purposes of the statement of cash flows, cash, cash equivalents and bank overdrafts include:
	Cash and cash equivalents	2 705	2 099
	Bank overdrafts (note 19)	(5)	(118)
		2 700	1 981

	Cash, cash equivalents and bank overdrafts are denominated in the following currencies:
	SA rand*	1 300	703
	Swiss franc**	770	951
	UAE dirham***	629	325
	Euro	1	2
		2 700	1 981

*	The counterparties have a minimum A3 credit rating by Moody’s.

**	The facility agreement of the Swiss subsidiary restricts the distribution of cash. The counterparties have a minimum A2 credit rating by Moody’s and a minimum
A credit rating by Standard & Poor’s.

***	The counterparties have a minimum Baa1 credit rating by Moody’s and a minimum BBB+ credit rating by Standard & Poor’s.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m

32.	COMMITMENTS

	Capital commitments
	Incomplete capital expenditure contracts	2 033	1 179
	Southern Africa	1 362	556
	Switzerland	644	592
	Middle East	27	31

	Capital expenses authorised by the Board of Directors but not yet contracted	1 313	982
	Southern Africa	688	871
	Switzerland	45	111
	Middle East	580	—
		3 346	2 161

	These commitments will be financed from group and borrowed funds.

	Financial lease commitments
	The Group has entered into financial lease agreements on equipment.

	The future non-cancellable minimum lease rentals are payable during the following financial years:
	Within 1 year	8	7
	1 to 5 years	24	23
	Beyond 5 years	16	18
		48	48

	Operating lease commitments
	The Group has entered into various operating lease agreements on premises and equipment. The future non-cancellable minimum lease rentals are payable during the following financial years:
	Within 1 year	289	231
	1 to 5 years	734	636
	Beyond 5 years	1 976	1 501
		2 999	2 368

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

33.       SEGMENTAL REPORT

The consolidation of the governance functions within the Group has resulted in a change in the composition of the reportable segments. The prior year has been restated accordingly. The reportable operating segments were identified as the three geographical reportable operating segments, namely: Mediclinic Southern Africa, Mediclinic Switzerland and Mediclinic Middle East.

	R’m	R’m	R’m	R’m
Year ended 31 March 2013:	Southern Africa	Switzerland	Middle East	Total

Revenue	10 185	11 892	2 485	24 562
EBITDA	2 169	2 599	495	5 263
Depreciation and amortisation	(282)	(604)	(113)	(999)
EBIT	1 887	1 995	382	4 264
Other gains and losses	—	(40)	(4)	(44)
Income from associate	—	2	—	2
Finance income	53	9	1	63
Finance cost	(478)	(4 703)	(66)	(5 247)
Taxation	(426)	(16)	—	(442)
Segment result	1 036	(2 753)	313	(1 404)

At 31 March 2013:
Investments in associates	—	2	—	2
Capital expenditure	695	1 239	107	2 041
Total segment assets	7 467	46 187	2 885	56 539
Segment liabilities	7 606	37 613	2 292	47 511

Year ended 31 March 2012:	Southern Africa	Switzerland	Middle East	Total

Revenue	9 423	10 732	1 831	21 986
EBITDA	1 957	2 364	348	4 669
Depreciation and amortisation	(256)	(556)	(98)	(910)
EBIT	1 701	1 808	250	3 759
Income from associates	—	1	—	1
Finance income	41	9	1	51
Finance cost	(369)	(1 248)	(28)	(1 645)
Taxation	(434)	(260)	—	(694)
Segment result	939	310	223	1 472

At 31 March 2012:
Investments in associates	—	1	—	1
Capital expenditure	523	872	47	1 442
Total segment assets	6 616	39 769	2 139	48 524
Segment liabilities	5 320	32 775	880	38 975

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

		GROUP
		2013	2012
		R’m	R’m
33.	SEGMENTAL REPORT (continued)

	Reconciliation of segment result, assets and liabilities

	Segment result
	Total profit from reportable segments	(1 404)	1 472
	Unallocated corporate amounts:
	Other gains and losses	575	(26)
	Interest received	5	34
	Elimination of intersegment loan interest	81	4
	Consolidated profit before tax	(743)	1 484

	Assets
	Total assets from reportable segments	56 539	48 524
	Unallocated corporate assets	234	1 671
		56 773	50 195

	Liabilities
	Total liabilities from reportable segments	47 511	38 975
	Elimination of intersegment loan	(8 912)	(184)
		38 599	38 791

	The total non-current assets, excluding financial instruments and deferred tax assets per geographical location are:

	Southern Africa	4 552	4 148
	Middle East	1 725	1 440
	Switzerland	41 235	35 570

	ENTITY-WIDE DISCLOSURES
	Revenue
	From South Africa	9 890	9 156
	From foreign countries	14 672	12 830

	Revenues from external customers are primarily from hospital services.

	The total non-current assets, excluding financial instruments and deferred tax assets
	From South Africa	4 257	3 881
	From foreign countries	43 255	37 277

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

COMPANY				GROUP
2012	2013			2013	2012
R’m	R’m			R’m	R’m
		34.	RELATED PARTY TRANSACTIONS

			The major shareholder of the Group is Industrial Partnership Investments Limited (Remgro Limited), which owns 43.4% (2012: 43.4)%.

			The following transactions were carried out with related third parties:

		i)	Transactions with shareholders

			Remgro Management Services Limited (subsidiary of Remgro Limited)
			Managerial and administration fees	4	1
			Internal audit services	2	2
			Underwriting fees in respect of the rights offer	100	—

			Balance due to	—	—

		ii)	Key management compensation
			Directors Information regarding the directors’ and prescribed officers’ remuneration appears in note 26.

		iii)	Transactions with subsidiaries and associates
			Mediclinic Investments Limited
476	612		Dividend received
6 261	11 222		Balance due from
			Zentrallabor Zürich (ZLZ)
			Fees earned	(17)	(15)
			Purchases	84	76

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2013 continued

35.       STANDARDS AND INTERPRETATIONS NOT YET EFFECTIVE

Certain new and revised IFRSs have been issued but are not yet effective for the Group. The Group has not early adopted the new and revised IFRSs that are not yet effective.

New and revised IFRSs that will affect reported financial performance and/or financial position:

IAS 19 Employee Benefits (1 January 2013) Currently net interest income is recognised in the income statement based on the expected return on plan assets. Under the amendments, net interest rate on plan assets will no longer be calculated based on expected return but rather equal to the discount rate used for determining retirement benefit obligations. The following table summarises the expected impact the amendments are to have on the financial statements:

2013
R’m

Net increase in retirement benefit obligations	218
Net decrease in deferred income tax liabilities	45
Net decrease in retained earnings	173
Net increase in expense recognised in the income statement	130
Net decrease in tax expense recognised in the income statement	27
Net increase in expense recognised in the other comprehensive income	58

New and revised IFRSs affecting mainly presentation and disclosure:

IFRS 9 Financial Instruments (Effective 1 January 2015)

The new standard improves and simplifies the approach for classification and measurement of financial assets compared with the requirements of IAS 39. IFRS 9 applies a consistent approach to classifying financial assets and replaces the numerous categories of financial assets in IAS 39, each of which had its own classification criteria. IFRS 9 also results in one impairment method, replacing the numerous impairment methods in IAS 39 that arise from the different classification categories.

IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements and IFRS 12 Disclosure of Interests in Other Entities (Effective 1 January 2013)

IFRS 10 builds on existing principles by identifying the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent company and provides additional guidance to assist in the determination of control where this is difficult to assess. IFRS 11 deals with the accounting for joint arrangements and focuses on the rights and obligations of the arrangement, rather than its legal form. The standard requires a single method for accounting for interests in jointly controlled entities. IFRS 12 contains comprehensive disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles.

The following new accounting standards, interpretations and amendments will have no material effects on the financial statements:

•  IFRS 1 First-time Adoption of International Financial Reporting Standards (1 January 2013)

•  IFRS 7 Financial Instruments: Disclosures (1 January 2013)

• IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements and IFRS 12 Disclosure of Interests in Other Entities (1 January 2013 and 1 January 2014)

•  IFRS 13 Fair Value Measurement (1 January 2013)

•  IAS 16 Property, Plant and Equipment (1 January 2013)

•  IAS 19 Employee Benefits (1 January 2013)

•  IAS 27 Consolidated and Separate Financial Statements (1 January 2013 and 1 January 2014)

•  IAS 28 Investments in Associates and Joint Ventures (1 January 2013)

•  IAS 32 Financial Instruments: Presentation (1 January 2013 and 1 January 2014)

There are numerous other new standards or amendments to existing standards that are not yet effective for the Group. Each of these has been assessed, and will not have a material impact on the financial statements.

36.     EVENTS AFTER THE REPORTING DATE

The directors are not aware of any matter or circumstance arising since the end of the financial year that would significantly affect the operations of the Group or the results of its operations.

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2013

	Issued share		Interest in		Book value
	capital		capital		of shares
	2013	2012	2013	2012	2013	2012
	Rand	Rand	%	%	R’m	R’m
SUBSIDIARIES

COMPANY
Mediclinic Investments (Pty) Ltd	100	100	100.0	100.0	1	1

The loan to the subsidiary amounts to R11 222m (2012: R6 261m) and is repayable on demand.

GROUP
Indirectly held through Mediclinic Investments (Pty) Ltd
Mediclinic Southern Africa (Pty) Ltd			100.0	100.0
Mediclinic Europe (Pty) Ltd			100.0	100.0
Mediclinic Middle East Investment Holdings (Pty) Ltd			100.0	100.0
Mecli Properties Limited			100.0	100.0
Mediclinic CHF Finco Limited			100.0	100.0
Mediclinic Group Services (Pty) Ltd			100.0	100.0

Indirectly held through Mediclinic Southern Africa (Pty) Ltd
Curamed Holdings Limited			69.9	69.8
Howick Private Hospital Holdings (Pty) Ltd*			49.1	49.1
Medical Human Resources (Pty) Ltd			100.0	100.0
Medical Innovations (Pty) Ltd			100.0	100.0
Mediclinic (Pty) Ltd			100.0	100.0
Mediclinic Finance Corporation (Pty) Ltd			100.0	100.0
Mediclinic Holdings (Namibia) (Pty) Ltd			100.0	100.0
Medipark Clinic (Pty) Ltd			100.0	100.0
Newcastle Private Hospital (Pty) Ltd*			15.1	15.1
Mediclinic Paarl (Pty) Ltd*			74.7	74.7
Phodiclinics (Pty) Ltd			—	100.0
Practice Relief (Pty) Ltd			100.0	100.0
Mediclinic Brits (Pty) Ltd			60.1	60.9
Reef-Medical Property Holdings (Pty) Ltd			60.1	60.9
Mediclinic Tzaneen (Pty) Ltd*			49.4	49.4
Victoria Hospital (Pty) Ltd*			33.7	33.7

Indirectly held through Mediclinic Holdings (Namibia) (Pty) Ltd
Mediclinic Investments (Namibia) (Pty) Ltd			—	100.0
Mediclinic Properties (Windhoek) (Pty) Ltd			100.0	100.0
Mediclinic Windhoek (Pty) Ltd (previously Mediclinic Operations (Namibia) (Pty) Ltd)			97.2	100.0
Mediclinic Properties (Swakopmund) (Pty) Ltd			100.0	100.0
Mediclinic Capital (Namibia) (Pty) Ltd			100.0	100.0
Mediclinic Swakopmund (Pty) Ltd			97.4	100.0
Mediclinic Otjiwarongo (Pty) Ltd			94.0	100.0

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2013 continued

	Interest in
	capital
	2013	2012
	%	%
SUBSIDIARIES (continued)

Hospital Investment Companies held through Mediclinic Southern Africa (Pty) Ltd
Mediclinic Bloemfontein Investments (Pty) Ltd	99.7	100.0
Mediclinic Cape Gate Investments (Pty) Ltd	95.0	100.0
Mediclinic Cape Town Investments (Pty) Ltd	99.3	100.0
Mediclinic Constantiaberg Investments (Pty) Ltd	90.4	100.0
Mediclinic Durbanville Investments (Pty) Ltd	99.8	100.0
Mediclinic Emfuleni Investments (Pty) Ltd	94.3	100.0
Mediclinic George Investments (Pty) Ltd	98.9	100.0
Mediclinic Highveld Investments (Pty) Ltd	99.0	100.0
Mediclinic Hoogland Investments (Pty) Ltd	99.4	100.0
Mediclinic Kathu Investments (Pty) Ltd	97.0	100.0
Mediclinic Klein Karoo Investments (Pty) Ltd	100.0	100.0
Mediclinic Legae Investments (Pty) Ltd	96.5	100.0
Mediclinic Louis Leipoldt Investments (Pty) Ltd	99.9	100.0
Mediclinic Milnerton Investments (Pty) Ltd	99.7	100.0
Mediclinic Morningside Investments (Pty) Ltd	92.8	100.0
Mediclinic Nelspruit Investments (Pty) Ltd	99.1	100.0
Mediclinic Panorama Investments (Pty) Ltd	99.7	100.0
Mediclinic Pietermaritzburg Investments (Pty) Ltd	86.7	100.0
Mediclinic Plettenberg Bay Investments (Pty) Ltd	94.5	100.0
Mediclinic Sandton Investments (Pty) Ltd	99.3	100.0
Mediclinic Secunda Investments (Pty) Ltd	85.0	100.0
Mediclinic Stellenbosch Investments (Pty) Ltd	95.0	100.0
Mediclinic Vereeniging Investments (Pty) Ltd	99.0	100.0
Mediclinic Vergelegen Investments (Pty) Ltd	95.8	100.0
Mediclinic Welkom Investments (Pty) Ltd	96.6	100.0
Mediclinic Worcester Investments (Pty) Ltd	99.9	100.0

Indirectly held through Mediclinic (Pty) Ltd
Mediclinic Barberton (Pty) Ltd$*	77.0	77.0
Mediclinic Ermelo (Pty) Ltd$*	50.1	50.1
Mediclinic Hermanus (Pty) Ltd*	34.8	34.9
Mediclinic Kimberley (Pty) Ltd*	90.6	89.7
Mediclinic Limpopo Limited$*	50.0	50.0
Mediclinic Potchefstroom (Pty) Ltd*	89.3	94.6
Mediclinic Upington (Pty) Ltd*	40.8	40.9

Indirectly held through Howick Private Hospital Holdings (Pty) Ltd
Howick Private Hospital (Pty) Ltd*	100.0	100.0

Indirectly held through Curamed Holdings Ltd
Curamed Hospitals (Pty) Ltd	100.0	100.0
Curamed Properties (Pty) Ltd	100.0	100.0
Mediclinic Thabazimbi (Pty) Ltd	75.0	85.0
Thabazimbi Medi-Clinic Trust**	n/a	85.0

Indirectly held through Mediclinic Europe (Pty) Ltd
Mediclinic Holdings Netherlands B.V.	100.0	100.0
Mediclinic Luxembourg S.à r.l.	100.0	100.0
Mediclinic Switzerland AG	100.0	100.0

** The trust was terminated after the sale of business to Mediclinic Thabazimbi (Pty) Ltd

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2013 continued

	Interest in
	capital
	2013	2012
	%	%
SUBSIDIARIES (continued)

Indirectly held through Mediclinic Switzerland AG
AndreasKlinik AG	100.0	100.0
Beau-Site AG	—	100.0
Clinique Bois-Cerf SA	—	100.0
Clinique Cecil SA	—	100.0
Hirslanden Bern AG	100.0	—
Hirslanden Klinik Aarau AG	100.0	100.0
Hirslanden Klinik Am Rosenberg AG	100.0	100.0
Hirslanden Lausanne SA	100.0	—
Klinik am Rosenberg Heiden AG	99.1	99.1
Klinik Belair AG	100.0	100.0
Klinik Birshof AG	99.7	99.7
Klinik Hirslanden AG	100.0	100.0
Klinik Im Park AG	100.0	100.0
Klinik Stephanshorn AG	100.0	100.0
Klinik St. Anna AG	100.0	100.0
Salem-Spital AG	—	100.0

Indirectly held through Mediclinic Middle East Investment Holdings (Pty) Ltd
Mediclinic Middle East Holdings Ltd	100.0	100.0
Emirates Healthcare Holdings Limited BVI	100.0	50.4

Indirectly held through Emirates Healthcare Holdings Limited BVI
American Healthcare Management Systems Limited BVI	100.0	100.0
Mediclinic Al Quasis Clinic LLC	49.0	49.0
Mediclinic Clinic Mirdiff LLC	49.0	49.0
Mediclinic Creek Hospital Dubai FZ LLC	100.0	100.0
Mediclinic IBN Battuta Clinic LLC	49.0	49.0
Mediclinic Management Services FZ LLC	100.0	100.0
Mediclinic Medical Stores LLC	49.0	—
Mediclinic Welcare Hospital LLC	49.0	49.0
Welcare World Health Systems BVI	100.0	100.0
Welcare World Holdings Limited BVI	100.0	100.0

All increases in the above shareholdings were paid for in cash.
* Controlled through long-term management agreements
$ Operating through trusts or partnerships

Indirectly held through Medipark Clinic (Pty) Ltd
ER24 Holdings (Pty) Ltd	100.0	100.0
ER24 EMS (Pty) Ltd	100.0	100.0

JOINT VENTURES
Wits University Donald Gordon Medical Centre (Pty) Ltd	49.9	49.9

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2013 continued

	Interest in		Book value		Amount owing
	capital		of investment		by associates
	2013	2012	2013	2012	2013	2012
	%	%	R’m	R’m	R’m	R’m
ASSOCIATES
GROUP
Unlisted:
Zentrallabor Zürich, Zürich (ZLZ)*	43.0	42.0	2	(2)	—	—
			2	(2)	—	—

The nature of the activities of the associates is similar to the major activities of the Group.

* The Group does not have control and has less than 50% of voting rights.

ANALYSIS OF SHAREHOLDERS

AS AT 28 MARCH 2013

DISTRIBUTION OF ORDINARY SHAREHOLDERS

	Number of	Number of
	shareholders	shares	%
Public shareholders	11 870	384 880 076	46.54%
Non-public shareholders	36	442 077 249	53.46%
— Directors and their associates	9	5 915 745	0.72%
— Directors of major subsidiaries and senior management* and their associates	21	667 758	0.08%
— Own holdings (held by Medipark Clinic (Pty) Ltd as treasury shares)	1	7 993	0.00%
— Industrial Partnership Investments (Pty) Ltd (Remgro)	1	358 869 121	43.40%
— Black economic empowerment shareholders	4	76 616 632	9.26%

	11 906	826 957 325	100.00%

*

The directors and employees listed here are those who are obliged to comply with the Group’s Procedure on Dealings In Mediclinic Shares prohibiting such directors and employees to trade in Mediclinic shares during the Company’s closed periods and unless they have obtained prior clearance to deal by the Chairman.

	Number of
	shares	%
Distribution of local and foreign beneficial shareholding:	826 957 325	100.00%
— South African	759 388 990	91.83%
— Foreign	67 568 335	8.17%

MAJOR SHAREHOLDERS

In terms of the principles of disclosure in accordance with section 56(7)(b) of the Companies Act, 71 of 2008, as amended, the following shareholders held a beneficial interest of 5% or more in the Company on 28 March 2013:

	Number of
	shares	%
Industrial Partnership Investments (Pty) Ltd (Remgro)	358 869 121	43.40%
Government Employees Pension Fund	83 151 101	10.06%
Black economic empowerment shareholders	76 616 632	9.26%
— Mpilo Investment Holdings 2 (RF) (Pty) Ltd (Phodiso Holdings)	39 332 736	4.76%
— Mpilo Investment Holdings 1 (RF) (Pty) Ltd (Circle Capital)	23 377 488	2.83%
— The Mpilo Trust & The Mpilo Trust (Namibia)	13 906 408	1.68%

SHAREHOLDING SPREAD

	Number of		Number of
	shareholders	%	shares	%
1 – 1 000 shares	4 807	40.37%	2 186 928	0.26%
1 001 – 10 000 shares	5 696	47.84%	18 030 624	2.18%
10 001 – 100 000 shares	1 046	8.79%	31 156 330	3.77%
100 001 – 1 000 000 shares	292	2.45%	93 034 995	11.25%
Over 1 000 000 shares	65	0.55%	682 548 448	82.54%
	11 906	100.00%	826 957 325	100.00%

ANALYSIS OF SHAREHOLDERS

AS AT 28 MARCH 2013 continued

DIRECTORS’ AND PRESCRIBED OFFICERS’ INTERESTS*

	2013				2012
				% of				% of
	Direct	Indirect	Held by	issued	Direct	Indirect	Held by	issued
	beneficial	beneficial	associates	shares	beneficial	beneficial	associates	shares
Directors:
E de la H Hertzog	71 424	4 766 718	487 825	0.64%	34 845	3 760 053	384 803	0.64%
JC Cohen (resigned 26 July 2012)	—	—	—	—	—	—	—	—
JJ Durand	—	—	—	—	—	—	—	—
JA Grieve	—	—	—	—	—	—	—	—
RE Leu	—	—	—	—	—	—	—	—
MK Makaba**	—	—	—	—	—	—	—	—
ZP Manase (resigned 26 July 2012)	—	—	—	—	—	—	—	—
N Mandela	—	—	—	—	—	—	—	—
DP Meintjes	237 801	—	—	0.03%	168 910	—	—	0.03%
TD Petersen	—	—	—	—	—	—	—	—
KHS Pretorius	140 000	—	—	0.02%	129 518	—	—	0.02%
AA Raath	—	—	—	—	—	—	—	—
MA Ramphele (resigned 26 July 2012)	—	—	—	—	—	—	—	—
DK Smith	—	—	—	—	—	—	—	—
CI Tingle	173 185	—	—	0.02%	120 988	—	—	0.02%
PJ Uys	—	—	—	—	—	—	—	—
CM van den Heever (resigned 1 February 2013)	—	—	—	—	—	—	—	—
CA van der Merwe	37 835	—	—	0.00%	22 377	—	—	0.00%
WL van der Merwe (resigned 26 July 2012)	957	—	—	0.00%	957	—	—	0.00%
late MH Visser	—	—	—	—	—	—	—	—
TO Wiesinger	—	—	—	—	—	—	—	—
	661 202	4 766 718	487 825	0.71%	477 595	3 760 053	384 803	0.71%
Prescribed officers:
DJ Hadley	37 313	—	—	0.00%	21 167	—	—	0.00%
GC Hattingh	—	150 000	—	0.02%	—	114 146	—	0.02%
	37 313	150 000	—	0.02%	21 167	114 146	—	0.02%

*	There have been no changes in the directors’ and prescribed officers’ interests between 28 March 2013 and the approval of the annual financial statements on 21 May 2013.
**

Dr MK Makaba holds a 5.08% interest in Phodiso Holdings Limited, which company is the holder of all the issued ordinary shares in Mpilo Investment Holdings 2 (RF) (Pty) Ltd, which holds a 4.76% interest in Mediclinic.

JSE SHARE PERFORMANCE

	2013	2012
Market capitalisation as at 31 March (R’000)	53 090 660	24 461 825
Price (cents per share)
Last trading day in March	6 420	3 750
Highest	6 548	4 199
Lowest	3 601	2 810
Number of shares traded (000’s)	125 013	118 734

ANALYSIS OF SHAREHOLDERS

AS AT 28 MARCH 2013 continued

SHARE CLOSING PRICE FROM 2000 — 2013

TRADING STATISTICS (SHARE CLOSING PRICE AND VOLUME)

SHARE PERFORMANCE COMPARED TO JSE ALL SHARE INDEX (REBASED TO 100)

CONSOLIDATED ANNUAL FINANCIAL STATEMENTS OF MEDICLINIC AND ITS SUBSIDIARIES FOR THE YEAR ENDED 31 MARCH 2014

STATEMENTS OF FINANCIAL POSITION

AS AT 31 MARCH 2014

COMPANY				GROUP
					2013	2012
2013	2014			2014	(restated)	(restated)
R’m	R’m		Notes	R’m	R’m	R’m
		ASSETS
11 239	11 289	Non-current assets		59 308	47 885	42 048
—	—	Property, equipment and vehicles	5	49 597	40 137	34 726
—	—	Intangible assets	6	9 210	7 279	6 350
11 239	11 289	Interest in subsidiary	7	—	—	—
—	—	Investment in associate	8	4	2	1
—	—	Investments in joint venture	9	67	65	53
—	—	Other investments and loans	10	68	63	708
—	—	Derivative financial instruments	21	60	100	—
—	—	Deferred income tax assets	11	302	239	210

—	—	Current assets		11 226	8 857	8 121
—	—	Inventories	12	904	681	579
—	—	Trade and other receivables	13	6 768	5 427	4 779
—	—	Current income tax assets		33	44	4
—	—	Derivative financial instruments	21	—	—	24
—	—	Other investments and loans	10	—	—	128
—	—	Investment in money market funds		—	—	510
—	—	Cash and cash equivalents		3 521	2 705	2 097

11 239	11 289	Total assets		70 534	56 742	50 169

		EQUITY
		Capital and reserves
11 027	11 027	Stated and issued capital		11 027	11 027	65
—	—	Share premium		—	—	6 066
—	—	Treasury shares		(249)	(256)	(269)
11 027	11 027	Share capital	14	10 778	10 771	5 862
72	103	Retained earnings	15	4 325	1 488	4 254
140	159	Other reserves	16	9 365	4 947	83
11 239	11 289	Attributable to equity holders of the Company		24 468	17 206	10 199
—	—	Non-controlling interests	17	923	796	1 288
11 239	11 289	Total equity		25 391	18 002	11 487

		LIABILITIES
—	—	Non-current liabilities		36 899	32 692	32 872
—	—	Borrowings	18	28 704	25 351	22 859
—	—	Deferred income tax liabilities	11	7 251	6 182	5 325
—	—	Retirement benefit obligations	19	414	709	709
—	—	Provisions	20	492	365	240
—	—	Derivative financial instruments	21	38	85	3 739

—	—	Current liabilities		8 244	6 048	5 810
—	—	Trade and other payables	22	5 048	4 121	3 448
—	—	Borrowings	18	1 666	1 011	1 930
—	—	Provisions	20	376	322	121
—	—	Derivative financial instruments	21	—	65	—
—	—	Current income tax liabilities		1 154	529	311

—	—	Total liabilities		45 143	38 740	38 682

11 239	11 289	Total equity and liabilities		70 534	56 742	50 169

INCOME STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m		Notes	R’m	R’m
643	766	Revenue		30 495	24 436
—	—	Cost of sales		(17 189)	(13 881)
(10)	(3)	Administration and other operating expenses	23	(6 562)	(5 428)
633	763	Operating profit before depreciation (EBITDA)		6 744	5 127
		Depreciation and amortisation	23	(1 239)	(994)
633	763	Operating profit		5 505	4 133
—	—	Other gains and losses	24	2	531
—	—	Income from associates		3	2
—	—	Income from joint venture		—	3
—	—	Finance income		73	69
—	—	Finance cost	26	(1 221)	(5 166)
633	763	Profit/(loss) before tax		4 362	(428)
—	—	Income tax expense	27	(776)	(418)
633	763	Profit/(loss) for the year		3 586	(846)
		Attributable to:
		Equity holders of the Company		3 385	(1 105)
		Non-controlling interests		201	259
				3 586	(846)
		Earnings/(loss) per ordinary share attributable to the equity holders of the Company — cents
		Basic	28	418.3	(148.9)
		Diluted	28	409.3	(144.8)

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 MARCH 2014

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m		Notes	R’m	R’m
633	763	Profit/(loss) for the year		3 586	(846)
		Other comprehensive income
		Items that may be reclassified to the income statement
—	—	Currency translation differences	16 & 17	4 371	1 699
—	—	Fair value adjustment — cash flow hedges	16	29	3 203
				4 400	4 902
		Items that may not be reclassified to the income statement
—	—	Actuarial gains and losses	15	138	54
—	—	Other comprehensive income, net of tax	29	4 538	4 956

633	763	Total comprehensive income for the year		8 124	4 110
		Attributable to:
		Equity holders of the Company		7 922	3 808
		Non-controlling interests		202	302
				8 124	4 110

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 MARCH 2014

	Stated			Share-
	issued			based
	share	Share	Treasury	payment
	capital	premium	shares	reserve
	(note 14)	(note 14)	(note 14)	(note 16)
	R’m	R’m	R’m	R’m

Balance at 31 March 2012 (as previously reported)	65	6 066	(269)	135
Adjustments (note 2.2)	—	—	—	—
Balance at 31 March 2012 (restated)	65	6 066	(269)	135
Transfer to stated capital	6 066	(6 066)	—	—
Shares issued	5 000	—	—	—
Share issue costs	(104)	—	—	—
Utilised by the Mpilo Trusts	—	—	6	—
Utilised for share option scheme	—	—	23	—
Treasury shares purchased	—	—	(16)	—
Share-based payment expense	—	—	—	5
Change in shareholding of subsidiaries	—	—	—	—
Transactions with non-controlling shareholders	—	—	—	—
Gain on sale of nil-paid letters of allocation	—	—	—	—
Total comprehensive income for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2013 (restated)	11 027	—	(256)	140
Utilised by the Mpilo Trusts	—	—	7	—
Share-based payment expense	—	—	—	19
Change in shareholding of subsidiaries	—	—	—	—
Transactions with non-controlling shareholders	—	—	—	—
Total comprehensive income for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2014	11 027	—	(249)	159

Balance at 31 March 2012	65	6 066	—	135
Transfer to stated capital	6 066	(6 066)	—	—
Shares issued	5 000	—	—	—
Share issue costs	(104)	—	—	—
Share-based payment expense	—	—	—	5
Total comprehensive income for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2013	11 027	—	—	140
Share-based payment expense	—	—	—	19
Total comprehensive income for the year	—	—	—	—
Dividends paid	—	—	—	—
Balance at 31 March 2014	11 027	—	—	159

	GROUP
	Foreign
	currency				Non-
	translation	Hedging	Retained		controlling
	reserve	reserve	earnings	Shareholders’	interests	Total
	(note 16)	(note 16)	(note 15)	equity	(note 17)	equity
	R’m	R’m	R’m	R’m	R’m	R’m

Balance at 31 March 2012 (as previously reported)	3 171	(3 223)	4 171	10 116	1 288	11 404
Adjustments (note 2.2)	—	—	83	83	—	83
Balance at 31 March 2012 (restated)	3 171	(3 223)	4 254	10 199	1 288	11 487
Transfer to stated capital	—	—	—	—	—	—
Shares issued	—	—	—	5 000	—	5 000
Share issue costs	—	—	—	(104)	—	(104)
Utilised by the Mpilo Trusts	—	—	—	6	—	6
Utilised for share option scheme	—	—	—	23	—	23
Treasury shares purchased	—	—	—	(16)	—	(16)
Share-based payment expense	—	—	—	5	—	5
Change in shareholding of subsidiaries	—	—	—	—	(588)	(588)
Transactions with non-controlling shareholders	—	—	(1 268)	(1 268)	—	(1 268)
Gain on sale of nil-paid letters of allocation	—	—	41	41	—	41
Total comprehensive income for the year	1 656	3 203	(1 051)	3 808	302	4 110
Dividends paid	—	—	(488)	(488)	(206)	(694)
Balance at 31 March 2013 (restated)	4 827	(20)	1 488	17 206	796	18 002
Utilised by the Mpilo Trusts	—	—	—	7	—	7
Share-based payment expense	—	—	—	19	—	19
Change in shareholding of subsidiaries	—	—	—	—	24	24
Transactions with non-controlling shareholders	—	—	2	2	—	2
Total comprehensive income for the year	4 370	29	3 523	7 922	202	8 124
Dividends paid	—	—	(688)	(688)	(99)	(787)
Balance at 31 March 2014	9 197	9	4 325	24 468	923	25 391

	COMPANY
Balance at 31 March 2012	—	—	7	6 273	—	6 273
Transfer to stated capital	—	—	—	—	—	—
Shares issued	—	—	—	5 000	—	5 000
Share issue costs	—	—	—	(104)	—	(104)
Share-based payment expense	—	—	—	5	—	5
Total comprehensive income for the year	—	—	633	633	—	633
Dividends paid	—	—	(568)	(568)	—	(568)
Balance at 31 March 2013	—	—	72	11 239	—	11 239
Share-based payment expense	—	—	—	19	—	19
Total comprehensive income for the year	—	—	763	763	—	763
Dividends paid	—	—	(732)	(732)	—	(732)
Balance at 31 March 2014	—	—	103	11 289	—	11 289

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 31 MARCH 2014

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m			R’m	R’m
Inflow/	Inflow/			Inflow/	Inflow/
(outflow)	(outflow)		Notes	(outflow)	(outflow)
		CASH FLOW FROM OPERATING ACTIVITIES
—	—	Cash received from customers		30 116	24 580
(10)	(3)	Cash paid to suppliers and employees		(23 776)	(19 009)
(10)	(3)	Cash generated from operations	30.1	6 340	5 571
643	766	Dividends received		—	—
—	—	Interest received		74	63
—	—	Interest paid	30.2	(1 056)	(1 571)
—	—	Tax paid	30.3	(743)	(514)
633	763	Net cash generated from operating activities		4 615	3 549
(4 961)	(31)	CASH FLOW FROM INVESTMENT ACTIVITIES		(2 539)	(527)
—	—	Investment to maintain operations	30.4	(926)	(792)
—	—	Investment to expand operations	30.5	(1 684)	(1 230)
—	—	Proceeds on disposal of property, equipment and vehicles	30.6	32	52
—	—	Insurance in joint venture		(2)	(8)
—	—	Loans granted to joint venture		—	(1)
—	—	Insurance proceeds		40	—
(4 961)	(31)	Proceeds from other investments and loans		1	4
—	—	Proceeds from derivative financial instrument		—	25
—	—	Proceeds from FVTPL financial assets		—	868
—	—	Proceeds from money market funds		—	1 200
—	—	Purchases of money market funds		—	(657)
—	—	Interest received		—	12
(4 328)	732	Net cash generated/(utilised) before financing activities		2 076	3 022
4 328	(732)	CASH FLOW FROM FINANCING ACTIVITIES		(1 605)	(2 837)
5 000	—	Proceeds of shares issued		—	5 000
(104)	—	Share issue costs		—	(104)
—	—	Distributions to non-controlling interests	17	(99)	(206)
(568)	(732)	Distributions to shareholders	30.7	(688)	(488)
—	—	Proceeds from borrowings		223	21 996
—	—	Repayment of borrowings		(1 074)	(24 939)
—	—	Settlement of interest rate swap		—	(1 633)
—	—	Refinancing transaction costs		—	(615)
—	—	Acquisition of non-controlling interest		—	(1 971)
—	—	Treasury shares purchased		—	(16)
—	—	Proceeds from disposal of treasury shares		7	27
—	—	Proceeds on disposal of nil-paid letters of allocation		—	41
—	—	Proceeds on disposal of non-controlling interest		26	71
—	—	Net increase in cash, cash equivalents and bank overdrafts		471	185
—	—	Opening balance of cash, cash equivalents and bank overdrafts		2 705	1 979
—	—	Exchange rate fluctuations on foreign cash		309	541
—	—	Closing balance of cash, cash equivalents and bank overdrafts	30.8	3 485	2 705

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014

1.                  GENERAL INFORMATION

Mediclinic International Ltd (“the Company”) and its subsidiaries (“the Group”) operate multi-disciplinary private hospitals.

The main business of the Group is to enhance the quality of life of patients by providing comprehensive, high-quality hospital services on a cost-effective basis.

The Company is a limited liability company incorporated and domiciled in South Africa. The address of its registered offices is:

Mediclinic Offices, Strand Road, Stellenbosch 7600.

The Company is listed on the JSE.

These annual financial statements have been approved for issue by the Board of Directors on 20 May 2014.

2.                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these annual financial statements are set out below. These policies have been consistently applied to all the years presented with the exception of the first-time adoption of IFRS 11 Joint Arrangements and the revised IAS 19 Employee Benefits standards. The application of the new standard and the revised IFRS standard had an impact on the Group’s financial results, financial position and reported cash flows, refer to section 2.2.

2.1           BASIS OF PREPARATION

The annual financial statements of the Group are prepared in accordance with International Financial Reporting Standards (IFRS) including IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS, the requirements of The South African Companies Act, 71 of 2008, as amended, and the Listings Requirements of the JSE Ltd. The financial statements are prepared on the historical cost convention, as modified by the revaluation of certain financial instruments to fair value.

The preparation of the financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the annual financial statements, are disclosed in note 4.

2.2           CHANGES IN ACCOUNTING POLICY

The following new and revised IFRSs which affected the Group’s reported financial performance and/or financial position have been applied for the first time in the current period in these financial statements:

IFRS 11 Joint Arrangements

IFRS 11 deals with how a joint arrangement over which two or more parties have joint control should be classified and accounted for. Under IFRS 11, there are two types of joint arrangements — joint operations and joint ventures. The classification of joint arrangements under IFRS 11 is determined based on rights and obligations of parties to joint arrangements by considering the structure, legal form of the arrangements, the contractual terms, etc. Previously under IAS 31, the classification of joint arrangements was determined based on the legal form of the arrangement. Under IFRS 11, the initial and subsequent accounting of joint ventures and joints operations is different. Investments in joint ventures are accounted for using the equity method and proportionate consolidation is no longer allowed. The Group reviewed and assessed the classification of the Group’s investment in Wits University Donald Gordon Medical Centre (Pty) Ltd and concluded that it should be classified as a joint venture under IFRS 11 and accounted for using the equity method. Previously, Wits University Donald Gordon Medical Centre (Pty) Ltd was accounted for by using the proportionate consolidation method.

IAS 19R Employee Benefits

The revised IAS 19 changes the accounting for defined benefit plans and termination benefits. The changes relate to the accounting for changes in the defined benefit obligations and plan assets. Previously, net interest income was recognised in profit or loss based on the expected return on plan assets. Under the amendments, the net interest rate on plan assets will no longer be calculated based on expected return but rather equal to the discount rate used for determining retirement benefit obligations. Also, actuarial gains and losses are now required to be recorded in other comprehensive income, and not in profit and loss any more, which has been the accounting treatment always adopted by the Group and hence did not result in any change. Under the amended standard, past-service cost is recognised immediately in income. Previously, it was also recognised immediately in income, unless the changes in the pension plan were conditional on the employees remaining in service for a specified period of time (vesting period) in which case it was recognised on a straight-line basis over the vesting period.

In addition the following new and revised IFRSs which affected mainly presentation and disclosure have been applied for the first time in the current period in these financial statements:

•        IFRS 10 Consolidated financial statements

•        IFRS 12 Disclosures of interests in other entities

•        IFRS 13 Fair value measurement

•        Amendments to IAS 36 — Recoverable amount disclosures for non-financial assets

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

2.2                   CHANGES IN ACCOUNTING POLICY continued

	GROUP
	For the
	year			For the
	ended			year
	31 March			ended
	2013 as			31 March
	previously	IFRS 11	IAS 19R	2013
Impact on profit/(loss) for the year of the application	reported	adjustments	adjustments	(restated)
of new and revised standards	R’m	R’m	R’m	R’m
Revenue	24 562	(126)	—	24 436
Cost of sales	(13 845)	59	(95)	(13 881)
Administration and other operating expenses	(5 454)	61	(35)	(5 428)
Depreciation and amortisation	(999)	5	—	(994)
Income from joint venture	—	3	—	3
Finance income	68	1	—	69
Income tax expense	(442)	(3)	27	(418)
(Loss)/profit for the year	(743)	—	(103)	(846)
Decrease in profit for the year attributable to:
Equity holders of the Company	(1 002)	—	(103)	(1 105)

Impact on other comprehensive income for the year of the application of the new and revised standards
Actuarial gains and losses	201	—	(147)	54
Currency translation differences	1 705	—	(6)	1 699
Other comprehensive income for the year attributable to:	5 109	—	(153)	4 956
Decrease in total comprehensive income for the year attributable to:
Equity holders of the Company	4 064	—	(256)	3 808

	As at
	31 March			As at
	2012 as			31 March
Impact on assets, liabilities and equity as at	previously	IFRS 11	IAS 19R	2012
31 March 2012 of the application of the new	reported	adjustments	adjustments	(restated)
and revised standards	R’m	R’m	R’m	R’m
Property, equipment and vehicles	34 808	(82)	—	34 726
Investments in joint venture	—	53	—	53
Other investments and loans	662	46	—	708
Deferred income tax assets	212	(2)	—	210
Inventories	582	(3)	—	579
Trade and other receivables	4 815	(36)	—	4 779
Cash and cash equivalents	2 099	(2)	—	2 097
Borrowings (non-current)	(22 864)	5	—	(22 859)
Deferred income tax liabilities	(5 303)	—	(22)	(5 325)
Retirement benefit obligations	(823)	9	105	(709)
Trade and other payables	(3 460)	12	—	(3 448)
Total effect on net assets		—	83
Retained earnings	(4 171)	—	(83)	(4 254)
Total effect on equity		—	(83)

2.2          CHANGES IN ACCOUNTING POLICY continued

	GROUP
	As at
	31 March			As at
	2013 as			31 March
Impact on assets, liabilities and equity as at	previously	IFRS 11	IAS 19R	2013
31 March 2013 of the application of the new and	reported	adjustments	adjustments	(restated)
revised standards	R’m	R’m	R’m	R’m
Property, equipment and vehicles	40 233	(96)	—	40 137
Investment in joint venture	—	65	—	65
Other investments and loans	17	46	—	63
Deferred income tax assets	244	(5)	—	239
Inventories	684	(3)	—	681
Trade and other receivables	5 466	(39)	—	5 427
Borrowings (non-current)	(25 359)	8	—	(25 351)
Deferred income tax liabilities	(6 227)	—	45	(6 182)
Retirement benefit obligations	(501)	10	(218)	(709)
Trade and other payables	(4 135)	14		(4 121)
Total effect on net assets		—	(173)

Retained earnings	(1 655)			(1 655)
Opening balance adjustments		—	(83)	(83)
Adjustments for the period		—	250	250
		—	167	(1 488)
Other reserves (Foreign currency translation reserve)	(4 833)	—	6	(4 827)
Total effect on equity		—	173

	IAS 19R	IFRS 11
Impact on cash flows for the year ended at 31 March 2013 of the application	adjustments	adjustments
of the new and revised standards	R’m	R’m

Net cash inflow from operating activities	—	5
Net cash outflow from investing activities	—	(10)
Net cash outflow from financing activities	—	(2)
The impact of the application on the new and revised standards on basic and diluted earnings per share is disclosed in note 28.

2014
Impact on profit/(loss) for the current year for the application of IAS 19R	R’m
Decrease in administration and other operating expenses	(242)
Increase in income tax expense	50
Decrease in profit for the year	(192)

Decrease in profit for the year attributable to:
Equity holders of the Company	(192)

Impact on other comprehensive income for the year for the application of IAS 19R
Decrease in remeasurement of defined benefit obligation/actuarial gains and losses	534
Decrease in total comprehensive income for the year attributable to:
Equity holders of the Company	342

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

2.3           CONSOLIDATION AND EQUITY ACCOUNTING

a)                 Basis of consolidation

Subsidiaries are all entities (including structured entities) over which the group has control. The group controls an entity when the group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

The results of subsidiaries are included in the consolidated financial statements from the effective date of acquisition to the effective date of disposal.

Adjustments to the financial statements of subsidiaries are made when necessary to bring their accounting policies in line with those of the Group.

All intra-company transactions, balances, income and expenses are eliminated in full on consolidation.

Non-controlling interests in the net assets of consolidated subsidiaries are identified and recognised separately from the Group’s interest therein, and are recognised within equity. Losses of subsidiaries attributable to non-controlling interests are allocated to the non-controlling interest even if this results in a debit balance being recognised for non-controlling interest.

Transactions which result in changes in ownership levels, where the company has control of the subsidiary both before and after the transaction, are regarded as equity transactions and are recognised directly in the statement of changes in equity.

The difference between the fair value of consideration paid or received and the movement in non-controlling interest for such transactions is recognised in equity attributable to the owners of the parent.

Where a subsidiary is disposed of and a non-controlling shareholding is retained, the remaining investment is measured to fair value with the adjustment to fair value recognised in profit or loss as part of the gain or loss on disposal of the controlling interest.

b)                 Business combinations

The Group accounts for business combinations using the acquisition method of accounting. The cost of the business combination is measured as the aggregate of the fair values of assets given, liabilities incurred or assumed and equity instruments issued. Costs directly attributable to the business combination are expensed as incurred, except the costs to issue debt that are amortised as part of the effective interest and costs to issue equity, which are included in equity.

Any contingent consideration to be transferred by the group is recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration that is deemed to be an asset or liability is recognised in accordance with IAS 39 either in profit or loss or as a change to other comprehensive income. Contingent consideration that is classified as equity is not remeasured, and its subsequent settlement is accounted for within equity.

The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the recognition conditions of IFRS 3 Business Combinations are recognised at their fair values at acquisition date, except for non-current assets (or disposal company) that are classified as held-for-sale in accordance with IFRS 5 Non-current Assets Held-for-sale and Discontinued Operations, which are recognised at fair value less costs to sell.

Contingent liabilities are only included in the identifiable assets and liabilities of the acquiree where there is a present obligation at acquisition date.

On acquisition, the Group assesses the classification of the acquiree’s assets and liabilities and reclassifies them where the classification is inappropriate for Group purposes. This excludes lease agreements and insurance contracts, whose classification remains as per their inception date.

Non-controlling interests arising from a business combination, which are present ownership interests, and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation, are measured either at the present ownership interests’ proportionate share in the recognised amounts of the acquiree’s identifiable net assets or at fair value. The treatment is not an accounting policy choice but is selected for each individual business combination, and disclosed in the note for business combinations. All other components of non-controlling interests are measured at their acquisition date fair values, unless another measurement basis is required by IFRSs.

In cases where the company held a non-controlling shareholding in the acquiree prior to obtaining control, that interest is measured to fair value as at acquisition date. The measurement to fair value is included in profit or loss for the year. Where the existing shareholding was classified as an available-for-sale financial asset, the cumulative fair value adjustments recognised previously to other comprehensive income and accumulated in equity are recognised in profit or loss as a reclassification adjustment.

Goodwill is determined as the consideration paid, plus the fair value of any shareholding held prior to obtaining control, plus non-controlling interest and less the fair value of the identifiable assets and liabilities of the acquiree. If the total of consideration transferred, non-controlling interest recognised and previously held interest measured is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the income statement.

Goodwill is not amortised but is tested on an annual basis for impairment. If goodwill is assessed to be impaired, that impairment is not subsequently reversed.

Goodwill arising on acquisition of foreign entities is considered an asset of the foreign entity. In such cases, the goodwill is translated to the functional currency of the company at the end of each reporting period with the adjustment recognised in equity through to other comprehensive income.

c)                   Investment in associate

An associate is an entity over which the company has significant influence and which is neither a subsidiary nor a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

An investment in associate is accounted for using the equity method, except when the investment is classified as held-for-sale in accordance with IFRS 5 Non-current Assets Held-for-sale and Discontinued Operations. Under the equity method, investments in associates are carried in the consolidated statement of financial position at cost adjusted for post-acquisition changes in the company’s share of net assets of the associate, less any impairment losses.

Losses in an associate in excess of the Group’s interest in that associate are recognised only to the extent that the Group has incurred a legal or constructive obligation to make payments on behalf of the associate.

Any goodwill on acquisition of an associate is included in the carrying amount of the investment.

Profits or losses on transactions between the Group and an associate are eliminated to the extent of the Group’s interest therein.

When the Group reduces its level of significant influence or loses significant influence, the Group proportionately reclassifies the related items that were previously accumulated in equity through other comprehensive income to profit or loss as a reclassification adjustment. In such cases, if an investment remains, that investment is measured to fair value, with the fair value adjustment being recognised in profit or loss as part of the gain or loss on disposal.

d)                 Investment in joint venture

A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

Investments in joint ventures are equity accounted. Under the equity method of accounting, interests in joint ventures are initially recognised at cost and adjusted thereafter to recognise the Group’s share of the post-acquisition profit or losses and movements in other comprehensive income. When the Group’s share of losses in a joint venture equals or exceeds its interest in the joint venture (which includes any long-term interests that, in substance, form part of the Group’s net investment in the joint venture), the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the joint ventures.

Unrealised gains on transactions between the Group and its joint venture are eliminated to the extent of the Group’s

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

interest in the joint venture. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the joint venture have been changed where necessary to ensure consistency with the policies adopted by the Group. The change in accounting policy has been applied as from 1 April 2012.

The effects of the change in accounting policy on the financial position, compre-hensive income and cash flows of the Group at 1 April 2012 and 31 March 2013 are shown in note 2.2. The change in accounting policy had no impact on earnings per share.

2.4  SEGMENT REPORTING

Consistent with internal reporting, the Group’s segments are identified as the three geographical operating platforms in Mediclinic Southern Africa, Mediclinic Switzerland and Mediclinic Middle East. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the executive committee that makes strategic decisions.

2.5           PROPERTY, EQUIPMENT AND VEHICLES

Land and buildings comprise mainly hospitals and offices. All property, equipment and vehicles are shown at cost less subsequent depreciation and impairment, except for land, which is shown at cost less impairment. Cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to the income statement during the financial period in which they are incurred.

Land is not depreciated. Depreciation on the other assets is calculated using the straight-line method to allocate the cost of each asset to its residual value over its estimated useful life, as follows:

•	Buildings:	20 – 100 years
•	Leasehold improvements:	10 years
•	Equipment:	3 – 10 years
•	Furniture and vehicles:	3 – 8 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each statement of financial position date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Profit or loss on disposals is determined by comparing proceeds with carrying amounts. These are included in the income statement.

2.6  INTANGIBLE ASSETS

a)                  Trade names

Trade names that are deemed to have an indefinite useful life are carried at cost less accumulated impairment losses. Trade names that are deemed to have a finite useful life are capitalised at the cost to the Group and amortised on the straight-line basis over its estimated useful lifetime of 15 to 20 years. No value is placed on internally developed trade names. Expenditure to maintain trade names is accounted for against income as incurred.

b)                  Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets, liabilities and contingent liabilities of the acquired subsidiary at the date of acquisition and the fair value of the non-controlling interest in the subsidiary. Goodwill on acquisition of subsidiaries is included in intangible assets. Goodwill on acquisition of associates and joint ventures is included in investments in associates and joint ventures. Goodwill is tested annually for impairment or more frequently if events or changes in circumstances indicate a potential impairment. Goodwill is carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units (CGUs) for the purpose of impairment testing. The allocation is made to those CGUs or groups of CGUs that are expected to benefit from business combinations in which goodwill arose. CGUs have been defined as certain hospital groupings within the Group.

c)                   Computer software

Acquired computer software licences and internally developed software programmes are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives (1 — 5 years). Costs associated with maintaining computer software programmes or development expenditure that does not meet the recognition criteria are recognised as an expense as incurred.

2.7            IMPAIRMENT OF NON-FINANCIAL ASSETS

Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Assets that are subject to amortisation are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows — CGUs. Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

2.8           FINANCIAL ASSETS

The Group classifies its financial assets in the following categories: loans and receivables, available-for-sale financial assets, and financial assets at fair value through profit and loss. The classification depends on the purpose for which the asset was acquired. Management determines the classification of its investments at initial recognition.

Purchases and sales of investments are recognised on trade date — the date on which the Group commits to purchase or sell the asset. Investments are initially recognised at fair value plus transaction costs for all financial assets not subsequently carried at fair value through profit or loss.

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are included in current assets, except for maturities greater than 12 months after the reporting date, which are classified as non-current assets. Loans and receivables are carried at amortised cost using the effective interest rate method.

Investments available-for-sale

Other long-term investments are classified as available-for-sale and are included within non-current assets unless management intends to dispose of the investment within 12 months of the reporting date. These investments are carried at fair value. Unrealised gains and losses arising from changes in the fair value of available-for-sale investments are recognised in other comprehensive income in the period in which they arise. When available-for-sale investments are either sold or impaired, the accumulated fair value adjustments are realised and included in profit or loss.

Financial assets at fair value through profit and loss

These instruments, consisting of financial instruments held-for-trading and those designated at fair value through profit and loss at inception, are carried at fair value. Derivatives are also classified as held-for-trading unless they are designated as hedges. Realised and unrealised gains and losses arising from changes in the fair value of these financial instruments are recognised in the income statement in the period in which they arise.

Impairment

At each reporting date, the Group assesses whether there is objective evidence that a financial asset or a group of financial assets is impaired.

A financial asset is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset and that loss has an impact on the estimated future cash flows of the financial asset that can be reliably estimated. In the case of equity investments classified as available-for-sale, a significant or prolonged decline in the fair value of the security below its cost is considered an indicator that the investments are impaired. If any such evidence exists for available-for-sale financial assets, the cumulative loss — measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss — is removed from other comprehensive income and recognised in the income statement.

Impairment losses recognised in the income statement on equity instruments are not reversed through the income statement.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

2.9           OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and liabilities are offset and the net amount reported in the statement of financial position when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

2.10  INVENTORIES

Inventories are valued at the lower of cost, determined on the first-in, first-out method, or net realisable value. The valuation excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

2.11  TRADE AND OTHER RECEIVABLES

Trade and other receivables are recognised at fair value and subsequently measured at amortised cost, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The amount of the provision is recognised in the income statement.

2.12  CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of balances with banks and cash on hand and are classified as loans and receivables. Bank overdrafts are classified as financial liabilities at amortised cost and are disclosed as part of borrowings in current liabilities in the statement of financial position.

2.13    DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently measured at fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. Hedges of a particular risk associated with a recognised liability or a highly probable forecast transaction is designated as a cash flow hedge.

The Group documents, at inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedging transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items.

The fair values of various derivative instruments used for hedging purposes are disclosed in note 21. The hedging reserve in shareholders’ equity is shown in note 16. On the statement of financial position hedging derivatives are not classified based on whether the amount is expected to be recovered or settled within, or after, 12 months. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedge relationship is more than 12 months; it is classified as a current asset or liability when the remaining maturity of the hedge relationship is less than 12 months.

Cash flow hedge

The effective portion of changes in the fair value of derivatives that is designated and qualify as cash flow hedges are recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised immediately in the income statement.

Amounts accumulated in other comprehensive income are recycled to the income statement in the periods when the hedged item affects profit or loss (for example, when the interest expense on hedged variable rate borrowings is recognised in profit and loss).

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.

2.14  SHARE CAPITAL

Ordinary shares are classified as equity. Shares in the Company held by wholly owned group companies are classified as treasury shares and are held at cost.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds, net of tax. Where any Group company purchases the Company’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes), is deducted from equity attributable to the Company’s equity holders until the shares are cancelled, reissued or disposed of. Where such shares are subsequently sold or reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to the Company’s equity holders.

The difference between the fair value of the equity instruments issued in a BEE transaction and the fair value of the cash and other assets received is recognised as an expense on grant date, with a corresponding increase in equity.

2.15  TREASURY SHARES

Treasury shares are deducted from equity. No gains or losses are recognised in profit or loss on the purchase, sale, issue or cancellation of treasury shares. All consideration paid or received for treasury shares is recognised directly in equity.

2.16  TRADE AND OTHER PAYABLES

Trade and other payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest rate method.

Accounts payable are classified current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

2.17  BORROWINGS

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest rate method. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Borrowing costs are expensed when incurred, except for borrowing costs directly attributable to the construction or acquisition of qualifying assets. Borrowing cost directly attributable to the construction or acquisition of qualifying assets is added to the cost of those assets, until such time as the assets are substantially ready for their intended use.

2.18  PROVISIONS

Provisions are recognised when the Group has a present legal or constructive obligation, as a result of past events, and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

2.19     CURRENT AND DEFERRED INCOME TAX

The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the reporting date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognised if they arise from the initial recognition of goodwill; deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the reporting date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be used.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Dividend withholding tax is payable at a rate of 15% on dividends distributed to shareholders. The tax is not attributable to the company paying the dividend but is collected by the company and paid to the tax authorities on behalf of the shareholder.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

2.20 EMPLOYEE BENEFITS

a)                 Retirement benefit costs

The Group provides defined benefit and defined contribution plans for the benefit of employees, the assets of which are held in separate trustee administered funds. These plans are funded by payments from the employees and the Group, taking into account recommendations of independent qualified actuaries.

Defined contribution plans

A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The Group has no legal or constructive obligations to make further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The contributions are recognised as employee benefit expense when they are due.

Defined benefit plans

A defined-benefit plan is a plan that is not a defined contribution plan. This plan defines an amount of pension benefit an employee will receive on retirement, dependent on one or more factors such as age, years of service and compensation. The liability recognised in the statement of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity approximating to the terms of the related pension obligation.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise. Past-service costs are recognised immediately in income. A net pension asset is recorded only to the extent that it does not exceed the present value of any economic benefit available in the form of reductions in future contributions to the plan, and any unrecognised actuarial losses and past-service costs. The annual pension costs of the Group’s benefit plans are charged to the income statement.

b)                  Post-retirement medical benefits

Some group companies provide for post-retirement medical contributions in relation to current and retired employees. The expected costs of these benefits are accounted for by using the projected unit credit method. Under this method, the expected costs of these benefits are accumulated over the service lives of the employees. Valuation of these obligations is carried out by independent qualified actuaries. All actuarial gains and losses are charged or credited to other comprehensive income in the period in which they arise.

c)                   Share-based compensation

The Group operates an equity-settled, share-based compensation plan. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions.

Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable.

At each reporting date, the Company revises its estimates of the number of options that are expected to become exercisable. It recognises the impact of the revision of original estimates, if any, in the income statement, with a corresponding adjustment to equity.

d)                  Profitsharing and bonus plans

The Group recognises an obligation where contractually obliged or where there is a past practice that has created a constructive obligation.

2.21  REVENUE RECOGNITION

Revenues are measured at the fair value of the consideration that has been received or is to be received and represent the amounts that can be received for services in the regular course of business when the significant risks and rewards of ownership have been transferred or services have been rendered. Discounts, sales taxes and other taxes associated with the revenues have to be deducted.

Other revenues earned are recognised on the following bases:

a)                  Interest income

Interest income is recognised on a time-proportion basis using the effective interest rate method.

b)                  Dividend income

Dividend income is recognised when the shareholders’ right to receive payment is established.

c)                   Rental income

Rental income is recognised on a straight-line basis over the term of the lease.

2.22 COST OF SALES

Cost of sales consists of the cost of inventories, including obsolete stock, which have been expensed during the year, together with personnel costs and related overheads which are directly attributable to the provision of services, but excludes depreciation and amortisation.

2.23  LEASED ASSETS

Leases of property, equipment and vehicles where the Group assumes substantially all the benefits and risks of ownership are classified as finance leases. Finance leases are capitalised at the lease’s commencement at the lower of the fair value of the leased property and the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in interest-bearing borrowings. The interest element of the finance charges is charged to the income statement over the lease period. The property, equipment and vehicles acquired under finance leasing contracts are depreciated over the useful lives of the assets or the term of the lease agreement if shorter and transfer of ownership at the end of the lease period is uncertain.

Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases.

Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

2.24 DIVIDEND DISTRIBUTION

Dividend distribution to the Company’s shareholders is recognised as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s Board.

2.25    FOREIGN CURRENCY TRANSACTIONS

Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which it operates (the functional currency). The consolidated financial statements are prepared in South African rand which is the Company’s functional and presentation currency.

Transactions and balances

Transactions in foreign currencies are translated to the functional currency at the rates of exchange ruling on the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when deferred in other comprehensive income as qualifying cash flow hedges. Translation differences on non-monetary financial assets, such as equities classified as available-for-sale, are included in other comprehensive income. Foreign exchange gains and losses are presented in the income statement within ‘Administration and other operating expenses’.

Group entities

The results and financial position of all foreign operations that have a functional currency that is different from the Group’s presentation currency are translated into the presentation currency as follows:

•         Assets and liabilities are translated at the closing rate at the reporting date.

•         Income and expenses for each income statement are translated at average exchange rates for the year.

•         All resulting exchange differences are recognised in other comprehensive income.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

On consolidation exchange differences arising from the translation of the net investment in foreign operations are taken directly to other comprehensive income. Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operation and translated at closing rates at the reporting date.

3.                 FINANCIAL RISK MANAGEMENT

3.1          FINANCIAL RISK FACTORS

In respect of the Group’s financial instruments, normal business activities exposes the Group to a variety of financial risks: market risk (including currency risk, interest rate risk and other price risk), credit risk and liquidity risk. The Group’s overall risk management programme seeks to minimise potential adverse effects on the Group’s financial performance.

a)                Market risk

i) Currency risk

Investments in foreign operations

The Group has investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group’s foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies. Changes in the South African rand/Swiss franc and South African rand/UAE dirham exchange rate over a period of time will result in increased/decreased earnings.

The impact of a 10% change in the South African rand/Swiss franc and the South African rand/UAE dirham exchange rates for a sustained period of one year is:

•        profit for the year would increase/ decrease by R185m (2013: increase/ decrease by R80m) due to exposure to the South African rand/Swiss franc exchange rate;

•        profit for the year would increase/ decrease by R52m (2013: increase/ decrease by R33m) due to exposure to the South African rand/UAE dirham exchange rate.

The following exchange rates were applicable during the year:

•        Average South African rand/Swiss franc exchange rate: CHF1 = ZAR11.05 (2013: CHF1 = ZAR9.05)

•        Closing South African rand/Swiss franc exchange rate: CHF1 = ZAR11.96 (2013: CHF1 = ZAR9.69)

•        Average South African rand/UAE dirham exchange rate: AED1 = ZAR2.76 (2013: AED1 = ZAR2.32)

•        Closing South African rand/UAE dirham exchange rate: AED1 = ZAR2.88 (2013: AED1 = ZAR2.51)

ii) Interest rate risk

The Group’s interest rate risk arises from long-term borrowings as well as short-term deposits. Borrowings and short-term deposits issued at variable rates expose the Group to cash flow interest rate risk. Interest rate derivatives expose the Group to fair value interest rate risk. Group policy is to maintain an appropriate mix between fixed and floating rate borrowings and placings.

The Group manages its interest rate risk by using floating-to-fixed interest rate swaps. Such interest rate swaps have the economic effect of converting borrowings from floating rates to fixed rates. Generally, the Group raises long-term borrowings at floating rates and swaps them into fixed rates. Under the interest rate swaps, the Group agrees with other parties to exchange, at specified intervals (primarily quarterly), the difference between fixed contract rates and floating-rate interest amounts calculated by reference to the agreed notional amounts.

In respect of financial assets, interest rate risk is managed by using approved counterparties that offer the best rates.

Interest rate sensitivity

The sensitivity analyses below have been determined based on the exposure to interest rates for both derivative and non-derivative instruments at the reporting date and the stipulated change taking place at the beginning of the financial year and held constant throughout the reporting period in the case of instruments that have floating rates. If interest rates had been 25 basis points higher/lower and all other variables were held constant, the Group’s:

•        profit for the year would increase/ decrease by R15m (2013: increase/ decrease by R26m). This is mainly attributable to the Group’s exposure to interest rates on its unhedged variable rate borrowings and cash.

iii) Other price risk

The Group is not materially exposed to commodity or any other price risk.

b)                  Credit risk

Financial assets that potentially subject the Group to concentrations of credit risk consist principally of cash, short-term deposits and trade and other receivables. The Group’s cash equivalents and short-term deposits, are placed with quality financial institutions with a high credit rating. Trade receivables are represented net of the allowance for doubtful receivables. Credit risk with respect to trade receivables is limited due to the large number of customers comprising the Group’s customer base, which consists mainly of medical schemes and insurance companies. The financial condition of these clients in relation to their credit standing is evaluated on an ongoing basis. Medical schemes and insurance companies are forced to maintain minimum reserve levels. The policy for patients that do not have a medical scheme or an insurance company paying for the Group’s service, is to require a preliminary payment instead. The Group does not have any significant exposure to any individual customer or counterparty.

The Group is exposed to credit-related losses in the event of non-performance by counterparties to hedging instruments. The counterparties to these contracts are major financial institutions. The Group monitors its positions and limits the extent to which it enters into contracts with any one party.

The carrying amounts of financial assets included in the statement of financial position represents the Group’s maximum exposure to credit risk in relation to these assets. At 31 March 2014 and 31 March 2013, the Group did not consider there to be a significant concentration of credit risk.

c)                   Liquidity risk

The Group manages liquidity risk by monitoring cash flow forecasts to ensure that it has sufficient cash to meet operational needs, while maintaining sufficient headroom on its undrawn borrowing facilities at all times so that the Group does not breach borrowing limits or covenants (where applicable) on any of its borrowing facilities.

	2014	2013
	R’m	R’m

The Group’s unused overdraft facilities are:	1 798	1 685

The following table details the Group’s remaining contractual maturity for its financial liabilities. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the required date of repayment. The table includes both interest and principal cash flows. The analysis of derivative financial instruments has been drawn up based on undiscounted net cash inflows/(outflows) that settle on a net basis.

	Contractual cash	0 — 12	1 — 5	Beyond 5
	flows	months	years	years
Financial liabilities	R’m	R’m	R’m	R’m
31 March 2014
Interest-bearing borrowings	33 566	3 004	30 545	17
Derivative financial instruments	66	37	29	—
Trade payables	2 422	2 422	—	—
Other payables and accrued expenses	1 705	1 705	—	—
31 March 2013
Interest-bearing borrowings	27 199	1 763	22 655	2 781
Derivative financial instruments	216	128	88	—
Trade payables	2 128	2 128	—	—
Other payables and accrued expenses	1 195	1 195	—	—

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

3.2           FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial assets and liabilities are determined as follows:

Cash and cash equivalents, trade and other receivables and money market funds: The carrying amounts reported in the statement of financial position approximate fair values because of the short-term maturities of these amounts.

Borrowings and trade and other payables: The carrying amounts reported in the statement of financial position approximate fair values determined on the basis of a discounted cash flow methodology.

Financial assets at fair value through profit and loss: The fair value of these financial instruments is derived from quoted prices in active markets for identical assets.

Derivative financial instruments: Interest rate swaps are measured at the present value of future cash flows estimated and discounted based on the applicable yield curves derived from quoted interest rates.

Financial instruments that are measured at fair value in the statement of financial position, are disclosed by level of the following fair value hierarchy:

•         Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities

•         Level 2 — Input (other than quoted prices included within level 1) that is observable for the asset or liability, either directly (as prices) or indirectly (derived from prices)

•         Level 3 — Input for the asset or liability that is not based on observable market data (unobservable input)

3.3          CAPITAL MANAGEMENT

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance. The capital structure of the Group consists of debt, which includes the borrowings disclosed in note 18, cash and cash equivalents and equity attributable to equity holders of the parent, comprising issued capital, retained earnings and other reserves and non-controlling interest as disclosed in notes 14, 15, 16 and 17 respectively. The Group’s Audit and Risk Committee reviews the going concern status and capital structure of the Group annually. The Group balances its overall capital structure through the payment of dividends, new share issues and share buy-backs as well as the issue of new debt or the redemption of existing debt. The debt-to-adjusted capital ratios at 31 March 2014 and 31 March 2013 were as follows:

	2014	2013
	R’m	R’m
Borrowings	30 370	26 362
Less: cash and cash equivalents	(3 521)	(2 705)
Net debt	26 849	23 657
Total equity	25 391	18 002
Add back: amounts accumulated in equity relating to cash flow hedges	(9)	20
Add back: amounts accumulated in equity relating to Swiss pension benefits	507	657
Adjusted capital	25 889	18 679
Debt-to-adjusted capital ratio	1.0	1.3

The debt-to-adjusted capital ratio improved.

4.                   CRITICAL ACCOUNTING ESTIMATES AND ASSUMPTIONS

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

a)                  Estimated impairment of goodwill and intangible asset

The Group tests annually whether goodwill and the intangible asset with an indefinite useful life have suffered any impairment, in accordance with the accounting policy stated in note 2.7. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of estimates. The estimated figures assume a stable regulatory and tariff environment. Since 1 January 2012, a new financing and tariff system for mandatory basic insured patients in Switzerland was implemented. Although the new system is operational, there are still a number of areas that are still provisional and thus still uncertain, namely:

•         DRG pricing finalisation for the base rates

•         Hospital lists in some cantons not finalised, under debate or legally challenged

•         Restrictions in cantonal legislation could impact the business

•         Highly specialised medicine developments can impact the future medical mix

•         Cantons subsidising public hospitals

These uncertainties can have an impact on the recoverability of the goodwill and intangible asset’s recoverable amount. Also refer to the sensitivity analysis in respect of the discount rate and the growth rate in note 6.

b)                  Income taxes

The Group is subject to income taxes in South Africa, Namibia and Switzerland. Significant judgement is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

The Swiss tax authorities recently expressed a view on the pricing of certain inter-company transactions within the Group which may lead to additional income tax payments. Additional income tax payable has been recognised in the financial year.

c)                   Retirement benefits

The cost of defined benefit pension plans and post-retirement medical benefit liability obligations are determined using actuarial valuations. The actuarial valuation involves making assumptions about discount rates, expected rates of return on assets, future salary increases, mortality rates and future pension increases. Due to the long-term nature of these plans, such estimates are subject to significant uncertainty. Further details are given in note 19.

d)                 Share-based compensation to employees

The Group uses valuation models to calculate the IFRS 2 expense for share-based compensation to employees. These models require a number of assumptions to be made as input. These include financial assumptions as well as various assumptions around individual employee behaviour.

e)                  Indefinite life trade names

The estimation of the indefinite useful life of the Swiss trade names is based on the expectation that there is no foreseeable limit to the period over which the asset is expected to generate net cash flows for the Group. This expectation requires a significant degree of management judgement. Refer to note 6.

f)                    Property, equipment and vehicles

The estimation of the useful lives of property, equipment and vehicles is based on historic performance as well as expectations about future use and therefore requires a significant degree of judgement to be applied by management. These depreciation rates represent management’s current best estimate of the useful lives and residual values of the assets.

For a private hospital it is fundamentally important that the earnings potential of a building is maintained on a permanent basis. The Group therefore follows a structured maintenance programme with regard to hospital buildings with the specific goal to prolong the useful lifetime of these buildings.

g)                 Provision for tariff risks

Provisions were raised for risks related to Swiss tariff risk, including historic tariff disputes at various Swiss hospitals. The provisions are determined by management and represent an estimate based on the information available. Additional disclosure of these estimates of provisions is included in note 20.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

GROUP
2013
	2014	(restated)
	R’m	R’m
5. PROPERTY, EQUIPMENT AND VEHICLES
Land — cost	13 313	10 844
Buildings	31 465	24 868
Cost	33 281	26 108
Accumulated depreciation	(1 816)	(1 240)

Land and buildings	44 778	35 712
Equipment	3 093	2 488
Cost	7 368	5 746
Accumulated depreciation	(4 275)	(3 258)
Furniture and vehicles	638	522
Cost	2 073	1 559
Accumulated depreciation	(1 435)	(1 037)

Subtotal	48 509	38 722
Capital expenditure in progress	1 088	1 415
	49 597	40 137

	GROUP
			Furniture
	Land and		and
	buildings	Equipment	vehicles	Total
	R’m	R’m	R’m	R’m
5. PROPERTY, EQUIPMENT AND VEHICLES continued
At 1 April 2012 (restated)
Cost	31 891	4 742	1 274	37 907
Accumulated depreciation	(886)	(2 582)	(802)	(4 270)
Net book value	31 005	2 160	472	33 637
Year ended 31 March 2013 (restated)
Net opening book value	31 005	2 160	472	33 637
Capital expenditure	363	702	201	1 266
Exchange differences	4 081	185	52	4 318
Disposals	(37)	(2)	(3)	(42)
Prior year capital expenditure completed	518	—	—	518
Depreciation per income statement	(218)	(557)	(200)	(975)
Net closing book value	35 712	2 488	522	38 722
At 31 March 2013 (restated)
Cost	36 952	5 746	1 559	44 257
Accumulated depreciation	(1 240)	(3 258)	(1 037)	(5 535)
Net book value	35 712	2 488	522	38 722
Year ended 31 March 2014
Net opening book value	35 712	2 488	522	38 722
Capital expenditure	456	926	303	1 685
Exchange differences	7 720	366	59	8 145
Disposals	(6)	(13)	(4)	(23)
Reclassifications	—	(6)	6	—
Prior year capital expenditure completed	1 175	4	4	1 183
Impairment losses	—	(8)	—	(8)
Depreciation per income statement	(279)	(664)	(252)	(1 195)
Net closing book value	44 778	3 093	638	48 509
At 31 March 2014
Cost	46 594	7 368	2 073	56 035
Accumulated depreciation	(1 816)	(4 275)	(1 435)	(7 526)
Net book value	44 778	3 093	638	48 509

2013
	2014	(restated)
	R’m	R’m
Capital expenditure
Capital expenditure excluding expenditure in progress	1 685	1 266
Capital expenditure in progress	850	706
Total additions	2 535	1 972
To maintain operations	856	742
To expand operations	1 679	1 230

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

5.              PROPERTY, EQUIPMENT AND VEHICLES continued

Property, equipment and vehicles with a book value of R41 104m (2013: R33 751m) are encumbered as security for borrowings (see note 18).

Included in equipment is capitalised finance lease equipment with a book value of R30m (2013: R28m) (see note 18).

Land and buildings, and capital expenditure include capitalised interest of R27m (2013: R31m).

The register containing details of land and buildings is available for inspection by shareholders or their proxies at the registered office of the Company.

		GROUP
		Software
		and IT	Trade
		projects	names	Goodwill	Total
		R’m	R’m	R’m	R’m

6.	INTANGIBLE ASSETS
	At 1 April 2012
	Cost	124	3 407	2 902	6 433
	Accumulated amortisation and impairment	(66)	(14)	(3)	(83)
	Net book value	58	3 393	2 899	6 350
	Year ended 31 March 2013
	Net opening book value	58	3 393	2 899	6 350
	Amortisation charge	(19)	—	—	(19)
	Additions	50	—	—	50
	Exchange differences	11	474	413	898
	Net closing book value	100	3 867	3 312	7 279
	At 31 March 2013
	Cost	195	3 881	3 315	7 391
	Accumulated amortisation and impairment	(95)	(14)	(3)	(112)
	Net book value	100	3 867	3 312	7 279
	Year ended 31 March 2014
	Net opening book value	100	3 867	3 312	7 279
	Reacquired right*	—	260	—	260
	Amortisation charge	(30)	(14)	—	(44)
	Additions	70	—	—	70
	Exchange differences	27	917	701	1 645
	Net closing book value	167	5 030	4 013	9 210
	At 31 March 2014
	Cost	317	5 058	4 016	9 391
	Accumulated amortisation and impairment	(150)	(28)	(3)	(181)
	Net book value	167	5 030	4 013	9 210

*	The Group reacquired the right to provide pathology services at the Group’s hospitals in Dubai.

6.              INTANGIBLE ASSETS continued

Impairment testing of goodwill and indefinite life trade names

The carrying amounts of goodwill and the indefinite life trade names allocated to the Swiss hospital operations are significant in comparison to the total carrying amount of intangible assets. The impairment tests for goodwill and the indefinite life trade names are based on value-in-use calculations. These calculations use cash flow projections based on financial budgets covering a five-year period. The discount rates used reflect specific risks related to the hospital industry. These calculations indicate that there was no impairment in the carrying value of goodwill and the trade names.

GROUP
	2014	2013
	R’m	R’m

Carrying amount of Swiss goodwill	3 344	2 710
Carrying amount of Swiss indefinite life trade names	4 771	3 865

Key assumptions used for value-in-use calculations are as follows:

•         Budgeted margins — the basis used to determine the value assigned to the budgeted margins is based on the margins achieved in the previous years with a slight increase for expected efficiency improvements. The margins are driven by consideration of future admissions and case mix and based on past experience and management’s assessment of growth.

•         Discount rates — discount rates reflect management’s estimate of the time value and the risks associated with the Swiss business. The weighted average cost of capital (WACC) has been determined by considering the respective debt and equity costs and ratios. The pre-tax discount rate applied to cash flow projections is 6.1% (2013: 5.4%).

•         Growth rates — growth rates are based on budgeted figures and management’s estimates. The estimated figures assume a stable regulatory and tariff environment. Cash flows beyond the five-year period are extrapolated using a 2.0% (2013: 1.5%) growth rate.

For the goodwill, the recoverable amount calculated based on value in use exceeded the carrying value by approximately R3 903m (2013: R7 951m). A fall in growth rate to 1.6% (2013: 0.6%) or a rise in discount rate to 6.4% (2013: 6.1%) would remove the remaining headroom.

	GROUP
	2014	2013
	R’m	R’m

Carrying amount of Middle East goodwill	530	487

Key assumptions used for value-in-use calculations are as follows:

•         Management’s projections have been prepared on the basis of strategic plans, knowledge of the market, and management’s views on achievable growth in market share over the long-term period of five years.

•         The discount rates applied to cash flows are based on the Group’s weighted average cost of capital with a risk premium reflecting the relative risks in the markets in which the businesses operate. The pre-tax discount rate applied to cash flow projections is 9% (2013: 9%).

•         Growth rate estimates are based on a conservative view of the long-term rate of growth. The growth rates applied are between 5% and 10% (2013: 5% to 10%) with a terminal growth rate of 2% (2013: 2%).

Any sensitivity applied to the key assumptions above will have no significant impact on the value in use.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m			R’m	R’m
		7.	INTEREST IN SUBSIDIARY
			Unlisted
17	36		Shares at cost less amounts written off
11 222	11 253		Due by subsidiary
11 239	11 289

			Details appear on page 190.

		8.	INVESTMENT IN ASSOCIATE
			Unlisted
			Carrying value of investments in associates’ equity
			Opening balance	2	1
			Share in current year profits	3	2
			Distribution received	(2)	(1)
			Exchange differences	1	—
				4	2

			The aggregate information of the associate that is not individually material:
			The Group’s share of profit	3	2
			The Group’s share of other comprehensive income The	—	—
			Group’s share of total comprehensive income Aggregate	3	2
			carrying amount of Group’s interest in this associate	4	2

			Details appear on page 193.

		9.	INVESTMENT IN JOINT VENTURE
			Unlisted
			Carrying value of investment in joint venture
			Opening balance	65	54
			Share in current year profits	—	3
			Additional amounts invested	2	8
				67	65

			The aggregate information of joint venture that is not individually material:
			The Group’s share of profit	—	3
			The Group’s share of other comprehensive income The	—	—
			Group’s share of total comprehensive income Aggregate	—	3
			carrying amount of Group’s interest in this joint venture	67	65

			The joint venture is accounted for by using its financial information for the 12 months ended 31 December 2013 (2013: 31 December 2012)

			Details appear on page 193.

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m			R’m	R’m
		10.	OTHER INVESTMENTS AND LOANS
			Unlisted — no active market
			Loans and receivables	48	46
			Available-for-sale: Shares	20	17
				68	63
			Other investments and loans are held in the following currencies:
			Swiss franc (2014: CHF 2m (2013: CHF2m))	22	17
			South African rand	46	46
				68	63

		11.	DEFERRED TAX
			Deferred income tax assets and deferred income tax liabilities are offset when there is a legally enforceable right of offset and when the deferred income tax relates to the same fiscal authority.

			The movement on the deferred tax account is as follows:
—	—		Opening balance	(5 943)	(5 115)
—	—		Income statement charge for the year (note 27)	444	218
—	—		Provision for the year	444	132
			Tax rate changes	—	86
			Exchange differences	(1 397)	(743)
			Charged to other comprehensive income (note 29)	(53)	(303)
—	—		Balance at the end of the year	(6 949)	(5 943)

			The balance consists of:
			Property, equipment and vehicles	(6 734)	(5 471)
			Intangible assets	(1 128)	(911)
			Current assets Current	(82)	(35)
			liabilities Long-term	120	92
			liabilities Provisions	113	169
			Derivatives	(144)	(106)
				(4)	18
			Tax losses carried forward	910	306
			Other	—	(5)
				(6 949)	(5 943)

—	—		Deferred income tax assets	302	239
—	—		Deferred income tax liabilities	(7 251)	(6 182)
—	—			(6 949)	(5 943)

			Unused tax losses not recognised as deferred tax assets
			Expiry in 1 year	—	—
			Expiry in 2 years	—	—
			Expiry in 3 to 7 years	28	2 969
			No expiry	52	49
				80	3 018

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		GROUP
			2013
		2014	(restated)
		R’m	R’m

12.	INVENTORIES
	Inventories consist of:
	Pharmaceutical products	785	595
	Consumables	106	78
	Finished goods and work in progress	13	8
		904	681
	The cost of inventories recognised as an expense and included in cost of sales amounted to R7 012m (2013: R5 737m).

13.	TRADE AND OTHER RECEIVABLES
	Trade receivables	5 064	3 792
	Less provision for impairment of receivables	(248)	(191)
	Trade receivables — net	4 816	3 601
	Other receivables	1 952	1 826
		6 768	5 427
	Trade and other receivables are categorised as loans and receivables.

	The carrying amounts of the Group’s trade and other receivables are denominated in the following currencies:
	South African rand*	1 162	1 077
	Swiss franc	4 974	3 911
	UAE dirham	632	439
		6 768	5 427

Included in the Group’s trade receivables balance are trade receivables with a carrying value of R3 615m (2013: R2 615m) that are past due at the reporting date, but which the Group has not impaired as there has not been a significant change in credit quality and the amounts are still considered to be recoverable. The ageing of these receivables are as follows:

	Up to three months	2 898	2 304
	Over three months	717	311
		3 615	2 615

	Movement in the provision for impairment of receivables
	Opening balance	191	146
	Provision for receivables impairment	150	75
	Exchange differences	17	13
	Amounts written off as uncollectable	(110)	(43)
	Balance at the end of the year	248	191

13.       TRADE AND OTHER RECEIVABLES continued

Amounts written off during the year relate to individually identified accounts that are considered to be irrecoverable.

Management considers the credit quality of the fully performing trade receivables to be high in light of the nature of these trade receivables as described in note 3.1(b).

Included in the Group’s other receivables balance are other receivables with a carrying value of R23m (2013: R97m) that are past due at the reporting date. This is the net amount after deducting a provision of R63m (2013: R44m) made by the Group.

*            Trade receivables to the value of R782m (2013: R693m) have been ceded as security for banking facilities.

COMPANY				GROUP
2013	2014			2014	2013
R’m	R’m			R’m	R’m
		14.	STATED AND ISSUED CAPITAL
			Ordinary shares
			Authorised:
			1 000 000 000 ordinary shares of no par value

11 027	11 027		Issued:	11 027	11 027
65	11 027		Opening balance	11 027	65
6 066	—		Transfer from share premium	—	6 066
5 000	—		Shares issued	—	5 000
(104)	—		Costs of shares issued	—	(104)
			826 957 325 ordinary shares of no par value

Unissued ordinary shares: 5% of the number of the ordinary shares in issue at 31 March 2013 are under the control of the directors in terms of a resolution of members passed at the last annual general meeting. This authority remains in force until the next annual general meeting.

—	—		Share premium	—	—
6 066	—		Opening balance	—	6 066
(6 066)	—		Transfer to share capital	—	(6 066)

			Treasury shares
			13 520 978 (2013: 13 907 641) ordinary shares	(249)	(256)
			Opening balance	(256)	(269)
			Shares acquired by wholly owned subsidiary	—	(16)
			Utilised by the Mpilo Trusts	7	6
			Utilised for employee incentive schemes	—	23

			During the year the Mpilo Trusts released 378 670 (2013: 314 300) of its shares to employees.

The Mpilo Trusts were created in 2005 for purposes of an employee share scheme to introduce Mediclinic Southern Africa employees up to first-line management level as shareholders of the Group. The Mpilo Trusts held 13 520 978 (2013: 13 899 648) shares in the Company at year end. As qualifying employees leave prior to entitlement and shares become available further allocations were made to new and existing qualifying employees.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

COMPANY				GROUP
2013	2014			2014	2013
R’m	R’m			R’m	R’m
		14.	STATED AND ISSUED CAPITAL continued
To date, the following allocations have been made:

	Qualifying	Issue		Participating	Expiry
Allocation	date	price		shares*	date

First allocation	1 Dec 2005	R	18.40	80	31 Dec 2015
Second allocation	1 Dec 2009	R	18.08	50	31 Dec 2015
Third allocation	1 Dec 2010	R	18.59	100	31 Dec 2015
Fourth allocation	1 Dec 2012	R	17.20	70	31 March 2018

* Per qualifying employee for each completed year of service since previous allocation.

Movement in the number
		of Mpilo shares	Outstanding	2014	2013
		outstanding are:	price per share	Number	Number

		Outstanding at the beginning of the year	R17.20 (2013: R19.17)	13 831 960	12 648 830
		Fourth allocation		—	2 319 370
		Mpilo shares forfeited		(871 340)	(813 090)
		Mpilo shares vested	R17.42 (2013: R19.06)	(431 030)	(323 150)
		Outstanding at the end of the year	R17.50 (2013: R17.20)	12 529 590	13 831 960

At the end of the prior year the Company held, through a wholly-owned subsidiary, 7 993 shares in treasury. During the prior year, 75 857 of the treasury shares were utilised in terms of the executive share option scheme and 636 275 of the treasury shares were utilised in terms of the management incentive scheme and 440 000 shares were acquired during the prior year.

11 027	11 027			10 778	10 771
Share options

Since inception of the executive share option scheme, 23 880 000 share options have been granted of which 6 095 999 share options have been forfeited and 17 784 001 have been exercised. During the prior year, the share option scheme has expired and no further options were granted.

				GROUP
COMPANY					2013
2013	2014			2014	(restated)
R’m	R’m			R’m	R’m
		14.	STATED AND ISSUED CAPITAL continued

			Movement in the number of share	Average
			options outstanding are:	offer price	Number	Number

			Outstanding at the beginning of the year	2013: R9.96	n/a	105 164
			Options forfeited		n/a	(29 307)
			Options exercised — treasury shares utilised	2013: R13.69	n/a	(75 857)
			Outstanding at the end of the year		n/a	—

		15.	RETAINED EARNINGS
72	103		Company		103	72
			Subsidiaries and joint ventures		4 222	1 416
72	103				4 325	1 488
7	72		Opening balance		1 488	4 254
633	763		Profit/(loss) for the year		3 385	(1 105)
(568)	(732)		Dividends paid		(688)	(488)
			Actuarial gains and losses		138	54
			Transactions with non-controlling shareholders		2	(1 268)
			Gain on sale of nil-paid letters of allocation		—	41
72	103		Balance at the end of the year		4 325	1 488
		16.	OTHER RESERVES
			Share-based payment reserve
135	140		Opening balance		140	135
5	19		Employees: value of services		19	5
140	159		Balance at the end of the year		159	140
14	14		Executive share option scheme		14	14
41	60		Employee share trust		60	41
85	85		Strategic black partners		85	85
			Foreign currency translation reserve		9 197	4 827
			Opening balance		4 827	3 171
			Currency translation differences		4 370	1 656
			Hedging reserve		9	(20)
			Opening balance		(20)	(3 223)
			Fair value adjustments of cash flow hedges, net of tax		29	112
			Recycling of fair value adjustments of derecognised cash flow hedge, net of tax		—	3 091

140	159				9 365	4 947

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		GROUP
		2014	2013
		R’m	R’m

17.	NON-CONTROLLING INTERESTS
	Opening balance	796	1 288
	Increase/(decrease) in non-controlling interests*	24	(588)
	Distributions to non-controlling interests	(99)	(206)
	Share of total comprehensive income	202	302
	Share of profit	201	259
	Currency translation differences	1	43

	Non-controlling interests in hospital activities	923	796

* Includes an amount of R627m relating to the increased effective shareholding in Emirates Healthcare to 100%.

Details of non-wholly-owned subsidiaries that have material Non-controlling interests.

	Profit allocated to
	non-controlling		Ownership interest
	interests		held by NCI
	2014	2013	2014	2013
Name	R’m	R’m	%	%

Mediclinic (Pty) Ltd	13	8	2.2	1.7
Curamed Holdings (Pty) Ltd group	62	49	30.2	30.1

Summarised financial information in respect of the Group’s subsidiaries that has material non - controlling interests is set out below. The summarised financial information below represents amounts before intergroup eliminations.

	2014	2013
	R’m	R’m

Mediclinic (Pty) Ltd
Current assets	1 344	1 279
Non-current assets	2 393	1 910
Current liabilities	(2 383)	(2 010)
Non-current liabilities	(342)	(285)
Equity attributable to owners of the Company	(940)	(846)
Non-controlling interests	(72)	(48)
Revenue	5 275	5 740
Profit for the year	584	427
Other comprehensive income	(11)	62
Total comprehensive income	573	489
Total comprehensive income allocated to non-controlling interests	13	8
Dividends paid to non-controlling interests	11	—
Net cash inflow from operating activities	1 020	868
Net cash outflow from investing activities	(586)	(412)
Net cash outflow from financing activities	(542)	(186)
Net cash (outflow)/inflow	(108)	270

		GROUP
		2014	2013
		R’m	R’m

17.	NON-CONTROLLING INTERESTS continued
	Curamed Holdings (Pty) Ltd group
	Current assets	591	446
	Non-current assets	422	407
	Current liabilities	(165)	(137)
	Non-current liabilities	(24)	(19)
	Equity attributable to owners	(567)	(478)
	Non-controlling interests	(257)	(219)
	Revenue	926	1 063
	Profit for the year	203	160
	Other comprehensive income	(1)	5
	Total comprehensive income	202	165
	Total comprehensive income allocated to non-controlling interests	62	51
	Dividends paid to non-controlling interests	15	10
	Net cash inflow from operating activities	195	206
	Net cash outflow from investing activities	(35)	(81)
	Net cash outflow from financing activities	(19)	(51)
	Net cash inflow	141	74

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		GROUP
			2013
		2014	(restated)
		R’m	R’m

18.	BORROWINGS	2 964	2 965
	Secured long-term bank loans*
	Long-term portion	2 950	2 950
	Short-term portion	16	18
	Capitalised financing expenses — long term	(2)	(3)

The long-term bank loan bears interest at the 3-month Jibar variable rate plus a margin of 1.31% (2013: 2.06%) compounded quarterly, and is repayable on 3 July 2019 (the margin will increase to 1.51% on 3 July 2014).

	Preference shares*	2 009	2 009
	Long-term portion	2 000	2 000
	Short-term portion	10	10
	Capitalised financing expenses — long term	(1)	(1)
	Dividends are payable monthly at a rate of 69% of prime overdraft rate. On 9 October 2015 and 8 October 2016, R100m shares must be redeemed respectively and the balance of R1 800m on 3 July 2019.
	Secured long-term bank loan*	542	753
	Long-term portion	330	540
	Short-term portion	213	214
	Capitalised financing expenses — long term	(1)	(1)
	The long-term bank loan bears interest at the 3-month Jibar variable rate plus a margin of 1.06% (2013: 1.81%) compounded quarterly, and is repayable on 3 July 2019.
	Secured long-term bank loan*	201	—
	Long-term portion	200	—
	Short-term portion	1	—

The long-term bank loan bears interest at the 3-month Jibar variable rate plus a margin of 1.31% (2013: 2.21%) compounded quarterly, and is repayable on 1 September 2017 (the margin will increase to 1.51% on 3 July 2014).

	Secured long-term bank loan	90	82
	Long-term portion	77	60
	Short-term portion	13	22

These loans bear interest at variable rates linked to the prime overdraft rate and are repayable in periods ranging between one and twelve years. Property, equipment and vehicles with a book value of R258m (2013: R292m) are encumbered as security for these loans. Net trade receivables of R10m (2013: R7m) have also been ceded as security for these loans.

	Bank overdraft*	36	—
	Borrowings in Southern African operations	5 842	5 809

* The loans are secured by: Property and equipment with a book value of R2 677m (2013: R2 486m) and cash and cash equivalents amounting to R223m (2013: R341m).

GROUP
2013
		2014	(restated)
		R’m	R’m

18.	BORROWINGS continued
	Secured long-term bank loans	1 488	1 556
	Long-term portion	1 212	1 323
	Short-term portion	295	257
	Capitalised financing expenses — long term	(19)	(24)

This loan bears interest at variable rates linked to the 6M Libor and a margin of 2.75% and is amortising until June 2017. Properties with a book value of R1 358m (2013: R1 149m) are encumbered as security for this loan.

	Borrowings in Middle East operations	1 488	1 556
	Secured long-term bank loans	19 916	16 517
	Long-term portion	19 375	16 574
	Short-term portion	1 076	485
	Capitalised financing expenses — long term	(535)	(542)

These loans bear interest at a variable rate linked to the 3M Libor plus 2% and 3.5% and is repayable by December 2017 and June 2018. The loan is secured by: Swiss properties with a book value of R36 811m (2013: R29 824m); and Swiss bank accounts with a book value of R1 126m (2013: R536m).

	Secured long-term finance	3 090	2 447
	Long-term portion	3 090	2 447
	Short-term portion	—	—

The loan bears interest at 2.0% plus 12M Libor and is repayable by June 2018. The loan is also secured by Swiss properties with a book value of R36 811m (2013: R29 824m) subordinate to the other loans.

	Secured long-term finance	34	33
	Long-term portion	28	28
	Short-term portion	6	5

These loans bear interest at interest rates ranging between 4% and 12% and are repayable in equal monthly payments in periods ranging from one to nine years. Equipment with a book value of R30m (2013: R28m) is encumbered as security for these loans.

	Borrowings in Swiss operations	23 040	18 997

	Total borrowings	30 370	26 362
	Short-term portion transferred to current liabilities	(1 666)	(1 011)
		28 704	25 351

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		GROUP
			2013
		2014	(restated)
		R’m	R’m

19.	RETIREMENT BENEFIT OBLIGATIONS
	Statement of financial position obligations for:
	Pension benefits	48	406
	Post-retirement medical benefits	366	303
		414	709
	Income statement charge for:
	Pension benefits	167	280
	Post-retirement medical benefits	52	59
		219	339
	(a) Pension benefits
	The Group’s Swiss operations has three defined benefit pension plans.
	Statement of financial position
	Amounts recognised in the statement of financial position are as follows:
	Present value of funded obligations	11 262	8 700
	Fair value of plan assets	(11 214)	(8 294)
	Net pension liability	48	406
	The movement in the defined benefit obligation over the period is as follows:
	Opening balance	8 700	6 764
	Current service cost	400	302
	Interest cost	187	161
	Employee contributions	348	264
	Benefits paid	(97)	(193)
	Actuarial (gain)/loss — experience	(54)	62
	Actuarial demographical loss assumption	—	131
	Actuarial financial loss assumption	—	233
	Past-service cost	(241)	(38)
	Acquisition	34	—
	Settlements	(92)	—
	Exchange differences	2 077	1 014
	Balance at the end of year	11 262	8 700
	The movement of the fair value of plan assets over the period is as follows:
	Opening balance	8 294	6 398
	Employer contributions	401	304
	Plan participants contributions	348	264
	Benefits paid from fund	(97)	(193)
	Interest income on plan assets	188	158
	Return on plan assets greater/(less) than discount rate	135	411
	Acquisition/Divestiture	28	—
	Settlements	(88)	—
	Administration cost paid	(12)	(13)
	Exchange differences	2 017	965
	Balance at the end of year	11 214	8 294

		GROUP
			2013
		2014	(restated)
		R’m	R’m

19.	RETIREMENT BENEFIT OBLIGATIONS continued
	(a) Pension benefits continued
	Income statement
	Amounts recognised in the income statement are as follows:
	Current service cost	400	302
	Past-service cost	(241)	(35)
	Interest on liability	187	159
	Interest on plan assets	(188)	(159)
	Administration cost paid	12	13
	Settlement gain	(3)	—
	Total expense	167	280
	Statement of comprehensive income
	Amounts recognised in other comprehensive income are as follows:
	Actuarial gain/(loss) — experience	54	(62)
	Actuarial gain/(loss) due to liability assumption changes	—	(365)
	Return on plan assets greater than discount rate	135	411
	Total of comprehensive income/(loss)	189	(16)
	Statement of financial position
	Opening net liability	406	366
	Expense as above	167	280
	Contributions paid by employer	(401)	(304)
	Exchange differences	60	48
	Actuarial (gain)/loss recognised in equity	(189)	16
	Acquisitions	5	—
	Closing net liability	48	406
	Actual return on plan assets	323	568
	Principal actuarial assumptions on statement of financial position
	Discount rate	2.00%	2.00%
	Future salary increases	2.00%	2.00%
	Future pension increases	0.00%	0.00%
	Inflation rate	1.50%	1.50%
	Number of plan members
	Active members	7 447	6 628
	Pensioners	581	573
		8 028	7 201
	Experience adjustment
	On plan liabilities: (gain)/loss	(54)	62
	On plan assets: loss	(135)	(411)

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		2014	2014	2013	2013
		R’m	%	R’m	%

19.	RETIREMENT BENEFIT OBLIGATIONS continued
	(a) Pension benefits continued
	Asset allocation
	Quoted investments
	Fixed income investments	4 093	36.5%	3 052	36.8%
	Equity investments	2 803	25.0%	1 982	23.9%
	Real estate	1 368	12.2%	1 178	14.2%
	Other	976	8.7%	763	9.2%
		9 240	82.4%	6 975	84.1%
	Non-quoted investments
	Fixed income investments	56	0.5%	17	0.2%
	Equity investments	168	1.5%	108	1.3%
	Real estate	1 189	10.6%	746	9.0%
	Other	561	5.0%	448	5.4%
		1 974	17.6%	1 319	15.9%
		11 214	100.0%	8 294	100.0%

Sensitivity analysis

The sensitivity of the defined benefit obligation to changes in the weighted principal assumption is:

	Base in	Change in	Increase	Decrease
Impact on defined benefit obligation	assumption	assumption	in assumption	in assumption

Discount rate	2.0%	0.5%	(4.7)%	5.3%
Salary growth rate	2.0%	0.5%	0.8%	(0.8)%
Pension growth rate	0.0%	0.25%	2.1%	0.0%

		Increase	Decrease
		by 1 year	by 1 year
	Change in	in	in
	assumption	assumption	assumption

Life expectancy	1 year in expected life time of plan participant	1.8%	(1.9)%

The above sensitivity analysis is based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. When calculating the sensitivity of the defined benefit obligation to significant actuarial assumptions the same method (present value of the defined benefit obligation calculated with the projected unit credited method at the end of the reporting period) has been applied as when calculating the pension liability recognised within the statement of financial position.

		GROUP
			2013
		2014	(restated)
		R’m	R’m

19.	RETIREMENT BENEFIT OBLIGATIONS continued

	The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the previous period.

	Expected employer contributions to be paid to the pension plans for the year ended 31 March 2015 are R416m.

	The weighted average duration of the defined benefit obligation is 11.8 years.

	(b) Post-retirement medical benefits

	The Group’s Southern African operations have a post -retirement medical benefit obligation for employees who joined before 1 July 2012.

	The Group accounts for actuarially determined future medical benefits and provide for the expected liability in the statement of financial position.

During the last valuation on 31 March 2014 a 8.4% (2013: 7.1%) medical inflation cost and a 10.0% (2013: 8.7%) interest rate were assumed. The average retirement age was set at 63 years (2013: 63 years).

	The assumed rates of mortality are as follows:
	During employment: SA 1972-77 tables of mortality
	Post-employment: PA(90) tables

	Amounts recognised in the statement of financial position are as follows:
	Opening balance	303	343
	Amounts recognised in the income statement	52	59
	Current service cost	25	31
	Interest cost	27	28
	Contributions	(6)	(6)
	Actuarial gain recognised in other comprehensive income	17	(93)
	Present value of unfunded obligations	366	303

	2014	2014
	Increase	Decrease
The effect of a 1% movement in the assumed health cost trend rate is as follows:
Aggregate of the current service cost and interest cost	18%	(15)%
Defined benefit obligation	17%	(14)%

Historical information: The present value of the Group’s post-retirement medical benefits at 31 March 2012 was R343m, 2011: R303m and 2010: R274m.

Expected employer contributions to be paid to the post-retirement medical benefit liability for the year ended 31 March 2015 are R8m.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		GROUP
			Legal
		Employee	cases	Tariff
		benefits	and other	risks	Total
		R’m	R’m	R’m	R’m

20.	PROVISIONS
	Year ended 31 March 2013
	Opening balance	250	9	102	361
	Charged to the income statement	38	3	276	317
	Utilised during the year	(26)	(1)	—	(27)
	Unused amounts reversed	(8)	—	(31)	(39)
	Exchange differences	41	1	33	75
	Balance at the end of the year	295	12	380	687
	At 31 March 2013
	Current	35	8	279	322
	Non-current	260	4	101	365
		295	12	380	687
	Year ended 31 March 2014
	Opening balance	295	12	380	687
	Charged to the income statement	82	1	155	238
	Utilised during the year	(38)	(2)	(134)	(174)
	Unused amounts reversed	—	(2)	(30)	(32)
	Exchange differences	61	2	86	149
	Balance at the end of the year	400	11	457	868
	At 31 March 2014
	Current	41	5	330	376
	Non-current	359	6	127	492
		400	11	457	868

	(a) Employee benefits
	This provision is for benefits granted to employees for long service.

	(b) Legal cases and other
	This provision relates to third -party excess payments for malpractice claims which are not covered by insurance and other costs for legal claims.

	(c) Tariff risks
	This provision relates to compulsory health insurance tariff risks in Switzerland and other tariff disputes at some of the Group’s Swiss hospitals.

			2014		2013
			R’m		R’m

	Provisions are expected to be payable during the following financial years:
	Within 1 year		376		322
	After one year but not more than five years		239		197
	More than five years		253		168
			868		687

	GROUP
	2014	2014	2013	2013
	R’m	R’m	R’m	R’m
	Assets	Liabilities	Assets	Liabilities
21. DERIVATIVE FINANCIAL INSTRUMENTS
Interest rate swaps — cash flow hedges Less	60	38	100	150
current portion	—	—	—	(65)
Non-current portion	60	38	100	85

Interest rate swaps

In order to hedge specific exposures in the interest rate repricing profile of existing borrowings, the Group uses interest rate derivatives to generate the desired interest profile. At 31 March 2014, the Group had six interest rate swap contracts (2013: seven). The value of borrowings hedged by the interest rate derivatives and the rates applicable to these contracts are as follows:

				Fair value
				gain/
				(loss)
	Borrowings	Fixed		for
	hedged	interest	Interest	the year
	R’m	payable	receivable	R’m

2013
			3-month
		0.112% and	Swiss
5 years+#	17 054	0.239%	Libor	93
		5.5% —	3-month
1 to 5 years##	3 700	9.85%	Jibar	35

2014
			3-month
		0.112% and	Swiss
5 years+#	20 452	0.239%	Libor	(78)
		5.5% —	3-month
1 to 5 years##	2 115	8.37%	Jibar	126

#                 The interest rate swap agreement resets every three months on 31 March, 30 June, 30 September and 31 December with a final reset on 30 June 2018. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedge.

##          The interest rate swap agreements reset every three months on 1 June, 1 September, 1 December and 1 March with final resets on 2 December 2013, 1 December 2015 and 1 September 2017 respectively. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedges.

	2014	2013
	R’m	R’m

Forward contracts
Gain recognised in the income statement	—	574

Based on the degree to which the fair values are observable, the interest rate swaps and the forward contracts are grouped as Level 2.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

			GROUP
				2013
			2014	(restated)
			R’m	R’m

22.		TRADE AND OTHER PAYABLES
		Trade payables	2 422	2 128
		Other payables and accrued expenses	1 705	1 195
		Social insurance and accrued leave pay	831	735
		Value added tax	90	63
			5 048	4 121
23.		EXPENSES BY NATURE
	Auditors’ remuneration	— external audit	16	12
		— other services	7	2
		Cost of inventories	7 012	5 737
		Depreciation — buildings	279	218
— equipment			664	557
— furniture and vehicles			252	200
		Employee benefit expenses	12 827	10 453
		Wages and salaries	12 416	9 960
		Post-retirement medical benefits (note 19)	52	59
		Retirement benefit costs — defined contribution plans	173	149
		Retirement benefit costs — defined benefit plans (note 19)	167	280
		Share-based payment expense (note 16)	19	5
		Impairment of property, equipment and vehicles	8	—
		Increase/(decrease) in impairment provision for receivables (note 13)	40	32
		Maintenance costs	738	637
		Managerial and administration fees	4	4
	Operating leases	— buildings	383	301
		— equipment	33	40
		Amortisation of intangible assets	44	19
		Other expenses	2 683	2 091
		General expenses	2 687	2 097
		Profit on sale of equipment	(4)	(6)

			24 990	20 303
		Classified as:
		Cost of sales	17 189	13 881
		Administration and other operating expenses	6 562	5 428
		Depreciation and amortisation	1 239	994
			24 990	20 303

		GROUP
		2014	2013
		R’m	R’m

24.	OTHER GAINS AND LOSSES
	Realised gains on forward contracts	—	574
	Stamp duty	—	(41)
	Net fair value adjustments to FVTPL financial instruments	—	1
	Foreign currency exchange differences	—	(3)
	Gain on a bargain purchase	2	—
		2	531

		2014	2013
		R’000	R’000

25.	DIRECTORS’ REMUNERATION
	Executive	39 663	34 114
	E de la H Hertzog(1)	—	2 481
	DP Meintjes	9 504	7 573
	KHS Pretorius	5 829	4 309
	CA van der Merwe	4 630	3 767
	CI Tingle	7 360	6 046
	TO Wiesinger	12 340	9 938
	Non-executive fees	5 195	3 924
	JJ Durand	336	266
	JA Grieve	1 271	544
	E de la H Hertzog(1)	377	188
	RE Leu	1 271	1 011
	MK Makaba	196	237
	ZP Manase	—	112
	N Mandela	253	137
	TD Petersen	428	194
	AA Raath	452	424
	MA Ramphele	—	74
	DK Smith	377	348
	PJ Uys	234	—
	CM van den Heever	—	230
	WL van der Merwe	—	141
	Late MH Visser	—	18

		44 858	38 038
	Paid by:
	Subsidiaries	44 858	36 420
	Management company	—	1 618
		44 858	38 038

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

25. DIRECTORS’ REMUNERATION continued

		Retirement	Other		Share
	Salaries	fund	benefits(2)	Bonus(3)	options	Total
Detail for 2014: (R’000)
Executive
DP Meintjes	5 172	465	27	3 840	—	9 504
KHS Pretorius	3 266	294	33	2 236	—	5 829
CA van der Merwe	2 770	249	31	1 580	—	4 630
CI Tingle	4 082	367	27	2 884	—	7 360
TO Wiesinger	7 846	1 028	394	3 072	—	12 340
	23 136	2 403	512	13 612	—	39 663
Detail for 2013: (R’000)
Executive
E de la H Hertzog(1)	1 252	121	69	1 039	—	2 481
DP Meintjes	4 572	412	205	2 384	—	7 573
KHS Pretorius	3 030	273	26	980	—	4 309
CA van der Merwe	2 521	227	26	993	—	3 767
CI Tingle	3 757	336	25	1 928	—	6 046
TO Wiesinger	6 428	842	341	2 327	—	9 938
	21 560	2 211	692	9 651	—	34 114

(1)           Dr Hertzog retired from his executive role with effect from 31 August 2012, but remains on the Board as a non-executive chairman. During the previous financial year Dr Hertzog also earned a further R0.5m from Remgro Management Services Ltd relating to other duties.

(2)         Other benefits include medical aid, UIF and payment for accumulated leave.

(3)         Bonuses consist of the management incentive scheme and a 13th cheque.

None of the current executive directors have a fixed-term contract.

Share option scheme

No shares were offered to directors in the financial year ending 31 March 2014.

Prescribed officers

Remuneration and benefits paid and short-term incentives approved in respect of prescribed officers are as follows:

		Retirement	Other		Share
	Salaries	fund	benefits(2)	Bonus(3)	options	Total
Detail for 2014: (R’000)
GC Hattingh	2 473	222	31	1 427	—	4 153
DJ Hadley	4 440	288	17	1 856	—	6 601
TC Pauw	2 603	59	246	324	—	3 232
	9 516	569	294	3 607	—	13 986
Detail for 2013: (R’000)
GC Hattingh	2 168	195	26	885	—	3 274
DJ Hadley	3 530	281	15	1 457	—	5 283
	5 698	476	41	2 342	—	8 557

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m			R’m	R’m

		26.	FINANCE COST
			Interest expense	876	841
			Interest rate swaps	114	514
			Amortisation of capitalised financing fees	133	89
			Preference share dividend	125	59
			Accelerated recognition of capitalised financing fees	—	163
			Derecognition of Swiss interest rate swap	—	3 531
			Less: amounts included in the cost of qualifying assets	(27)	(31)
				1 221	5 166
		27.	INCOME TAX EXPENSE
			Current tax
—	—		Current year	(674)	(632)
			Previous year	(546)	(4)
—	—		Deferred tax (note 11)	444	218
—	—		Taxation per income statement	(776)	(418)
			Composition
—	—		South African tax	(504)	(403)
			Foreign tax	(272)	(15)
—	—			(776)	(418)
			Reconciliation of rate of taxation:
28.0%	28.0%		Standard rate for companies (RSA)	28.0%	28.0%
			Adjusted for:
			Capital gains tax	(0.1)%	(0.1)%
(28.4)%	(28.1)%		Non-taxable income	(1.3)%	13.5%
0.4%	0.1%		Non-deductible expenses	2.1%	(19.8)%
			Non-controlling interests’ share of profit before tax	(0.2)%	2.0%
			Effect of different tax rates	(8.2)%	(21.1)%
			Deductible foreign exchange expenses	—	47.2%
			Non-recognition of tax losses	—	(146.8)%
			Utilisation of previously unrecognised tax losses	(15.0)%	—
—	—		Prior year adjustment	12.5%	(0.6)%
—	—		Effective tax rate	17.8%	(97.7)%

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		GROUP
			Income
		Gross	tax effect	Net
		2014	2014	2014
		R’m	R’m	R’m
28.	EARNINGS PER ORDINARY SHARE
	Earnings reconciliation
	Profit attributable to shareholders			3 385
	Remeasurements for:	(38)	8	(30)
	Impairment of equipment	8	(2)	6
	Insurance proceeds	(40)	9	(31)
	Gain on a bargain purchase	(2)	—	(2)
	Profit on disposal of property, equipment and vehicles	(4)	1	(3)
	Headline earnings			3 355
	Remeasurements for:	(241)	(62)	(303)
	Past-service cost (note 19)	(241)	49	(192)
	Swiss tax rate charges relating to prior years	—	(111)	(111)
	Normalised headline earnings			3 052

	2013	2013	2013
	(restated)	(restated)	(restated)
	R’m	R’m	R’m
Loss attributable to shareholders			(1 105)
Remeasurements for:
Profit on disposal of property, equipment and vehicles	(6)	1	(5)
Headline loss			(1 110)
Remeasurements for:	3 331	(297)	3 034
Derecognition of interest rate swap	3 531	(220)	3 311
Accelerated recognition of capitalised financing fees	163	(34)	129
Gain on forward contracts	(574)	—	(574)
Breakage charges	54	(15)	39
Stamp duty	41	—	41
Pre-acquisition tariff provision	151	(36)	115
Past-service cost (note 19)	(35)	8	(27)
Normalised headline earnings			1 924

GROUP
2013
		2014	(restated)
28.	EARNINGS PER ORDINARY SHARE continued

Weighted average number of ordinary shares in issue for basic earnings per share
	Number of ordinary shares in issue at the beginning of the year Weighted	826 957 325	652 315 341
	average number of ordinary shares issued during the year Adjustment for rights	—	83 732 458
	issue (IAS 33 para 26)	—	27 002 052
	Weighted average number of treasury shares	(17 637 842)	(21 191 470)
	BEE shareholders*	(3 944 779)	(6 981 847)
	Mpilo Trusts	(13 691 727)	(14 021 435)
	Wholly-owned subsidiary	(1 336)	(188 188)
		809 319 483	741 858 381
Weighted average number of ordinary shares in issue for diluted earnings per share
	Weighted average number of ordinary shares in issue	809 319 483	741 858 381
	Weighted average number of treasury shares held in terms of the BEE initiative not yet released from treasury stock	17 636 506	21 003 282
	BEE shareholders	3 944 779	6 981 847
	Mpilo Trusts	13 691 727	14 021 435
	Adjustment for outstanding share options granted	—	—
		826 955 989	762 861 663
Earnings/(loss) per ordinary share (cents)
	Basic	418.3	(148.9)
	Diluted	409.3	(144.8)
Headline earnings/(loss) per ordinary share (cents)
	Basic	414.6	(149.5)
	Diluted	405.7	(145.4)
Normalised headline earnings per ordinary share (cents)
	Basic	377.1	259.3
	Diluted	369.1	252.2

*    Represents the equivalent weighted average number of shares for which no value has been received from the BEE shareholders in terms of the Group’s black ownership initiative. To date, no value was received for an equivalent of 3 311 795 (2013: 5 170 309) shares issued to the strategic black partners.

Refer to the glossary in the integrated report for the meaning of headline earnings, headline earnings per share, normalised headline earnings and normalised headline earnings per share.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

28.              EARNINGS PER ORDINARY SHARE continued

Impact of changes in accounting policies

Changes in the Group’s accounting policies during the year are described in detail in note 2.2. The changes in accounting policy had an impact on results reported for 2014 and 2013 and they had an impact on the amounts reported for earnings per share.

	Decrease in profit for the
	year attributable to the
	owners of the Company
	2014	2013
The following table summarises that effect on basic and diluted earnings per share:
Changes in accounting policy relating to:
Application of IFRS 11	n/a	—
Application of IAS 19R	(192)	(103)
	(192)	(103)

			Increase/(decrease)
	Increase/(decrease) in		in diluted earnings
	basic earnings per share		per share
	2014	2013	2014	2013
Application of IFRS 11	n/a	—	n/a	—
Application of IAS 19R	(23.2)	(13.9)	(23.2)	(13.5)
	(23.2)	(13.9)	(23.2)	(13.5)

	Increase/(decrease)		Increase/(decrease)
	in basic headline		in diluted headline
	earnings per share		earnings per share
	2014	2013	2014	2013
Application of IFRS 11	n/a	—	n/a	—
Application of IAS 19R	(23.2)	(13.9)	(23.2)	(13.5)
	(23.2)	(13.9)	(23.2)	(13.5)

			Increase/(decrease)
	Increase/(decrease)		in normalised diluted
	in basic normalised		normalised
	earnings per share		earnings per share
	2014	2013	2014	2013
Application of IFRS 11	n/a	—	n/a	—
Application of IAS 19R	(23.2)	(13.9)	(23.2)	(13.5)
	(23.2)	(13.9)	(23.2)	(13.5)

GROUP
2013
		2014	(restated)
		R’m	R’m
29.	OTHER COMPREHENSIVE INCOME

Components of other comprehensive income

	Currency translation differences	4 371	1 699
	Fair value adjustment — cash flow hedges	29	3 203
	Actuarial gains and losses	138	54
	Other comprehensive income, net of tax	4 538	4 956

			Non-
			controlling
	Gross	Tax	interest	Net
Year ended 31 March 2013 (restated)	R’m	R’m	R’m	R’m

Currency translation differences	1 656	—	43	1 699
Recycling of fair value adjustments of derecognised cash flow hedge	3 341	(250)	—	3 091
Fair value adjustment — cash flow hedges	143	(31)	—	112
Actuarial gains and losses	76	(22)	—	54
Other comprehensive income/(loss)	5 216	(303)	43	4 956

Year ended 31 March 2014
Currency translation differences	4 370	—	1	4 371
Fair value adjustment — cash flow hedges	48	(19)	—	29
Actuarial gains and losses	172	(34)	—	138
Other comprehensive income/(loss)	4 590	(53)	1	4 538

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m			R’m	R’m
		30.	CASH FLOW INFORMATION

		30.1	Reconciliation of profit before taxation to cash generated from operations
633	763		Operating profit before interest and taxation	5 505	4 133
			Non-cash items
			Share-based payment	19	5
			Depreciation	1 195	975
			Intangibles amortised	44	19
			Impairment losses	8	—
			Movement in provisions	33	249
			Insurance proceeds	(40)	—
			Movement in retirement benefit obligations	(178)	33
			Profit on disposal of property, equipment and vehicles	(4)	(6)
			Interest rate swap accrual	(7)	10
(643)	(766)		Dividends received	—	—
(10)	(3)		Operating income before changes in working capital	6 575	5 418
—	—		Working capital changes	(235)	153
—	—		Increase in inventories	(125)	(46)
—	—		Increase in trade and other receivables	(313)	(100)
—	—		Increase in trade and other payables	203	299
(10)	(3)			6 340	5 571

		30.2	Interest paid
			Finance cost per income statement Non-cash items	1 221	5 166
			Amortisation of capitalised financing fees Other non-cash flow finance expenses	(133)	(89)
				(32)	(3 506)
		30.3	Tax paid	1 056	1 571
			Liability at the beginning of the year	(485)	(307)
			Exchange differences	(159)	(56)
—	—		Provision for the year	(1 220)	(636)
—	—			(1 864)	(999)
			Liability at the end of the year	1 121	485
—	—			(743)	(514)

		30.4	Investment to maintain operations
			Property, equipment and vehicles purchased	(856)	(742)
			Intangible assets purchased	(70)	(50)
			Loans to subsidiaries	—	—
				(926)	(792)

COMPANY				GROUP
					2013
2013	2014			2014	(restated)
R’m	R’m			R’m	R’m
		30.	CASH FLOW INFORMATION continued

		30.5	Investment to expand operations
			Property, equipment and vehicles purchased	(1 679)	(1 230)
			Business acquisitions	(5)	—
				(1 684)	(1 230)

		30.6	Proceeds on disposal of property, equipment and vehicles
			Book value of property, equipment and vehicles sold	23	42
			Profit per income statement	4	6
			Exchange differences	5	4
				32	52
		30.7	Distributions paid to shareholders
(568)	(732)		Dividends declared and paid during the year	(688)	(488)

The dividends paid in 2014 (dividend numbers 32 and 33) were 88.50 cents per share (2013: 80.3 cents, dividend numbers 30 and 31). A final dividend (dividend number 34) in respect of the year ended 31 March 2014 of 68.0 cents per share was declared at a directors meeting on 20 May 2014. These financial statements do not reflect this dividend payable.

		30.8	Cash and cash equivalents

			For the purpose of the statement of cash flows, cash, cash equivalents and bank overdraft include:

			Cash and cash equivalents	3 521	2 705
			Bank overdrafts (note 18)	(36)	—
				3 485	2 705
			Cash, cash equivalents and bank overdrafts are denominated in the following currencies:
			South African rand*	1 360	1 305
			Swiss franc**	1 436	770
			UAE dirham***	724	629
			Euro	1	1
				3 521	2 705

* The counterparties have a minimum Baa1 credit rating by Moody’s.
** The facility agreement of the Swiss subsidiary restricts the distribution of cash. The counterparties have a minimum A2 credit rating by Moody’s and a minimum A credit rating by Standard & Poor’s.
*** The counterparties have a minimum Baa2 credit rating by Moody’s and a minimum BBB+ credit rating by Standard & Poor’s.

Cash and cash equivalents denominated in South African rands amounting to R223m (2013: R341m) has been ceded as security for borrowings (see note 18).

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		GROUP
		2014
		R’m
		Fair
		value
		recognised on
		acquisition
31.	BUSINESS ACQUISITIONS

	On 12 July 2013, the Group acquired 100% of the share capital of Radiotherapie Hirslanden AG for R9m and obtained control on 1 September 2013.
	Assets
	Trade and other receivables	19
	Cash and cash equivalents	4
	Liabilities
	Trade and other payables	(12)
	Total identifiable net assets at fair value	11
	Gain on bargain purchase	(2)
	Purchase consideration transferred	9

	Analysis of cash flow on acquisition
	Purchase consideration	(9)
	Net cash acquired with the subsidiary	4
	Net cash flow on acquisition	(5)

No goodwill arising from the acquisition and no transaction costs has been expensed.

From the date of acquisition, Radiotherapie Hirslanden AG has contributed R18m of revenue and R2m loss to the net profit before tax of the Group. If the business combination had taken place at the beginning of the year, revenue from continuing operations would have been R49m and the loss from continuing operations would have been R1m.

		GROUP
			2013
		2014	(restated)
		R’m	R’m

32.	COMMITMENTS

	Capital commitments
	Incomplete capital expenditure contracts	2 200	2 001
	Southern Africa	922	1 330
	Switzerland	737	644
	Middle East	541	27

	Capital expenses authorised by the Board of Directors but not yet contracted
		1 033	1 306
	Southern Africa	795	681
	Switzerland	96	45
	Middle East	142	580
		3 233	3 307

	These commitments will be financed from group and borrowed funds.

	Financial lease commitments
	The Group has entered into financial lease agreements on equipment. The future non-cancellable minimum lease rentals are payable during the following financial years:
	Within 1 year	9	8
	1 to 5 years	25	24
	Beyond 5 years	14	16
		48	48

	Operating lease commitments
	The Group has entered into various operating lease agreements on premises and equipment. The future non-cancellable minimum lease rentals are payable during the following financial years:
	Within 1 year	350	289
	1 to 5 years	1 009	734
	Beyond 5 years	2 278	1 976
		3 637	2 999

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

		R’m	R’m	R’m	R’m
	Year ended 31 March 2014	Southern Africa	Switzerland	Middle East	Total

33.	SEGMENTAL REPORT

	The reportable operating segments are identified as the three geographical reportable operating segments, namely: Mediclinic Southern Africa, Mediclinic Switzerland and Mediclinic Middle East.

	Revenue	11 205	15 874	3 416	30 495
	EBITDA	2 453	3 539	752	6 744
	Depreciation and amortisation	(302)	(801)	(136)	(1 239)
	EBIT	2 151	2 738	616	5 505
	Other gains and losses	—	2	—	2
	Income from associate	—	3	—	3
	Income from joint venture	—	—	—	—
	Finance income	70	1	2	73
	Finance cost	(473)	(848)	(95)	(1 416)
	Taxation	(534)	(242)	—	(776)
	Segment result	1 214	1 654	523	3 391

	At 31 March 2014
	Investments in associates	—	4	—	4
	Investments in joint venture	67	—	—	67
	Capital expenditure	885	1 327	131	2 343
	Total segment assets	8 295	58 226	3 716	70 237
	Segment liabilities	7 903	43 688	2 476	54 067

	Year ended 31 March 2013 (restated)	Southern Africa	Switzerland	Middle East	Total

	Revenue	10 059	11 892	2 485	24 436
	EBITDA	2 163	2 469	495	5 127
	Depreciation and amortisation	(277)	(604)	(113)	(994)
	EBIT	1 886	1 865	382	4 133
	Other gains and losses	—	(40)	(4)	(44)
	Income from associates	—	2	—	2
	Income from joint venture	3	—	—	3
	Finance income	54	9	1	64
	Finance cost	(478)	(4 703)	(66)	(5 247)
	Taxation	(429)	11	—	(418)
	Segment result	1 036	(2 856)	313	(1 507)

	At 31 March 2013 (restated)
	Investments in associates	—	2	—	2
	Investments in joint venture	65	—	—	65
	Capital expenditure	695	1 239	107	2 041
	Total segment assets	7 436	46 187	2 885	56 508
	Segment liabilities	7 574	35 874	2 292	45 740

GROUP
2013
		2014	(restated)
		R’m	R’m

33.	SEGMENTAL REPORT continued

Reconciliation of segment result, assets and liabilities

Segment result
	Total profit from reportable segments	3 391	(1 507)
Unallocated corporate amounts:
	Other gains and losses	—	575
	Interest received	—	5
	Elimination of intersegment loan interest	195	81
	Profit/(loss) for the year	3 586	(846)

Assets
	Total assets from reportable segments	70 237	56 508
	Unallocated corporate assets	297	234
		70 534	56 742
Liabilities
	Total liabilities from reportable segments	54 067	45 740
	Elimination of intersegment loan	(8 924)	(7 000)
		45 143	38 740
The total non-current assets, excluding financial instruments and deferred tax assets per geographical location are:
	Southern Africa	5 183	4 456

	Middle East	2 243	1 725
	Switzerland	51 452	41 235

ENTITY-WIDE DISCLOSURES
Revenue
	From South Africa	10 869	9 764
	From foreign countries	19 626	14 672

Revenues from external customers are primarily from hospital services.

The total non-current assets, excluding financial instruments and deferred tax assets
	From South Africa	5 008	4 160
	From foreign countries	53 870	43 255

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2014 continued

COMPANY				GROUP
2013	2014			2014	2013
R’m	R’m			R’m	R’m
		34.	RELATED PARTY TRANSACTIONS

			The major shareholder of the Group is Industrial Partnership Investments (Pty) Ltd (Remgro Ltd), which owns 43.4% (2013: 43.4)% of the issued share capital.

			The following transactions were carried out with related third parties:

		i)	Transactions with shareholders
			Remgro Management Services Ltd (subsidiary of Remgro Ltd)
			Managerial and administration fees	4	4
			Internal audit services	2	2
			Underwriting fees in respect of the rights offer	—	100

			Balance due to	—	—

		ii)	Key management compensation
			Directors
			Information regarding the directors’ and prescribed officers’ remuneration appears in note 25.

		iii)	Transactions with subsidiaries and associates
			Mediclinic Investments (Pty) Ltd
568	731		Dividend received
11 222	11 253		Balance due from
			Zentrallabor Zürich (ZLZ)
			Fees earned	(22)	(17)
			Purchases	100	84

35.           STANDARDS AND INTERPRETATIONS NOT YET EFFECTIVE

Certain new and revised IFRSs have been issued but are not yet effective for the Group’s 2014 financial year. The Group has not early adopted the new and revised IFRSs that are not yet effective.

New and revised IFRSs affecting mainly presentation and disclosure

IFRS 9 Financial Instruments (not yet determined)

The new standard improves and simplifies the approach for classification and measurement of financial assets compared with the requirements of IAS 39. IFRS 9 applies a consistent approach to classifying financial assets and replaces the numerous categories of financial assets in IAS 39, each of which had its own classification criteria. IFRS 9 also results in one impairment method, replacing the numerous impairment methods in IAS 39 that arise from the different classification categories.

The following amendments to standards will have no material effect on the financial statements

•        IFRS 10 Consolidated Financial Statements (1 January 2014)

•        IFRS 12 Disclosure of Interests in Other Entities (1 January 2014)

•        IAS 27 Consolidated and Separate Financial Statements (1 January 2014)

•        IAS 19 Employee Benefits (1 July 2014)

•        IAS 32 Financial Instruments: Presentation (1 January 2014)

•        IAS 39 Financial Instruments: Recognition and Measurement (1 January 2014)

The following new accounting standards and interpretations will have no material effect on the financial statements

•        IFRS 14 Regulatory Deferral Accounts

•        IFRIC 21 Levies

There are numerous other amendments to existing standards relating to the Annual Improvements process that are not yet applicable to the Group. Each of these has been assessed, and will not have a material impact on the financial statements.

36.           EVENTS AFTER THE REPORTING DATE

The directors are not aware of any matter or circumstance arising since the end of the financial year that would significantly affect the operations of the Group or the results of its operations.

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2014

	Issued share		Interest in		Book value
	capital		capital		of shares
	2014	2013	2014	2013	2014	2013
	Rand	Rand	%	%	R’m	R’m

SUBSIDIARIES

COMPANY
Mediclinic Investments (Pty) Ltd	100	100	100.0	100.0	1	1

GROUP
INDIRECTLY HELD THROUGH MEDICLINIC INVESTMENTS (PTY) LTD
Mediclinic Southern Africa (Pty) Ltd			100.0	100.0
Mediclinic Europe (Pty) Ltd			100.0	100.0
Mediclinic Middle East Investment Holdings (Pty) Ltd			100.0	100.0
Mecli Properties Ltd			—	100.0
Mediclinic CHF Finco Ltd			100.0	100.0
Mediclinic Group Services (Pty) Ltd			100.0	100.0

INDIRECTLY HELD THROUGH MEDICLINIC SOUTHERN AFRICA (PTY) LTD
Curamed Holdings (Pty) Ltd			69.8	69.9
Howick Private Hospital Holdings (Pty) Ltd*			49.1	49.1
Medical Human Resources (Pty) Ltd			100.0	100.0
Medical Innovations (Pty) Ltd			100.0	100.0
Mediclinic (Pty) Ltd (Head Office Shares)			100.0	100.0
Mediclinic Finance Corporation (Pty) Ltd			100.0	100.0
Mediclinic Holdings (Namibia) (Pty) Ltd			100.0	100.0
Medipark Clinic (Pty) Ltd			100.0	100.0
Newcastle Private Hospital (Pty) Ltd*			15.0	15.1
Mediclinic Properties (Pty) Ltd			100.0	100.0
Mediclinic Paarl (Pty) Ltd*			74.7	74.7
Practice Relief (Pty) Ltd			100.0	100.0
Mediclinic Brits (Pty) Ltd			60.1	60.1
Mediclinic Tzaneen (Pty) Ltd*			49.4	49.4
Victoria Hospital (Pty) Ltd*			33.7	33.7
Mediclinic Centurion (Pty) Ltd			100.0	100.0
Mediclinic Lephalale (Pty) Ltd			84.6	—
Mediclinic Centurion Properties (Pty) Ltd			100.0	100.0

INDIRECTLY HELD THROUGH MEDICLINIC HOLDINGS (NAMIBIA) (PTY) LTD
Mediclinic Properties (Windhoek) (Pty) Ltd			100.0	100.0
Mediclinic Windhoek (Pty) Ltd			96.6	97.2
Mediclinic Properties (Swakopmund) (Pty) Ltd			100.0	100.0
Mediclinic Capital (Namibia) (Pty) Ltd			100.0	100.0
Mediclinic Swakopmund (Pty) Ltd			97.3	97.4
Mediclinic Otjiwarongo (Pty) Ltd			94.0	94.0

HOSPITAL INVESTMENT COMPANIES HELD THROUGH MEDICLINIC SOUTHERN AFRICA (PTY) LTD
Mediclinic Bloemfontein Investments (Pty) Ltd			99.5	99.7
Mediclinic Cape Gate Investments (Pty) Ltd			93.6	95.0

	Interest in
	capital
	2014	2013
	%	%
SUBSIDIARIES continued

Mediclinic Cape Town Investments (Pty) Ltd	99.3	99.3
Mediclinic Constantiaberg Investments (Pty) Ltd	83.9	94.4
Mediclinic Durbanville Investments (Pty) Ltd	99.8	99.8
Mediclinic Emfuleni Investments (Pty) Ltd	90.0	94.3
Mediclinic George Investments (Pty) Ltd	98.9	98.9
Mediclinic Highveld Investments (Pty) Ltd	98.8	99.0
Mediclinic Hoogland Investments (Pty) Ltd	99.3	99.4
Mediclinic Kathu Investments (Pty) Ltd	97.0	97.0
Mediclinic Klein Karoo Investments (Pty) Ltd	100.0	100.0
Mediclinic Legae Investments (Pty) Ltd	95.9	96.8
Mediclinic Louis Leipoldt Investments (Pty) Ltd	99.9	99.9
Mediclinic Milnerton Investments (Pty) Ltd	99.7	99.7
Mediclinic Morningside Investments (Pty) Ltd	89.9	92.8
Mediclinic Nelspruit Investments (Pty) Ltd	99.1	99.1
Mediclinic Panorama Investments (Pty) Ltd	99.7	99.7
Mediclinic Pietermaritzburg Investments (Pty) Ltd	83.8	86.7
Mediclinic Plettenberg Bay Investments (Pty) Ltd	94.5	94.5
Mediclinic Sandton Investments (Pty) Ltd	96.5	99.3
Mediclinic Secunda Investments (Pty) Ltd	84.0	85.0
Mediclinic Stellenbosch Investments (Pty) Ltd	94.0	95.0
Mediclinic Vereeniging Investments (Pty) Ltd	99.0	99.0
Mediclinic Vergelegen Investments (Pty) Ltd	95.8	95.8
Mediclinic Welkom Investments (Pty) Ltd	94.2	96.6
Mediclinic Worcester Investments (Pty) Ltd	99.9	99.9

INDIRECTLY HELD THROUGH MEDICLINIC (PTY) LTD
Mediclinic Barberton (Pty) Ltd$*	77.0	77.0
Mediclinic Ermelo (Pty) Ltd$*	50.1	50.1
Mediclinic Hermanus (Pty) Ltd*	34.9	34.8
Mediclinic Kimberley (Pty) Ltd*	89.1	90.6
Mediclinic Limpopo Ltd$*	50.0	50.0
Mediclinic Potchefstroom (Pty) Ltd*	94.6	89.3
Mediclinic Upington (Pty) Ltd*	40.8	40.8

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2014 continued

	Interest in
	capital
	2014	2013
	%	%
SUBSIDIARIES continued

INDIRECTLY HELD THROUGH HOWICK PRIVATE HOSPITAL HOLDINGS (PTY) LTD
Howick Private Hospital (Pty) Ltd*	100.0	100.0

INDIRECTLY HELD THROUGH CURAMED HOLDINGS (PTY) LTD
Curamed Hospitals (Pty) Ltd	100.0	100.0
Curamed Properties (Pty) Ltd	100.0	100.0
Mediclinic Thabazimbi (Pty) Ltd	75.0	75.0

INDIRECTLY HELD THROUGH MEDICLINIC EUROPE (PTY) LTD
Mediclinic Holdings Netherlands B.V.	100.0	100.0
Mediclinic Luxembourg S.à r.l.	100.0	100.0
Hirslanden AG	100.0	100.0

INDIRECTLY HELD THROUGH HIRSLANDEN AG (2013: MEDICLINIC SWITZERLAND AG)
AndreasKlinik AG	100.0	100.0
Hirslanden Bern AG	100.0	100.0
Hirslanden Klinik Aarau AG	100.0	100.0
Hirslanden Klinik Am Rosenberg AG	100.0	100.0
Hirslanden Lausanne SA	100.0	100.0
Klinik am Rosenberg Heiden AG	99.1	99.1
Klinik Belair AG	100.0	100.0
Klinik Birshof AG	99.7	99.7
Klinik Hirslanden AG	—	100.0
Klinik Im Park AG	—	100.0
Klinik Stephanshorn AG	100.0	100.0
Klinik St. Anna AG	100.0	100.0
Radiotherapie Hirslanden AG	100.0	—

INDIRECTLY HELD THROUGH MEDICLINIC MIDDLE EAST INVESTMENT HOLDINGS (PTY) LTD
Mediclinic Middle East Holdings Ltd	100.0	100.0
Emirates Healthcare Holdings Ltd BVI	100.0	100.0

INDIRECTLY HELD THROUGH EMIRATES HEALTHCARE HOLDINGS LTD BVI
American Healthcare Management Systems Ltd BVI	100.0	100.0
Mediclinic Al Quasis Clinic LLC	49.0	49.0
Mediclinic Mirdiff Clinic LLC	49.0	49.0
Mediclinic Creek Hospital FZ LLC	100.0	100.0
Mediclinic IBN Battuta Clinic LLC	49.0	49.0
Mediclinic Middle East Management Services FZ LLC	100.0	100.0
Mediclinic Medical Stores Co LLC	49.0	49.0
Mediclinic Welcare Hospital LLC	49.0	49.0

	Interest in
	capital
	2014	2013
	%	%
SUBSIDIARIES continued

INDIRECTLY HELD THROUGH EMIRATES HEALTHCARE HOLDINGS LTD BVI continued
Welcare World Health Systems Ltd BVI	100.0	100.0
Welcare World Holdings Ltd BVI	100.0	100.0
Mediclinic Beach Road LLC	49.0	49.0
Mediclinic Corniche Medical Centre LLC	49.0	—
Mediclinic Pharmacy LLC	49.0	—
Emirates Healthcare Ltd BVI	100.0	100.0
Emirates Healthcare Estates Ltd BVI	100.0	100.0
Mediclinic Clinics Investment LLC	49.0	49.0
Mediclinic City Hospital FZ LLC	100.0	100.0
Welcare Hospitals Ltd BVI	100.0	100.0

All increases in the above shareholdings were paid for in cash.

* Controlled through long-term management agreements
$ Operating through trusts or partnerships

INDIRECTLY HELD THROUGH MEDIPARK CLINIC (PTY) LTD
ER24 Holdings (Pty) Ltd	100.0	100.0
ER24 EMS (Pty) Ltd	100.0	100.0
JOINT VENTURES
Wits University Donald Gordon Medical Centre (Pty) Ltd	49.9	49.9

	Interest in		Book value of		Amount owing by
	capital		investment		associates
	2014	2013	2014	2013	2014	2013
	%	%	R’m	R’m	R’m	R’m
ASSOCIATES GROUP
Unlisted:
Zentrallabor Zürich, Zürich (ZLZ)*	46.0	43.0	4.0	2.0	—	—
			4.0	2.0	—	—

The nature of the activities of the associates is similar to the major activities of the Group.

*         The Group does not have control and has less than 50% of voting rights.

ANALYSIS OF SHAREHOLDERS

AS AT 28 MARCH 2014

DISTRIBUTION OF ORDINARY SHAREHOLDERS

	Number of	Number of
	shareholders	shares	%
Public shareholders	15 135	385 493 953	46.62%
Non-public shareholders	32	441 463 372	53.38%
– Directors and their associates	8	5 782 788	0.70%
– Directors of major subsidiaries and senior management* and their associates	18	577 976	0.07%
– Own holdings (held by Medipark Clinic (Pty) Ltd as treasury shares)	1	805	0.00%
– Industrial Partnership Investments (Pty) Ltd (Remgro)	1	358 869 121	43.40%
– Black economic empowerment shareholders	4	76 232 682	9.22%

	15 167	826 957 325	100.00%

*     The directors and employees listed here are those who are obliged to comply with the Group’s Procedure on Dealings in Mediclinic Shares prohibiting such directors and employees to trade in Mediclinic shares during the Company’s closed periods and unless they have obtained prior clearance to deal by the Chairman.

	Number of
	shares	%
Distribution of local and foreign beneficial shareholding	826 957 325	100.00%
– South African	696 806 709	84.26%
– Foreign	130 150 616	15.74%

MAJOR SHAREHOLDERS

In terms of the principles of disclosure in accordance with section 56(7)(b) of the Companies Act, 71 of 2008, as amended, the following shareholders held a beneficial interest of 5% or more in the Company on 28 March 2014:

	Number of
	shares	%
Industrial Partnership Investments (Pty) Ltd (Remgro)	358 869 121	43.40%
Government Employees Pension Fund	78 789 025	9.53%
Black economic empowerment shareholders	76 232 682	9.22%
– Mpilo Investment Holdings 2 (RF) (Pty) Ltd (Phodiso)	39 332 736	4.76%
– Mpilo Investment Holdings 1 (RF) (Pty) Ltd (Circle Capital)	23 377 488	2.83%
– The Mpilo Trust and The Mpilo Trust (Namibia)	13 522 458	1.64%

SHAREHOLDING SPREAD

	Number of		Number of
	shareholders	%	shares	%
1 – 1 000 shares	6 756	44.54%	3 139 237	0.38%
1 001 – 10 000 shares	6 912	45.57%	21 766 518	2.63%
10 001 – 100 000 shares	1 188	7.83%	33 932 513	4.10%
100 001 – 1 000 000 shares	249	1.64%	77 216 496	9.34%
Over 1 000 000 shares	62	0.41%	690 902 561	83.55%
	15 167	100.00%	826 957 325	100.00%

DIRECTORS’ AND PRESCRIBED OFFICERS’ INTERESTS*

	2014				2013
				% of				% of
	Direct	Indirect	Held by	issued	Direct	Indirect	Held by	issued
	beneficial	beneficial	associates	shares	beneficial	beneficial	associates	shares

Directors:
E de la H Hertzog	71 424	4 766 718	487 825	0.64%	71 424	4 766 718	487 825	0.64%
JJ Durand	—	—	—	—	—	—	—	—
JA Grieve	—	—	—	—	—	—	—	—
RE Leu	—	—	—	—	—	—	—	—
MK Makaba**	—	—	—	—	—	—	—	—
N Mandela	—	—	—	—	—	—	—	—
DP Meintjes	175 801	—	—	0.02%	237 801	—	—	0.03%
TD Petersen	—	—	—	—	—	—	—	—
KHS Pretorius	130 000	—	—	0.02%	140 000	—	—	0.02%
AA Raath	—	—	—	—	—	—	—	—
DK Smith	—	—	—	—	—	—	—	—
CI Tingle	113 185	—	—	0.01%	173 185	—	—	0.02%
PJ Uys	—	—	—	—	—	—	—	—
CA van der Merwe	37 835	—	—	0.00%	37 835	—	—	0.00%
TO Wiesinger	—	—	—	—	—	—	—	—
	528 245	4 766 718	487 825	0.70%	660 245	4 766 718	487 825	0.72%
Prescribed officers:
DJ Hadley	37 585	—	—	0.00%	37 313	—	—	0.00%
GC Hattingh	—	150 000	—	0.02%	—	150 000	—	0.02%
TC Pauw	115 813	—	—	0.01%	115 813	—	—	0.01%
	153 398	150 000	—	0.04%	153 126	150 000	—	0.04%

*                 There have been no changes in the directors’ and prescribed officers’ interests between 28 March 2014 and the approval of the annual financial statements on 20 May 2014.

**          Dr MK Makaba holds a 4.79% interest in Phodiso Holdings Ltd, which company is the holder of all the issued ordinary shares in Mpilo Investment Holdings 2 (RF) (Pty) Ltd, which holds a 4.76% interest in Mediclinic.

JSE SHARE PERFORMANCE

	2014	2013
Market capitalisation as at 31 March (R’000)	61 881 217	53 090 660
Price (cents per share)
Last trading day in March	7 483	6 420
Highest	7 839	6 548
Lowest	6 037	3 601
Number of shares traded (000’s)	311 802	125 013

ANALYSIS OF SHAREHOLDERS

AS AT 28 MARCH 2014 continued

SHARE CLOSING PRICE FROM 2000 — 2014

TRADING STATISTICS (SHARE CLOSING PRICE AND VOLUME)

SHARE PERFORMANCE COMPARED TO JSE ALL SHARE INDEX (REBASED TO 100)

CONSOLIDATED ANNUAL FINANCIAL STATEMENTS OF MEDICLINIC AND ITS SUBSIDIARIES FOR THE YEAR ENDED 31 MARCH 2015

STATEMENTS OF FINANCIAL POSITION

AS AT 31 MARCH 2015

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m		Notes	R’m	R’m
		ASSETS
11 289	14 405	Non-current assets		65 813	59 308
—	—	Property, equipment and vehicles	5	53 776	49 597
—	—	Intangible assets	6	11 565	9 210
11 288	14 405	Interest in subsidiary	7	—	—
—	—	Investment in associate	8	2	4
—	—	Investment in joint venture	9	65	67
—	—	Other investments and loans	10	93	68
—	—	Derivative financial instruments	21	10	60
1	—	Deferred income tax assets	11	302	302
—	—	Current assets		13 366	11 226
—	—	Inventories	12	1 074	904
—	—	Trade and other receivables	13	7 479	6 768
—	—	Current income tax assets		34	33
—	—	Cash and cash equivalents		4 779	3 521
11 289	14 405	Total assets		79 179	70 534

		EQUITY
		Capital and reserves
11 027	14 119	Stated and issued capital		14 141	11 027
—	—	Treasury shares		(265)	(249)
11 027	14 119	Share capital	14	13 876	10 778
103	103	Retained earnings	15	7 250	4 325
159	183	Other reserves	16	10 938	9 365
11 289	14 405	Attributable to equity holders of the Company		32 064	24 468
—	—	Non-controlling interests	17	1 098	923
11 289	14 405	Total equity		33 162	25 391

		LIABILITIES
—	—	Non-current liabilities		38 078	36 899
—	—	Borrowings	18	27 927	28 704
—	—	Deferred income tax liabilities	11	7 729	7 251
—	—	Retirement benefit obligations	19	1 292	414
—	—	Provisions	20	665	492
—	—	Derivative financial instruments	21	465	38
—	—	Current liabilities		7 939	8 244
—	—	Trade and other payables	22	6 032	5 048
—	—	Borrowings	18	1 229	1 666
—	—	Provisions	20	429	376
—	—	Derivative financial instruments	21	21	—
—	—	Current income tax liabilities		228	1 154
—	—	Total liabilities		46 017	45 143
11 289	14 405	Total equity and liabilities		79 179	70 534

INCOME STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m		Notes	R’m	R’m
766	863	Revenue		35 238	30 495
—	—	Cost of sales		(19 887)	(17 189)
(3)	(4)	Administration and other operating expenses	23	(8 116)	(6 562)
763	859	Operating profit before depreciation (EBITDA)		7 235	6 744
—	—	Depreciation and amortisation	23	(1 512)	(1 239)
763	859	Operating profit		5 723	5 505
—	—	Other gains and losses	24	93	2
—	—	Income from associates		2	3
—	—	Loss from joint venture		(1)	—
—	—	Finance income		103	73
—	—	Finance cost	26	(1 179)	(1 221)
763	859	Profit before tax		4 741	4 362
—	—	Income tax expense	27	(206)	(776)
763	859	Profit for the year		4 535	3 586
		Attributable to:
		Equity holders of the Company		4 297	3 385
		Non-controlling interests		238	201
				4 535	3 586
		Earnings per ordinary share attributable to the equity holders of the Company — cents
		Basic	28	509.5	416.8
		Diluted	28	500.0	408.0

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 MARCH 2015

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m		Notes	R’m	R’m
763	859	Profit for the year		4 535	3 586

		Other comprehensive income Items that may be reclassified to the income statement
—	—	Currency translation differences	29	1 643	4 371
—	—	Fair value adjustment — cash flow hedges	29	(94)	29
				1 549	4 400
		Items that may not be reclassified to the income statement
—	—	Actuarial gains and losses	29	(561)	138
—	—	Other comprehensive income, net of tax	29	988	4 538
763	859	Total comprehensive income for the year		5 523	8 124
		Attributable to:
		Equity holders of the Company		5 287	7 922
		Non-controlling interests		236	202
				5 523	8 124

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 MARCH 2015

	Stated		Share-
	and issued		based
	share	Treasury	payment
	capital	shares	reserve
	(note 14)	(note 14)	(note 16)
	R’m	R’m	R’m
Balance at 31 March 2013	11 027	(256)	140
Utilised by the Mpilo Trusts	—	7	—
Share-based payment expense	—	—	19
Transactions with non-controlling shareholders	—	—	—
Total comprehensive income for the year	—	—	—
Dividends paid	—	—	—

Balance at 31 March 2014	11 027	(249)	159
Shares issued	3 178	—	—
Share issue costs	(64)	—	—
Utilised by the Mpilo Trusts	—	6	—
Treasury shares purchased (Forfeitable Share Plan)	—	(22)	—
Share-based payment expense	—	—	24
Transactions with non-controlling shareholders	—	—	—
Total comprehensive income for the year	—	—	—
Dividends paid	—	—	—
Balance at 31 March 2015	14 141	(265)	183

Balance at 31 March 2013	11 027	—	140
Share-based payment expense	—	—	19
Total comprehensive income for the year	—	—	—
Dividends paid	—	—	—

Balance at 31 March 2014	11 027	—	159
Shares issued	3 178	—	—
Share issue costs	(64)	—	—
Share-based payment expense	—	—	24
Restricted shares under Forfeitable Share Plan	(22)	—	—
Total comprehensive income for the year	—	—	—
Dividends paid	—	—	—
Balance at 31 March 2015	14 119	—	183

					GROUP
	Foreign
	currency				Non-
	translation	Hedging	Retained		controlling
	reserve	reserve	earnings	Shareholders’	interests	Total
	(note 16)	(note 16)	(note 15)	equity	(note 17)	equity
	R’m	R’m	R’m	R’m	R’m	R’m
Balance at 31 March 2013	4 827	(20)	1 488	17 206	796	18 002
Utilised by the Mpilo Trusts	—	—	—	7	—	7
Share-based payment expense	—	—	—	19	—	19
Transactions with non-controlling shareholders	—	—	2	2	24	26
Total comprehensive income for the year	4 370	29	3 523	7 922	202	8 124
Dividends paid	—	—	(688)	(688)	(99)	(787)

Balance at 31 March 2014	9 197	9	4 325	24 468	923	25 391
Shares issued	—	—	—	3 178	—	3 178
Share issue costs	—	—	—	(64)	—	(64)
Utilised by the Mpilo Trusts	—	—	—	6	—	6
Treasury shares purchased (Forfeitable Share Plan)	—	—	—	(22)	—	(22)
Share-based payment expense	—	—	—	24	—	24
Transactions with non-controlling shareholders	—	—	9	9	62	71
Total comprehensive income for the year	1 643	(94)	3 738	5 287	236	5 523
Dividends paid	—	—	(822)	(822)	(123)	(945)
Balance at 31 March 2015	10 840	(85)	7 250	32 064	1 098	33 162

					COMPANY
Balance at 31 March 2013	—	—	72	11 239	—	11 239
Share-based payment expense	—	—	—	19	—	19
Total comprehensive income for the year	—	—	763	763	—	763
Dividends paid	—	—	(732)	(732)	—	(732)

Balance at 31 March 2014	—	—	103	11 289	—	11 289
Shares issued	—	—	—	3 178	—	3 178
Share issue costs	—	—	—	(64)	—	(64)
Share-based payment expense	—	—	—	24	—	24
Restricted shares under Forfeitable Share Plan	—	—	—	(22)	—	(22)
Total comprehensive income for the year	—	—	859	859	—	859
Dividends paid	—	—	(859)	(859)	—	(859)
Balance at 31 March 2015	—	—	103	14 405	—	14 405

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 31 MARCH 2015

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
Inflow/	Inflow/			Inflow/	Inflow/
(outflow)	(outflow)		Notes	(outflow)	(outflow)
		CASH FLOW FROM OPERATING ACTIVITIES
—	—	Cash received from customers		35 298	30 116
(3)	(4)	Cash paid to suppliers and employees		(27 450)	(23 776)
(3)	(4)	Cash generated from operations	30.1	7 848	6 340
766	858	Dividends received		—	—
—	—	Interest received		103	74
—	—	Interest paid	30.2	(1 019)	(1 056)
—	—	Tax paid	30.3	(924)	(743)
763	854	Net cash generated from operating activities		6 008	4 615
(31)	(3 087)	CASH FLOW FROM INVESTMENT ACTIVITIES		(4 594)	(2 539)
—	—	Investment to maintain operations	30.4	(1 215)	(926)
—	—	Investment to expand operations	30.5	(2 214)	(1 679)
—	—	Business combinations	31	(1 446)	(5)
—	—	Proceeds on disposal of property, equipment and vehicles	30.6	98	32
—	—	Disposal of subsidiary	32	45	—
—	—	Investment in joint venture		—	(2)
—	(3 109)	Loans granted		—	—
—	—	Insurance proceeds		158	40
(31)	—	Loans advanced		(25)	—
—	22	Proceeds from other investments and loans		5	1
732	(2 233)	Net cash generated/(utilised) before financing activities		1 414	2 076
(732)	2 233	CASH FLOW FROM FINANCING ACTIVITIES		(361)	(1 605)
—	3 178	Proceeds of shares issued		3 178	—
—	(64)	Share issue costs		(64)	—
—	—	Distributions to non-controlling interests	17	(123)	(99)
(732)	(859)	Distributions to shareholders	30.7	(822)	(688)
—	—	Proceeds from borrowings		4 982	223
—	—	Repayment of borrowings		(7 443)	(1 074)
—	—	Refinancing transaction costs		(125)	—
—	(22)	Shares purchased (Forfeitable Share Plan)		(22)	—
—	—	Proceeds from disposal of treasury shares		5	7
—	—	Proceeds on disposal of non-controlling interest		73	26

—	—	Net increase in cash, cash equivalents and bank overdrafts		1 053	471
—	—	Opening balance of cash, cash equivalents and bank overdrafts		3 485	2 705
—	—	Exchange rate fluctuations on foreign cash		241	309
—	—	Closing balance of cash, cash equivalents and bank overdrafts	30.8	4 779	3 485

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015

1.           GENERAL INFORMATION

Mediclinic International Limited (“the Company”) and its subsidiaries (“the Group”) operate multi-disciplinary private hospitals.

The main business of the Group is to enhance the quality of life of patients by providing comprehensive, high-quality hospital services on a cost-effective basis.

The Company is a limited liability company incorporated and domiciled in South Africa. The address of its registered offices is:

Mediclinic Offices, Strand Road, Stellenbosch 7600.

The Company is listed on the JSE and the Company has a secondary listing on the Namibian Stock Exchange. A wholly owned subsidiary, Hirslanden AG, issued bonds on the SIX.

These annual financial statements have been approved for issue by the board of directors on 20 May 2015.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these annual financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

2.1    Basis of preparation

The annual financial statements of the Group are prepared in accordance with International Financial Reporting Standards (IFRS), including IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS, the requirements of the South African Companies Act 71 of 2008, as amended, and the Listings Requirements of the JSE Limited. The financial statements are prepared on the historical cost convention, as modified by the revaluation of certain financial instruments to fair value.

The preparation of the financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the annual financial statements, are disclosed in note 4.

2.2    Consolidation and equity accounting

a)            Basis of consolidation

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

The results of subsidiaries are included in the consolidated financial statements from the effective date of acquisition until control is lost.

Adjustments to the financial statements of subsidiaries are made when necessary to bring their accounting policies in line with those of the Group.

All intra-company transactions, balances, income and expenses are eliminated in full on consolidation.

Non-controlling interests in the net assets of consolidated subsidiaries are identified and recognised separately from the Group’s interest therein, and are recognised within equity. Losses of subsidiaries attributable to non-controlling interests are allocated to the non-controlling interest even if this results in a debit balance being recognised for non-controlling interest.

Transactions which result in changes in ownership levels, where the Company has control of the subsidiary both before and after the transaction, are regarded as equity transactions and are recognised directly in the statement of changes in equity.

The difference between the fair value of consideration paid or received and the movement in non-controlling interest for such transactions is recognised in equity attributable to the owners of the parent.

Where a subsidiary is disposed of and a non-controlling shareholding is retained, the remaining investment is measured to fair value, with the adjustment to fair value recognised in profit or loss as part of the gain or loss on disposal of the controlling interest.

b)             Business combinations

The Group accounts for business combinations using the acquisition method of accounting. The cost of the business combination is measured as the aggregate of the fair values of assets given, liabilities incurred or assumed and equity instruments issued. Costs directly attributable to the business combination are expensed as incurred, except the costs to issue debt that are amortised as part of the effective interest and costs to issue equity, which are included in equity.

Any contingent consideration to be transferred by the Group is recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

that is deemed to be an asset or liability is recognised in accordance with IAS 39 in profit or loss. Contingent consideration that is classified as equity is not remeasured, and its subsequent settlement is accounted for within equity.

The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the recognition conditions of IFRS 3 Business Combinations are recognised at their fair values at acquisition date, except for non-current assets (or disposal company) that are classified as held-for-sale in accordance with IFRS 5 Non-current Assets Held-for-sale and Discontinued Operations, which are recognised at fair value less costs to sell.

Contingent liabilities are only included in the identifiable assets and liabilities of the acquiree where there is a present obligation at acquisition date.

On acquisition, the Group assesses the classification of the acquiree’s assets and liabilities and reclassifies them where the classification is inappropriate for Group purposes. This excludes lease agreements and insurance contracts, whose classification remains as per their inception date.

Non-controlling interests arising from a business combination, which are present ownership interests, and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation, are measured either at the present ownership interests’ proportionate share in the recognised amounts of the acquiree’s identifiable net assets or at fair value. The treatment is not an accounting policy choice but is selected for each individual business combination, and disclosed in the note for business combinations. All other components of non-controlling interests are measured at their acquisition date fair values, unless another measurement basis is required by IFRSs.

In cases where the Company held a non-controlling shareholding in the acquiree prior to obtaining control, that interest is measured to fair value as at acquisition date. The measurement to fair value is included in profit or loss for the year. Where the existing shareholding was classified as an available-for-sale financial asset, the cumulative fair value adjustments recognised previously to other comprehensive income and accumulated in equity are recognised in profit or loss as a reclassification adjustment.

Goodwill is determined as the consideration paid, plus the fair value of any shareholding held prior to obtaining control, plus non-controlling interest and less the fair value of the identifiable assets and liabilities of the acquiree. If the total of consideration transferred, non-controlling interest recognised and previously held interest measured is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the income statement.

Goodwill is not amortised but is tested on an annual basis for impairment. If goodwill is assessed to be impaired, that impairment is not subsequently reversed.

Goodwill arising on acquisition of foreign entities is considered an asset of the foreign entity. In such cases the goodwill is translated to the functional currency of the company at the end of each reporting period with the adjustment recognised in equity through to other comprehensive income.

c)              Investment in associate

Associates are all entities over which the Group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting. Under the equity method, the investment is initially recognised at cost, and the carrying amount is increased or decreased to recognise the investor’s share of the profit or loss of the investee after the date of acquisition. The Group’s investment in associates includes goodwill identified on acquisition. If the ownership interest in an associate is reduced but significant influence is retained, only a proportionate share of the amounts previously recognised in other comprehensive income is reclassified to profit or loss where appropriate. The Group’s share of post-acquisition profit or loss is recognised in the income statement, and its share of post-acquisition movements in other comprehensive income is recognised in other comprehensive income with a corresponding adjustment to the carrying amount of the investment. When the Group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred legal or constructive obligations or made payments on behalf of the associate.

The Group determines at each reporting date whether there is any objective evidence that the investment in the associate is impaired. If this is the case, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognises the amount adjacent to share of profit/ (loss) of associates in the income statement. Profits and losses resulting from upstream and downstream transactions between the Group and its associate are recognised in the Group’s financial statements only to the extent of unrelated investors’ interests in the associates. Unrealised losses are eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed where necessary to ensure consistency with the policies adopted by the Group. Dilution gains and losses arising in investments in associates are recognised in the income statement.

d)            Investment in joint venture

Investments in joint arrangements are classified as either joint operations or joint ventures, depending on the contractual rights and obligations of each investor. The Group has assessed the nature of its joint arrangements and determined them to be joint ventures. Joint ventures are accounted for using the equity method. Under the equity method of accounting, interests in joint ventures are initially recognised at cost and adjusted thereafter to recognise the Group’s share of the post-acquisition profits or losses and movements in other comprehensive income. When the Group’s share of losses in a joint venture equals or exceeds its interests in the joint ventures (which includes any long-term interests that, in substance, form part of the Group’s net investment in the joint ventures), the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the joint ventures. Unrealised gains on transactions between the Group and its joint ventures are eliminated to the extent of the Group’s interest in the joint ventures. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the joint ventures have been changed where necessary to ensure consistency with the policies adopted by the Group.

2.3    Segment reporting

Consistent with internal reporting, the Group’s segments are identified as the three geographical operating platforms in Mediclinic Southern Africa, Mediclinic Switzerland and Mediclinic Middle East. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the executive committee that makes strategic decisions. The executive committee comprises the executive directors and prescribed officers, as disclosed in note 25.

2.4      Property, equipment and vehicles

Land and buildings mainly comprise hospitals and offices. All property, equipment and vehicles are shown at cost less subsequent depreciation and impairment, except for land, which is shown at cost less impairment. Cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to the income statement during the financial period in which they are incurred.

Land is not depreciated. Depreciation on the other assets is calculated using the straight-line method to allocate the cost of each asset to its residual value over its estimated useful life, as follows:

•	Buildings:	10 – 100 years
•	Leasehold improvements:	10 years or over the lease contract if shorter
•	Equipment:	3 – 10 years
•	Furniture and vehicles:	3 – 8 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each statement of financial position date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Profit or loss on disposals is determined by comparing proceeds with carrying amounts. These are included in the income statement.

2.5      Intangible assets

a)             Trade names

Trade names that are deemed to have an indefinite useful life are carried at cost less accumulated impairment losses. Trade names that are deemed to have a finite useful life are capitalised at the cost to the Group and amortised on the straight-line basis over its estimated useful lifetime of 15 to 20 years. No value is placed on internally developed trade names. Expenditure to maintain trade names is accounted for against income as incurred.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

b)            Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets, liabilities and contingent liabilities of the acquired subsidiary at the date of acquisition and the fair value of the non-controlling interest in the subsidiary. Goodwill on acquisition of subsidiaries is included in intangible assets. Goodwill on acquisition of associates and joint ventures is included in investments in associates and joint ventures. Goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate a potential impairment. Goodwill is carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units (CGUs) for the purpose of impairment testing. The allocation is made to those CGUs or groups of CGUs that are expected to benefit from business combinations in which goodwill arose. CGUs have been defined as certain hospital groupings within the Group.

c)             Computer software

Acquired computer software licences and internally developed software programmes are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives (1 — 5 years). Costs associated with maintaining computer software programmes or development expenditure that does not meet the recognition criteria are recognised as an expense as incurred.

2.6    Impairment of non-financial assets

Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Assets that are subject to amortisation are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. The recoverable amount is based on the value in use and is calculated by estimating future cash benefits that will result from each asset and discounting those cash benefits at an appropriate discount rate. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows — CGUs. Non-financial assets, other than goodwill that suffered an impairment, are reviewed for possible reversal of the impairment at each reporting date.

2.7      Financial assets

The Group classifies its financial assets in the following categories: loans and receivables, available-for-sale financial assets and financial assets at fair value through profit and loss. The classification depends on the purpose for which the asset was acquired. Management determines the classification of its investments at initial recognition.

Purchases and sales of investments are recognised on trade date — the date on which the Group commits to purchase or sell the asset. Investments are initially recognised at fair value plus transaction costs for all financial assets not subsequently carried at fair value through profit or loss.

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are included in current assets, except for maturities greater than 12 months after the reporting date, which are classified as non-current assets. Loans and receivables are carried at amortised cost using the effective interest rate method.

Investments available-for-sale

Other long-term investments are classified as available-for-sale and are included within non-current assets unless management intends to dispose of the investment within 12 months of the reporting date. These investments are carried at fair value. Unrealised gains and losses arising from changes in the fair value of available-for-sale investments are recognised in other comprehensive income in the period in which they arise. When available-for-sale investments are either sold or impaired, the accumulated fair value adjustments are realised and included in profit or loss.

Financial assets at fair value through profit and loss

These instruments, consisting of financial instruments held-for-trading and those designated at fair value through profit and loss at inception, are carried at fair value. Derivatives are also classified as held-for-trading unless they are designated as hedges. Realised and unrealised gains and losses arising from changes in the fair value of these financial instruments are recognised in the income statement in the period in which they arise.

Impairment

At each reporting date the Group assesses whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset and that loss has an impact on the estimated future cash flows of the financial asset that can be reliably estimated. Evidence of impairment may include indications that the receivables or a group of receivables is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation, and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults. In the case of available-for-sale financial assets, a significant or prolonged decline in the fair value of the asset below its cost is considered an indicator that the investments are impaired. If any such evidence exists for available-for-sale financial assets, the cumulative loss — measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss — is removed from other comprehensive income and recognised in the income statement.

Impairment losses recognised in the income statement on equity instruments are not reversed through the income statement.

2.8    Offsetting of financial instruments

Financial assets and liabilities are offset and the net amount reported in the statement of financial position when there is a legally enforceable right to offset the recognised amounts, the legal enforceable right is not contingent of a future event and is enforceable in the normal course of business even in the event of default, bankruptcy and insolvency, and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

2.9    Inventories

Inventories are valued at the lower of cost, determined on the first-in first-out method, or net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

2.10  Trade and other receivables

Trade and other receivables are recognised at fair value and subsequently measured at amortised cost, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The amount of the provision is recognised in the income statement.

2.11  Cash and cash equivalents

Cash and cash equivalents consist of balances with banks and cash on hand and are classified as loans and receivables. Bank overdrafts are classified as financial liabilities at amortised cost and are disclosed as part of borrowings in current liabilities in the statement of financial position.

2.12                        Derivative financial instruments and hedging activities

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently measured at fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument and, if so, the nature of the item being hedged. Hedges of a particular risk associated with a recognised liability or a highly probable forecast transaction are designated as a cash flow hedge. The Group uses interest rate swaps as cash flow hedges.

The Group documents, at inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedging transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items.

The fair values of various derivative instruments used for hedging purposes are disclosed in note 21. The hedging reserve in shareholders’ equity is shown in note 16. On the statement of financial position hedging derivatives are not classified based on whether the amount is expected to be recovered or settled within, or after, 12 months. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedge relationship is more than 12 months; it is classified as a current asset or liability when the remaining maturity of the hedge relationship is less than 12 months.

Cash flow hedge

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognised in other comprehensive income. The gain or loss relating to the ineffective portion is recognised immediately in the income statement.

Amounts accumulated in other comprehensive income are recycled to the income statement in the periods when the hedged item affects profit or loss (for example, when the interest expense on hedged

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

variable rate borrowings is recognised in profit and loss).

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.

2.13  Share capital

Ordinary shares are classified as equity. Shares in the Company held by wholly owned group companies are classified as treasury shares and are held at cost.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds, net of tax.

2.14  Treasury shares

Treasury shares are deducted from equity until the shares are cancelled, reissued or disposed of. No gains or losses are recognised in profit or loss on the purchase, sale, issue or cancellation of treasury shares. All consideration paid or received for treasury shares is recognised directly in equity.

2.15  Trade and other payables

Trade and other payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest rate method. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

2.16  Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest rate method. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Borrowing costs are expensed when incurred, except for borrowing costs directly attributable to the construction or acquisition of qualifying assets. Borrowing cost directly attributable to the construction or acquisition of qualifying assets is added to the cost of those assets, until such time as the assets are substantially ready for their intended use. A qualifying asset is an asset that necessarily takes a substantial period of time to get ready for its intended use.

2.17  Provisions

Provisions are recognised when the Group has a present legal or constructive obligation, as a result of past events, and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

2.18  Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the reporting date in the countries where the Group and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognised if they arise from the initial recognition of goodwill; deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the reporting date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except for deferred income tax liabilities where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Dividend withholding tax is payable at a rate of 15% on dividends distributed to shareholders. The tax is not attributable to the company paying the dividend but is collected by the company and paid to the tax authorities on behalf of the shareholder.

2.19  Employee benefits

a)            Retirement benefit costs

The Group provides defined benefit and defined contribution plans for the benefit of employees, the assets of which are held in separate trustee-administered funds. These plans are funded by payments from the employees and the Group, taking into account recommendations of independent qualified actuaries.

Defined contribution plans

A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The Group has no legal or constructive obligations to make further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The contributions are recognised as employee benefit expense when they are due.

Defined benefit plans

A defined benefit plan is a plan that is not a defined contribution plan. This plan defines an amount of pension benefit an employee will receive on retirement, dependent on one or more factors such as age, years of service and compensation. The liability recognised in the statement of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity approximating to the terms of the related pension obligation.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise. Past-service costs are recognised immediately in the income statement. A net pension asset is recorded only to the extent that it does not exceed the present value of any economic benefit available in the form of reductions in future contributions to the plan, and any unrecognised actuarial losses and past-service costs. The annual pension costs of the Group’s benefit plans are charged to the income statement.

Incurred interest costs/income on the defined benefit obligations are recognised as wages and salaries.

b)             Post-retirement medical benefits

Some group companies provide for post-retirement medical contributions in relation to current and retired employees. The expected costs of these benefits are accounted for by using the projected unit credit method. Under this method, the expected costs of these benefits are accumulated over the service lives of the employees. Valuation of these obligations is carried out by independent qualified actuaries. All actuarial gains and losses are charged or credited to other comprehensive income in the period in which they arise.

c)              Share-based compensation

The Group operates an equity-settled, share-based compensation plan, under which the entity receives services from employees as consideration for equity instruments (options) of the Company. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted:

•        including any market performance conditions

•        excluding the impact of any service and non-market performance vesting conditions; and

•        including the impact of any non-vesting conditions.

At the end of each reporting period, the group revises its estimates of the number of options that are expected to vest based

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

on the non-market vesting conditions and service conditions. It recognises the impact of the revision to original estimates, if any, in the income statement, with a corresponding adjustment to equity.

d)                  Profitsharing and bonus plans

The Group recognises a liability and an expense where a contractual obligation exists for short-term incentives. The amounts payable to employees in respect of the short-term incentive schemes are determined based on annual business performance targets.

2.20  Revenue recognition

Revenues are measured at the fair value of the consideration that has been received or is to be received and represent the amounts that can be received for services in the regular course of business when the significant risks and rewards of ownership have been transferred or services have been rendered. Discounts, sales taxes and other taxes associated with the revenues have to be deducted.

Revenue primarily comprises fees charged for inpatient and outpatient hospital services. Services include charges for accommodation, theatre, medical professional services, equipment, radiology, laboratory and pharmaceutical goods used. Revenue is recorded and recognised during the period in which the hospital service is provided, based upon the estimated amounts due from patients and/or medical funding entities. Fees are calculated and billed based on various tariff agreements with funders.

Other revenues earned are recognised on the following bases:

a)                  Interest income

Interest income is recognised on a time-proportion basis using the effective interest rate method.

b)                  Dividend income

Dividend income is recognised when the shareholders’ right to receive payment is established.

c)                   Rental income

Rental income is recognised on a straight-line basis over the term of the lease.

With the exception of interest income, all the items above are presented as revenue.

2.21     Cost of sales

Cost of sales consists of the cost of inventories, including obsolete stock, which have been expensed during the year, together with personnel costs and related overheads which are directly attributable to the provision of services, but excludes depreciation and amortisation.

2.22 Leased assets

Leases of property, equipment and vehicles where the Group assumes substantially all the benefits and risks of ownership are classified as finance leases. Finance leases are capitalised at commencement of the lease at the lower of the fair value of the leased property and the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in interest-bearing borrowings. The interest element of the finance charges is charged to the income statement over the lease period. The property, equipment and vehicles acquired under finance leasing contracts are depreciated over the useful lives of the assets or the term of the lease agreement if shorter and transfer of ownership at the end of the lease period is uncertain.

Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

2.23 Dividend distribution

Dividend distribution to the Company’s shareholders is recognised as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s Board.

2.24 Foreign currency transactions

Transactions and balances

Transactions in foreign currencies are translated to the functional currency at the rates of exchange ruling on the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when deferred in other comprehensive income as qualifying cash flow hedges. Translation differences on non-monetary financial assets, such as equities classified as available-for-sale, are included in other comprehensive income. Foreign exchange gains and losses are presented in the income statement within “Administration and other operating expenses”.

Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which it operates (the functional currency). The consolidated financial statements are prepared in South African rand, which is the Company’s functional and presentation currency.

Group entities

The results and financial position of all foreign operations that have a functional currency that is different from the Group’s presentation currency are translated into the presentation currency as follows:

•             Assets and liabilities are translated at the closing rate at the reporting date.

•             Income and expenses for each income statement are translated at average exchange rates for the year.

•             All resulting exchange differences are recognised in other comprehensive income.

On consolidation, exchange differences arising from the translation of the net investment in foreign operations are taken directly to other comprehensive income. Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operation and translated at closing rates at the reporting date.

3.      FINANCIAL RISK MANAGEMENT

3.1    Financial risk factors

In respect of the Group’s financial instruments, normal business activities expose the Group to a variety of financial risks: market risk (including currency risk, interest rate risk and other price risk), credit risk and liquidity risk. The Group’s overall risk management programme seeks to minimise potential adverse effects on the Group’s financial performance.

a)      Market risk

i) Currency risk

Investments in foreign operations

The Group has investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group’s foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies. Changes in the South African rand/Swiss franc and rand/UAE dirham exchange rate over a period of time will result in increased/decreased earnings.

In the case of corporate offshore transactions and or cross-border business combinations, generally forward cover contracts are considered or taken out to minimise foreign currency risk. Currently there are forward cover contracts in place.

The impact of a 10% change in the South African rand/Swiss franc and the South African rand/UAE dirham exchange rates for a sustained period of one year is:

•                  profit for the year would increase/decrease by R221m (2014: increase/decrease by R185m) due to exposure to the South African rand/Swiss franc exchange rate;

•                  profit for the year would increase/decrease by R76m (2014: increase/decrease by R52m) due to exposure to the South African rand/UAE dirham exchange rate.

The following exchange rates were applicable during the year:

Average South African rand/Swiss franc exchange rate : CHF1 = R11.91 (2014:CHF1 = R11.05)

Closing South African rand/Swiss franc exchange rate : CHF1 = R12.55 (2014: CHF1 = R11.96)

Average South African rand/UAE dirham exchange rate : AED1 = R3.01 (2014: AED1 = R2.76)

Closing South African rand/UAE dirham exchange rate : AED1 = R3.32 (2014: AED1 = R2.88)

ii) Interest rate risk

The Group’s interest rate risk arises from long-term borrowings as well as short-term deposits. Borrowings and short-term deposits issued at variable rates expose the Group to cash flow interest rate risk. Interest rate derivatives expose the Group to fair value interest rate risk. Group policy is to maintain an appropriate mix between fixed and floating rate borrowings and placings.

The Group manages its interest rate risk by using floating-to-fixed interest rate swaps. Such interest rate swaps have the economic effect of converting borrowings from floating rates to fixed rates. Generally, the Group raises long-term borrowings at floating rates and swaps them into fixed rates. Under the interest rate swaps, the Group agrees with other parties to exchange, at specified intervals (primarily quarterly), the difference between fixed contract rates and floating-rate interest amounts calculated by reference to the agreed notional amounts.

In respect of financial assets, interest rate risk is managed by using approved counterparties that offer the best rates.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

Interest rate sensitivity

The sensitivity analyses below have been determined based on the exposure to interest rates for both derivative and non- derivative instruments at the reporting date and the stipulated change taking place at the beginning of the financial year and held constant throughout the reporting period in the case of instruments that have floating rates. If interest rates had been 25 basis points higher/lower and all other variables were held constant, the Group’s profit for the year would increase/decrease by R13m (2014: increase/ decrease by R15m). This is mainly attributable to the Group’s exposure to interest rates on its unhedged variable rate borrowings and cash.

iii) Other price risk

The Group is not materially exposed to commodity or any other price risk.

b)                  Credit risk

Financial assets that potentially subject the Group to concentrations of credit risk consist principally of cash, short-term deposits and trade and other receivables. The Group’s cash equivalents and short-term deposits, are placed with quality financial institutions with a high credit rating. Trade receivables are represented net of the allowance for doubtful receivables. Credit risk with respect to trade receivables is limited due to the large number of customers comprising the Group’s customer base, which consists mainly of medical schemes and insurance companies. The financial condition of these clients in relation to their credit standing is evaluated on an ongoing basis. Medical schemes and insurance companies are forced to maintain minimum reserve levels. The policy for patients that do not have a medical scheme or an insurance company paying for the Group’s service, is to require a preliminary payment instead. The Group does not have any significant exposure to any individual customer or counterparty.

The Group is exposed to credit-related losses in the event of non-performance by counterparties to hedging instruments. The counterparties to these contracts are major financial institutions. The Group monitors its positions and limits the extent to which it enters into contracts with any one party.

The carrying amounts of financial assets included in the statement of financial position represents the Group’s maximum exposure to credit risk in relation to these assets. At 31 March 2015 and 31 March 2014, the Group did not consider there to be a significant concentration of credit risk.

c)                   Liquidity risk

The Group manages liquidity risk by monitoring cash flow forecasts to ensure that it has sufficient cash to meet operational needs, while maintaining sufficient headroom on its undrawn borrowing facilities at all times so that the Group does not breach borrowing limits or covenants (where applicable) on any of its borrowing facilities.

	2015	2014
	R’m	R’m
The Group’s unused overdraft facilities are:	1 687	1 798

The following table details the Group’s remaining contractual maturity for its financial liabilities. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the required date of repayment. The table includes both interest and principal cash flows. The analysis of derivative financial instruments has been drawn up based on undiscounted net cash inflows/ (outflows) that settle on a net basis.

	Contractual	0 – 12	1 – 5	Beyond
	cash flows	months	years	5 years
Financial liabilities	R’m	R’m	R’m	R’m
31 March 2015
Interest-bearing borrowings	31 960	1 855	10 895	19 210
Derivative financial instruments	473	144	329	—
Trade payables	2 818	2 818	—	—
Other payables and accrued expenses	2 162	2 162	—	—

31 March 2014
Interest-bearing borrowings	33 566	3 004	30 545	17
Derivative financial instruments	66	37	29	—
Trade payables	2 422	2 422	—	—
Other payables and accrued expenses	1 705	1 705	—	—

3.2    Fair value of financial instruments

The fair value of financial assets and liabilities are determined as follows:

Cash and cash equivalents, trade and other receivables and money market funds: The carrying amounts reported in the statement of financial position approximate fair values because of the short-term maturities of these amounts.

Borrowings and trade and other payables: The carrying amounts reported in the statement of financial position approximate fair values determined on the basis of a discounted cash flow methodology.

Financial assets at fair value through profit and loss: The fair value of these financial instruments is derived from quoted prices in active markets for identical assets.

Derivative financial instruments: Interest rate swaps are measured at the present value of future cash flows estimated and discounted based on the applicable yield curves derived from quoted interest rates.

Available-for-sale financial assets: The carrying amounts reported in the statement of financial position are determined based on an appropriate valuation methodology.

Financial instruments that are measured at fair value in the statement of financial position, are disclosed by level of the following fair value hierarchy:

•             Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities

•             Level 2 — Input (other than quoted prices included within level 1) that is observable for the asset or liability, either directly (as prices) or indirectly (derived from prices)

•             Level 3 — Input for the asset or liability that is not based on observable market data (unobservable input).

3.3            Capital management

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance. The capital structure of the Group consists of debt, which includes the borrowings disclosed in note 18, cash and cash equivalents and equity attributable to equity holders of the parent, comprising issued capital, retained earnings and other reserves and non-controlling interest as disclosed in notes 14, 15, 16 and 17 respectively. The Group’s Audit and Risk Committee reviews the going concern status and capital structure of the Group annually. The Group balances its overall capital structure through the payment of dividends, new share issues and share buy-backs as well as the issue of new debt or the redemption of existing debt. The debt-to-adjusted capital ratios at 31 March 2015 and 31 March 2014 were as follows:

	2015	2014
	R’m	R’m
Borrowings	29 156	30 370
Less: cash and cash equivalents	(4 779)	(3 521)
Net debt	24 377	26 849
Total equity	33 162	25 391
Debt-to-equity capital ratio	0.7	1.1

The debt-to-equity capital ratio improved.

4.                   CRITICAL ACCOUNTING ESTIMATES AND ASSUMPTIONS

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

a)                  Estimated impairment of goodwill and intangible asset

The Group tests annually whether goodwill and the intangible asset with an indefinite useful life have suffered any impairment, in accordance with the accounting policy stated in note 2.5. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of estimates. The estimated figures assume a stable regulatory and tariff environment. Since 1 January 2012, a new financing and tariff system for mandatory basic insured patients in Switzerland was implemented. Although the new system is operational, there are still a number of areas that are still provisional and thus still uncertain, namely:

•                       DRG pricing finalisation for the base rates

•                       Hospital lists in some cantons not finalised, under debate or legally challenged

•                       Restrictions in cantonal legislation could impact the business

•                       Highly specialised medicine developments can impact the future medical mix

•                       Cantons subsidising public hospitals

These uncertainties can have an impact on the recoverability of the goodwill and intangible

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

asset’s recoverable amount. Also refer to the sensitivity analysis in respect of the discount rate and the growth rate in note 6.

There are currently uncertainties regarding the new financing and tariff system for mandatory basic insured patients in Switzerland since January 2012 which are not reflected in the underlying calculations. Since to date no rulings on hospitals’ lists or DRGs have been made, so it is therefore not possible to assess the consequences for the Swiss business

b)                  Income taxes

The Group is subject to income taxes in South Africa, Namibia and Switzerland. Significant judgement is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

c)                   Retirement benefits

The cost of defined benefit pension plans and post-retirement medical benefit liability obligations are determined using actuarial valuations. The actuarial valuation involves making assumptions about discount rates, expected rates of return on assets, future salary increases, mortality rates and future pension increases. Due to the long-term nature of these plans, such estimates are subject to significant uncertainty. Further details are given in note 19.

d)                  Share-based compensation to employees

The Group uses valuation models to calculate the IFRS 2 expense for share-based compensation to employees. These models require a number of assumptions to be made as input. These include financial assumptions as well as various assumptions around individual employee behaviour.

e)                   Indefinite life trade names

The estimation of the indefinite useful life of the Swiss trade names is based on the expectation that there is no foreseeable limit to the period over which the asset is expected to generate net cash flows for the Group. This expectation requires a significant degree of management judgement. Refer to note 6.

f)                     Property, equipment and vehicles

The estimation of the useful lives of property, equipment and vehicles is based on historic performance as well as expectations about future use and therefore requires a significant degree of judgement to be applied by management. These depreciation rates represent management’s current best estimate of the useful lives and residual values of the assets.

For a private hospital it is fundamentally important that the earnings potential of a building is maintained on a permanent basis. The Group therefore follows a structured maintenance programme with regard to hospital buildings with the specific goal to prolong the useful lifetime of these buildings.

g)                  Provision for tariff risks

Provisions were raised for risks related to Swiss tariff risk, including historic tariff disputes at various Swiss hospitals. The provisions are determined by management and represent an estimate based on the information available. Additional disclosure of these estimates of provisions is included in note 20.

h)                  Consolidation

The Group has less than 50% interest in a number of South African companies. The directors made an assessment in terms of IFRS 10 as to whether or not the Group has control. The directors concluded that it has control over these South African companies on the basis that the company is the largest single shareholder and is appointed as the managing agent through a comprehensive management agreement. Accordingly these results have been consolidated.

GROUP
		2015	2014
		R’m	R’m
5.	PROPERTY, EQUIPMENT AND VEHICLES
	Land — cost	14 009	13 313
	Buildings	33 675	31 465
	Cost	36 001	33 281
	Accumulated depreciation	(2 295)	(1 816)
	Accumulated impairment	(31)	—

	Land and buildings	47 684	44 778
	Equipment	3 600	3 093
	Cost	8 793	7 368
	Accumulated depreciation	(5 193)	(4 275)

	Furniture and vehicles	705	638
	Cost	2 531	2 073
	Accumulated depreciation	(1 826)	(1 435)

	Subtotal	51 989	48 509
	Capital expenditure in progress	1 787	1 088
		53 776	49 597

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
				Furniture
		Land and		and
		buildings	Equipment	vehicles	Total
		R’m	R’m	R’m	R’m
5.	PROPERTY, EQUIPMENT AND VEHICLES continued
	At 1 April 2013
	Cost	36 952	5 746	1 559	44 257
	Accumulated depreciation	(1 240)	(3 258)	(1 037)	(5 535)
	Net book value	35 712	2 488	522	38 722

	Year ended 31 March 2014
	Net opening book value	35 712	2 488	522	38 722
	Capital expenditure	456	926	303	1 685
	Exchange differences	7 720	366	59	8 145
	Disposals	(6)	(13)	(4)	(23)
	Reclassifications	—	(6)	6	—
	Prior year capital expenditure completed	1 175	4	4	1 183
	Impairment losses	—	(8)	—	(8)
	Depreciation per income statement	(279)	(664)	(252)	(1 195)
	Net closing book value	44 778	3 093	638	48 509

	At 31 March 2014
	Cost	46 594	7 368	2 073	56 035
	Accumulated depreciation	(1 816)	(4 275)	(1 435)	(7 526)
	Net book value	44 778	3 093	638	48 509

	Year ended 31 March 2015
	Net opening book value	44 778	3 093	638	48 509
	Capital expenditure	907	971	357	2 235
	Business combinations	12	128	14	154
	Exchange differences	2 210	126	24	2 360
	Disposals	(35)	(3)	(2)	(40)
	Prior year capital expenditure completed	202	3	—	205
	Impairment losses*	(31)	—	—	(31)
	Depreciation per income statement	(359)	(718)	(326)	(1 403)
	Net closing book value	47 684	3 600	705	51 989

	At 31 March 2015
	Cost	50 010	8 793	2 531	61 334
	Accumulated depreciation	(2 295)	(5 193)	(1 826)	(9 314)
	Accumulated impairment	(31)	—	—	(31)
	Net book value	47 684	3 600	705	51 989

*            An impairment charge was booked after the earnings potential of the original part of the Mediclinic Vergelegen Hospital building was significantly affected after a flood caused damage to the building.

		GROUP
		2015	2014
		R’m	R’m
5.	PROPERTY, EQUIPMENT AND VEHICLES continued
	Capital expenditure
	Capital expenditure excluding expenditure in progress	2 235	1 685
	Capital expenditure in progress	921	850
	Total additions	3 156	2 535
	To maintain operations	942	856
	To expand operations	2 214	1 679

Property, equipment and vehicles with a book value of R43 432m (2014: R41 134) are encumbered as security for borrowings (see note 18).

Included in equipment is capitalised finance lease equipment with a book value of R25m (2014: R30m) (see note 18). Interest rates used to capitalise borrowing costs is 2.4% (2014: 2.4%) .

Land and buildings, and capital expenditure include capitalised interest of R29m (2014: R27m).

The register containing details of land and buildings is available for inspection by shareholders or their proxies at the registered office of the Company.

		Software
		and IT	Trade
		projects	names	Goodwill	Total
		R’m	R’m	R’m	R’m
6.	INTANGIBLE ASSETS
	At 1 April 2013
	Cost	195	3 881	3 315	7 391
	Accumulated amortisation and impairment	(95)	(14)	(3)	(112)
	Net book value	100	3 867	3 312	7 279
	Year ended 31 March 2014
	Net opening book value	100	3 867	3 312	7 279
	Reacquired right*	—	260	—	260
	Amortisation charge	(30)	(14)	—	(44)
	Additions	70	—	—	70
	Exchange differences	27	917	701	1 645
	Net closing book value	167	5 030	4 013	9 210

	At 31 March 2014
	Cost	317	5 058	4 016	9 391
	Accumulated amortisation and impairment	(150)	(28)	(3)	(181)
	Net book value	167	5 030	4 013	9 210
	Year ended 31 March 2015
	Net opening book value	167	5 030	4 013	9 210
	Amortisation charge	(81)	(28)	—	(109)
	Additions	273	—	—	273
	Business acquisitions	8	321	1 239	1 568
	Exchange differences	17	289	317	623
	Net closing book value	384	5 612	5 569	11 565
	At 31 March 2015
	Cost	626	5 668	5 572	11 866
	Accumulated amortisation and impairment	(242)	(56)	(3)	(301)
	Net book value	384	5 612	5 569	11 565

* The Group reacquired the right to provide pathology services at the Group’s hospitals in Dubai.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

6.             INTANGIBLE ASSETS continued

Impairment testing of goodwill and indefinite life trade names

The carrying amounts of goodwill and the indefinite life trade names allocated to the Swiss hospital operations are significant in comparison to the total carrying amount of intangible assets. The impairment tests for goodwill and the indefinite life trade names are based on value-in-use calculations. These calculations use cash flow projections based on financial budgets covering a five-year period. The discount rates used reflect specific risks related to the hospital industry. These calculations indicate that there was no impairment in the carrying value of goodwill and the trade names.

	2015	2014
	R’m	R’m
Carrying amount of Swiss goodwill	4 819	3 344

Carrying amount of Swiss indefinite life trade names	5 345	4 771

Key assumptions used for value-in-use calculations are as follows:

•                  Budgeted margins — the basis used to determine the value assigned to the budgeted margins is based on the margins achieved in the previous years, with a slight increase for expected efficiency improvements.
The margins are driven by consideration of future admissions and case mix and based on past experience and management’s assessment of growth.

•                  Discount rates — discount rates reflect management’s estimate of the time value and the risks associated with the Swiss business. The weighted average cost of capital (WACC) has been determined by considering the respective debt and equity costs and ratios. The pre-tax discount rate applied to cash flow projections is 5.8% (2014: 6.1%).

•                  Growth rates — growth rates are based on budgeted figures and management’s estimates. The estimated figures assume a stable regulatory and tariff environment. Cash flows beyond the five-year period are extrapolated using a 1.6% (2014: 2.0%) growth rate.

For the goodwill, the recoverable amount calculated based on value in use exceeded the carrying value by approximately R5 872m (2014: R3 903m). A fall in growth rate to 1.1% (2014: 1.6%) (which will also include the possible effect of changes in budgeted margins) or a rise in discount rate to 6.2% (2014: 6.4%) would remove the remaining headroom.

Carrying amount of Middle East goodwill	611	530

Key assumptions used for value-in-use calculations are as follows:

•                  Management’s projections have been prepared on the basis of strategic plans, knowledge of the market, and management’s views on achievable growth in market share over the long-term period of five years.

•                  The discount rates applied to cash flows are based on the Group’s weighted average cost of capital, with a risk premium reflecting the relative risks in the markets in which the businesses operate.

The pre-tax discount rate applied to cash flow projections is 12% (2014: 9%).

•                  Growth rate estimates are based on a conservative view of the long-term rate of growth. The growth rates applied are between 5% and 10% (2014: 5% to 10%) with a terminal growth rate of 2% (2014: 2%).

Any sensitivity applied to the key assumptions above will have no significant impact on the value in use.

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		7.	INTEREST IN SUBSIDIARY
			Unlisted
1	1		Shares at cost less amounts written off
11 252	14 361		Due by subsidiary
35	43		Equity-settled share based payment transactions
35	55		Mpilo Trusts and share option scheme
—	(12)		Forfeitable Share Plan

11 288	14 405
			The equity-settled share-based payment liability is amortised over the period of the Forfeitable Share Plan (note 14) and it is eliminated on consolidation.

			Details appear on page 262.

		8.	INVESTMENT IN ASSOCIATE
			Unlisted
			Carrying value of investments in associates’ equity
			Opening balance	4	2
			Share in current year profits	2	3
			Distribution received	(3)	(2)
			Exchange differences	(1)	1

				2	4
			The aggregate information of the associate that is not individually material:
			The Group’s share of profit	2	3
			The Group’s share of other comprehensive income	—	—
			The Group’s share of total comprehensive income	2	3
			Aggregate carrying amount of Group’s interest in this associate	2	4
			Details appear on page 265.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015	2014
		R’m	R’m
9.	INVESTMENT IN JOINT VENTURE
	Unlisted
	Carrying value of investment in joint venture
	Opening balance	67	65
	Share in current year losses	(1)	—
	(Loans repaid)/Additional amounts invested	(1)	2
		65	67
	The aggregate information of joint venture that is not individually material:
	The Group’s share of loss	(1)	—
	The Group’s share of other comprehensive loss	—	—
	The Group’s share of total comprehensive loss(1)	—
	Aggregate carrying amount of Group’s interest in this joint venture	65	67

	The joint venture is accounted for by using its financial information for the 12 months ended 31 December 2014 (2014: 31 December 2013), since it has a different financial year-end.

	Details appear on page 265.

10.	OTHER INVESTMENTS AND LOANS
	Unlisted — no active market
	Loans and receivables*	71	48
	Available-for-sale: Shares	22	20
		93	68
	Other investments and loans are held in the following currencies:
	Swiss franc (2015: CHF2m (2014: CHF2m))	22	22
	South African rand	71	46
		93	68

*  Supported by the underlying business’s financial position, the credit quality of the loans is considered satisfactory.

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		11.	DEFERRED TAX
			Deferred income tax assets and deferred income tax liabilities are offset when there is a legally enforceable right of offset and when the deferred income tax relates to the same fiscal authority.

			The movement on the deferred tax account is as follows:
—	—		Opening balance	(6 949)	(5 943)
—	—		Income statement charge for the year (note 27)	(215)	444
			Business acquisitions (note 31)	(78)	—
			Exchange differences	(360)	(1 397)
			Charged to other comprehensive income (note 29)	175	(53)
—	—		Balance at the end of the year	(7 427)	(6 949)
			The balance consists of:
			Property, equipment and vehicles	(7 074)	(6 734)
			Intangible assets	(1 268)	(1 128)
			Current assets	(81)	(82)
			Current liabilities	124	120
			Long-term liabilities	312	113
			Provisions	(158)	(144)
			Derivatives	101	(4)
			Tax losses carried forward	629	910
			Other	(12)	—
				(7 427)	(6 949)
—	—		Deferred income tax assets	302	302
—	—		Deferred income tax liabilities	(7 729)	(7 251)
—	—			(7 427)	(6 949)
			The deferred tax relating to current assets and current liabilities contains temporary differences that are most likely to realise in the next 12 months.
			Unused tax losses not recognised as deferred tax assets
			Expiry in 1 year	15	—
			Expiry in 2 years	15	—
			Expiry in 3 to 7 years	161	28
			No expiry	46	52
				237	80

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015	2014
		R’m	R’m
12.	INVENTORIES
	Inventories consist of:
	Pharmaceutical products	947	785
	Consumables	116	106
	Finished goods and work in progress	11	13
		1 074	904
	The cost of inventories recognised as an expense and included in cost of sales amounted to R8 113m (2014: R7 012m).

13.	TRADE AND OTHER RECEIVABLES
	Trade receivables	5 607	5 064
	Less provision for impairment of receivables	(333)	(248)
	Trade receivables — net	5 274	4 816
	Other receivables	2 205	1 952
		7 479	6 768
	Trade and other receivables are categorised as loans and receivables. The carrying amounts of the Group’s trade and other receivables are denominated in the following currencies:
	South African rand*	1 230	1 162
	Swiss franc	5 393	4 974
	UAE dirham	856	632
		7 479	6 768

Included in the Group’s trade receivables balance are trade receivables with a carrying value of R1 763m (2014: R1 602m) that are past due at the reporting date, but which the Group has not impaired as there has not been a significant change in credit quality and the amounts are still considered to be recoverable. The ageing of these receivables is as follows:

	Up to three months	1 265	983
	Over three months	498	619
		1 763	1 602
	Movement in the provision for impairment of receivables
	Opening balance	248	191
	Provision for receivables impairment	180	150
	Business combination	8	—
	Exchange differences	23	17
	Amounts written off as uncollectable	(126)	(110)
	Balance at the end of the year	333	248

Amounts written off during the year relate to individually identified accounts that are considered to be irrecoverable.

Management considers the credit quality of the fully performing trade receivables to be high in light of the nature of these trade receivables as described in note 3.1(b).

Included in the Group’s other receivables balance are other receivables with a carrying value of R13m (2014: R23m) that are past due at the reporting date. This is the net amount after deducting a provision of R9m (2014: R63m) made by the Group.

*  Trade receivables to the value of R829m (2014: R782m) have been ceded as security for banking facilities.

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		14.	STATED AND ISSUED CAPITAL
			Ordinary shares Authorised:
			1 000 000 000 ordinary shares of no par value

11 027	14 119		Issued:	14 141	11 027
11 027	11 027		Opening balance	11 027	11 027
—	3 178		Shares issued	3 178	—
—	(64)		Costs of shares issued	(64)	—
—	(22)		Restricted shares (Forfeitable Share Plan)

			867 957 325 (2014: 826 957 325) ordinary shares of no par value

Unissued ordinary shares: 5% of the number of the ordinary shares in issue at 31 March 2014 are under the control of the directors in terms of a resolution of shareholders passed at the last annual general meeting. This authority remains in force until the next annual general meeting.

			Treasury shares
			13 483 505 (2014: 13 520 978) ordinary shares	(265)	(249)
			Opening balance	(249)	(256)
			Forfeitable Share Plan	(22)	—
			Utilised by the Mpilo Trusts	6	7
11 027	14 119			13 876	10 778

Movement in the number of
ordinary shares outstanding	Number	Number
At 1 April	813 436 347	813 049 684
Statutory shares in issue	826 957 325	826 957 325
Treasury shares	(13 520 978)	(13 907 641)
Shares issued	41 000 000	—
Repurchase of shares — Forfeitable Share Plan	(248 727)	—
Utilised by the Mpilo Trusts	286 200	378 670
Sold by wholly owned subsidiary	—	7 993
At 31 March	854 473 820	813 436 347
Statutory shares in issue	867 957 325	826 957 325
Treasury shares	(13 483 505)	(13 520 978)

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

14.      STATED AND ISSUED CAPITAL continued

Mpilo Trusts

The Mpilo Trusts were created in 2005 for purposes of an employee share scheme to introduce Mediclinic Southern Africa employees up to first line management level as shareholders of the Group. This share-based payment arrangement is accounted for as an equity-settled share-based payment transaction. The Mpilo Trusts held 13 234 778 (2014: 13 520 978) shares in the Company at year end. As qualifying employees leave prior to entitlement and shares become available further allocations were made to new and existing qualifying employees.

To date, the following allocations have been made:

	Qualifying	Issue		Participating	Expiry
Allocation	date	price		shares*	date
First allocation	1 Dec 2005	R	18.40	80	31 Dec 2015
Second allocation	1 Dec 2009	R	18.08	50	31 Dec 2015
Third allocation	1 Dec 2010	R	18.59	100	31 Dec 2015
Fourth allocation	1 Dec 2012	R	17.20	70	31 March 2018

*  Per qualifying employee for each completed year of service since previous allocation.

Movement in the number of Mpilo shares	Outstanding	2015	2014
outstanding	price per share	Number	Number
Outstanding at the beginning of the year	R17.50(2014: R17.20)	12 529 590	13 831 960
Mpilo shares forfeited		(726 860)	(871 340)
Mpilo shares vested	R17.84 (2014: R17.42)	(286 200)	(431 030)
Outstanding at the end of the year	R17.82(2014: R17.50)	11 516 530	12 529 590

The share-based payment charge relating to the Mpilo Trust grants is shown in note 16 and note 23.

Forfeitable Share Plan

The Mediclinic International Forfeitable Share Plan (“FSP”) was approved by the Company’s shareholders in July 2014 as a long-term incentive scheme for selected senior management (executive directors and prescribed officers as disclosed in note 25). This share-based payment arrangement is accounted for as an equity-settled share-based payment transaction.

Under the FSP, conditional share awards are granted to selected employees of the Group. The vesting of these shares is subject to continued employment, and is conditional upon achievement of performance targets, measured over a three-year period. The performance conditions for the year under review constitute a combination of:

•        absolute total shareholder return (“TSR”) (40% weighting); and

•        normalised diluted headline earnings per share (“HEPS”) (60% weighting).

Refer to the Remuneration Report for more details of the Forfeitable Share Plan.

				Weighted
				average
				fair value at
				grant date offer price		Number	Number
		14.	STATED AND ISSUED CAPITAL continued
			1 April 2014				n/a
			Granted	R	87.41	248 727	n/a
			Forfeited			—	n/a
			Vested			—	n/a
			31 March 2015			248 727	n/a

A valuation has been determined and an expense recognised over a three-year period. The fair value of the TSR performance condition has been determined by using the Monte Carlo simulation model and for the fair value of the HEPS performance condition, consensus forecasts have been used. The share-based payment charge relating to the FSP is shown in note 16 and note 23.

			The following assumptions have been used to determine the fair value of the TSR performance condition:

			Risk-free rate			6.9%	n/a
			Dividend yield			1.5%	n/a
			Volatility			20%	n/a

COMPANY						GROUP
2014	2015					2015	2014
R’m	R’m					R’m	R’m
		15.	RETAINED EARNINGS
103	103		Company			103	103
			Subsidiaries and joint ventures			7 147	4 222
103	103					7 250	4 325
72	103		Opening balance			4 325	1 488
763	859		Profit for the year			4 297	3 385
(732)	(859)		Dividends paid			(822)	(688)
			Actuarial gains and losses			(559)	138
			Transactions with non-controlling shareholders			9	2
103	103		Balance at the end of the year			7 250	4 325

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		16.	OTHER RESERVES
			Share-based payment reserve
140	159		Opening balance	159	140
—	5		Forfeitable Share Plan	5	—
19	19		Mpilo Trust	19	19
159	183		Balance at the end of the year	183	159

14	14		Executive share option scheme	14	14
—	5		Forfeitable Share Plan	5	—
60	79		Mpilo Trusts (Employee share trusts)	79	60
85	85		Strategic black partners*	85	85

*       During the financial year ending 31 March 2006, the difference between the fair value of the equity instruments issued in a BEE transaction and the fair value of the cash and other assets received was recognised as an expense (grant date) and this corresponding increase in equity was booked.

		Foreign currency translation reserve	10 840	9 197
		Opening balance	9 197	4 827
		Currency translation differences	1 643	4 370

		Hedging reserve	(85)	9
		Opening balance	9	(20)
		Fair value adjustments of cash flow hedges, net of tax	(104)	29
		Recycling of fair value adjustments of derecognised cash flow hedge, net of tax	10	—
159	183		10 938	9 365

		GROUP
		2015	2014
		R’m	R’m
17.	NON-CONTROLLING INTERESTS
	Opening balance	923	796
	Increase in non-controlling interests	62	24
	Distributions to non-controlling interests	(123)	(99)
	Share of total comprehensive income	236	202
	Share of profit	238	201
	Actuarial gains and losses	(2)	—
	Currency translation differences	—	1
	Non-controlling interests in hospital activities	1 098	923

	Details of non-wholly owned subsidiaries that have material non-controlling interests:

	Profit allocated		Ownership
	to non-controlling		interest
	interests		held by NCI
	2015	2014	2015	2014
Name	R’m	R’m	%	%
Mediclinic (Pty) Ltd	21	13	3.4	2.2
Curamed Holdings (Pty) Ltd group	66	62	30.3	30.2

Summarised financial information in respect of the Group’s subsidiaries that have material non-controlling interests is set out below. The summarised financial information below represents amounts before inter-group eliminations.

	2015	2014
	R’m	R’m
Mediclinic (Pty) Ltd
Current assets	1 002	1 344
Non-current assets	2 795	2 393
Current liabilities	(2 314)	(2 383)
Non-current liabilities	(422)	(342)
Equity attributable to owners of the Company	(960)	(940)
Non-controlling interests	(101)	(72)

Revenue	5 703	5 275
Profit for the year	579	584
Other comprehensive income	(19)	(11)
Total comprehensive income	560	573
Total comprehensive income allocated to non-controlling interests	21	13
Dividends paid to non-controlling interests	14	11

Net cash inflow from operating activities	816	1 020
Net cash outflow from investing activities	(669)	(586)
Net cash outflow from financing activities	(311)	(542)
Net cash outflow	(164)	(108)

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015	2014
		R’m	R’m
17.	NON-CONTROLLING INTERESTS continued
	Curamed Holdings (Pty) Ltd group
	Current assets	676	591
	Non-current assets	452	422
	Current liabilities	(177)	(165)
	Non-current liabilities	(36)	(24)
	Equity attributable to owners of the Company	(628)	(567)
	Non-controlling interests	(287)	(257)
	Revenue	989	926
	Profit for the year	220	203
	Other comprehensive income	(6)	(1)
	Total comprehensive income	214	202
	Total comprehensive income allocated to non-controlling interests	66	62
	Dividends paid to non-controlling interests	36	15
	Net cash inflow from operating activities	274	195
	Net cash outflow from investing activities	(51)	(35)
	Net cash outflow from financing activities	(121)	(19)
	Net cash inflow	102	141

		GROUP
		2015	2014
		R’m	R’m
18.	BORROWINGS
	Secured long-term bank loans*	2 967	2 964
	Long-term portion	2 950	2 950
	Short-term portion	18	16
	Capitalised financing costs — long term	(1)	(2)

	The long-term bank loan bears interest at the 3 month Jibar variable rate plus a margin of 1.51% (2014: 1.31%) compounded quarterly, and is repayable on 2 June 2019.

	Preference shares*	2 010	2 009
	Long-term portion	1 900	2 000
	Short-term portion	111	10
	Capitalised financing costs — long term	(1)	(1)

	Dividends are payable monthly at a rate of 69% of prime overdraft rate. R100m shares must be redeemed on 1 September 2015 and 1 September 2016 and the balance of R1 800m on 2 June 2019.

	Secured long-term bank loan*	331	542
	Long-term portion	220	330
	Short-term portion	112	213
	Capitalised financing costs — long term	(1)	(1)

	The long-term bank loan bears interest at the 3 month Jibar variable rate plus a margin of 1.06% (2014: 1.06%) compounded quarterly, and the loan amortises until 8 October 2017.

	Secured long-term bank loan*	201	201
	Long-term portion	200	200
	Short-term portion	1	1

	The long-term bank loan bears interest at the 3 month Jibar variable rate plus a margin of 1.31% (2014: 1.31%) compounded quarterly, and is repayable on 2 June 2019.

	Secured long-term bank loans	126	90
	Long-term portion	113	77
	Short-term portion	13	13

These loans bear interest at variable rates linked to the prime overdraft rate and are repayable in periods ranging between one and twelve years. Property, equipment and vehicles with a book value of R269m (2014: R258m) are encumbered as security for these loans. Net trade receivables of R13m (2014: R10m) have also been ceded as security for these loans.

	Bank overdraft*	—	36
	Borrowings in Southern African operations	5 635	5 842

*                 Property and equipment with a book value of R2 695m (2014: R2 677m), cash and cash equivalents of R180m (2014: R223m) and trade receivables of R829m (2014: R782m) have been ceded as security for these borrowings.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015	2014
		R’m	R’m
18.	BORROWINGS continued
	Secured long-term bank loans	1 010	1 488
	Long-term portion	682	1 212
	Short-term portion	340	295
	Capitalised financing costs — long term	(12)	(19)

This loan bears interest at variable rates linked to the 6M Libor and a margin of 2.75% and is amortising until June 2017. Properties with a book value of R1 503m (2014: R1 358m) are encumbered as security for this loan.

	Borrowings in Middle East operations	1 010	1 488

	Secured long-term bank loans	19 530	19 916
	Long-term portion	19 453	19 375
	Short-term portion	626	1 076
	Capitalised financing costs — long term	(549)	(535)

These loans bear interest at a variable rate linked to the 3M Libor plus 1.5% and 2.85% (2014: 3M Libor plus 2% and 3.5%) and is repayable by July 2020 (2014: December 2017 and June 2018). The loan is secured by: Swiss properties with a book value of R38 940m (2014: R36 811m); and Swiss bank accounts with a book value of R2 489m (2014: R1 126m).

	Listed bond	2 949	—
	Long-term portion	2 949	—
	Short-term portion	—	—

On 25 February 2015, the Group issued CHF145m 1.625% Swiss francs bonds and CHF90m 2.0% Swiss francs bonds to finance its expansion programme and working capital requirements. The bonds are repayable on 25 February 2021 and 25 February 2025 respectively.

	Secured long-term bank loan	—	3 090
	Long-term portion	—	3 090
	Short-term portion	—	—

	The loan carried interest at 2.0% plus 12M Libor and was repayable by June 2018. The loan was secured by Swiss properties with a book value of R36 811m subordinate to the other loans.

	Secured long-term finance	32	34
	Long-term portion	24	28
	Short-term portion	8	6

These loans bear interest at interest rates ranging between 3% and 12% (2014: 4% and 12%) and are repayable in equal monthly payments in periods ranging from one to eight years. Equipment with a book value of R25m (2014: R30m) is encumbered as security for these loans.

	Borrowings in Swiss operations	22 511	23 040

	Total borrowings	29 156	30 370
	Short-term portion transferred to current liabilities	(1 229)	(1 666)
		27 927	28 704

		GROUP
		2015	2014
		R’m	R’m
19.	RETIREMENT BENEFIT OBLIGATIONS
	Statement of financial position obligations for:
	Pension benefits	822	48
	Post-retirement medical benefits	470	366
		1 292	414
	Income statement charge for:
	Pension benefits	465	167
	Post-retirement medical benefits	67	52
		532	219
	(a) Pension benefits
	The Group’s Swiss operations have five (2014: three) defined benefit pension plans, namely:
	Pensionskasse Hirslanden (cash balance plan)
	Vorsorgestiftung VSAO (cash balance plan)
	Radiotherapie Hirslanden AG; Pension fund at foundation “pro” (cash balance plan)
	Clinique La Colline SA; Pension fund at banque cantonal vaudois (cash balance plan)
	Swissana Clinic AG; Pension fund at foundation “Nest” (cash balance plan)

	Statement of financial position
	Amounts recognised in the statement of financial position are as follows:
	Present value of funded obligations	14 343	11 262
	Fair value of plan assets	(13 521)	(11 214)
	Net pension liability	822	48

	The movement in the defined benefit obligation over the period is as follows:
	Opening balance	11 262	8 700
	Current service cost	459	400
	Interest cost	219	187
	Employee contributions	424	348
	Benefits paid	(135)	(97)
	Actuarial (gain)/loss — experience	120	(54)
	Actuarial demographical loss assumption	(311)	—
	Actuarial financial loss assumption	1 361	—
	Past-service cost	—	(241)
	Acquisition	260	34
	Settlements	—	(92)
	Exchange differences	684	2 077
	Balance at end of year	14 343	11 262

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015	2014
		R’m	R’m
19.	RETIREMENT BENEFIT OBLIGATIONS continued
	(a) Pension benefits continued
	The movement of the fair value of plan assets over the period is as follows:
	Opening balance	11 214	8 294
	Employer contributions	485	401
	Plan participants contributions	424	348
	Benefits paid from fund	(135)	(97)
	Interest income on plan assets	225	188
	Return on plan assets greater/(less) than discount rate	503	135
	Acquisition	175	28
	Settlements	—	(88)
	Administration cost paid	(12)	(12)
	Exchange differences	642	2 017
	Balance at end of year	13 521	11 214

	Income statement
	Amounts recognised in the income statement are as follows:
	Current service cost	459	400
	Past-service cost	—	(241)
	Interest on liability	219	187
	Interest on plan assets	(225)	(188)
	Administration cost paid	12	12
	Settlement gain	—	(3)
	Total expense	465	167

	Statement of comprehensive income
	Amounts recognised in other comprehensive income are as follows:
	Actuarial gain/(loss) — experience	(120)	54
	Actuarial gain/(loss) due to liability assumption changes	(1 050)	—
	Return on plan assets greater/(less) than discount rate	503	135
	Total comprehensive income	(667)	189

	Statement of financial position
	Opening net liability	48	406
	Expense as above	465	167
	Contributions paid by employer	(485)	(401)
	Exchange differences	42	60
	Actuarial (gain)/loss recognised in equity	667	(189)
	Acquisitions	85	5
	Closing net liability	822	48

	Actual return on plan assets	728	323

		GROUP
		2015	2014
		R’m	R’m
19.	RETIREMENT BENEFIT OBLIGATIONS continued
	(a) Pension benefits continued
	Principal actuarial assumptions on statement of financial position
	Discount rate	0.90%	2.00%
	Future salary increases	1.50%	2.00%
	Future pension increases	0.00%	0.00%
	Inflation rate	1.00%	1.50%

	Number of plan members
	Active members	8 219	7 447
	Pensioners	640	581
		8 859	8 028
	Experience adjustment
	On plan liabilities: (gain)/loss	120	(54)
	On plan assets: gain/(loss)	(503)	(135)

	2015	2015	2014	2014
Asset allocation	R’m	%	R’m	%
Quoted investments
Fixed income investments	4 827	35.7	4 093	36.5
Equity investments	3 340	24.7	2 803	25.0
Real estate	1 474	10.9	1 368	12.2
Other	1 406	10.4	976	8.7
	11 047	81.7	9 240	82.4
Non-quoted investments
Fixed income investments	40	0.3	56	0.5
Equity investments	189	1.4	168	1.5
Real estate	1 582	11.7	1 189	10.6
Other	663	4.9	561	5.0
	2 474	18.3	1 974	17.6

	13 521	100.0	11 214	100.0

	Base	Change in	Impact on defined
	assumption	assumption	benefit obligation
			Increase	Decrease
Sensitivity analysis
The sensitivity of the defined benefit obligation to changes in the weighted principal assumption is:
Discount rate	0.9%	0.5%	(5.2)%	5.9%
Salary growth rate	1.5%	0.5%	0.8%	(0.8)%
Pension growth rate	0.0%	0.25%	2.3%	0.0%

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		Increase	Decrease
	Change in	by 1 year in	by 1 year in
	assumption	assumption	assumption
19. RETIREMENT BENEFIT OBLIGATIONS continued
Life expectancy	1 year in expected lifetime of plan participant	2.2%	(2.2)%

The above sensitivity analysis is based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. When calculating the sensitivity of the defined benefit obligation to significant actuarial assumptions the same method (present value of the defined benefit obligation calculated with the projected unit credited method at the end of the reporting period) has been applied as when calculating the pension liability recognised within the statement of financial position.

The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the previous period.

Expected employer contributions to be paid to the pension plans for the year ended 31 March 2016 are R516m.

The weighted average duration of the defined benefit obligation is 13.4 years (2014: 11.8 years).

Additional disclosure

The Swiss defined benefit pension plans exposes the Group to some actuarial and investment risks.

Effective 1 January 2014, members of the pension plans of Klinik Stephanshorn AG were transferred to Pensionkasse Hirslanden, and members of the doctors’ pension plan of Klinik Stephanshorn AG were transferred to Foundation VSAO. Inactive members of Klinik Stephanshorn AG were settled within the Zurich Insurance AG effective 1 January 2014.

The pension plans provide employees of the Hirslanden Group with post-employment, death-in-service and disability benefits in accordance with the Federal Law on Occupational Old-age. These are separate legal entities from the Hirslanden Group. The funds’ governing bodies consists of an equal number of employer and employee representatives.

The benefits of the pension plans are substantially higher than the legal minimum. The employee’s and employer’s contributions are based on their insured salary and range from 1.25% to 15.5% for Pensionskasse Hirslanden and 14% for VSAO.

If an employee leaves the Hirslanden Group or the pension plans before reaching retirement age, legally he/she is to transfer the vested benefits to a new pension plan. On retirement, the participant may decide to withdraw the benefits as an annuity or a lump sum.

As per the pension law in Switzerland, benefits provided by the pension funds are financed through annual contributions. If insufficient investment returns or actuarial losses lead to a funding gap, the governing body is legally obliged to take actions to close this gap within five years to a maximum of seven years. Such actions may include additional contributions by the respective group companies and the beneficiaries.

19.      RETIREMENT BENEFIT OBLIGATIONS continued

(b) Post-retirement medical benefits

The Group’s Southern African operations have a post-retirement medical benefit obligation for employees who joined before 1 July 2012.

The Group accounts for actuarially determined future medical benefits and provide for the expected liability in the statement of financial position.

During the last valuation on 31 March 2015 a 7.1% (2014: 8.4%) medical inflation cost and a 8.1% (2014: 10.0%) interest rate were assumed. The average retirement age was set at 63 years (2014: 63 years).

The assumed rates of mortality are as follows: During employment: SA 1972-77 tables of mortality Post-employment: PA(90) tables

	GROUP
	2015	2014
	R’m	R’m
Amounts recognised in the statement of financial position are as follows:
Opening balance	366	303
Amounts recognised in the income statement	67	52
Current service cost	28	25
Interest cost	39	27
Contributions	(8)	(6)
Actuarial gain recognised in other comprehensive income	45	17
Present value of unfunded obligations	470	366

	2015
	Increase	Decrease
The effect of a 1% movement in the assumed health cost trend rate is as follows:
Defined benefit obligation	17%	(14)%
Aggregate of the current service cost and interest cost	19%	(16)%

Historical information: The present value of the Group’s post-retirement medical benefits at 31 March 2013 was R303m, 2012: R343m and 2011: R303m.

Expected employer contributions to be paid to the post-retirement medical benefit liability for the year ended 31 March 2016 are R9m.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		Employee	Legal cases	Tariff
		benefits	and other	risks	Total
		R’m	R’m	R’m	R’m
20.	PROVISIONS
	Year ended 31 March 2014
	Opening balance	295	12	380	687
	Charged to the income statement	82	1	155	238
	Utilised during the year	(38)	(2)	(134)	(174)
	Unused amounts reversed	—	(2)	(30)	(32)
	Exchange differences	61	2	86	149
	Balance at the end of the year	400	11	457	868

	At 31 March 2014
	Current	41	5	330	376
	Non-current	359	6	127	492
		400	11	457	868

	Year ended 31 March 2015
	Opening balance	400	11	457	868
	Charged to the income statement	122	5	186	313
	Utilised during the year	(40)	(1)	(11)	(52)
	Unused amounts reversed	—	(4)	(102)	(106)
	Exchange differences	45	—	26	71
	Balance at the end of the year	527	11	556	1 094

	At 31 March 2015
	Current	53	5	371	429
	Non-current	474	6	185	665
		527	11	556	1 094

(a) Employee benefits

This provision is for benefits granted to employees for long service.

(b) Legal cases and other

This provision relates to third-party excess payments for malpractice claims which are not covered by insurance and other costs for legal claims.

(c) Tariff risks

This provision relates to compulsory health insurance tariff risks in Switzerland and other tariff disputes at some of the Group’s Swiss hospitals.

	2015	2014
	R’m	R’m
Provisions are expected to be payable during the following financial years:
Within one year	429	376
After one year but not more than five years	332	239
More than five years	333	253
	1 094	868

		GROUP
		2015	2015	2014	2014
		R’m	R’m	R’m	R’m
		Assets	Liabilities	Assets	Liabilities
21.	DERIVATIVE FINANCIAL INSTRUMENTS
	Interest rate swaps — cash flow hedges
	Non-current	10	465	60	38
	Current	—	21	—	—
	Total	10	486	60	38

Effective interest rate swaps

In order to hedge specific exposures in the interest rate repricing profile of existing borrowings, the Group uses interest rate derivatives to generate the desired interest profile. At 31 March 2015, the Group had six effective interest rate swap contracts (2014: six). The value of borrowings hedged by the interest rate derivatives and the rates applicable to these contracts are as follows:

				Fair value
	Borrowings			gain/(loss)
	hedged	Fixed interest	Interest	for the year
	R’m	payable	receivable	R’m
2014
Beyond 5 years*	20 452	0.112% and 0.239%	3-month Swiss Libor	(78)
1 to 5 years**	2 115	5.5% – 8.37%	3-month Jibar	126
2015
1 to 3 years**	1 905	5.5 – 8.4%	3-month Jibar	5
3 to 5 years**	275	7.6%	3-month Jibar	(4)

*            The interest rate swap agreement resets every three months on 31 March, 30 June, 30 September and 31 December, with a final reset on 30 June 2018. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedge.

**     The interest rate swap agreements reset every three months on 1 June, 1 September, 1 December and 1 March, with final resets on 2 December 2013, 1 December 2015 and 1 September 2017 respectively. There is no ineffective portion recognised in the profit and loss that arises from the cash flow hedges.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

21.           DERIVATIVE FINANCIAL INSTRUMENTS continued

Ineffective interest rate swaps

Due to the current negative interest rates in Switzerland, the hedge relationship in respect of the 3-month Swiss Libor interest rate swaps became ineffective since the interest on the borrowings is capped at a rate of 0% but is fully considered as interest payments on the swap. Hedge accounting discontinued from the previous reporting period when hedge effectiveness could be demonstrated, i.e. from 1 October 2014.

	GROUP
	2015	2014
	R’m	R’m
Opening balance	38	99
Fair value adjustments through other comprehensive income	(133)	(78)
Fair value adjustments booked through profit and loss	(342)	—
Exchange differences	(23)	17
Balance at the end of the period	(460)	38

	Nominal		Interest
	value	Fixed interest	receivable
	R’m	payable	R’m
2015
Beyond 4 years***	20 331	0.112% and 0.239%	3-month Swiss Libor

*** The interest rate swap agreement resets every three months on 31 March, 30 June, 30 September and 31 December, with a final reset on 31 March 2018 and termination date on 30 June 2018.

Based on the degree to which the fair values are observable, the interest rate swaps and the forward contracts are grouped as Level 2.

		GROUP
		2015	2014
		R’m	R’m
22.	TRADE AND OTHER PAYABLES
	Trade payables	2 818	2 422
	Other payables and accrued expenses	2 162	1 705
	Social insurance and accrued leave pay	962	831
	Value added tax	90	90
		6 032	5 048

			GROUP
			2015	2014
			R’m	R’m
23.		EXPENSES BY NATURE
	Auditors’ remuneration	— external audit	18	16
		— other services	10	7

		Cost of inventories	8 113	7 012

	Depreciation	— buildings	359	279
		— equipment	718	664
		— furniture and vehicles	326	252

		Employee benefit expenses	15 452	12 827
		Wages and salaries	14 699	12 416
		Post-retirement medical benefits (note 19)	67	52
		Retirement benefit costs — defined contribution plans	197	173
		Retirement benefit costs — defined benefit plans (note 19)	465	167
		Share-based payment expense (note 16)	24	19

		Impairment of property, equipment and vehicles	31	8

		Increase in impairment provision for receivables (note 13)	54	40

		Maintenance costs	822	738

		Managerial and administration fees	5	4

	Operating leases	— buildings	472	383
		— equipment	37	33
		Amortisation of intangible assets	109	44

		Other expenses	2 989	2 683
		General expenses	3 076	2 687
		Profit on sale of equipment	(87)	(4)

			29 515	24 990
		Classified as:
		Cost of sales	19 887	17 189
		Administration and other operating expenses	8 116	6 562
		Depreciation and amortisation	1 512	1 239
			29 515	24 990
24.		OTHER GAINS AND LOSSES
		Realised gains on foreign currency forward contracts	32	—
		Gain on disposal of subsidiary	34	—
		Ineffective cash flow hedges	(342)	—
		Gain on a bargain purchase	—	2
		Discount on loan repayment	211	—
		Insurance proceeds	158	—
			93	2

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015	2014
		R’000	R’000
25.	DIRECTORS’ REMUNERATION
Executive		41 274	39 663
	DP Meintjes	9 883	9 504
	KHS Pretorius	6 115	5 829
	CA van der Merwe	4 814	4 630
	CI Tingle	7 667	7 360
	TO Wiesinger	12 795	12 340

Non-executive fees		6 164	5 195
	JJ Durand	388	336
	JA Grieve	1 397	1 271
	E de la H Hertzog	663	377
	RE Leu	1 397	1 271
	MK Makaba	215	196
	N Mandela	284	253
	TD Petersen	486	428
	AA Raath	520	452
	DK Smith	556	377
	PJ Uys	258	234

		47 438	44 858

		Retirement	Other		Long-term
Detail for 2015 (R’000)	Salaries	fund	benefits(1)	Bonus(2)	incentives(3)	Total
Executive
DP Meintjes	5 600	504	69	3 710	—	9 883
KHS Pretorius	3 495	315	36	2 269	—	6 115
CA van der Merwe	2 964	267	64	1 519	—	4 814
CI Tingle	4 359	392	29	2 887	—	7 667
TO Wiesinger	8 524	1 108	480	2 683	—	12 795
	24 942	2 586	678	13 068	—	41 274

		Retirement	Other		Share
Detail for 2014 (R’000)	Salaries	fund	benefits(1)	Bonus(2)	options	Total
Executive
DP Meintjes	5 172	465	27	3 840	—	9 504
KHS Pretorius	3 266	294	33	2 236	—	5 829
CA van der Merwe	2 770	249	31	1 580	—	4 630
CI Tingle	4 082	367	27	2 884	—	7 360
TO Wiesinger	7 846	1 028	394	3 072	—	12 340
	23 136	2 403	512	13 612	—	39 663

(1)    Other benefits include            medical aid, UIF and payment for accumulated leave.

(2)    Bonuses consist of the cash-based management incentive scheme and a 13th cheque.

(3)    Forfeitable share awards granted in 2014 to executive management (excluding DC le Roux) will vest in 2017 in terms of the Group’s Forfeitable Share Plan. Refer to the Remuneration Report for more information.

None of the current executive directors have a fixed-term contract.

25.            DIRECTORS’ REMUNERATION continued

Prescribed officers

Remuneration and benefits paid and short-term incentives approved in respect of prescribed officers are as follows:

		Retirement	Other		Long-term
Detail for 2015 (R’000)	Salaries	fund	benefits(1)	Bonus(2)	incentives	Total
GC Hattingh	2 664	240	34	1 380	—	4 318
DJ Hadley	5 201	238	27	2 211	—	7 677
TC Pauw(3)	1 215	—	90	—	—	1 305
DC le Roux(4)	1 538	139	53	666	n/a	2 396
	10 618	617	204	4 257	—	15 696

		Retirement	Other		Share
Detail for 2014 (R’000)	Salaries	fund	benefits(1)	Bonus(2)	options	Total
GC Hattingh	2 473	222	31	1 427	—	4 153
DJ Hadley	4 440	288	17	1 856	—	6 601
TC Pauw	2 603	59	246	324	—	3 232
	9 516	569	294	3 607	—	13 986

(1)    Other benefits include          medical aid, UIF and payment for accumulated leave.

(2)    Bonuses consist of the cash-based management incentive scheme and a 13th cheque.

(3)    Retired 31 July 2013 and appointed on contract as from 1 August 2013 till 31 August 2014.

(4)    Appointed 11 August 2014

Aggregate holding of the Forfeitable Share Plan for executive directors and prescribed officers

Estimated
		Shares					value of
		awarded					long-term	Earliest
	Opening	during	Date of	Award		Closing	incentive	date of
Detail for 2015	balance	the year	award	vesting	Forfeited	balance	R’000	vesting
Conditional benefit
DP Meintjes	—	79 077	July 2014	—	—	79 077	5 391	May 2017
KHS Pretorius	—	31 690	July 2014	—	—	31 690	2 161	May 2017
CA van der Merwe	—	26 411	July 2014	—	—	26 411	1 801	May 2017
CI Tingle	—	44 320	July 2014	—	—	44 320	3 022	May 2017
TO Wiesinger*	—	28 010	July 2014	—	—	28 010	1 910	May 2017
GC Hattingh	—	23 575	July 2014	—	—	23 575	1 607	May 2017
DJ Hadley	—	15 644	July 2014	—	—	15 644	1 067	May 2017
	—	248 727		—	—	248 727	16 959

* TO Wiesinger received a right to conditional shares to be delivered at the vesting date. This arrangement is provided for in terms of the FSP rules due to country-specific requirements.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		26.	FINANCE COST
			Interest expense	860	876
			Interest rate swaps	69	114
			Amortisation of capitalised financing costs	147	133
			Preference share dividend	128	125
			Derecognition of Swiss interest rate swap	4	—
			Less: amounts included in the cost of qualifying assets	(29)	(27)
				1 179	1 221
		27.	INCOME TAX EXPENSE
			Current tax
—	—		Current year	(772)	(674)
			Previous year*	781	(546)
—	—		Deferred tax (note 11)	(215)	444
—	—		Taxation per income statement	(206)	(776)
			Composition
—	—		South African tax	(551)	(504)
			Foreign tax	345	(272)
—	—			(206)	(776)

%	%			%	%
			Reconciliation of rate of taxation:
28.0	28.0		Standard rate for companies (RSA)	28.0	28.0
			Adjusted for:
			Capital gains tax	(0.6)	(0.1)
(28.1)	(28.1)		Non-taxable income	(0.6)	(1.3)
0.1	0.1		Non-deductible expenses	2.0	2.1
			Non-controlling interests’ share of profit before tax	(0.3)	(0.2)
			Effect of different tax rates	(8.4)	(8.2)
			Utilisation of previously unrecognised tax losses	0.6	(15.0)
			Prior year adjustment	(16.4)	12.5
—	—		Effective tax rate	4.3	17.8

* R775m of this credit amount relates to the release of Swiss income tax liabilities in respect of historic uncertain tax positions.

		GROUP
			2015
		2015	Income	2015
		Gross	tax effect	Net
		R’m	R’m	R’m
28.	EARNINGS PER ORDINARY SHARE
	Earnings reconciliation
	Profit attributable to shareholders			4 297
	Remeasurements for:	(248)	32	(216)
	Impairment of property	31	—	31
	Insurance proceeds	(158)	18	(140)
	Gain on disposal of subsidiary	(34)	—	(34)
	Profit on disposal of property, equipment and vehicles	(87)	14	(73)
	Headline earnings			4 081
	Remeasurements for:	99	(737)	(638)
	Realised gain on foreign currency forward contracts	(32)	—	(32)
	Ineffective cash flow hedges	342	(65)	277
	Swiss tax rate charges relating to prior years	—	(712)	(712)
	Discount on loan repayment	(211)	40	(171)
	Normalised headline earnings			3 443

			2014
		2014	Income	2014
		Gross	tax effect	Net
		R’m	R’m	R’m
	Profit attributable to shareholders			3 385
	Remeasurements for:	(38)	8	(30)
	Impairment of equipment	8	(2)	6
	Insurance proceeds	(40)	9	(31)
	Gain on a bargain purchase	(2)	—	(2)
	Profit on disposal of property, equipment and vehicles	(4)	1	(3)
	Headline earnings			3 355
	Remeasurements for:	(241)	(62)	(303)
	Past-service cost (note 19)	(241)	49	(192)
	Swiss tax rate charges relating to prior years	—	(111)	(111)
	Normalised headline earnings			3 052

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

GROUP
		2015	2014
28.	EARNINGS PER ORDINARY SHARE continued
Weighted average number of ordinary shares in issue for basic earnings per share
	Number of ordinary shares in issue at the beginning of the year	826 957 325	826 957 325
	Weighted number of ordinary shares issued during the year	31 789 041	—
	Weighted average number of ordinary shares issued during the year	—	2 764 076
	Adjustment for equity raising (IAS 33 paragraph 26)*	605 825	—
	Weighted average number of treasury shares	(15 966 885)	(17 637 842)
	BEE shareholders**	(2 405 788)	(3 944 779)
	Mpilo Trusts	(13 404 365)	(13 691 727)
	Wholly owned subsidiary	—	(1 336)
	Forfeitable Share Plan	(156 732)	—
		843 385 306	812 083 559
Weighted average number of ordinary shares in issue for diluted earnings per share
	Weighted average number of ordinary shares in issue	843 385 306	812 083 559
	Weighted average number of treasury shares held in terms of the BEE initiative not yet released from treasury stock	15 932 404	17 636 506
	BEE shareholders	2 405 788	3 944 779
	Mpilo Trusts	13 404 365	13 691 727
	Forfeitable Share Plan	122 251	—
		859 317 710	829 720 065

*            The shares were issued at a price lower than the fair value of the shares before the equity capital raising in June 2014. As a result, the weighted average number of shares was adjusted in accordance with IAS 33 paragraph 26.

**     Represents the equivalent weighted average number of shares for which no value has been received from the BEE shareholders (Mpilo Investment Holdings 1 (RF) (Pty) Ltd and Mpilo Investment Holdings 2 (RF) (Pty) Ltd) in terms of the Group’s black ownership initiative. These companies are structured entities that are not consolidated due to the Group not having control. The entities are financed by third parties with no recourse to the Group. To date, no value was received for an equivalent of 1 853 117 (2014: 3 311 795) shares issued to the strategic black partners.

Earnings per ordinary share (cents)
	Basic	509.5	416.8
	Diluted	500.0	408.0
Headline earnings per ordinary share (cents)
	Basic	483.9	413.1
	Diluted	474.9	404.4
Normalised headline earnings per ordinary share (cents)
	Basic	408.2	375.8
	Diluted	400.6	367.8

Normalised non-IFRS financial measures

The Group uses normalised earnings per share in evaluating performance and as a method to provide shareholders with clear and consistent reporting. The basis for the calculation is headline earnings per share in terms of the JSE Listings Requirements which is then adjusted for one-off and exceptional items.

				GROUP
				2015	2014
				R’m	R’m
29.	OTHER COMPREHENSIVE INCOME
	Components of other comprehensive income
	Currency translation differences			1 643	4 371
	Fair value adjustment — cash flow hedges			(94)	29
	Actuarial gains and losses			(561)	138
	Other comprehensive income, net of tax			988	4 538

		Attributable	Tax charge	Attributable
		to equity	attributable	to non-
		holders of	to equity	controlling
		the Company	holders of	interest
		(before tax)	the Company	(after tax)	Total
		R’m	R’m	R’m	R’m
	Year ended 31 March 2014
	Currency translation differences	4 370	—	1	4 371
	Fair value adjustment — cash flow hedges	48	(19)	—	29
	Actuarial gains and losses	172	(34)	—	138
	Other comprehensive income	4 590	(53)	1	4 538
	Year ended 31 March 2015
	Currency translation differences	1 643	—	—	1 643
	Recycling of fair value adjustments of derecognised cash flow hedge	13	(3)	—	10
	Fair value adjustment — cash flow hedges	(132)	28	—	(104)
	Actuarial gains and losses	(709)	150	(2)	(561)
	Other comprehensive income	815	175	(2)	988

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		30.	CASH FLOW INFORMATION
		30.1	Reconciliation of profit before taxation to cash generated from operations
763	859		Operating profit before interest and taxation	5 723	5 505
			Non-cash items
			Share-based payment	24	19
			Depreciation	1 403	1 195
			Intangibles amortised	109	44
			Impairment losses	31	8
			Movement in provisions	135	33
			Insurance proceeds	—	(40)
			Movement in retirement benefit obligations	39	(178)
			Profit on disposal of property, equipment and vehicles	(87)	(4)
			Interest rate swap accrual	—	(7)
766	863		Dividends received	—	—
(3)	(4)		Operating income before changes in working capital	7 377	6 575
—	—		Working capital changes	471	(235)
—	—		Increase in inventories	(93)	(125)
—	—		Increase in trade and other receivables	(129)	(313)
—	—		Increase in trade and other payables	693	203
(3)	(4)			7 848	6 340
		30.2	Interest paid
			Finance cost per income statement	1 179	1 221
			Non-cash items
			Amortisation of capitalised financing fees	(147)	(133)
			Other non-cash flow finance expenses	(13)	(32)
				1 019	1 056
		30.3	Tax paid
1	1		Liability at the beginning of the year	(1 121)	(485)
			Exchange differences	(6)	(159)
—	—		Provision for the year	9	(1 220)
1	1			(1 118)	(1 864)
(1)	—		Liability at the end of the year	194	1 121
—	1			(924)	(743)
		30.4	Investment to maintain operations
			Property, equipment and vehicles purchased	(942)	(856)
			Intangible assets purchased	(273)	(70)
			Loans to subsidiaries	—	—
				(1 215)	(926)

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		30.	CASH FLOW INFORMATION continued
		30.5	Investment to expand operations
			Property, equipment and vehicles purchased	(2 214)	(1 679)
		30.6	Proceeds on disposal of property, equipment and vehicles
			Book value of property, equipment and vehicles sold	40	23
			Profit per income statement	87	4
			Sales price receivable	(25)	—
			Exchange differences	(4)	5
				98	32
		30.7	Distributions paid to shareholders
(732)	(859)		Dividends declared and paid during the year	(822)	(688)

The dividends paid during the current financial year (dividend numbers 34 and 35) were 99.0 cents per share (2014: 88.5 cents, dividend numbers 32 and 33). A final dividend (dividend number 36) in respect of the year ended 31 March 2015 of 75.5 cents per share was declared at a directors’ meeting on 20 May 2015. These financial statements do not reflect this dividend payable.

		30.8	Cash and cash equivalents
			For the purpose of the statement of cash flows, cash, cash equivalents and bank overdrafts include:
			Cash and cash equivalents	4 779	3 521
			Bank overdrafts (note 18)	—	(36)
				4 779	3 485
			Cash, cash equivalents and bank overdrafts are denominated in the following currencies:
			South African rand*	1 491	1 324
			Swiss franc**	2 508	1 436
			UAE dirham***	779	724
			Euro	1	1
				4 779	3 485

*                 The counterparties have a minimum Baa2 credit rating by Moody’s.

**          The facility agreement of the Swiss subsidiary restricts the distribution of cash. The counterparties have a minimum A2 credit rating by Moody’s and a minimum A credit rating by Standard & Poor’s.

***   The counterparties have a minimum A1/P-1 credit rating by Moody’s.

Cash and cash equivalents denominated in South African rands amounting to R180m (2014: R223m) have been ceded as security for borrowings (see note 18).

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

	GROUP
	2015	2014
	R’m	R’m
	Cash flow on	Cash flow on
	acquisition	acquisition
31. BUSINESS ACQUISITIONS
Clinique La Colline	1 333	—
Swissana Clinic AG Meggen	107	—
Radiotherapie Hirslanden AG	—	5
IMRAD SA	6	—
	1 446	5

Clinique La Colline

On 25 June 2014, Hirslanden acquired a 100% interest in the operating company of Clinique La Colline. Clinique La Colline is a private hospital based in Geneva, Switzerland.

The goodwill of R1 136m arising from the acquisition is attributable to the earnings potential of the business. None of the goodwill recognised is expected to be deductible for income tax purposes.

The following table summarises the consideration paid for Clinique La Colline Group, the fair value of assets acquired and liabilities assumed at the acquisition date.

GROUP
2015
R’m
Consideration at 25 June 2014
Cash	1 361
Total consideration transferred	1 361
Recognised amounts of identifiable assets acquired and liabilities assumed
Assets
Property, equipment and vehicles	123
Intangible assets	322
Inventories	23
Trade and other receivables	179
Cash and cash equivalents	28
Total assets	675
Liabilities
Borrowings	185
Derivative financial instrument	3
Other liabilities	3
Provisions	15
Pension liability	68
Deferred tax liabilities	81
Income tax payable	3
Trade and other payables	92
Total liabilities	450
Total identifiable net assets at fair value	225
Goodwill	1 136
Total	1 361

		GROUP
		2015
		R’m
31.	BUSINESS ACQUISITIONS continued
	Acquisition-related costs of R9m have been charged to administrative expenses in the consolidated income statement.

The fair value of trade and other receivables is R179m and includes trade receivables with a fair value of R164m. The gross contractual amount for trade receivables due is R172m, of which R8m is expected to be uncollectable.

From the date of acquisition, Clinique La Colline has contributed R576m of revenue and R126m to the profit before tax of the Group. If the business combination had taken place at the beginning of the financial year, revenue from continuing operations would have been R757m and the profit before tax for the Group would have been R167m.

	Analysis of cash flow on acquisition
	Total consideration transferred	(1 361)
	Net cash acquired with the subsidiary	28
	Net cash flow on acquisition	(1 333)
	Swissana Clinic AG Meggen
	On 8 August 2014, Hirslanden acquired a 100% interest in the operating company of Swissana Clinic AG Meggen. Swissana Clinic AG Meggen is a private hospital based in Meggen, Switzerland.
	The goodwill of R103m arising from the acquisition is attributable to |the earnings potential of the business. None of the goodwill recognised is expected to be deductible for income tax purposes.
	The following table summarises the consideration paid for Swissana Clinic AG Meggen, the fair value of assets acquired and liabilities assumed at the acquisition date.
	Consideration at 8 August 2014
	Cash	108
	Total consideration transferred Recognised amounts of identifiable assets acquired and liabilities assumed
	Assets
	Property, equipment and vehicles	31
	Deferred tax assets	3
	Inventories	6
	Trade and other receivables	18
	Cash and cash equivalents	1
	Total assets	59
	Liabilities
	Borrowings	21
	Provisions	2
	Pension liability	17
	Trade and other payables	14
	Total liabilities	54
	Total identifiable net assets at fair value	5
	Goodwill	103
	Total	108

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015
		R’m
31.	BUSINESS ACQUISITIONS continued
	Acquisition-related costs of R1m have been charged to administrative expenses in the consolidated income statement.

The fair value of trade and other receivables is R18m and includes trade receivables with a fair value of R14m. The gross contractual amount for trade receivables due is R15m, of which R0.5m is expected to be uncollectable.

From the date of acquisition, Swissana Clinic AG Meggen has contributed R79m of revenue and R2m to the net profit before tax of the Group. If the combination had taken place at the beginning of the financial year, revenue from continuing operations would have been R112m and the loss before tax for the Group would have been R5m.

	Analysis of cash flow on acquisition
	Total consideration transferred	(108)
	Net cash acquired with the subsidiary	1
	Net cash flow on acquisition	(107)
	IMRAD SA
	On 14 October 2014, Hirslanden acquired 80% of the share capital for R6m and obtained control of IMRAD SA. IMRAD SA aims to operate outpatient medical centres in Lausanne, Switzerland.
	The following table summarises the consideration paid for IMRAD SA, the fair value of assets acquired and liabilities assumed at the acquisition date.
	Consideration at 14 October 2014
	Cash	6
	Total consideration transferred
	Recognised amounts of identifiable assets acquired and liabilities assumed
	Assets
	Intangible assets	7
	Cash and cash equivalents	—
	Total assets	7
	80% of the identifiable net assets	6
	Analysis of cash flow on acquisition
	Total consideration transferred	(6)
	Net cash acquired with the subsidiary	—
	Net cash flow on acquisition	(6)

IMRAD SA is not yet operational and therefore it has contributed R2m to the net loss before tax of the Group and no revenue was obtained. If the combination had taken place at the beginning of the financial year, the net loss before tax for the Group would have been R2m.

	GROUP
	2015	2014
	R’m	R’m
31. BUSINESS ACQUISITIONS continued
Radiotherapie Hirslanden AG

During the prior year, on 12 July 2013 the Group acquired 100% of the share capital of Radiotherapie Hirslanden AG for R9m and obtained control on 1 September 2013.

Fair value
recognised
on
acquisition
Assets
Trade and other receivables	19
Cash and cash equivalents	4
Liabilities
Trade and other payables	(12)
Total identifiable net assets at fair value	11
Gain on bargain purchase	(2)
Purchase consideration transferred	9
Analysis of cash flow on acquisition
Purchase consideration	(9)
Net cash acquired with the subsidiary	4
Net cash flow on acquisition	(5)

No goodwill arising from the acquisition and no transaction costs have been expensed.

From the date of acquisition, Radiotherapie Hirslanden AG has contributed R18m of revenue and R2m to the net loss before tax of the Group. If the business combination had taken place at the beginning of the year, revenue from continuing operations would have been R49m and the loss from continuing operations for the Group would have been R1m.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

		GROUP
		2015	2014
		R’m	R’m
32.	DISPOSAL OF SUBSIDIARY
	On 19 February 2015, the Group disposed of Med-Immo La Colline SA.
	Consideration received at 19 February 2015
	Consideration received in cash and cash equivalents	46
	Analysis of assets and liabilities over which control was lost
	Assets
	Property, equipment and vehicles	13
	Cash and cash equivalents	1
	Total assets	14
	Liabilities
	Borrowings	3
	Total liabilities	3
	Net assets disposed of	11
	Gain on disposal of subsidiary
	Consideration received	46
	Net assets disposed of	(12)
	Gain on disposal	34
	Total cash flow on disposal of subsidiary	46
	Less: cash and cash equivalents balance disposed of	(1)
	Net cash flow on disposal	45
33.	COMMITMENTS
	Capital commitments
	Incomplete capital expenditure contracts	1 979	2 200
	Southern Africa	819	922
	Switzerland	518	737
	Middle East	642	541
	Capital expenses authorised by the board of directors but not
	yet contracted	1 800	1 033
	Southern Africa	1 506	795
	Switzerland	154	96
	Middle East	140	142

		3 779	3 233

These commitments will be financed from group and borrowed funds.

		GROUP
		2015	2014
		R’m	R’m
33.	COMMITMENTS continued
	Financial lease commitments
	The Group has entered into financial lease agreements on equipment. The future non-cancellable minimum lease rentals are payable during the following financial years:
	Within 1 year	11	9
	1 to 5 years	24	25
	Beyond 5 years	9	14
		44	48

	Operating lease commitments
	The Group has entered into various operating lease agreements on premises and equipment. The future non-cancellable minimum lease rentals are payable during the following financial years:
	Within 1 year	445	350
	1 to 5 years	1 322	1 009
	Beyond 5 years	2 578	2 278
		4 345	3 637

	Income guarantees

As part of the expansion of the network of specialist institutes in Switzerland and centres of expertise, the Group has agreed to guarantee a minimum net income to these specialists for a start-up period of three to five years. Payments under such guarantees become due if the net income from the collaboration does not meet the amounts guaranteed. There were no payments under the above- mentioned income guarantees in the reporting period, as the net income individually generated met or exceeded the amounts guaranteed.

	Total of net income guaranteed
	April 2015 to March 2016	32	8
	April 2016 to March 2017	17	4
	April 2017 to March 2018	8	2
	April 2018 to March 2019	2	—
		59	14

Contingent liabilities

Litigation

The Group is not aware of any pending legal claims that are not covered by the Group’s extensive insurance programmes.

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

34.  SEGMENTAL REPORT

The reportable operating segments are identified as the three geographical reportable operating segments, namely: Mediclinic Southern Africa, Mediclinic Switzerland and Mediclinic Middle East.

	Southern		Middle
	Africa	Switzerland	East	Total
Year ended 31 March 2015	R’m	R’m	R’m	R’m
Revenue	12 323	18 610	4 305	35 238
EBITDA	2 676	3 619	940	7 235
Depreciation and amortisation	(394)	(983)	(135)	(1 512)
EBIT	2 282	2 636	805	5 723
Other gains and losses	158	(97)	—	61
Income from associate	—	2	—	2
Income from joint venture	(1)	—	—	(1)
Finance income	95	6	2	103
Finance cost	(415)	(983)	(49)	(1 447)
Taxation	(585)	379	—	(206)
Segment result	1 534	1 943	758	4 235

At 31 March 2015
Investments in associates	—	2	—	2
Investments in joint venture	65	—	—	65
Capital expenditure	1 437	1 691	301	3 429
Total segment assets	9 496	65 129	4 547	79 172
Segment liabilities	7 854	45 244	2 282	55 380

	Southern		Middle
	Africa	Switzerland	East	Total
Year ended 31 March 2014	R’m	R’m	R’m	R’m
Revenue	11 205	15 874	3 416	30 495
EBITDA	2 453	3 539	752	6 744
Depreciation and amortisation	(302)	(801)	(136)	(1 239)
EBIT	2 151	2 738	616	5 505
Other gains and losses	—	2	—	2
Income from associate	—	3	—	3
Income from joint venture	—	—	—	—
Finance income	70	1	2	73
Finance cost	(473)	(848)	(95)	(1 416)
Taxation	(534)	(242)	—	(776)
Segment result	1 214	1 654	523	3 391

At 31 March 2014
Investments in associates	—	4	—	4
Investments in joint venture	67	—	—	67
Capital expenditure	885	1 327	131	2 343
Total segment assets	8 295	58 226	3 716	70 237
Segment liabilities	7 903	43 688	2 476	54 067

GROUP
		2015	2014
		R’m	R’m
34.	SEGMENTAL REPORT continued
Reconciliation of segment result, assets and liabilities Segment result
	Total profit from reportable segments	4 235	3 391
Unallocated corporate amounts:
	Other gains and losses	32	—
	Elimination of intersegment loan interest	268	195
	Profit for the year	4 535	3 586
Assets
	Total assets from reportable segments	79 172	70 237
	Unallocated corporate assets	7	297
		79 179	70 534
	Liabilities	55 380	54 067
	Total liabilities from reportable segments	(9 363)	(8 924)
	Elimination of intersegment loan	46 017	45 143
The total non-current assets, excluding financial instruments and deferred tax assets per geographical location, are:
	Southern Africa	6 106	5 183
	Middle East	2 768	2 243
	Switzerland	56 534	51 452
Entity-wide disclosures
Revenue
	From South Africa	11 952	10 869
	From foreign countries	23 286	19 626
Revenues from external customers are primarily from hospital services.
The total non-current assets, excluding financial instruments and deferred tax assets
	From South Africa	5 902	5 008
	From foreign countries	59 506	53 870

NOTES TO THE ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2015 continued

COMPANY				GROUP
2014	2015			2015	2014
R’m	R’m			R’m	R’m
		35.	RELATED-PARTY TRANSACTIONS
			The major shareholder of the Group is Industrial Partnership Investments (Pty) Ltd (Remgro Ltd), which owns 41.35% (2014: 43.4)% of the issued shared capital.

			The following transactions were carried out with related third parties:

		i)	Transactions with shareholders
			Remgro Management Services Ltd (subsidiary of Remgro Ltd)
			Managerial and administration fees	5	4
			Internal audit services	2	2

			Balance due to	—	—

			V & R Management Services AG (subsidiary of Remgro Ltd)
			Administration fees	1	1

		ii)	Key management compensation
			Directors
			Information regarding the directors’ and prescribed officers’ remuneration appears in note 25.

		iii)	Transactions with subsidiaries and associates
			Mediclinic Investments (Pty) Ltd
731	831		Dividend received
11 252	14 361		Balance due from
			Zentrallabor Zürich (ZLZ)
			Fees earned	(22)	(22)
			Purchases	129	100

36.      STANDARDS AND INTERPRETATIONS NOT YET EFFECTIVE

During the year, the following amendments to standards became effective:

•        Amendments to IFRS 10 Consolidated Financial Statements

•        Amendments to IFRS 12 Disclosure of Interests in Other Entities

•        Amendments to IAS 27 Consolidated and Separate Financial Statements

•        Amendments to IAS 32 Financial Instruments: Presentation

•        Amendments to IAS 36 Impairment of Assets

•        Amendments to IAS 39 Financial Instruments: Recognition and Measurement

These amendments had no impact on the reported results or financial position of the Group.

Certain new and revised IFRSs have been issued but are not yet effective for the Group’s 2015 financial year. The Group has not early adopted the new and revised IFRSs that are not yet effective.

New and revised IFRSs affecting mainly presentation and disclosure

IFRS 9 Financial Instruments (1 January 2018)

The new standard improves and simplifies the approach for classification and measurement of financial assets compared with the requirements of IAS 39. IFRS 9 applies a consistent approach to classifying financial assets and replaces the numerous categories of financial assets in IAS 39, each of which had its own classification criteria. IFRS 9 also results in one impairment method, replacing the numerous impairment methods in IAS 39 that arise from the different classification categories.

IFRS 15: Revenue from Contracts with Customers (1 January 2017)

The new standard requires companies to recognise revenue to depict the transfer of goods or services to customers, that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard will also result in enhanced disclosures about revenue, and provides guidance for transactions that were not previously addressed comprehensively and improve guidance for multiple-element arrangements.

The following amendments to standards will have no material effect on the financial statements

•        IFRS 10 and IAS 28 — Sale or contribution of assets between an investor and its associate or joint venture (1 January 2016)

•        IFRS 10, IFRS 12 and IAS 28 Investment entities — Applying the consolidation exception (1 January 2016)

•        IFRS 11 — Joint arrangements (1 January 2016)

•        IFRS 14 Regulatory deferral accounts (1 January 2016)

•        IFRS 15 Revenue from contracts with customers (1 January 2017)

•        IAS 1 — Disclosure initiative (1 January 2016)

•        IAS 16 and IAS 38 — Clarification of acceptable methods of depreciation and amortisation (1 January 2016)

•        IAS 19 — Employee Benefits (1 July 2014)

•        IAS 27 — Equity method in separate financial statements (1 January 2016)

•        IFRS 2 Share-based payment (1 July 2014)

There are numerous other amendments to existing standards relating to the Annual Improvements process (2010-12 cycle (1 July 2014), 2011-13 cycle (1 July 2014) and 2012-14 cycle (1 January 2016)) that are not yet effective for the company. Each of these has been assessed, and will not have a material impact on the financial statements.

37.      EVENTS AFTER THE REPORTING DATE

The directors are not aware of any matter or circumstance arising since the end of the financial year that would significantly affect the operations of the Group or the results of its operations.

ANALYSIS OF SHAREHOLDERS

AS AT 27 MARCH 2015

DISTRIBUTION OF ORDINARY SHAREHOLDERS

	Number of	Number of
	shareholders	shares	%
Public shareholders	21 852	427 015 846	49.20
Non-public shareholders	28	440 941 479	50.80
— Directors, prescribed officers and their associates	10	5 890 376	0.68
— Directors of major subsidiaries and senior management* and their associates	12	236 175	0.03
— Own holdings (held by Medipark Clinic (Pty) Ltd as treasury shares)	1	805	0.00
— Industrial Partnership Investments (Pty) Ltd (Remgro)	1	358 869 121	41.35
— Black economic empowerment shareholders	4	75 945 002	8.75
	21 880	867 957 325	100.00

*                 The directors and employees listed here are those who are obliged to comply with the Group’s Procedure on Dealings in Mediclinic Shares prohibiting such directors and employees to trade in Mediclinic shares during the Company’s closed periods and unless they have obtained prior clearance to deal by the Chairman.

	Number
	of shares	%
Distribution of local and foreign beneficial shareholding	867 957 325	100.00
South African	697 113 576	80.32
Foreign	170 843 749	19.68

MAJOR SHAREHOLDERS

In terms of the principles of disclosure in accordance with section 56(7)(b) of the Companies Act, 71 of 2008, as amended, the following shareholders held a beneficial interest of 5% or more in the Company on 27 March 2015:

	Number
	of shares	%
Industrial Partnership Investments (Pty) Ltd (Remgro)	358 869 121	41.35
Government Employees Pension Fund	75 714 833	8.72
Black economic empowerment shareholders	75 945 002	8.75
— Mpilo Investment Holdings 2 (RF) (Pty) Ltd (Phodiso)	39 332 736	4.53
— Mpilo Investment Holdings 1 (RF) (Pty) Ltd (Circle Capital)	23 377 488	2.69
— The Mpilo Trust and The Mpilo Trust (Namibia)	13 234 778	1.52

DIRECTORS’ AND PRESCRIBED OFFICERS INTERESTS(1)

	2015				2014
				% of				% of
	Direct	Indirect	Held by	issued	Direct	Indirect	Held by	issued
Directors	beneficial	beneficial	associates	shares	beneficial	beneficial	associates	shares(3)
E de la H Hertzog	71 424	4 766 718	487 825	0.61	71 424	4 766 718	487 825	0.64
JJ Durand	—	—	—	—	—	—	—	—
JA Grieve	—	—	—	—	—	—	—	—
RE Leu	—	—	—	—	—	—	—	—
MK Makaba(2)	—	—	—	—	—	—	—	—
N Mandela	—	—	—	—	—	—	—	—
DP Meintjes	150 801	—	—	0.02	175 801	—	—	0.02
TD Petersen	—	—	—	—	—	—	—	—
KHS Pretorius	130 000	—	—	0.01	130 000	—	—	0.02
AA Raath	—	—	—	—	—	—	—	—
DK Smith	—	—	—	—	—	—	—	—
CI Tingle	88 185	—	—	0.01	113 185	—	—	0.01
PJ Uys	—	—	—	—	—	—	—	—
CA van der	37 835	—	—	0.00
Merwe	37 835	—	—	0.00
TO Wiesinger	—	—	—	—	—	—	—	—
	478 245	4 766 718	487 825	0.66	528 245	4 766 718	487 825	0.70

	2015				2014
				% of				% of
Prescribed	Direct	Indirect	Held by	issued	Direct	Indirect	Held by	issued
officers	beneficial	beneficial	associates	shares	beneficial	beneficial	associates	shares(3)
DJ Hadley	12 588	—	—	0.00	37 585	—	—	0.00
GC Hattingh	—	145 000	—	0.02	—	150 000	—	0.02
DC le Roux(4)	—	—	—	—	n/a	n/a	n/a	—
TC Pauw(5)	n/a	n/a	n/a	n/a	115 813	—	—	0.01
	12 588	145 000	0	0.02	153 398	150 000	0	0.04

There have been no changes in the directors’ and prescribed officers’ interests between 27 March 2015 and the approval of the annual financial statements on 20 May 2015.

(1)         The directors’ and prescribed officers’ interests disclosed above exclude the grants in terms of the Mediclinic International Forfeitable Share Plan. Refer to note 25 of the annual financial statements for details of the grants awarded.

(2)         Dr MK Makaba holds a 3.65% interest in Phodiso Holdings Limited, which company is the holder of all the issued ordinary shares in Mpilo Investment Holdings 2 (RF) (Pty) Ltd, which holds a 4.53% interest in Mediclinic.

(3)         The percentage of issued shares for the previous year is calculated on the total number of issued shares (826 957 325) prior to the issue of 41 000 000 shares in June 2014.

(4)         Appointed 11 August 2014.

(5)         Retired 31 July 2013 and appointed on contract as from 1 August 2013 until 31 August 2014

ANALYSIS OF SHAREHOLDERS

AS AT 27 MARCH 2015 continued

SHAREHOLDING SPREAD

	Number of		Number of
	shareholders	%	shares	%
1 – 1 000 shares	12 435	56.83	5 208 966	0.60
1 001 – 10 000 shares	7 861	35.93	23 709 509	2.73
10 001 – 100 000 shares	1 248	5.70	35 324 108	4.07
100 001 – 1 000 000 shares	276	1.26	79 665 431	9.18
Over 1 000 000 shares	60	0.27	724 049 311	83.42
	21 880	100.00	867 957 325	100.00

JSE SHARE PERFORMANCE

	2015	2014
Market capitalisation as at 31 March (R’000)	105 890 794	64 949 247
Price (cents per share)
Last trading day in March	12 200	7 483
Highest	13 000	7 839
Lowest	7 085	6 037
Number of shares traded (000)	309 829	311 802

SHARE CLOSING PRICE FROM 2000 — 2015

TRADING STATISTICS (SHARE CLOSING PRICE AND VOLUME)

SHARE PERFORMANCE COMPARED TO JSE ALL SHARE INDEX (REBASED TO 100)

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2015

	Issued share		Interest in
	capital		capital
	2015	2014	2015	2014
	Rand	Rand	%	%
SUBSIDIARIES
Company
Mediclinic Investments (Pty) Ltd	100	100	100.0	100.0

Group
Indirectly held through Mediclinic Investments (Pty) Ltd
Mediclinic Southern Africa (Pty) Ltd			100.0	100.0
Mediclinic Europe (Pty) Ltd			100.0	100.0
Mediclinic Middle East Investment Holdings (Pty) Ltd			100.0	100.0
Mediclinic CHF Finco Limited			100.0	100.0
Mediclinic Group Services (Pty) Ltd			100.0	100.0

Indirectly held through Mediclinic Southern Africa (Pty) Ltd
Curamed Holdings (Pty) Ltd			69.8	69.8
Howick Private Hospital Holdings (Pty) Ltd*			50.0	49.1
Medical Human Resources (Pty) Ltd			100.0	100.0
Medical Innovations (Pty) Ltd			100.0	100.0
Mediclinic Head Office Hospital Shares			100.0	100.0
Mediclinic Finance Corporation (Pty) Ltd			100.0	100.0
Mediclinic Holdings (Namibia) (Pty) Ltd			100.0	100.0
Medipark Clinic (Pty) Ltd			100.0	100.0
Newcastle Private Hospital (Pty) Ltd*			15.1	15.0
Mediclinic Properties (Pty) Ltd			100.0	100.0
Mediclinic Paarl (Pty) Ltd*			74.6	74.7
Practice Relief (Pty) Ltd			100.0	100.0
Mediclinic Brits (Pty) Ltd			60.5	60.1
Mediclinic Tzaneen (Pty) Ltd*			49.4	49.4
Victoria Hospital (Pty) Ltd*			33.7	33.7
Mediclinic Centurion (Pty) Ltd			100.0	100.0
Mediclinic Lephalale (Pty) Ltd			86.3	84.6
Mediclinic Centurion Properties (Pty) Ltd			100.0	100.0
Indirectly held through Mediclinic Holdings (Namibia) (Pty) Ltd
Mediclinic Properties (Windhoek) (Pty) Ltd			100.0	100.0
Mediclinic Windhoek (Pty) Ltd			96.6	96.6
Mediclinic Properties (Swakopmund) (Pty) Ltd			100.0	100.0
Mediclinic Capital (Namibia) (Pty) Ltd			100.0	100.0
Mediclinic Swakopmund (Pty) Ltd			97.3	97.3
Mediclinic Otjiwarongo (Pty) Ltd			94.0	94.0

Hospital Investment Companies held through Mediclinic Southern Africa (Pty) Ltd
Mediclinic Bloemfontein Investments (Pty) Ltd			99.0	99.5
Mediclinic Cape Gate Investments (Pty) Ltd			92.8	93.6
Mediclinic Cape Town Investments (Pty) Ltd			99.1	99.3
Mediclinic Constantiaberg Investments (Pty) Ltd			77.1	83.9
Mediclinic Durbanville Investments (Pty) Ltd			99.8	99.8

	Interest in
	capital
	2015	2014
	%	%
Mediclinic Emfuleni Investments (Pty) Ltd	87.1	90.0
Mediclinic George Investments (Pty) Ltd	98.9	98.9
Mediclinic Highveld Investments (Pty) Ltd	98.7	98.8
Mediclinic Hoogland Investments (Pty) Ltd	99.2	99.3
Mediclinic Kathu Investments (Pty) Ltd	100.0	97.0
Mediclinic Klein Karoo Investments (Pty) Ltd	100.0	100.0
Mediclinic Legae Investments (Pty) Ltd	95.9	95.9
Mediclinic Louis Leipoldt Investments (Pty) Ltd	99.9	99.9
Mediclinic Milnerton Investments (Pty) Ltd	99.4	99.7
Mediclinic Morningside Investments (Pty) Ltd	84.8	89.9
Mediclinic Nelspruit Investments (Pty) Ltd	98.6	99.1
Mediclinic Panorama Investments (Pty) Ltd	99.5	99.7
Mediclinic Pietermaritzburg Investments (Pty) Ltd	78.3	83.8
Mediclinic Plettenberg Bay Investments (Pty) Ltd	94.5	94.5
Mediclinic Sandton Investments (Pty) Ltd	93.7	96.5
Mediclinic Secunda Investments (Pty) Ltd	81.5	84.0
Mediclinic Stellenbosch Investments (Pty) Ltd	90.9	94.0
Mediclinic Vereeniging Investments (Pty) Ltd	99.0	99.0
Mediclinic Vergelegen Investments (Pty) Ltd	94.5	95.8
Mediclinic Welkom Investments (Pty) Ltd	93.4	94.2
Mediclinic Worcester Investments (Pty) Ltd	99.3	99.9
Indirectly held through Mediclinic (Pty) Ltd
Mediclinic Barberton (Pty) Ltd*°	77.0	77.0
Mediclinic Ermelo (Pty) Ltd*°	50.1	50.1
Mediclinic Hermanus (Pty) Ltd*	34.8	34.9
Mediclinic Kimberley (Pty) Ltd*	88.7	89.1
Mediclinic Limpopo Limited*°	50.0	50.0
Mediclinic Potchefstroom (Pty) Ltd*	88.3	94.6
Mediclinic Upington (Pty) Ltd*	40.8	40.8
Indirectly held through Howick Private Hospital Holdings (Pty) Ltd
Howick Private Hospital (Pty) Ltd*	100.0	100.0
Indirectly held through Curamed Holdings (Pty) Ltd
Curamed Hospitals (Pty) Ltd	100.0	100.0
Curamed Properties (Pty) Ltd	100.0	100.0
Mediclinic Thabazimbi (Pty) Ltd	75.0	75.0
Indirectly held through Mediclinic Europe (Pty) Ltd
Mediclinic Holdings Netherlands B.V.	100.0	100.0
Mediclinic Luxembourg S.à r.l.	100.0	100.0
Hirslanden AG	100.0	100.0

* Controlled through long-term management agreements

° Operating through trusts or partnerships

ANNEXURE — INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

AS AT 31 MARCH 2015 continued

	Interest in
	capital
	2015	2014
	%	%
Indirectly held through Hirslanden AG
AndreasKlinik AG	100.0	100.0
Hirslanden Bern AG	100.0	100.0
Hirslanden Freiburg AG	100.0	—
Hirslanden Klinik Aarau AG	100.0	100.0
Hirslanden Klinik Am Rosenberg AG	100.0	100.0
Hirslanden Lausanne SA	100.0	100.0
Klinik am Rosenberg Heiden AG	99.1	99.1
Klinik Belair AG	100.0	100.0
Klinik Birshof AG	99.7	99.7
Klinik Stephanshorn AG	100.0	100.0
Klinik St. Anna AG	100.0	100.0
Radiotherapie Hirslanden AG	100.0	100.0
Hirslanden Clinique La Colline SA	100.0	—
Clinique La Colline SA	100.0	—
Polyclinique La Colline SA	100.0	—
Swissana Clinic AG, Meggen	100.0	—
IMRAD SA	80.0	—
Indirectly held through Mediclinic Middle East Investment Holdings (Pty) Ltd
Mediclinic Middle East Holdings Ltd	100.0	100.0
Emirates Healthcare Holdings Limited BVI	100.0	100.0
Indirectly held through Emirates Healthcare Holdings Limited BVI
American Healthcare Management Systems Limited BVI	100.0	100.0
Mediclinic Al Quasis Clinic LLC	49.0	49.0
Mediclinic Mirdif Clinic LLC	49.0	49.0
Mediclinic Creek Hospital FZ LLC	100.0	100.0
Mediclinic Ibn Battuta Clinic LLC	49.0	49.0
Mediclinic Middle East Management Services FZ	100.0	100.0
Mediclinic Medical Stores Co LLC	49.0	49.0
Mediclinic Welcare Hospital LLC	49.0	49.0
Welcare World Health Systems Limited BVI	100.0	100.0
Welcare World Holdings Limited BVI	100.0	100.0
Mediclinic Beach Road LLC	49.0	49.0
Mediclinic Corniche Medical Centre LLC	100.0	49.0
Mediclinic Pharmacy LLC	100.0	49.0
Emirates Healthcare Limited BVI	100.0	100.0
Emirates Healthcare Estates Limited BVI	100.0	100.0

	Interest in
	capital
	2015	2014
	%	%
Indirectly held through Emirates Healthcare Holdings Limited BVI
Mediclinic Clinics Investment LLC	49.0	49.0
Mediclinic City Hospital FZ LLC	100.0	100.0
Welcare Hospitals Limited BVI	100.0	100.0
All increases in the above shareholdings were paid for in cash.
Indirectly held through Medipark Clinic (Pty) Ltd
ER24 Holdings (Pty) Ltd	100.0	100.0
ER24 EMS (Pty) Ltd	100.0	100.0
JOINT VENTURES
Wits University Donald Gordon Medical Centre (Pty) Ltd	49.9	49.9

	Interest in		Book value of
	capital		investment
	2015	2014	2015	2014
	%	%	R’m	R’m
ASSOCIATES
Group
Unlisted:
Zentrallabor Zürich, Zürich (ZLZ)*	57.0	46.0	2	4
			2	4

The nature of the activities of the associates is similar to the major activities of the Group.

*  The Group does not have control and has less than 50% of voting rights.

ANNEXURE 4 — UNAUDITED INTERIM RESULTS OF MEDICLINIC FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2015

CONSOLIDATED SUMMARISED STATEMENT OF FINANCIAL POSITION

	Unaudited	Unaudited	Audited
	as at	as at	as at
	30/9/2015	30/9/2014	31/3/2015
	R’m	R’m	R’m
ASSETS
Non-current assets	83 656	60 836	65 813
Property, equipment and vehicles	60 750	49 620	53 776
Intangible assets	13 050	10 787	11 565
Investments in associates	9 377	3	2
Investment in joint venture	63	65	65
Other investments and loans	76	67	93
Derivative financial instruments	9	16	10
Deferred income tax assets	331	278	302
Current assets	15 639	12 307	13 366
Inventories	1 170	972	1 074
Trade and other receivables	8 682	6 521	7 479
Current income tax assets	54	66	34
Cash and cash equivalents	5 733	4 748	4 779
Total assets	99 295	73 143	79 179

EQUITY AND LIABILITIES
Total equity	48 994	29 335	33 162
Share capital and reserves	47 902	28 374	32 064
Non-controlling interests	1 092	961	1 098

LIABILITIES
Non-current liabilities	42 154	35 707	38 078
Borrowings	30 273	27 202	27 927
Deferred income tax liabilities	8 810	7 312	7 729
Retirement benefit obligations	1 823	523	1 292
Provisions	788	544	665
Derivative financial instruments	460	126	465
Current liabilities	8 147	8 101	7 939
Trade and other payables	6 248	4 957	6 032
Borrowings	1 136	1 705	1 229
Provisions	533	465	429
Derivative financial instruments	7	—	21
Current income tax liabilities	223	974	228
Total liabilities	50 301	43 808	46 017
Total equity and liabilities	99 295	73 143	79 179

Net asset value per ordinary share — cents	4 961.1	3 321.4	3 752.5

CONSOLIDATED SUMMARISED INCOME STATEMENT

		Unaudited		Unaudited	Audited
		6 months to		6 months to	year to
		30/9/2015	Increase	30/9/2014	31/3/2015
	Notes	R’m	%	R’m	R’m
Revenue		19 565	16%	16 828	35 238
Cost of sales		(11 224)		(9 742)	(19 887)
Administration and other operating expenses		(4 488)		(3 784)	(8 116)
Operating profit before depreciation (EBITDA)	1	3 853	17%	3 302	7 235
Depreciation and amortisation		(860)		(723)	(1 512)
Operating profit		2 993		2 579	5 723
Other gains and losses	2	57		190	93
Income from associates		—		—	2
Income from joint venture		(2)		(2)	(1)
Finance income		75		52	103
Finance cost	3	(616)		(602)	(1 179)
Profit before tax		2 507		2 217	4 741
Income tax expense		(498)		(428)	(206)

Profit for the period		2 009		1 789	4 535
Attributable to:
Equity holders of the Company		1 868		1 668	4 297
Non-controlling interests		141		121	238
		2 009		1 789	4 535

		Number		Number	Number
		‘000		‘000	‘000
PER SHARE PERFORMANCE
Weighted average number of shares
Number of shares net of treasury shares		852 892		810 384	810 878
Rights issue		11 263		—	—
Accelerated bookbuild offering		—		11 458	31 901
Adjustment for Right Offer (IAS 33 para 26)		8 407		21 017	21 017
Adjustment for accelerated bookbuild offering (IAS 33 para 26)		—		606	606
Weighted average number of ordinary shares in issue		872 562		843 465	864 402
Diluted weighted average number of shares
Weighted average number of shares.		872 562		843 465	864 402
Adjustment for dilutive treasury shares		14 888		16 561	15 932
Diluted weighted average number of ordinary shares in issue		887 449		860 026	880 334

		cents		cents	cents
Earnings per ordinary share
– Basic earnings basis		214.1	8%	197.8	497.1
– Diluted earnings basis		210.5		193.9	488.1
– Basic headline earnings basis		213.8	16%	184.4	472.1
– Diluted headline earnings basis		210.2		180.8	463.6
– Adjusted basic normalised headline earnings basis		214.1	19%	180.6	398.3
– Adjusted diluted normalised headline earnings basis		210.5		177.1	391.1
Dividends per ordinary share
– interim		36.0		31.0	31.0
– final		n/a		n/a	75.5

		R’m		R’m	R’m
EARNINGS RECONCILIATION
Profit attributable to shareholders		1 868	12%	1 668	4 297
Re-measurements for headline earnings		(3)		(131)	(248)
Profit on sale of property, equipment and vehicles		(3)		(4)	(87)
Impairment of property		—		31	31
Insurance proceeds		—		(158)	(158)
Gain on disposal of subsidiary		—		—	(34)
Income tax effects		—		18	32
Headline earnings		1 865	20%	1 555	4 081
Re-measurements for normalised headline earnings		(57)		(32)	(613)
Realised gain on foreign currency forward contracts		—		(32)	(32)
Ineffective cash flow hedges		(57)		—	342
Swiss tax charges relating to prior years		—		—	(712)
Discount on repayment of loan		—		—	(211)
Income tax effects		12		—	(25)
Normalised headline earnings		1 820	20%	1 523	3 443

CONSOLIDATED SUMMARISED STATEMENT OF COMPREHENSIVE INCOME

	Unaudited		Unaudited	Audited
	6 months to		6 months to	year to
	30/9/2015	Increase	30/9/2014	31/3/2015
	R’m	%	R’m	R’m
Profit for the period	2 009	12%	1 789	4 535
Other comprehensive income
Items that may be reclassified to the income statement
Currency translation differences	4 933		(204)	1 643
Fair value adjustment to cash flow hedges (net of tax)	23		(102)	(94)
Items that may not be reclassified to the income statement
Actuarial gains and losses	(280)		2	(561)
Other comprehensive income, net of tax	4 676		(304)	988
Total comprehensive income for the period	6 685		1 485	5 523
Attributable to:
Equity holders of the Company	6 543		1 364	5 287
Non-controlling interests	142		121	236
	6 685		1 485	5 523

CONSOLIDATED SUMMARISED STATEMENT OF CHANGES IN EQUITY

	Unaudited	Unaudited	Audited
	6 months to	6 months to	year to
	30/9/2015	30/9/2014	31/3/2015
	R’m	R’m	R’m
Opening balance	33 162	25 391	25 391
Shares issued	10 000	3 178	3 178
Share issue costs	(90)	(64)	(64)
Movement in shares held in treasury	(17)	(20)	(16)
Movement in share-based payment reserve	12	11	24
Increase in non-controlling interests	(30)	12	62
Total comprehensive income for the period	6 685	1 485	5 523
Transactions with non-controlling shareholders	(5)	1	9
Distributed to shareholders	(605)	(564)	(822)
Distributed to non-controlling interests	(118)	(95)	(123)
Closing balance	48 994	29 335	33 162
Comprising
Share capital	24 051	14 141	14 141
Treasury shares	(282)	(269)	(265)
Share-based payment reserve	195	170	183
Foreign currency translation reserve	15 772	8 994	10 840
Hedge reserve	(62)	(93)	(85)
Retained earnings	8 228	5 431	7 250
Shareholders’ equity	47 902	28 374	32 064
Non-controlling interests	1 092	961	1 098
Total equity	48 994	29 335	33 162

CONSOLIDATED SUMMARISED STATEMENT OF CASH FLOWS

		Unaudited	Unaudited	Audited
		6 months to	6 months to	year to
		30/9/2015	30/9/2014	31/3/2015
	Notes	R’m	R’m	R’m
Cash flow from operating activities		2 383	2 726	6 008
Cash generated from operations		3 259	3 692	7 848
Net finance cost		(439)	(455)	(916)
Taxation paid		(437)	(511)	(924)
Cash flow from investment activities		(10 131)	(2 386)	(4 594)
Investment to maintain operations		(483)	(377)	(1 215)
Investment to expand operations		(1 001)	(711)	(2 214)
Business combinations	8	—	(1 440)	(1 446)
Proceeds on disposal of property, equipment and vehicles		11	7	98
Disposal of subsidiary		—	—	45
Insurance proceeds		—	134	158
Loan repaid/(advanced)		20	—	(25)
Proceeds from other investments and loans		—	1	5
Investment in associate	9	(8 678)	—	—
Cash flow from financing activities		8 287	876	(361)
Proceeds from shares issued		10 000	3 178	3 178
Share issue costs		(89)	(64)	(64)
Distributions to shareholders		(605)	(564)	(822)
Distributions to non-controlling interests		(118)	(95)	(123)
Proceeds from borrowings		—	5	4 982
Repayment of borrowings		(835)	(1 577)	(7 443)
Proceeds from disposal of treasury shares		4	2	5
Treasury shares purchased		(22)	(22)	(22)
Acquisition of non-controlling interests		(34)	—	—
Proceeds on disposal of non-controlling interests		—	—	—
Refinancing transaction costs		(14)	—	(125)
Proceeds on disposal of non-controlling interest		—	13	73
Net movement in cash and cash equivalents		539	1 216	1 053
Opening balance of cash and cash equivalents		4 779	3 485	3 485
Exchange rate fluctuations on foreign cash		415	47	241
Closing balance of cash and cash equivalents		5 733	4 748	4 779

SUMMARISED SEGMENTAL REPORT

	Unaudited	Unaudited	Audited
	6 months to	6 months to	year to
	30/9/2015	30/9/2014	31/3/2015
	R’m	R’m	R’m
Revenue
Southern Africa	6 759	6 206	12 323
Middle East	2 496	1 976	4 305
Switzerland	10 310	8 646	18 610
	19 565	16 828	35 238
EBITDA
Southern Africa	1 460	1 303	2 676
Middle East	522	390	940
Switzerland	1 871	1 609	3 619
	3 853	3 302	7 235
Operating profit
Southern Africa	1 247	1 120	2 282
Middle East	449	319	805
Switzerland	1 297	1 140	2 636
	2 993	2 579	5 723

NOTES TO THE SUMMARISED FINANCIAL STATEMENTS

		Unaudited		Unaudited	Audited
		6 months to		6 months to	year to
		30/9/2015	Increase	30/9/2014	31/3/2015
		R’m	%	R’m	R’m
1	EBITDA RECONCILIATION
	Operating profit before depreciation (EBITDA)	3 853		3 302	7 235
	Adjusted for:
	Impairment of property and equipment	—		31	31
	Profit on sale of property, equipment and vehicles	(3)		(4)	(87)
	Normalised EBITDA	3 850	16%	3 329	7 179

2	OTHER GAINS AND LOSSES
	Realised gain on foreign currency forward contracts	—	32	32
	Gain on disposal of subsidiary	—	—	34
	Movement in ineffective cash flow hedges	57	—	(342)
	Discount on loan repayment	—	—	211
	Insurance proceeds	—	158	158
		57	190	93

3	FINANCE COST
	Interest	496	465	933
	Amortisation of capitalised financing costs	56	73	147
	Preference share dividend	65	64	128
	Less: amounts included in the cost of qualifying assets	(1)	—	(29)
		616	602	1 179

4	COMMITMENTS
	Capital commitments	3 698	3 450	3 779
	Southern Africa	2 202	1 897	2 325
	Middle East	981	626	782
	Switzerland	515	927	672

		R	R	R
5	EXCHANGE RATES
	Average Swiss franc (ZAR/CHF)	13.17	11.82	11.91
	Closing Swiss franc (ZAR/CHF)	14.20	11.82	12.55
	Average UAE dirham (ZAR/AED)	3.42	2.90	3.01
	Closing UAE dirham (ZAR/AED)	3.77	3.09	3.32
	Average GBP (ZAR/GBP) (24 August 2015 to 30 Sep 2015)	20.84	n/a	n/a
	Closing GBP (ZAR/GBP)	20.99	n/a	n/a

		Number	Number	Number
		‘000	‘000	‘000
6	NUMBER OF SHARES ISSUED
	Ordinary shares in issue	979 068	867 957	867 957
	Ordinary shares held in treasury	(13 524)	(13 674)	(13 483)
	Ordinary shares in issue net of treasury shares	965 544	854 283	854 474

7	FAIR VALUE MEASUREMENT

Derivative financial instruments comprise interest rate swaps and are measured at the present value of future cash flows estimated and discounted based on the applicable yield curves derived from quoted interest rates. Based on the degree to which the fair values are observable, the interest rate swaps are grouped as Level 2. Level 2 means that inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices), whereas Level 1 refers to quoted prices (unadjusted) in active markets for identical assets or liabilities.

NOTES TO THE SUMMARISED FINANCIAL STATEMENTS

		Unaudited	Unaudited	Audited
		6 months to	6 months to	year to
		30/9/2015	30/9/2014	31/3/2015
		R’m	R’m	R’m
8	BUSINESS COMBINATIONS
	Cash flow on business combinations	—	1 333	1 333
	Hirslanden Clinique La Colline SA	—	107	107
	Swissana Clinic AG	—	—	6
	IMRAD SA	—	1 440	1 446

On 25 June 2014, Hirslanden AG acquired a 100% interest in the operating company of Hirslanden Clinique La Colline SA.

Hirslanden Clinique La Colline SA is a private hospital based in Geneva, Switzerland.

9	INVESTMENT IN ASSOCIATE
	Spire Healthcare Group plc	(8 678)	—	—

On 24 August 2015, the Group acquired a 29.9% shareholding in Spire Healthcare Group plc (“Spire”), a leading private healthcare group in the UK with a national network of 39 hospitals across the United Kingdom. The investment in Spire provides Mediclinic with a further opportunity to diversify into an attractive new geography with a strong currency. The group and Spire will benefit from collaboration, with the potential to unlock procurement benefits and knowledge transfer. On 15 July 2015, Remgro Limited, through its wholly-owned subsidiary, Remgro Jersey Ltd (subsequently renamed to Mediclinic Jersey Ltd), acquired 119 923 335 Spire shares equivalent to a 29.9% shareholding. The purchase of the equity investment were negotiated jointly by Mediclinic and Remgro with the seller. Mediclinic acquired Remgro’s indirect shareholding in Spire for an amount equal to the aggregate of the purchase price paid by Remgro Jersey Ltd, transaction costs and funding costs, totalling approximately R8.7 billion. The Spire acquisition was effected through a series of transactions which ultimately resulted in Mediclinic Investments (Pty) Ltd, through a wholly-owned subsidiary, Business Venture Investments No 1871 (Pty) Ltd, owning 100% of the shares in Mediclinic Jersey Ltd, which is company directly holds the 29.9% interest in Spire.

ANNEXURE 5 — UNAUDITED INTERIM RESULTS OF AL NOOR FOR THE SIX MONTHS ENDED 30 JUNE 2015

Condensed consolidated interim statement of financial position
As at

		30 June	31 December
		2015	2014
		USD’000	USD’000
	Note	(Unaudited)	(Audited)
Non-current assets
Property and equipment	4	74,160	59,057
Intangible assets and goodwill	5	34,389	33,177
Prepayments	8	2,480	2,534
Deferred tax assets		269	269
Total non-current assets		111,298	95,037

Current assets
Inventories	6	19,424	20,385
Trade and other receivables	8	124,301	115,375
Amount due from a related party	7(d)	121	851
Short term deposit	10	13,787	13,624
Cash and cash equivalents	9	77,211	82,881
Total current assets		234,844	233,116
Total assets		346,142	328,153

Equity
Share capital	11	18,076	18,076
Share premium reserve		693,549	693,549
Statutory reserve		4,114	4,114
Merger reserve		(700,009)	(700,009)
Retained earnings		240,887	214,534
Share option reserve		3,151	3,174

Equity attributable to the owners of the Company		259,768	233,438
Non-controlling interest	11	6,003	4,800
Total equity		265,771	238,238

Non-current liabilities
Trade and other payables	13	—	596
Employee benefits	14	16,117	15,377
Total non-current liabilities		16,117	15,973

Current liabilities
Trade and other payables	13	58,085	67,792
Amounts due to related parties	7(c)	6,169	6,150
Total current liabilities		64,254	73,942
Total liabilities		80,371	89,915
Total equity and liabilities		346,142	328,153

Condensed consolidated interim statement of profit or loss and other comprehensive income

For six month period ended 30 June 2015

		period ended 30 June 2015			period ended 30 June 2014
			Non-			Non-
		Underlying	underlying	Total	Underlying	underlying	Total
		USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	Note	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	15	243,971	—	243,971	224,781	—	224,781
Cost of sales		(142,993)	—	(142,993)	(126,344)	—	(126,344)

Gross profit		100,978	—	100,978	98,437	—	98,437
Selling, administrative and other operating expenses		(55,338)	(507)	(55,845)	(52,202)	—	(52,202)

Results from operating activities		45,640	(507)	45,133	46,235	—	46,235
Finance cost		(632)	—	(632)	(860)	—	(860)
Finance income		379	—	379	255	—	255
Net finance cost		(253)	—	(253)	(605)	—	(605)
Profit for the period before tax		45,387	(507)	44,880	45,630	—	45,630
Taxation		—	—	—	—	—	—
Profit for the period		45,387	(507)	44,880	45,630	—	45,630
Other comprehensive income		—	—	—	—	—	—
Total comprehensive income for the period		45,387	(507)	44,880	45,630	—	45,630

Profit attributable to:
Owners of the Company		42,563	(507)	42,056	44,506	—	44,506
Non-controlling interest	11	2,824	—	2,824	1,124	—	1,124
Profit for the period		45,387	(507)	44,880	45,630	—	45,630

Total comprehensive income attributable to:
Owners of the Company		42,563	(507)	42,056	44,506	—	44,506
Non-controlling interest	11	2,824	—	2,824	1,124	—	1,124
Profit for the period		45,387	(507)	44,880	45,630	—	45,630

Earnings per share:
Basic earnings per share (cents)	17			36.0			38.1
Diluted earnings per share (cents)	17			35.9			37.9

The notes below form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated interim statement of changes in equity

For six month period ended 30 June 2015

			Attributable to equity shareholders of the Company
		Share				Share		Non-
	Share	premium	Statutory	Merger	Retained	option		controlling	Total
	capital	reserve	reserve	reserve	earnings	reserve	Total	interest	equity
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	(Note 11)							(Note 11)
At 1 January 2015 (Audited)	18,076	693,549	4,114	(700,009)	214,534	3,174	233,438	4,800	238,238
Total comprehensive income:
Profit for the period	—	—	—	—	42,056	—	42,056	2,824	44,880
Total comprehensive income	—	—	—	—	42,056	—	42,056	2,824	44,880
Transactions with owners of the Company:
Contribution and distributions:
Net equity settled share-based payment	—	—	—	—	—	(23)	(23)	—	(23)
Dividends paid (refer note 12 and 11)	—	—	—	—	(15,703)	—	(15,703)	(1,621)	(17,324)
At 30 June 2015 (Unaudited)	18,076	693,549	4,114	(700,009)	240,887	3,151	259,768	6,003	265,771
At 1 January 2014 (Audited)	18,076	693,549	4,114	(700,009)	160,089	2,897	178,716	1,991	180,707
Total comprehensive income:
Profit for the period	—	—	—	—	44,506	—	44,506	1,124	45,630
Total comprehensive income	—	—	—	—	44,506	—	44,506	1,124	45,630
Transactions with owners of the Company:
Contribution and distributions:
Equity settled share-based payment	—	—	—	—	—	549	549	—	549
Dividends paid (refer note 12)	—	—	—	—	(17,699)	—	(17,699)	—	(17,699)
At 30 June 2014 (Unaudited)	18,076	693,549	4,114	(700,009)	186,896	3,446	206,072	3,115	209,187

The notes below form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated interim statement of cash flows

For six month period ended 30 June 2015

		For the	For the
		six month	six month
		period ended	period ended
		30 June 2015	30 June 2014
		USD’000	USD’000
	Note	(Unaudited)	(Unaudited)
Operating activities		44,880	45,630
Profit for the period before tax
Adjustments for:
Depreciation and amortisation		8,244	5,450
Other non-cash items		637	154
Finance costs		632	653
Interest income		(320)	(255)
Employee benefit charge	14	2,352	1,987
Acquisition costs		507	94
Net equity-settled share-based payment transactions		(23)	549
Provision for bad debts on other receivables		113	254
Net cash from operating activities		57,022	54,516

Change in inventories		409	(3,850)
Change in trade and other receivables	8	(8,890)	(18,853)
Change in amounts due from a related party	7(d)	730	(255)
Change in trade and other payables	13	(10,258)	12,300
Change in amounts due to related parties	7(c)	19	972
Prepaid lease rent	8	—	(2,725)
Cash generated from operations		39,032	42,105
Employee benefits paid	14	(1,612)	(899)
Net cash generated from operating activities		37,420	41,206

Investing activities
Interest received		171	211
Short term deposit		(163)	(13,624)
Payment for property and equipment		(21,128)	(10,600)
Payment for intangible assets	5	(1,897)	(3,103)
Investment in subsidiary, net of cash acquired	20	(1,618)	(30,407)
Payment for acquisition costs		(507)	(94)
Proceeds from sale of property and equipment		8	—
Net cash used in investing activities		(25,134)	(57,617)

Financing activities
Interest paid		(632)	(653)
Dividend paid to non-controlling interest	11	(1,621)	—
Dividend paid	12	(15,703)	(17,699)
Net cash used in financing activities		(17,956)	(18,352)
Net decrease in cash and cash equivalents		(5,670)	(34,763)
Cash and cash equivalents at the beginning of the period		82,881	107,484
Cash and cash equivalents at the end of the period	9	77,211	72,721

The notes below form an integral part of these condensed consolidated interim financial statements.

Notes to the condensed consolidated interim financial statements

1                 Status and activity

Al Noor Hospitals Group Plc (the “Company” or “Parent’’) is a Company which was incorporated in England and Wales on 20 December 2012. The Company is a public limited liability company operating mainly in the United Arab Emirates (“UAE”). The address of the registered office of the Company is C/O Capita Company Secretarial Services, 1st Floor, 40 Dukes Place, London, EC3A 7NH. The registered number of the Company is 8338604. There is no ultimate controlling party.

The activities of the subsidiaries are the operation of medical hospitals and clinics and the sale of pharmaceuticals, medical supplies and related equipment. These condensed consolidated interim financial statements include the financial performance and position of the Company and its subsidiaries (collectively referred to as “the Group”).

The condensed consolidated interim financial statements were authorised for issue by the directors on 24 August 2015. The financial statements are unaudited but have been reviewed by KPMG LLP.

The condensed interim financial statements do not constitute statutory accounts within the meaning of Section 434 of the Companies Act 2006.

2                 Basis of preparation

The figures for the 6 months ended 30 June 2015 and 30 June 2014 are unaudited. Those accounts have been reported on by the Company’s auditors and delivered to the Registrar of Companies. The report of the auditors was (i) unqualified, (ii) did not include a reference to any matters to which the auditors drew attention by way of emphasis without qualifying their report and (iii) did not contain a statement under Section 498 (2) or (3) of the Companies Act 2006.

(a)         Statement of compliance

These condensed consolidated interim financial statements have been prepared in accordance with the International Accounting Standard 34 “Interim Financial Reporting” as endorsed by the European Union. They do not include all of the information required for full annual financial statements, and should be read in conjunction with the financial statements published as at and for the year ended 31 December 2014.

(b)         Going Concern

These condensed consolidated interim financial statements have been prepared on the going concern basis. At 30 June 2015, the Group had net assets amounting to USD 265,771 thousand. The Group is profitable and cash generative and the Directors have considered the Group’s cash forecasts for a period of 12 months from the signing of the balance sheet. In addition, the Group has access to an undrawn committed borrowing facility of up to USD 81.7 million. The Directors have a reasonable expectation that the Group has adequate resources to meet its liabilities as they fall due for at least 12 months from the date of approval of these condensed consolidated interim financial statements. Thus, they continue to adopt the going concern basis in preparing the financial information.

(c)          Basis of measurement

The condensed consolidated interim financial statements have been prepared on the historical cost basis except where adopted IFRS mandates that fair value accounting is required.

(d)         Functional and presentation currency

These condensed consolidated interim financial statements and financial information are presented in United States Dollar (USD), rounded to the nearest thousand. The functional currency of the majority of the Group’s entities is the United Arab Emirates Dirham (AED) and is the currency of the primary economic environment in which the Group operates. The United Arab Emirates Dirham (AED) is currently pegged against the United States Dollar (USD) at a rate of 3.67 per US Dollar.

(e)          Use of estimates and judgements

There are no material changes in management judgments, estimates and assumptions during the six month period ended 30 June 2015 from the annual financial statements published for the year ended 31 December 2014.

Notes to the condensed consolidated interim financial statements (continued)

3                 Significant accounting policies

The accounting policies applied by the Group in this condensed consolidated interim financial report are the same as those applied by the Group in its published consolidated financial statements as at and for the year ended 31 December 2014 which were prepared in accordance with IFRS as adopted by the European Union.

A number of amendments to standards were effective for the first time for the Group from 1 January 2015 and have been applied in preparing these condensed consolidated interim financial statements. None of these amendments had an impact on these condensed consolidated interim financial statements.

New standards and interpretations not yet adopted

New standards, amendments to standards and interpretations that are not yet effective for the period ended 30 June 2015 have not been applied in preparing these condensed consolidated interim financial statements. None of these is expected to have a significant effect on the Group, except for the following which could change the classification and measurement of the financial assets. The full extent of the impact has not yet been determined.

•                            IFRS 9 “Financial instruments” (expected effective date of 1 January 2018)

•                            IFRS 15 “Revenue from Contracts with Customers” (expected effective date of 1 January 2017)

4                 Property and equipment

During the six month period ended 30 June 2015, the Group acquired property and equipment with a cost of USD 22,701 thousand (six month period ended 30 June 2014: USD 10,600 thousand). The depreciation for the period ended 30 June 2015 was USD 7,559 thousand (six month period ended 30 June 2014: USD 5,240 thousand).

5                 Intangible assets and goodwill

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Goodwill	22,046	22,046
Software cost	8,899	7,825
Software under development	3,444	3,306
	34,389	33,177

Goodwill

The Group formally reviews the carrying value of goodwill annually, when the Group prepares its budget and strategic planning.

Software cost

Software under development of USD 1,509 thousand (six month ended 30 June 2014, USD 7,423 thousand) has been completed and transferred to the software cost category. The Group has also acquired software amounting to USD 1,897 thousand (six month ended 30 June 2014, USD 3,103 thousand). The amortisation for the period ended 30 June 2015 was USD 685 thousand (six month period ended 30 June 2014: USD 210 thousand).

Notes to the condensed consolidated interim financial statements (continued)

6                 Inventories

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Pharmacy items	13,207	13,066
Consumables	6,414	7,360
	19,621	20,426
Less: allowance for inventory obsolescence	(197)	(41)
	19,424	20,385

7                 Related party balances and transactions

Related parties comprise the parent, the ultimate parent, the Shareholders, key management personnel and those entities over which the parent, the ultimate parent, the directors or the Group can exercise significant influence or which can significantly influence the Group. In the ordinary course of business, the Group receives goods and services from, and provides goods and services to, such entities on rates, terms and conditions agreed upon by management.

(a)         Key management personnel compensation:

The compensation of key management personnel during the period was as follows:

	For the	For the
	six month	six month
	period ended	period ended
	30 June 2015	30 June 2014
	USD’000	USD’000
	(Unaudited)	(Unaudited)
Salaries and short-term benefits*	3,239	2,150
Directors’ emoluments	512	446
End of service benefits	126	60
Net equity-settled share-based payment transactions	(23)	549

*        Key management personnel include C level executives and hospital directors.

(b)         Other related party transactions:

	For the	For the
	six month	six month
	period ended	period ended
	30 June 2015	30 June 2014
	USD’000	USD’000
	(Unaudited)	(Unaudited)
Rent expenses	7,667	6,170
Purchases	4,004	3,859
Revenue	211	255

Notes to the condensed consolidated interim financial statements (continued)

7 Related party balances and transactions (continued)

(c)          Amounts due to related parties:

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Al Saqr Property Management Establishment	3,512	3,753
Gulf & World Traders LLC	1,833	1,914
Al Bahiya Trading & Services Est.	278	266
Pharma World LLC	373	213
Safe Travel Establishment	173	4
	6,169	6,150

The above amounts due to related parties are non-interest bearing and repayable on demand.

(d)         Amount due from a related party:

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Amount due from a shareholder	121	851

8                 Trade and other receivables

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Trade receivables	106,099	98,049
Staff advances and other receivables	8,687	10,059
Prepayments*	11,995	9,801
	126,781	117,909
Within one year	124,301	115,375
After one year*	2,480	2,534
	126,781	117,909

*     This includes prepaid lease rent for the Gulf International Cancer Centre for the period of 24 years amounting to USD 2,589 thousand (2014:USD 2,725 thousand).

9                 Cash and cash equivalents

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Cash in hand	466	331
Cash at bank	29,541	60,523
Term deposit*	47,204	22,027
	77,211	82,881

*     The average effective interest rate on term deposits is 1.1% (31 December 2014: 1.1%) per annum and the maturity date of these term deposits is less than 3 months.

Notes to the condensed consolidated interim financial statements (continued)

10             Short term deposit

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Fixed deposit	13,787	13,624

The maturity date of this deposit is more than 3 months from the start of the term and the average effective interest rate on the deposit is 1.08% (31 December 2014: 1.14%).

11             Equity

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Share capital
Issued and fully paid 116,866,203 shares of GBP 10 pence each (converted to USD at 1.5467)	18,076	18,076

Non-controlling interest

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
At the beginning of the period/year	4,800	1,991
Share of results for the period/year	2,824	2,809
Dividend paid	(1,621)	—
At the end of the period/year	6,003	4,800

12            Dividends

The Group paid dividends to Shareholders as set out below:

	For the	For the
	six month	six month
	period ended	period ended
	30 June 2015	30 June 2014
	USD’000	USD’000
	(Unaudited)	(Unaudited)
Dividend paid	15,703	17,699

Interim dividends for 2015:

The Board determined on 24 August 2014 that an interim dividend of GBP 4.1 pence for 2015 be paid. The dividend will be paid on 5 October 2015 to all ordinary shareholders who were on the register of members at the close of business on 4 September 2015. This dividend has not been recognised as a liability at the balance sheet date.

Notes to the condensed consolidated interim financial statements (continued)

13             Trade and other payables

	30 June	31 December
	2015	2014
	USD’000	USD’000
	(Unaudited)	(Audited)
Trade payables	36,727	41,071
Accrued liabilities	20,920	24,488
Other payables	438	1,211
Amounts payable for investment in subsidiaries	—	1,618
	58,085	68,388
Trade and other payables are repayable as follows:
Within one year	58,085	67,792
After one year	—	596
	58,085	68,388

14            Employee benefits

During the period ended 30 June 2015, an amount of USD 2,352 thousand has been accrued for the end of service benefits (for the six months period ended 30 June 2014: USD 1,987 thousand). Further, the Group has paid an amount of USD 1,612 thousand for the period ended 30 June 2015 ((for the six months period ended 30 June 2014: USD 899 thousand) for termination benefits.

15            Revenue

	For the	For the
	six month	six month
	period ended	period ended
	30 June 2015	30 June 2014
	USD’000	USD’000
	(Unaudited)	(Unaudited)
Inpatient	54,212	50,498
Outpatient	189,759	174,283
	243,971	224,781

Revenue is stated after potential insurance claim rejections and discounts provided to insurance companies. Management estimates these claim rejections based on historic actual data and trends, its experience in dealing with insurance companies and the current economic environment. The actual rejected claims in the past have not differed materially from those estimated by management.

	For the	For the
	six month	six month
	period ended	period ended
	30 June 2015	30 June 2014
	USD’000	USD’000
	(Unaudited)	(Unaudited)
Revenue from rendering of services	209,655	191,943
Revenue from sale of goods	34,316	32,838
	243,971	224,781

Notes to the condensed consolidated interim financial statements (continued)

16            Contingent liabilities

The Group defends various legal claims raised against it in the normal course of business. Where it considers that it is probable that it will settle a claim, management estimate the likely amount of settlement and provide accordingly. Claims that are considered remote or only possible represent contingent liabilities of the Group. If the Group’s defence against these contingent liabilities is not successful, the Group may ultimately become liable for settlement. The Group’s Medical Malpractice Insurance Policy covers all settlements made by the Group subject to insurance deductibles and the overall coverage provided by the policy. The Board of Directors and Management do not expect actions arising from the claims currently classified as contingent liabilities to have a material effect on the Group’s future financial position.

17            Earnings per share

(a)           Basic earnings per share

The calculation of basic earnings per share at 30 June 2015 was based on the profit attributable to the ordinary shareholders of USD 42,056 thousand (30 June 2014: USD 44,506 thousand) and a weighted average number of ordinary shares outstanding of 116,866 thousand (30 June 2014: 116,866).

(b)           Diluted earnings per share

The calculation of diluted earnings per share at 30 June 2015 was based on the profit attributable to the ordinary shareholders of USD 42,056 thousand (30 June 2014: USD 44,506 thousand) and a diluted weighted average number of ordinary shares outstanding of 117,232 thousand (30 June 2014: 117,232 thousand).

18            Seasonality of operations

The Group’s operations are not subject to any material seasonal variation.

19            Operating segments

The Group has the following major reportable segments, which are the Group’s strategic business units for which the Group’s CODM reviews internal management reports. The Group operates in the Emirate of Abu Dhabi, Dubai and the Sultanate of Oman and the following summary describes the operations in each of the Group’s reportable segments:

Reportable segments	Operations
Central region	Operation of hospitals, clinics and pharmacies in Abu Dhabi. The hospitals cater to both inpatient and outpatient care.

Western and Eastern region	Operation of hospitals, clinics and pharmacies in Abu Dhabi. The hospitals cater to both inpatient and outpatient care.

International	Operation of clinic and pharmacies in the Sultanate of Oman. The clinic caters to outpatient care.

Northern Emirates	Operation of clinic and physiotherapy in Dubai. The clinic caters to outpatient care.

Notes to the condensed consolidated interim financial statements (continued)

19            Operating segments (continued)

Performance is measured based on segment profit as included in the internal management reports that are reviewed by the Group’s CODM. Segment profit is used to measure performance as management believes that such information is most relevant in evaluating the results of each segment.

Information about reportable segments:

		Western
	Central	and eastern	Northern
	region	region	International	Emirates	Total
	USD’000	USD’000	USD’000	USD’000	USD’000
30 June 2015 (Unaudited)
Revenue	165,794	77,446	156	547	243,943
Net profit/(loss)	32,803	24,266	(541)	(670)	55,858

30 June 2014 (Unaudited)
Revenue	159,887	63,963	119	768	224,737
Net profit/(loss)	38,357	18,188	(590)	53	56,008

Reconciliations of reportable segment revenue and net profit:

	For the	For the
	six month	six month
	period ended	period ended
	30 June 2015	30 June 2014
	USD’000	USD’000
	(Unaudited)	(Unaudited)
Revenue
Total revenue for reportable segment	243,943	224,737
Other revenue	28	44
Total revenue for the period	243,971	224,781

Net profit
Total net profit for reportable segments	55,858	56,008
Other income	28	44
Interest income	379	320
Corporate shared services	(9,017)	(7,075)
Un-allocated corporate expenses:
Depreciation	(252)	(291)
Interest expenses	(419)	(671)
Other expenses	(1,697)	(2,705)
Net profit for the period	44,880	45,630

20       Investment in subsidiary, net of cash acquired

	For the	For the
	six month	six month
	period ended	period ended
	30 June 2015	30 June 2014
	USD’000	USD’000
	(Unaudited)	(Unaudited)
Cash paid for purchase of GICC	—	21,798
Cash paid for deferred consideration on acquisition of Al Madar	1,618	9,111
Less: cash and cash equivalents acquired	—	(502)
Total Cash Outflow	1,618	30,407

ANNEXURE 6 — PRO FORMA STATEMENT OF FINANCIAL POSITION AND INCOME STATEMENT OF THE ENLARGED GROUP

Pro forma financial information for the Enlarged Group

The Pro Forma Financial Information has been prepared in terms of Regulation 106 of the Companies Act and the Guide on Pro Forma Financial Information issued by the South African Institute of Chartered Accountants. The Pro Forma Financial Information is the responsibility of the Directors and is based on information and assumptions that they believe are reasonable, including assumptions regarding the terms of the Transactions. The Pro Forma Financial Information, which has been produced for illustrative purposes only, by its nature addresses a hypothetical situation and, therefore, does not represent the Enlarged Group’s actual financial position or results after the implementation of the Transactions.

The pro forma statement of financial position at 30 September 2015 gives effect to the Transactions as if they had occurred on 30 September 2015. The pro forma income statement for the twelve months ended 31 March 2015 and the six months ended 30 September 2015 are presented as if the Transactions had taken place at the beginning of the relevant periods. In particular, as pro forma information is prepared to illustrate retrospectively the effects of transactions that will occur subsequently using generally accepted regulations and reasonable assumptions, there are limitations that are inherent to the nature of pro forma information. As such, had the Transactions taken place on the dates assumed above, the actual effects would not necessarily have been the same as those presented in the Pro Forma Financial Information. Furthermore, in consideration of the different purpose of the pro forma information as compared to the historical financial statements and the different methods of calculation of the effects of the Transactions on the pro forma statement of financial position and the pro forma income statements, these statements should be read and interpreted without comparisons between them.

For accounting purposes under IFRS, the business combination will be treated as the acquisition of Al Noor by Mediclinic even though, legally, Al Noor is the acquirer and will be the entity which will issue New Shares to the shareholders of Mediclinic. Therefore, the consolidated financial information of the Enlarged Group at the date of the Transactions will reflect the acquisition of Al Noor by applying the IFRS 3 ‘acquisition method’ of accounting on the Al Noor identifiable assets acquired and liabilities assumed. As the valuation of the Al Noor identifiable assets and assumed liabilities will only be performed after the Closing Date, The Pro Forma Financial Information does not reflect the fair value adjustments that are expected to be made after the Closing Date and which will impact the net assets and earnings of the Enlarged Group going forward.

All pro forma financial adjustments are directly attributable to the Transactions. No pro forma adjustments have been made to reflect any matters not directly attributable to implementing the Transactions, such as synergies or cost savings that may be expected to occur after the Transactions. The Pro Forma Financial Information is presented in GBP, the presentation currency to be used by the Enlarged Group.

There are no material differences between the accounting policies applied in preparing the unaudited interim results of the Al Noor Group for the six months ended 30 June 2015 and those applied in preparing the unaudited interim financial results of the Mediclinic Group for the six months ended 30 September 2015. There are no material differences between the accounting policies applied in preparing the financial results of the Al Noor Group for the year ended 31 December 2014 and those applied in preparing the financial statements of the Mediclinic Group for the year ended 31 March 2015. For both periods, there are certain presentational differences under IAS 1 “Presentation of financial statements” which do not affect total net assets, net income or cash flows. The Pro Forma Financial Information does not attempt to predict or estimate the future results of the Enlarged Group and should not be used for this purpose.

Pro Forma Financial Information

Set out below is the consolidated pro forma statement of financial position at 30 September 2015, the consolidated pro forma income statements for the six months ended 30 September 2015 and the 12 months ended 31 March 2015, and the related explanatory notes.

Pro forma consolidated statement of financial position at 30 September 2015

	Mediclinic	Al Noor
	Group	Group
	as at	as at	Pre-acquisition	Acquisition	Remgro	Bridge		Pro forma
	30 Sep 2015	30 Jun 2015	adjustments	Accounting	Subscription	Facility	Expenses	Enlarged
	(Note 1)	(Note 2)	(Note 3e-f)	(Note 3a-d)	(Note 3g)	(Note 3h)	(Note 3i-j)	Group
	£’m	£’m	£’m	£’m	£’m	£’m	£’m	£’m
ASSETS
Non-current assets	3,932	71	5,260
Property, equipment and vehicles	2,855	47						2,902
Intangible assets	613	22	(14)	1,271				1,892
Investment in associate	441	—						441
Investment in joint venture	3	—						3
Other investments and loans	4	2						6
Deferred income tax assets	16	—						16

Current assets	735	149						808
Inventories	55	12						67
Trade and other receivables	408	79						487
Current income tax assets	3	—						3
Short-term deposit	—	9						9
Cash and cash equivalents	269	49	(28)	(1,000)	600	395	(43)	242

Total assets	4,667	220	(42)	271	600	395	(43)	6,068

EQUITY
Attributable to equity holders of the Company	2,252	165	(42)	271	600	—	(43)	3,203
Non-controlling interests	51	4						55
Total equity	2,303	169	(42)	271	600	—	(43)	3,258

	Mediclinic	Al Noor
	Group	Group
	as at	as at	Pre-acquisition	Acquisition	Remgro	Bridge		Pro forma
	30 Sep 2015	30 Jun 2015	adjustments	Accounting	Subscription	Facility	Expenses	Enlarged
	(Note 1)	(Note 2)	(Note 3e-f)	(Note 3a-d)	(Note 3g)	(Note 3h)	(Note 3i-j)	Group
	£’m	£’m	£’m	£’m	£’m	£’m	£’m	£’m

LIABILITIES
Non-current liabilities	1,982	10						2,387
Borrowings	1,423	—				395		1,818
Deferred income tax liabilities	414	—						414
Retirement benefit obligations	86	10						96
Provisions	37	—						37
Derivative financial instruments	22	—						22
Deferred income tax assets	16	—						16
Current liabilities	382	41						423
Trade and other payables	294	37						331
Borrowings	53	4						57
Provisions	25	—						25
Current income tax liabilities	10	—						10

Total liabilities	2,364	51	—	—	—	395	—	2,810

Total equity and liabilities	4,667	220	(42)	271	600	395	(43)	6,068
Number of issued Mediclinic shares (‘000)	965,544
Net asset value per share (pence per share)	233.2
Tangible net asset value per share (pence per share)	168.1
Converted at 0.625 Al Noor shares for every Mediclinic share
Number of issued Al Noor shares (‘000)	603,465	116,866		(74,069)	72,115			718,377
Net asset value per share (pence per share)	373.2	141.2						445.9
Tangible net asset value per share (pence per share)	268.9	122.3						180.3

Note 1 — consolidated statement of financial position of the Mediclinic Group at 30 September 2015

The consolidated statement of financial position of Mediclinic Group has been directly extracted from the unaudited interim consolidated financial statements of Mediclinic Group for the six months ended 30 September 2015 and translated from ZAR to GBP using the exchange rate at 30 September 2015, equal to ZAR/GBP 21.3.

Note 2 — consolidated statement of financial position of the Al Noor Group at 30 June 2015

The consolidated statement of financial position of the Al Noor Group at 30 June 2015 is based on the interim consolidated financial statements of the Al Noor Group for the six months ended 30 June 2015. The statement of financial position has been translated from USD to GBP using the exchange rate at 30 June 2015, equal to USD/GBP 1.578.

Note 3 — Acquisition accounting (statement of financial position)

For accounting purposes under IFRS, the business combination will be treated as the acquisition of Al Noor by Mediclinic even though, legally, Al Noor is the acquirer and will be the entity which will issue New Shares to the shareholders of Mediclinic. For the purposes of the Pro Forma Financial Information, consideration and preliminary goodwill have therefore been determined as follows:

	Amount
	In millions of GBP	Note
Special Dividend paid to Al Noor shareholders	383	3a
Tender Offer	617	3b
Cash consideration paid to Al Noor shareholders	1,000
Value of Mediclinic shares deemed to be issued to Al Noor shareholders	394	3c
Total consideration transferred to Al Noor shareholders	1,394	3c
Net tangible assets acquired	123
Al Noor net assets acquired (net book value at 30 June 2015)	165	3d
Pre-existing goodwill and intangible assets (net book value at 30 June 2015)	(14)	3e
Transactions costs expected to be incurred by Al Noor	(28)	3f

Preliminary goodwill	1,271

Notes:

3a)                Reflects the Special Dividend of £3.28 per Al Noor share paid to Al Noor shareholders based on 116,866,203 Al Noor shares, which represents a cash outflow of £383m.

3b)                Assumes full take up of the Tender Offer by Al Noor shareholders, resulting in the cancellation of 74,069,109 Al Noor shares for a cash payment of £8.32 per share, which result in a cash outflow of £617m.

3c)                 Under IFRS, the acquisition-date fair value of the consideration transferred by the accounting acquirer is based on the number of shares that the accounting acquirer (the legal subsidiary) would have had to issue to the owners of the accounting acquiree (the legal parent) to give the owners of the legal parent the same percentage of equity interests in the combined entity that results from the reverse acquisition. Other payments to Al Noor shareholders are also included in consideration where in substance they form part of the payment transferred for the acquired business. 68 million Mediclinic shares are deemed to be issued by Mediclinic in consideration for Al Noor shares. For the purpose of estimating the fair value of the consideration transferred in the Pro Forma Financial Information, the Existing Shares of Al Noor are deemed to be acquired on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Circular) and based upon the acquisition date closing price of Mediclinic’s Existing Shares (being ZAR 122.73), translated from ZAR to GBP at the exchange rate on that date (ZAR 21.28 per GBP). The fair value of the share component of consideration payable in respect of the business combination will be subject to change until the completion of the Transactions, and therefore, could be significantly different from that determined on the Valuation Date. The value of Mediclinic shares deemed to be issued to Al Noor shareholders of £394m is thus calculated using 68m shares at R122.73 per Mediclinic share and an exchange rate of ZAR/GBP 21.28.

3d)                As stated in the basis of preparation, The Pro forma Financial Information does not reflect the fair value adjustments to the acquired assets and liabilities assumed as the measurement of these items at their fair values will only be performed subsequent to the Closing Date. The purchase price premium (being the excess of consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented. The fair value adjustments, when finalised post the Closing Date, may be material.

3e)                 Represents the write-off of pre-existing goodwill and intangible assets in Al Noor at net book value at 30 June 2015, since goodwill on the transaction is calculated by comparing total consideration paid to net tangible assets acquired.

3f)                  Reflects the pro forma adjustments in relation to estimated Al Noor transaction costs amounting to £28 million, which will reduce cash and net assets to be acquired. All the Al Noor transactions costs are deemed to be pre-acquistion costs for purposes of the acquisition date accounting.

3g)                 The adjustment of £600 million reflects the cash received by Al Noor from Remgro under the Remgro Subscription, the equivalent of 72,115,384 shares at £8.32 per share.

3h)                The adjustment of £395 million to borrowings reflects the £400m drawdown of the Mediclinic Bridge Facility to fund the Al Noor Tender Offer net of a £5m arrangement fee. The Mediclinic Bridge Facility has a maximum term of 18 months, hence the adjustment has been reflected in non-current liabilities. The £5m arrangement fee payable in respect of the Bridge Facility will be capitalised and amortised over the life of the facility.

3i)                    An adjustment of £29m has been made to reflect estimated transaction costs incurred by Mediclinic.

3j)                   Sales transfer tax will be payable in South Africa at a rate of 0.25% of the higher of a) the market value of the Al Noor Shares received in exchange for the Mediclinic Shares transferred; and b) the market value of the Mediclinic shares transferred. The £14m adjustment has been estimated based on the market capitalisation of Mediclinic on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Circular).

3k)                No account has been made of any trading activity post 30 June 2015 (Al Noor) or 30 September 2015 (Mediclinic).

Pro forma consolidated income statement for the 12 months ended 31 March 2015

	Mediclinic	Al Noor
	Group	Group
	as at	as at	Disclosure		Pro forma
	31 Mar 2015	31 Dec 2014	alignment	Expenses	Enlarged
	(Note 4)	(Note 5)	(Note 5)	(Note 6)	Group
	£’m	£’m	£’m	£’m	£’m
Revenue	1,977	272	—	—	2,249
Cost of sales	(1,116)	(156)	6	—	(1,266)
Administration and other operating expenses	(455)	(65)	2	(71)	(589)
Operating profit before depreciation (EBITDA)	406	51	8	(71)	394
Depreciation and amortisation	(85)	—	(8)		(93)
Operating profit	321	51	—	(71)	301
Other gains and losses	5	—	—	—	5
Finance income	6	—	—	—	6
Finance cost	(66)	(1)	—	(23)	(90)
Profit before taxation	266	50	—	(94)	222
Taxation	(12)	—	—		(12)
Profit for the year	254	50	—	(94)	210
Attributable to:
Equity holders of the Company	241	48	—	(94)	195
Non-controlling interests	13	2	—	—	15
	254	50	—	(94)	210
Headline earnings reconciliation
Profit attributable to shareholders	241	48	—	(94)	195
Impairment of property	2	—	—	—	2
Insurance proceeds	(8)	—	—	—	(8)
Gain on sale of subsidiary	(2)	—	—	—	(2)
Profit on sale of property, equipment and vehicles	(4)	—	—	—	(4)
	229	48	—	(94)	183
Normalised headline earnings reconciliation
Realised gain on foreign currency forward contracts	(2)	—	—	—	(2)
Ineffective cash flow hedges	16	—	—	—	16
Swiss tax rate charges relating to prior years	(40)	—	—	—	(40)
Discount on loan repayment	(10)	—	—	—	(10)
Transaction cost	—	—	—	71	71
	193	48	—	(23)	218

	Mediclinic	Al Noor
	Group	Group
	as at	as at	Remgro	Shares	Pro forma
	30 Sep 2015	30 Jun 2015	Subscription	Cancelled	Enlarged
	(Note 4)	(Note 5)	(Note 3g)	(Note 3b)	Group
Weighted average number of Mediclinic shares
Basic	843,385
Diluted	859,318
Earnings per Mediclinic ordinary share — pence
Earnings	28.6
Headline earnings	27.2
Normalised headline earnings	22.9
Converted at 0.625 Al Noor shares for every Mediclinic share
Weighted average number of Al Noor shares
Basic	527,116	116,866	72,115	(74,069)	642,028
Diluted	537,074	117,286	72,115	(74,069)	652,406
Earnings per ordinary share — pence
Basic	45.7	41.1			30.4
Diluted	44.9	40.9			29.9
Headline earnings per ordinary share — pence
Basic	43.4	41.1			28.5
Diluted	42.6	40.9			28.1
Normalised Headline earnings per ordinary share — pence
Basic	36.6	41.1			34.0
Diluted	35.9	40.9			33.4

Note 4 — consolidated income statement of Mediclinic Group

The consolidated income statement of the Mediclinic Group for the year ended 31 March 2015 has been directly extracted from the audited consolidated financial statements of Mediclinic and translated from ZAR to GBP using the average exchange rate for the year ended 31 March 2015, equal to ZAR/GBP 17.82.

Note 5 — consolidated income statement of Al Noor Group

The consolidated income statement of the Al Noor Group for the year ended 31 December 2014 is based on the audited consolidated financial statements of the Al Noor Group for the year ended 31 December 2014 and adjusted in order to align it with the presentation criteria to be adopted by the Mediclinic Group. The income statement has been translated from USD to GBP using the average exchange rate for the year ended 31 December 2014, equal to USD/GBP 1.65.

Certain reclassifications have been made to the income statement of the Al Noor Group to align it to the presentation format to be used by the Enlarged Group. Specifically, adjustments have been made to “Cost of sales” and “Administrative expenses” to move depreciation and amortisation costs out of these line items into a separate line item. £6m has been moved from cost of sales in the pro forma income statement for the year ended 31 December 2014 and £2m has been moved from administrative expenses.

Note 6 — acquisition accounting (income statement)

6a)                An adjustment of £29m has been made to reflect estimated transaction costs incurred by Mediclinic and an adjustment of £28m has been made to reflect estimated transaction costs incurred by Al Noor. This once-off cost will not have a continuing impact on the results of the Enlarged Group.

6b)                As set out above, sales transfer tax will be payable in respect of the Transactions. The £14m adjustment has been estimated based on the market capitalisation of Mediclinic on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Circular). These once-off costs will not have a continuing impact on the results of the Enlarged Group.

6c)                 The £23m adjustment to finance costs in the 12 months to March 2015 comprises:

•                            £20m of interest costs in respect of the £400m Bridge Facility; and

•                            £3m amortisation of capitalised arrangement fees charged in respect of the Bridge Facility.

Interest cost associated with the Bridge Facility will have a continuing impact on the result of the Enlarged Group.

6d)                Adjustments affecting the income statement are assumed to be non-deductible or disallowable for tax purposes and therefore do not affect the pro forma tax charge for the Enlarged Group.

6e)                 As stated in the basis of preparation, The Pro Forma Financial Information does not reflect the fair value adjustments to the acquired assets and liabilities assumed as the measurement of these items at their fair values will only be performed subsequent to the Closing Date. The purchase price premium (being the excess of the consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented.

6f)                  No account has been made of any trading activity post 30 June 2015 (Al Noor) or 30 September 2015 (Mediclinic).

Pro forma income statement for the six months ended 30 September 2015

	Mediclinic
	Group	Al Noor Group
	as at	as at	Disclosure		Pro forma
	30 Sep 2015	30 Jun 2015	alignment	Expenses	Enlarged
	(Note 7)	(Note 8)	(Note 8)	(Note 9)	Group
	£’m	£’m	£’m	£’m	£’m
Revenue	1,015	160			1,175
Cost of sales	(583)	(94)	4		(673)
Administration and other operating expenses	(233)	(36)	1	(71)	(339)
Operating profit before depreciation (EBITDA)	199	30	5	(71)	163
Depreciation and amortisation	(45)	—	(5)		(50)
Operating profit	154	30	—	(71)	113
Other gains and losses	3	—	—	—	3
Finance income	4	—	—	—	4
Finance cost	(32)	—	—	(11)	(43)
Profit before taxation	129	30	—	(82)	77
Taxation	(26)	—	—	—	(26)
Profit for the year	103	30	—	(82)	51
Attributable to:
Equity holders of the Company	96	28	—	(82)	42
Non-controlling interests	7	2	—	—	9
	103	30	—	(82)	51
Headline earnings reconciliation
Profit attributable to shareholders	96	28	—	(82)	42
Profit on sale of property, equipment and vehicles	—	—	—	—	—
	96	28	—	(82)	42
Normalised headline earnings reconciliation
Ineffective cash flow hedges	(2)	—	—	—	(2)
Transaction cost	—	—	—	71	71
	94	28	—	(11)	111

	Mediclinic	Al Noor
	Group	Group
	as at	as at	Remgro	Shares	Pro forma
	30 Sep 2015	30 Jun 2015	Subscription	Cancelled	Enlarged
	(Note 7)	(Note 8)	(Note 3g)	(Note 3b)	Group
Weighted average number of Mediclinic shares
Basic	872,562
Diluted	887,449
Earnings per Mediclinic ordinary share — pence
Earnings	11.0
Headline earnings	11.0
Normalised headline earnings	10.8
Converted at 0.625 Al Noor shares for every Mediclinic share
Weighted average number of Al Noor shares
Basic	545,351	116,866	72,115	(74,069)	660,263
Diluted	554,656	117,286	72,115	(74,069)	669,988
Earnings per ordinary share — pence
Basic	17.6	24.0			6.4
Diluted	17.3	23.9			6.3
Headline earnings per ordinary share — pence
Basic	17.6	24.0			6.4
Diluted	17.3	23.9			6.3
Normalised Headline earnings per ordinary share — pence
Basic	17.2	24.0			16.8
Diluted	16.9	23.9			16.6

Note 7 — consolidated income statement of Mediclinic Group

The consolidated income statement of the Mediclinic Group for the six months ended 30 September 2015 has been directly extracted from the unaudited interim consolidated financial statements of Mediclinic and translated from ZAR to GBP using the average exchange rate for the six months ended 30 September 2015, equal to ZAR/GBP 19.3.

Note 8 — consolidated income statement of Al Noor Group

The consolidated income statement of the Al Noor Group for the six months ended 30 June 2015 is based on the unaudited interim consolidated financial statements of the Al Noor Group for the six months ended 30 June 2015 and adjusted in order to align it with the presentation criteria to be adopted by the Mediclinic Group. The income statement has been translated from USD to GBP using the average exchange rate for the six months ended 30 June 2015, equal to USD/GBP 1.52.

Certain reclassifications have been made to the income statement of the Al Noor Group to align it to the presentation format to be used by the Enlarged Group. Specifically, adjustments have been made to “Cost of sales” and “Administrative expenses” to move depreciation and amortisation costs out of these line items into a separate line item. £4m has been moved from cost of sales in the pro forma income statement for the six months ended 30 June 2015 and £1m has been moved from administrative expenses.

Note 9 — acquisition accounting (income statement)

9a)

An adjustment of £29m has been made to reflect estimated transaction costs incurred by Mediclinic and an adjustment of £28m has been made to reflect estimated transaction costs incurred by Al Noor. This one-off cost will not have a continuing impact on the results of the Enlarged Group.

9b)

As set out above, sales transfer tax will be payable in respect of the Transactions. The £14m adjustment has been estimated based on the market capitalisation of Mediclinic on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Circular). These once-off costs will not have a continuing impact on the results of the Enlarged Group.

9c)	The £11m adjustment to finance costs in the six months to 30 September 2015 comprises:

• £10m of interest costs in respect of the £400m Bridge Facility; and
• £1m amortisation of capitalised arrangement fees charged in respect of the Bridge Facility.

Interest costs associated with the Bridge Facility will have a continuing impact on the results of the Enlarged Group.

9d)	Adjustments affecting the income statement are assumed to be non-deductible or disallowable for tax purposes and therefore do not affect the pro forma tax charge for the Enlarged Group

9e)

As stated in the basis of preparation, The Pro Forma Financial Information does not reflect the fair value adjustments to the acquired assets and liabilities assumed as the measurement of these items at their fair values will only be performed subsequent to the Closing Date. The purchase price premium (being the excess of the consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented.

9f)	No account has been made of any trading activity post 30 June 2015 (Al Noor) or 30 September 2015 (Mediclinic).

ANNEXURE 7 — INDEPENDENT REPORTING ACCOUNTANT’S REPORT ON THE PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

The Directors

Mediclinic International Limited
Mediclinic Office, Strand Road
PO Box 456

Stellenbosch

7600

South Africa

The Directors

Al Noor Hospitals Group Plc

1 Floor

40 Dukes Place

London

EC3A 7NH

United Kingdom

Dear Sirs

Independent reporting accountant’s assurance report on the compilation of pro forma financial information of Mediclinic International Limited and Al Noor Hospitals Group Limited

Introduction

Al Noor Hospitals Group Plc (“Al Noor”) and Mediclinic International Limited (“Mediclinic”) is issuing a combined circular (“the Circular”) regarding a scheme of arrangement between Mediclinic and the Mediclinic Shareholders (“the Proposed Transaction”), pursuant to which, if implemented, Al Noor and Mediclinic will acquire all of the Scheme Shares from the Scheme Participants, either in terms of the Exchange Option or the Repurchase Option under the Scheme resulting in Al Noor holding all of the issued Mediclinic Shares, Mediclinic becoming a wholly owned subsidiary of Al Noor, and the Scheme Participants becoming Shareholders of the Enlarged Group, being Al Noor as enlarged by the acquisition of Mediclinic (“The Enlarged Group”).

At your request and for the purposes of the Circular to be dated on or about 17 November 2015, we present our assurance report on the compilation of the pro forma financial information of the Enlarged Group by the directors. The Pro Forma Financial Information, presented in Annexure 6 to the Circular, consists of the pro forma consolidated statement of financial position as at 30 September 2015 and the pro forma consolidated income statement for the 12 months ended 31 March 2015 and the six month ended 30 September 2015 and the pro forma financial effects (“the Pro Forma Financial Information”). The Pro Forma Financial Information has been compiled in terms of Regulation 106 of the Companies Act 71 of 2008 (“the Companies Act”) and the Guide on Pro Forma Information issued by the South African Institute of Chartered Accountants.

The Pro Forma Financial Information has been compiled by the directors to illustrate the impact of the Proposed Transaction on Al Noor and Mediclinic’s reported financial position as at 30 September 2015, and Al Noor and Mediclinic’s financial performance for the year ended 31 March 2015 and the six months ended 30 September 2015, as if the Proposed Transaction had taken place at 30 September 2015 and 1 April 2014 and 1 April 2015, respectively. As part of this process, information about Al Noor and Mediclinic’s financial position and financial performance has been extracted by the directors from the Al Noor audited financial statements for the year ended 31 December 2014 and unaudited interim financial statements for the six month ended 30 June 2015, and from the Mediclinic audited financial statements for the year ended 31 March 2015 and interim unaudited financial statements for the six months ended 30 September 2015.

Directors’ responsibility

The directors of Al Noor and Mediclinic are responsible for the compilation, contents and presentation of the Pro Forma Financial Information in terms of Regulation 106 of the Companies Act and on the basis described in Annexure 6 of the Circular. The directors of Al Noor and Mediclinic are also responsible for the financial information of Al Noor and Mediclinic respectively, from which it has been prepared.

Reporting accountant’s responsibility

Our responsibility is to express an opinion about whether the Pro Forma Financial Information has been compiled, in all material respects, by the directors on the basis specified based on our procedures performed. We conducted our engagement in accordance with the International Standard on Assurance Engagements (ISAE) 3420, Assurance Engagements to Report on the Compilation of Pro Forma Financial Information Included in a Prospectus. This standard requires that we comply with ethical requirements and plan and perform our procedures to obtain reasonable assurance about whether the Pro Forma Financial Information has been compiled, in all material respects, on the basis specified in the Companies Act. For purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the Pro Forma Financial Information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the Pro Forma Financial Information.

As the purpose of Pro Forma Financial Information included in a circular is solely to illustrate the impact of a significant corporate action or event on unadjusted financial information of the entity as if the corporate action or event had occurred or had been undertaken at an earlier date selected for purposes of the illustration, we do not provide any assurance that the actual outcome of the event or transaction would have been as presented.

A reasonable assurance engagement to report on whether the Pro Forma Financial Information has been compiled, in all material respects, on the basis of the applicable criteria involves performing procedures to assess whether the applicable criteria used in the compilation of the Pro Forma Financial Information provides a reasonable basis for presenting the significant effects directly attributable to the corporate action or event, and to obtain sufficient appropriate evidence about whether:

•              The related pro forma adjustments give appropriate effect to those criteria; and

•              The Pro Forma Financial Information reflects the proper application of those adjustments to the unadjusted financial information.

Our procedures selected depend on our judgment, having regard to our understanding of the nature of the Enlarged Group, the corporate action or event in respect of which the Pro Forma Financial Information has been compiled, and other relevant engagement circumstances.

Our engagement also involves evaluating the overall presentation of the Pro Forma Financial Information.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the Pro Forma Financial Information has been compiled, in all material respects, on the basis described in Annexure 6 of the Circular.

PricewaterhouseCoopers Inc.

Director: NH Döman

Registered Auditor

Stellenbosch

11 November 2015

ANNEXURE 8 — REPORT OF INDEPENDENT EXPERT

	Ernst & Young Advisory Services (Pty) Ltd	Tel: +27 (0) 11 772 3000
	102 Rivonia Road	Fax: +27 (0) 11 772 4000
	Sandton	Docex 123 Randburg
	Johannesburg	ey.com
	South Africa	Co. Reg. No. 2006/018260/07

The Directors
The Independent Board
Mediclinic International Limited
Strand Road
Stellenbosch, 7600
South Africa

11 November 2015

Dear Sirs:

Independent Expert’s report regarding the proposed acquisition by Al Noor Hospital Group PLC (“Al Noor”) of the entire issued shares of Mediclinic International Limited (“Mediclinic”)

Introduction

Defined terms bear the meaning as set out in the combined circular to Mediclinic Shareholders (the “Circular”) dated on or about 17 November 2015, except as otherwise defined herein.

On 14 October 2015 Mediclinic and Al Noor jointly announced on SENS that they had reached agreement on the terms of a recommended combination of their respective businesses, to be effected by way of a Scheme of Arrangement in terms of Section 114 read with section 115 of the Companies Act to be proposed by the Mediclinic Board of Directors (the “Mediclinic Board”) between Mediclinic and Mediclinic shareholders (“the Scheme”).

The scheme forms part of a series of related transactions and corporate actions, comprising the Asset Transfer, the Scheme, the LSE and JSE listings of the Enlarged Group, the Remgro Subscription, the Al Noor Special Dividend and the Al Noor Tender Offer.

The Mediclinic Board has accordingly proposed the Scheme in terms of section 114 of the Companies Act between Mediclinic and the Mediclinic Shareholders. In the event of the Conditions Precedent being fulfilled or waived (where appropriate) and the Scheme becoming operative, Al Noor will by operation of law become the sole shareholder of Mediclinic and Scheme Participants will, in terms of the Scheme and subject to the election made, either:

•              directly exchange each of their Mediclinic shares for 0.62500 Al Noor shares (“the Exchange Option”); or

•              elect that Mediclinic repurchase (“the Repurchase Option”) their shares in return for a Repurchase Consideration in the form of a claim against Mediclinic. The claim will be ceded to Al Noor as settlement of the subscription for shares in Al Noor. The Repurchase Consideration is defined as the amount in respect of which Mediclinic shall become indebted to a Scheme Participant in respect of each of the Scheme Shares to be repurchased and cancelled by Mediclinic pursuant to the Repurchase Option, being an amount equal to the Rand equivalent value of 0.62500 Al Noor Shares on the trading day before the Operative Date (which will be determined by reference to the closing middle market quotation of the Al Noor Shares on the LSE (as reported in the LSE’s Daily Official List), and the closing spot rate for the purchase of Rands in the London foreign exchange market as quoted by WM/Reuters, in each case on the trading day before the Operative Date) (the “Repurchase Option”)

A member firm of Ernst & Young Global Limited.

A full list of Directors is available on the website.

Chief Executive: Ajen Sita

Under both the Exchange Option and the Repurchase Option, Scheme Participants will ultimately receive 0.62500 Al Noor shares (“the Scheme Consideration”).

In order to create a more efficient corporate structure for the Enlarged Group, Mediclinic will, by way of the Asset Transfer, and conditional upon the Scheme becoming unconditional, transfer to Al Noor certain of its subsidiaries. Application has been made on behalf of the Enlarged Group for an inward secondary listing of the New Al Noor Shares on the JSE. Upon implementation of the Scheme, all Al Noor Shares will continue to be admitted to the premium listing segment of the Official List and to trading on the LSE’s main market for listed securities, and Al Noor will have a secondary listing on the main board of the JSE in terms of the existing Exchange Control Regulations of the SARB in respect of inward listings. Mediclinic has also applied for the termination of the listing of the Mediclinic Shares from the main board of the JSE.

Full details of the Scheme are contained in the Circular, which includes a copy of this report.

Scope

Ernst & Young Advisory Services Proprietary Limited (“EY”) has been appointed as an Independent Expert by the Independent Board of Directors of Mediclinic (the “Independent Board”) in accordance with Section 114(2) of the Companies Act to compile a report in accordance with Section 114(3) of the Companies Act and to advise the Independent Board on whether the terms and conditions of the Scheme, including the Repurchase Option are fair and reasonable to the Mediclinic shareholders in accordance with the requirement of the Takeover Regulation Panel (“TRP”).

Responsibility

The compliance with the Companies Act is the responsibility of the Independent Board. Our responsibility is to report on the terms and conditions of the Scheme (including the Repurchase Option) in compliance with the related provisions of the Companies Act.

We confirm that our fair and reasonable opinion has been provided to the Independent Board for the sole purpose of assisting them in forming and expressing an opinion for the benefit of Mediclinic shareholders.

Definition of the terms “fair” and “reasonable”

A transaction will generally be considered fair to a company’s shareholders if the benefits received by the shareholders, as a result of the transaction, are equal to or greater than the value surrendered by the shareholders.

The assessment of fairness is primarily based on quantitative issues. The transaction may be considered fair if the value of the shareholding in Al Noor acquired by Mediclinic shareholders as a result of the Scheme is considered to be greater than or equal to the value of the Mediclinic shares surrendered.

The assessment of reasonableness is generally based on qualitative considerations surrounding the transaction. Hence, even though the benefits received by Mediclinic shareholders may be less than the value surrendered by them, the entire transaction may still be reasonable in certain circumstances after considering other significant qualitative factors.

Our approach in considering the Scheme (including the Repurchase Option)

In considering the Scheme (including the Repurchase Option), we have independently calculated the fair value range for each Mediclinic share and Al Noor share, respectively, and determined a share swap range based on our relative valuations of Mediclinic shares and Al Noor shares. We compared this swap ratio range, after taking into account the impact of the Al Noor Special Dividend and the Al Noor Tender Offer, to the proposed Scheme Consideration, which apply to both the Exchange Option and the Repurchase Option.

We also considered various qualitative factors of the Scheme from the perspective of the Mediclinic shareholders.

Information utilised

In the course of our analysis, we relied upon financial and other information, including prospective financial information, obtained from Mediclinic and Al Noor management, respectively, together with industry-related and other information in the public domain. Our conclusion is dependent on such information being complete and accurate in all material respects.

The principal sources of information used in formulating our opinion regarding the terms and conditions of the Scheme include:

•              Mediclinic’s SENS announcements dated 5 October 2015 and 14 October 2015.

•              Investor presentation provided by Mediclinic, dated 8 October 2015, and related to the combination of Mediclinic and Al Noor.

•              Representations and assumptions made available by, and discussions held with, the management of Mediclinic.

•              Representations and assumptions made available by, and discussions held with, the Independent Board.

•              S&P Capital IQ research database and BMI research database.

•              Published market data on Mediclinic and Al Noor, including annual reports and analyst reports, amongst others.

•              Audited annual financial statements and management accounts of Mediclinic for the years ended 31 March 2013, 2014 and 2015.

•              Audited annual financial statements and management accounts of Al Noor for the years ended 31 December 2012, 2013 and 2014.

•              Interim results of Mediclinic to 30 September 2015.

•              Unaudited interim results of Al Noor to 31 August 2015.

•              Management updated budget and forecasts for Mediclinic for the period 1 April 2015 to 31 March 2020.

•              Management updated budget and forecasts for Al Noor for the period 1 January 2015 to 31 December 2020.

•              Selected financial documents provided in the respective virtual datarooms for Mediclinic and Al Noor.

Where practical, we have corroborated the reasonableness of the information provided to us for the purpose of our Report, whether in writing or obtained through discussions with the management of Mediclinic and Al Noor.

Procedures performed

Key quantitative considerations

In arriving at our opinion we have undertaken the following procedures in evaluating the fairness and reasonableness of the Scheme (including the Repurchase Option).

For the Mediclinic and Al Noor valuations, we:

•              obtained an understanding of the Scheme (including the Repurchase Option) and related transaction steps from Mediclinic management and their advisors;

•              held discussions with the Management of Mediclinic and Al Noor to understand their strategy and expansion programmes;

•              supplemented our knowledge and understanding of the operations of Mediclinic and Al Noor as well as the industry and local environments in which they operate;

•              considered prevailing economic, regulatory and market conditions of the healthcare sectors in South Africa, the United Arab Emirates and Switzerland;

•              considered the 5 year forecast cash flows of Mediclinic and Al Noor, respectively, and the basis of the underlying assumptions therein including the prospects of the respective businesses and or key business segments in the case of Mediclinic (revenue growth, operating margins, capex and working capital). These forecast were assessed in the contexts of:

•   historical performance and margin outlook;

•   growth strategy, including planned expansion programme;

A public company diligence processes limited our ability to review the business plan in detail with Al Noor management;

•              considered key value drivers for both businesses, including:

• Tariff inflation and patient volumes;

• Revenue per patient;

• Roll-out of additional beds and utilisation;

• Wage inflation and headcount evolution; and

• Gross and EBITDA margins.

•              used a combination of the Income Approach (Discounted Cashflow method) as our primary valuation method and the Market Approach (capitalisation of adjusted earnings) as the secondary valuation method to determine a range of equity values for Mediclinic and Al Noor respectively;

• determined appropriate discount rates, taking into account the functional and reported currency of the forecasts;

• performed an analysis of market comparable companies (South Africa, United Arab Emirates or Middle East, Switzerland and Europe) to obtain appropriate beta’s, multiples and debt/equity;

• performed an analysis on adjusted earnings;

• determined appropriate valuation discounts or premiums, where applicable, which we used in our valuations of Mediclinic and Al Noor;

• considered assumptions around key macro-economic parameters such as GDP growth, inflation, interest rates, etc.

• performed sensitivities by increasing and decreasing the discount rates, long term growth rates, Operating margins, and Capex. The respective valuations of Mediclinic and Al Noor were most sensitive to changes in operating margins and capex;

•              performed other corroborative valuation analysis for both Mediclinic and Al Noor, such as:

• historic traded share prices and trading volumes;

• implied transaction multiples from recently announced deals (2013 — 2015); and

• recent results of analyst valuations; and

•              accounted for net debt and debt-like items, non-operating assets and liabilities of Mediclinic and Al Noor. We have also accounted for the fair value of Mediclinic’s minority interest in Spire Healthcare Plc, based on the most recent traded price.

•              In valuing Al Noor and Mediclinic’s UAE operations, we have not accounted for proposed corporate tax and VAT, as legislation has not been promulgated and significant uncertainty remains around the timing and quantum of proposed corporate and indirect taxation.

We have not interviewed any of the shareholders of Mediclinic or Al Noor to obtain their views on the Scheme.

We have further assumed that, as at the Last Practicable Date:

•              Mediclinic and Al Noor will continue to trade under their respective current business plans;

•              the net debt of Mediclinic and Al Noor, respectively was fairly valued at valuation date or latest available balance sheet date;

•              Mediclinic and Al Noor are not involved in any legal proceedings that would have a material adverse effect on their respective share values;

•              Mediclinic and Al Noor have no material outstanding disputes with Revenue Authorities; and

•              there are no other contingencies that could affect the value of Mediclinic’s and Al Noor’s shares, respectively.

Qualitative considerations

In arriving at our opinion, we have considered the following qualitative factors from the perspective of the Mediclinic Shareholders:

•              The combination between Mediclinic and Al Noor is expected to have strategic benefits and deliver increased shareholder value going forward, as:

• it would create the leading provider in the attractive UAE private healthcare market, with a complementary fit across both Dubai and Abu Dhabi;

• Al Noor’s focus on quality will align closely with Mediclinic’s premium service offering, thereby further strengthening its leading positions in the UAE;

• the combined business would be a leading international private healthcare operator with deep operational expertise and a well-balanced geographic profile in Southern Africa, Switzerland and the UAE, as well as exposure to the UK market through a minority stake in Spire Healthcare Group Plc; and

• potential for synergies due to Mediclinic and Al Noor’s already established presence in Dubai and Abu Dhabi respectively. This includes efficiencies/cost savings in the areas of procurement, combining shared/ corporate services and staff mobility, as well as leveraging off each company’s experience and networks in those two markets.

•    Other key benefits that the board and shareholders expect to realise, include:

• a premium listing on the LSE, with increased liquidity and access to global investors and a likely reduction in cost of capital, as well as benefiting from a secondary listing on the JSE;

• further diversification of Mediclinic’s geographic profile internationally and exposure to additional US-dollar based, high-growth earnings;

• creating a dominant hospital group in the UAE, this is widely expected to deliver significant growth in the healthcare market; and

• increased ability to attract (and possibly retain) key medical staff.

Valuation

We have determined a value range for Mediclinic of R99.00 to R121.00 per share, with a most likely value of R110.00 per share. We have determined a value range for Al Noor of £9.64 to £11.90 per share, with a most likely value of £10.77 per share. This value per share represents the ex-dividend value, i.e. after taking into account the impact of the Al Noor Special Dividend.

Opinion

Fairness

Given our valuations above, we determined a swap ratio range of 0.44 to 0.54 Al Noor shares for each Mediclinic share held. The Scheme Consideration of 0.62500 Al Noor shares per Mediclinic share, which also applies to the Repurchase Option, compares favourably to the above swap ratio range.

Reasonableness

EY considered the terms and conditions of the Scheme (including the Repurchase) and subject to the conditions set out herein, the Scheme (including the Repurchase) is reasonable to the Mediclinic shareholders.

Conclusion

Based on the results of our procedures performed, our valuation work and other qualitative considerations, and subject to the conditions set out herein, we are of the opinion that the Scheme (including the Repurchase Option), is fair and reasonable to Mediclinic Shareholders, insofar as:

•              The Repurchase Consideration constitutes fair and reasonable value for the Mediclinic Shares repurchased by Mediclinic under the Repurchase Option; and

•              The New Al Noor Shares issued under the Exchange Option and Repurchase Option reflect fair and reasonable value to Mediclinic shareholders.

Asset Transfer

We have also been asked to express an opinion as to whether or not the Asset Transfer is fair and reasonable to Mediclinic shareholders. In this regard it must be noted that the Asset Transfer is in effect an intra-group reorganisation of the enlarged group, intended to create a more efficient corporate structure arranged along jurisdictional lines. The Asset Transfer is conditional upon the Scheme becoming unconditional, and will therefore only be implemented if the Scheme has become unconditional. We note further that the Scheme is not in any way conditional upon the Asset Transfer. Given the de-facto intra-group nature of the Asset Transfer we are of the opinion that the terms of the Asset Transfer are fair and reasonable to shareholders.

Specific information pertaining to Companies Act Section 114

Share Capital

The share capital of Mediclinic consists of ordinary shares of no par value. Mediclinic’s authorised and issued ordinary shares as at the Last Practicable Date were as follows:

Number of shares
Authorised shares
Ordinary no par value shares	1 000 000 000
Issued shares
Ordinary no par value shares	979 068 436
Treasury shares
Ordinary Shares held as Treasury Shares	13 524 568
Total stated capital (net of Treasury Shares)	965 543 868

Interest of major Shareholders

Insofar as is known to Mediclinic, the major Shareholders of the Company, other than Directors, that beneficially hold, directly or indirectly, 5% (five percent) or more of the issued ordinary share capital of Mediclinic as at the Last Practicable Date are as set out below:

Shareholder	Number of shares	Percentage
Remgro Healthcare Holdings Proprietary Limited	410,212,007	41.90%
Black economic empowerment shareholders:
• Mpilo Investments Holdings 2 (RF) Proprietary Limited	39 332 736	4.02%
• Mpilo 1 Newco (RF) Proprietary Limited	23 377 488	2.39%
• The Mpilo Trust & The Mpilo Trust (Namibia)	13 095 968	1.34%
Government Employees Pension Fund	84 679 821	8.65%

Interest of directors in Mediclinic

The effective shareholding of the Mediclinic directors in Mediclinic Ordinary Shares is set out in section 25.4 of the Circular.

Subsequent to the Scheme, the shareholding interest in Mediclinic, held by the directors, will reduce to zero.

Sections 115 and 164 of the Companies Act

Section 115 of the Companies Act has been included as Annexure 9 to the Circular and Section 164 of the Companies Act has been included as Annexure 10 to the Circular.

Limiting conditions

Our opinion is necessarily based upon the information available to us up to 05 November 2015, including in respect of the financial, regulatory, securities market and other conditions and circumstances existing and disclosed to us at the date thereof. We have furthermore assumed that all conditions precedent, including any material regulatory, other approvals and consents required in connection with the Scheme have been or will be timeously fulfilled and/or obtained. Accordingly, it should be understood that subsequent developments may affect this opinion, which we are under no obligation to update, revise or re-affirm.

This opinion is provided solely for the use of the Independent Board and Mediclinic Shareholders for the sole purpose of assisting the Independent Board in forming and expressing an opinion on the Scheme for the benefit of the Shareholders.

This opinion does not purport to cater for each individual shareholder’s circumstances and/or risk profile, but rather that of the general body of Shareholders taken as a whole. Each shareholder’s decision will be influenced by such shareholder’s particular circumstances and, accordingly, Shareholders should consult with an independent adviser if they are in any doubt as to the merits or otherwise of the Scheme.

We have relied upon and assumed the accuracy of the information used by us in deriving our opinion. Where practical, we have corroborated the reasonability of the information provided to us for the purpose of our opinion, whether in writing or obtained in discussion with management of Mediclinic or Al Noor, by reference to publicly available or independently obtained information. We assume no responsibility and make no representations with respect to the accuracy of any information provided to us in respect of Mediclinic and Al Noor.

While our work has involved an analysis of, inter alia, the annual financial statements, and other information provided to us, our engagement does not constitute, nor does it include, an audit conducted in accordance with generally accepted auditing standards.

The forecasts of Mediclinic and Al Noor relate to future events and are based on assumptions that may or may not remain valid for the whole of the forecast period. Consequently, such information cannot be relied upon to the same extent as that derived from audited financial statements for completed accounting periods. We express no opinion as to how closely the actual future results of Mediclinic and Al Noor will correspond to those projected.

We have also assumed that the Scheme will have the legal, accounting and taxation consequences described in discussions with, and materials furnished to us by, representatives and advisors of Mediclinic and we express no opinion on such consequences. We have assumed that all agreements that will be entered into in respect of the Scheme will be legally enforceable.

Independence, competence and fees

We confirm that we have no direct or indirect interest in Mediclinic or Al Noor shares or the Scheme. We also confirm that we have the necessary qualifications and competence to provide the independent opinion on the Scheme.

Furthermore, we confirm that our professional fees are not contingent upon the success of the Scheme.

Consent

We consent to the inclusion of this letter and the reference to our opinion in the Circular to be issued to the shareholders of Mediclinic in the form and context in which it appears and in any required regulatory announcement or documentation.

Yours faithfully

Quintin Hobbs

Director

For and on behalf of Ernst & Young Advisory Services Proprietary Limited

ANNEXURE 9 — SECTION 115 OF THE COMPANIES ACT: REQUIRED APPROVAL FOR TRANSACTIONS CONTEMPLATED IN CHAPTER 5 OF THE COMPANIES ACT

(1)     Despite section 65, and any provision of a company’s Memorandum of Incorporation, or any resolution adopted by its Board or holders of its securities, to the contrary, a company may not dispose of, or give effect to an agreement or series of agreements to dispose of, all or the greater part of its assets or undertaking, implement an amalgamation or a merger, or implement a scheme of arrangement, unless:

(a)           the disposal, amalgamation or merger, or scheme of arrangement:

(i)                   has been approved in terms of this section; or

(ii)                is pursuant to or contemplated in an approved business rescue plan for that company, in terms of Chapter 6; and

(b)           to the extent that Parts B and C of this Chapter and the Takeover Regulations apply to a company that proposes to:

(i)                   dispose of all or the greater part of its assets or undertaking;

(ii)                amalgamate or merge with another company; or

(iii)             implement a scheme of arrangement,

the Panel has issued a compliance certificate in respect of the transaction, in terms of section 119(4)(b), or exempted the transaction in terms of section 119(6).

(2)     A proposed transaction contemplated in subsection (1) must be approved:

(a)           by a special resolution adopted by persons entitled to exercise voting rights on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% of all of the voting rights that are entitled to be exercised on that matter, or any higher percentage as may be required by the company’s Memorandum of Incorporation, as contemplated in section 64(2); and

(b)           by a special resolution, also adopted in the manner required by paragraph (a), by the shareholders of the company’s holding company if any, if:

(i)                   the holding company is a company or an external company;

(ii)                the proposed transaction concerns a disposal of all or the greater part of the assets or undertaking of the subsidiary; and

(iii)             having regard to the consolidated financial statements of the holding company, the disposal by the subsidiary constitutes a disposal of all or the greater part of the assets or undertaking of the holding company; and

(c)            by the court, to the extent required in the circumstances and manner contemplated in subsections (3) to (6).

(3)     Despite a resolution having been adopted as contemplated in subsections (2)(a) and (b), a company may not proceed to implement that resolution without the approval of a court if:

(a)           the resolution was opposed by at least 15% of the voting rights that were exercised on that resolution and, within five Business Days after the vote, any person who voted against the resolution requires the company to seek court approval; or

(b)           the court, on an application within 10 Business Days after the vote by any person who voted against the resolution, grants that person leave, in terms of subsection (6), to apply to a court for a review of the transaction in accordance with subsection (7).

(4)     For the purposes of subsections (2) and (3), any voting rights controlled by an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them, must not be included in calculating the percentage of voting rights:

(a)           required to be present, or actually present, in determining whether the applicable quorum requirements are satisfied; or

(b)           required to be voted in support of a resolution, or actually voted in support of the resolution.

(4A) In subsection (4), ‘act in concert’ has the meaning set out in section 117(1)(b).

(5)     If a resolution requires approval by a court as contemplated in terms of subsection (3)(a), the company must either:

(a)           within 10 Business Days after the vote, apply to the court for approval, and bear the costs of that application; or

(b)           treat the resolution as a nullity.

(6)     On an application contemplated in subsection (3)(b), the court may grant leave only if it is satisfied that the applicant:

(a)           is acting in good faith;

(b)           appears prepared and able to sustain the proceedings; and

(c)            has alleged facts which, if proved, would support an order in terms of subsection (7).

(7)     On reviewing a resolution that is the subject of an application in terms of subsection (5)(a), or after granting leave in terms of subsection (6), the court may set aside the resolution only if:

(a)           the resolution is manifestly unfair to any class of holders of the company’s securities; or

(b)           the vote was materially tainted by conflict of interest, inadequate disclosure, failure to comply with the Act, the Memorandum of Incorporation or any applicable rules of the company, or other significant and material procedural irregularity.

(8)     The holder of any voting rights in a company is entitled to seek relief in terms of section 164 if that person:

(a)           notified the company in advance of the intention to oppose a special resolution contemplated in this section; and

(b)           was present at the meeting and voted against that special resolution.

(9)     If a transaction contemplated in this Part has been approved, any person to whom assets are, or an undertaking is, to be transferred, may apply to a court for an order to effect:

(a)           the transfer of the whole or any part of the undertaking, assets and liabilities of a company contemplated in that transaction;

(b)           the allotment and appropriation of any shares or similar interests to be allotted or appropriated as a consequence of the transaction;

(c)            the transfer of shares from one person to another;

(d)           the dissolution, without winding-up, of a company, as contemplated in the transaction;

(e)            incidental, consequential and supplemental matters that are necessary for the effectiveness and completion of the transaction; or

(f)             any other relief that may be necessary or appropriate to give effect to, and properly implement, the amalgamation or merger.

ANNEXURE 10 — SECTION 164 OF THE COMPANIES ACT: DISSENTING SHAREHOLDERS’ APPRAISAL RIGHTS

(1)     This section does not apply in any circumstances relating to a transaction, agreement or offer pursuant to a business rescue plan that was approved by shareholders of a company, in terms of section 152.

(2)     If a company has given notice to shareholders of a meeting to consider adopting a resolution to:

(a)           amend its Memorandum of Incorporation by altering the preferences, rights, limitations or other terms of any class of its shares in any manner materially adverse to the rights or interests of holders of that class of shares, as contemplated in section 37(8); or

(b)           enter into a transaction contemplated in section 112, 113, or 114, that notice must include a statement informing shareholders of their rights under this section.

(3)     At any time before a resolution referred to in subsection (2) is to be voted on, a Dissenting Shareholder may give the company a written notice objecting to the resolution.

(4)     Within 10 business days after a company has adopted a resolution contemplated in this section, the company must send a notice that the resolution has been adopted by each shareholder who:

(a)           gave the company a written notice of objection in terms of subsection (3); and

(b)           has neither —

(i)                   withdrawn that notice; or

(ii)                voted in support of the resolution.

(5)     A shareholder may demand that the company pay the shareholder the fair value for all of the shares of the company held by that person if —

(a)           the shareholder —

(i)                   sent the company a notice of objection, subject to subsection (6); and

(ii)                in the case of an amendment to the company’s Memorandum of Incorporation, holds shares of a class that is materially and adversely affected by the amendment;

(b)           the company has adopted the resolution contemplated in subsection (2); and

(c)            the shareholder —

(i)                   voted against that resolution; and

(ii)                has complied with all of the procedural requirements of this section.

(6)     The requirement of subsection (5)(a)(i) does not apply if the company failed to give notice of the meeting, or failed to include in that notice a statement of the shareholders’ rights under this section.

(7)     A shareholder who satisfies the requirements of subsection (5) may make a demand contemplated in that subsection by delivering a written notice to the company within:

(a)           20 business days after receiving a notice under subsection (4); or

(b)           if the shareholder does not receive a notice under subsection (4), within 20 business days after learning that the resolution has been adopted.

(8)    A demand delivered in terms of subsections (5) to (7) must also be delivered to the Panel, and must state —

(a)           the shareholder’s name and address;

(b)           the number and class of shares in respect of which the shareholder seeks payment; and

(c)            a demand for payment of the fair value of those shares.

(9)    A shareholder who has sent a demand in terms of subsections (5) to (8) has no further rights in respect of those shares, other than to be paid their fair value, unless:

(a)           the shareholder withdraws that demand before the company makes an offer under subsection (11), or allows an offer made by the company to lapse, as contemplated in subsection (12)(b);

(b)           the company fails to make an offer in accordance with subsection (11) and the shareholder withdraws the demand; or

(c)            the company, by a subsequent special resolution, revokes the adopted resolution that gave rise to the shareholder’s rights under this section.

(10)  If any of the events contemplated in subsection (9) occur, all of the shareholder’s rights in respect of the shares are reinstated without interruption.

(11)  Within five business days after the later of —

(a)           the day on which the action approved by the resolution is effective;

(b)           the last day for the receipt of demands in terms of subsection (7)(a); or

(c)            the day the company received a demand as contemplated in subsection (7) (b), if applicable, the company must send to each shareholder who has sent such a demand a written offer to pay an amount considered by the company’s Directors to be the fair value of the relevant shares, subject to subsection (16), accompanied by a statement showing how that value was determined.

(12)  Every offer made under subsection (11) —

(a)           in respect of shares of the same class or series must be on the same terms; and

(b)           lapses if it has not been accepted within 30 business days after it was made.

(13)  If a shareholder accepts an offer made under subsection (12):

(a)           the shareholder must either in the case of —

(i)                   shares evidenced by certificates, tender the relevant share certificates to the company or the company’s transfer agent; or

(ii)                uncertificated Shares, take the steps required in terms of section 53 to direct the transfer of those shares to the company or the company’s transfer agent; and

(b)           the company must pay that shareholder the agreed amount within 10 business days after the shareholder accepted the offer and —

(i)                   tendered the share certificates; or

(ii)                directed the transfer to the company of uncertificated shares.

(14)  A shareholder who has made a demand in terms of subsections (5) to (8) may apply to a court to determine a fair value in respect of the shares that were the subject of that demand, and an order requiring the company to pay the shareholder the fair value so determined, if the company has:

(a)           failed to make an offer under subsection (11); or

(b)           made an offer that the shareholder considers to be inadequate, and that offer has not lapsed.

(15)  On an application to the court under subsection (14) —

(a)           all dissenting shareholders who have not accepted an offer from the company as at the date of the application must be joined as parties and are bound by the decision of the court;

(b)           the company must notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to participate in the court proceedings; and

(c)            the court:

(i)                   may determine whether any other person is a dissenting shareholder who should be joined as a party;

(ii)                must determine a fair value in respect of the shares of all dissenting shareholders, subject to subsection (16);

(iii)             in its discretion may:

(aa)               appoint one or more appraisers to assist it in determining the fair value in respect of the shares; or

(bb)               allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective, until the date of payment;

(iv)            may make an appropriate order of costs, having regard to any offer made by the company, and the final determination of the fair value by the court; and

(iv)            must make an order requiring:

(aa)               the dissenting shareholders to either withdraw their respective demands or to comply with subsection (13)(a); and

(bb)               the company to pay the fair value in respect of their shares to each dissenting shareholder who complies with subsection (13) (a), subject to any conditions the court considers necessary to ensure that the company fulfils its obligations under this section.

(15A)   At any time before the court has made an order contemplated in subsection 15)(c)(v), a dissenting shareholder may accept the offer made by the company in terms of subsection (11), in which case:

(a)               that shareholder must comply with the requirements of subsection 13(a); and

(b)               the company must comply with the requirements of subsection 13(b).

(16)  The fair value in respect of any shares must be determined as at the date on which, and time immediately before, the company adopted the resolution that gave rise to a shareholder’s rights under this section.

(17)  If there are reasonable grounds to believe that compliance by a company with subsection (13)(b), or with a court order in terms of subsection (15)(c)(v)(bb), would result in the company being unable to pay its debts as they fall due and payable for the ensuing 12 months:

a)             the company may apply to a court for an order varying the company’s obligations in terms of the relevant subsection; and

(b)         the court may make an order that:

(i)                   is just and equitable, having regard to the financial circumstances of the company; and

(ii)                ensures that the person to whom the company owes money in terms of this section is paid at the earliest possible date compatible with the company satisfying its other financial obligations as they fall due and payable.

(18)  If the resolution that gave rise to a shareholder’s rights under this section authorised the company to amalgamate or merge with one or more other companies, such that the company whose shares are the subject of a demand in terms of this section has ceased to exist, the obligations of that company under this section are obligations of the successor to that company resulting from the amalgamation or merger.

(19)  For greater certainty, the making of a demand, tendering of shares and payment by a company to a shareholder in terms of this section do not constitute a distribution by the company, or an acquisition of its shares by the company within the meaning of section 48, and therefore are not subject to:

(a)           the provisions of that section; or

(b)           the application by the company of the solvency and liquidity test set out in section 4.

(20)  Except to the extent:

(a)           expressly provided in this section; or

(b)           that the Panel rules otherwise in a particular case,

a payment by a company to a shareholder in terms of this section does not obligate any person to make a comparable offer under section 125 to any other person.

ANNEXURE 11 — SOUTH AFRICAN TAX IMPLICATIONS

The summary below is only applicable to Scheme Participants that are subject to South African tax legislation whose receipts and accruals are not otherwise exempt from income tax. It is a general guide and is not intended to constitute a complete analysis of the tax consequences of the Scheme in terms of South African tax law. This summary neither purports to constitute tax advice in any form whatsoever, nor does it intend to deal with the tax position of any specific Scheme Participant. This summary is therefore intended solely to draw the Scheme Participants’ attention to certain key aspects of the tax legislation that may be relevant to them pursuant to the Scheme. Mediclinic, Al Noor and their advisers cannot be held responsible for the tax consequences of the Scheme.

Scheme Participants should seek advice from their professional advisors if they are in any doubt about their tax position. They should also confirm how the general comments below apply to their specific personal circumstances and, in particular, ascertain whether there are any additional or exceptional tax consequences which could apply to them, taking into account that Al Noor is not a South African tax resident entity.

INFORMATION ON THE POSSIBLE SOUTH AFRICAN TAX CONSEQUENCES OF THE SCHEME FOR SCHEME PARTICIPANTS

As set out in further detail elsewhere in this Circular, the Scheme Participants will be entitled to elect either the Exchange Option or Repurchase Option. The potential tax implications of both alternatives will vary depending on the specific circumstances of each Scheme Participant.

Repurchase option

•              The repurchase by Mediclinic of the Scheme Shares will constitute a local dividend distributed by Mediclinic to the relevant Scheme Participants. This distribution will be equal to the Repurchase Consideration.

•              Should the relevant Scheme Participant be a South African tax resident company, the dividend will generally be exempt from both South African income tax and dividends withholding tax in their hands.

•              Should the relevant Scheme Participant be a South African tax resident individual or trust, the dividend will typically be exempt from income tax, but will be subject to dividends withholding tax (with the standard rate being 15%).

•              Similarly, where the Scheme Participant is a person not tax resident in South Africa, the dividend will be subject to South African dividends withholding tax (possibly at a reduced withholding tax rate in accordance with an applicable double tax treaty).

•              The dividends withholding tax implications for any entity/ person other than those mentioned above, e.g. for retirement funds and collective investment schemes, will be similar to that of any previous dividend received from Mediclinic.

•              Neither the repurchase of the Scheme Shares, nor the cession of the Repurchase Consideration as consideration for the subscription in the Al Noor Shares should result in any capital gains tax in the hands of the relevant Scheme Participants.

•              Upon subscribing in the Al Noor Shares, the South African tax resident Scheme Participants who hold the shares on capital account will obtain a base cost in their investment in the Al Noor Shares equal to the Repurchase Consideration transferred to Al Noor.

•              Scheme Participants who are not tax residents of South Africa will typically not be subject to South African capital gains tax with regards to the Al Noor Shares acquired.

Exchange option

•              Al Noor is not a South African tax resident company and therefore the tax concessions contained in section 42 of the South African Income Tax Act No 58 of 1962 (“the Income Tax Act”), which deals with “asset-for-share” Transactions, will not apply to Scheme Participants.

•              For South African tax residents electing this option (where their personal circumstances are such that the Scheme Shares were held on capital account), the exchange of the Scheme Shares for Al Noor shares will constitute a disposal for capital gains tax purposes.

•    The proceeds of the disposal will equal the market value of the Al Noor Shares obtained as part of the exchange (as measured as at the date of exchange).

•    The base cost will typically equal the historic cost incurred by the relevant Scheme Participant to acquire the Scheme Shares. Where the shares were acquired before the introduction of capital gains tax other rules as per the Income Tax Act may apply.

•              South African tax resident Scheme Participants who will hold the Al Noor Shares on capital account will obtain a base cost in their investment in the Al Noor Shares equal to the market value of the Scheme Shares disposed of as part of the exchange (as measured as at the date of exchange).

•              Scheme Participants not tax resident in South Africa (holding the Scheme Shares on capital account) will not be subject to South African capital gains tax upon exchanging their Scheme Shares for Al Noor Shares.

Future dividends

For South African tax resident Scheme Participants, the same dividend withholding tax rules that currently apply to dividends from Mediclinic will apply to future dividends.

ANNEXURE 12 — NON-RESIDENT SHAREHOLDERS AND EXCHANGE CONTROL REGULATIONS

The following is a summary of the Exchange Control Regulations as they apply to Scheme Participants. Scheme Participants who are not resident in, or who have a registered address outside South Africa must satisfy themselves as to the full observance of the laws of the relevant jurisdiction concerning the receipt of the New Al Noor Shares, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any transfer or other taxes due in such territory. If in doubt, Scheme Participants should consult their professional advisors without delay.

1             Residents of the Common Monetary Area

In the case of:

1.1         Certificated Scheme Participants whose registered addresses in the Register are within the Common Monetary Area and whose Documents of Title are not restrictively endorsed in terms of the Exchange Control Regulations, the New Al Noor Shares will be transferred to such Scheme Participants, in accordance with paragraph 14.10 read with paragraph 16 of the Scheme; or

1.2         Dematerialised Scheme Participants whose registered addresses in the Register are within the Common Monetary Area and have not been restrictively designated in terms of the Exchange Control Regulations, the New Al Noor Shares will be credited directly to the accounts nominated for the relevant Scheme Participants by their duly appointed CSDP or Broker in terms of the provisions of the custody agreement with their CSDP or Broker.

2             Emigrants from the Common Monetary Area

In the case of Scheme Participants who are Emigrants from the Common Monetary Area and whose Scheme Shares form part of their blocked assets, the New Al Noor Shares will:

2.1         in the case of Certificated Scheme Participants whose Documents of Title are restrictively endorsed in terms of the Exchange Control Regulations, be forwarded to the authorised dealer in foreign exchange in South Africa controlling such Scheme Participants’ blocked assets in terms of the Exchange Control Regulations. The attached form of Election, Surrender And Transfer (blue) makes provision for details of the authorised dealer concerned to be given; or

2.2         in the case of Dematerialised Scheme Participants, be paid to their CSDP or Broker, which shall arrange for the same to be credited directly to the blocked Rand bank account of the Scheme Participants concerned with their authorised dealer in foreign exchange in South Africa.

3             All other non-residents of the Common Monetary Area

The New Al Noor Shares accruing to non-resident Scheme Participants whose registered addresses are outside the Common Monetary Area and who are not Emigrants from the Common Monetary Area will:

3.1         in the case of Certificated Scheme Participants whose Documents of Title have been restrictively endorsed in terms of the Exchange Control Regulations, be posted to their registered address, unless written instructions to the contrary are received and an address provided. The attached form of Election, Surrender and Transfer (blue) makes provision for a substitute address or bank details; or

3.2         in the case of Dematerialised Scheme Participants, be paid to their duly appointed CSDP or Broker and credited to such Scheme Participants in terms of the provisions of the custody agreement with their CSDP or Broker.

MEDICLINIC INTERNATIONAL LIMITED

Incorporated in the Republic of South Africa

(Registration number: 1983/010725/06)

JSE share code: MDC  NSX Share Code: MCI

ISIN code: ZAE000074142

(“Mediclinic” or “the Company”)

Directors
Executive	Independent non-executive
D P Meintjes (Chief Executive Officer)	D K Smith (Lead Independent)
C I Tingle (Chief Financial Officer)	J A Grieve
K H S Pretorius	R E Leu
C A van der Merwe	N Mandela
T O Wiesinger	T D Petersen
A A Raath

Non-executive

E de la H Hertzog (Chairman)

J J Durand

M K Makaba

P J Uys

NOTICE OF SCHEME MEETING

If you are in any doubt as to what action you should take in respect of the Scheme Meeting and/or the following resolutions, please consult your CSDP, Broker, banker, attorney, accountant or other professional advisor immediately.

Notice is hereby given that a Scheme Meeting of the Shareholders of Mediclinic will be held at Lanzerac Wine Estate, No. 1 Lanzerac Road, Stellenbosch, at 12h00 on Tuesday, 15 December 2015 (“the Scheme Meeting”) for the purpose considering and if deemed fit, passing with or without modification, the resolutions set out below.

Important dates to note

Record date for receipt of notice purposes	Friday, 6 November 2015
Last day to trade in order to be eligible to vote at the Scheme Meeting	Friday, 27 November 2015
Record date for voting purposes (“Voting Record Date”) at the Scheme Meeting	Friday, 4 December 2015
Last day to lodge forms of proxy for the Scheme Meeting by 12h00	Friday, 11 December 2015
Date of Scheme Meeting (12h00)	Tuesday, 15 December 2015
Results of Scheme Meeting released on SENS	Tuesday, 15 December 2015

Where appropriate and applicable the terms defined in the Circular to which this Notice of Scheme Meeting is attached and forms part of, bear the same meanings in this notice of Scheme Meeting, and in particular in the resolutions set out below.

In terms of section 62(3)(e) of the Companies Act, No. 71 of 2008 (“the Companies Act” or “the Act”):

•              A Shareholder who is entitled to attend and vote at the Scheme Meeting is entitled to appoint a proxy, or two or more proxies, to attend and participate in and vote at the Scheme Meeting in the place of the Shareholder, by completing the proxy in accordance with the instructions set out herein, and Mediclinic Shareholders are referred to the attached form of proxy (yellow) in this regard.

•              A proxy need not be a Shareholder of the Company.

•             Mediclinic Shareholders recorded in the Register of the Company on the Voting Record Date (including Shareholders and their proxies) are required to provide reasonably satisfactory identification before being entitled to attend or participate in the Scheme Meeting; in this regard, all Mediclinic Shareholders recorded in the Register of the Company on the Voting Record Date will be required to provide identification satisfactory to the Chairman of the Scheme Meeting. Forms of identification include valid identity documents, driver’s licences and passports.

SPECIAL RESOLUTION NUMBER 1: SCHEME APPROVAL IN TERMS OF SECTIONS 114 AND 115 OF THE COMPANIES ACT

“Resolved that, subject to the passing of special resolution number 3 and ordinary resolution number 1, the scheme of arrangement in terms of section 114 of the Companies Act (more fully described in the Circular to Mediclinic Shareholders dated 17 November 2015 to which this notice is attached), proposed by the Board between Mediclinic and the Scheme Participants, in terms of which, if such scheme of arrangement becomes operative, Al Noor will become the sole shareholder of Mediclinic and will issue to Scheme Participants the New Al Noor Shares, being 0.62500 Al Noor Shares for every one Mediclinic Share, excluding the shares of Mediclinic Shareholders who exercise their Appraisal Rights in terms of section 164 of the Companies Act and who accept an offer made to them by Mediclinic in terms of section 164(11) of the Companies Act or who, pursuant to an order of Court, tender their Mediclinic Shares to Mediclinic in terms of section 164(15)(v) of the Companies Act, be and is hereby approved as a special resolution in terms of section 115(2)(a) of the Companies Act.”

Voting Requirement

In terms of sections 62(3)(c) of the Companies Act, the percentage of voting rights that will be required for this special resolution number 1 to be approved is at least 75% of the voting rights present and exercised on the special resolution.

Explanatory Note

In terms of section 115(1) and 115(2) of the Companies Act, a company may only implement a scheme of arrangement in terms of section 114 of the Companies Act if the scheme of arrangement is approved by special resolution adopted by persons entitled to vote on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% of all voting rights that are entitled to be exercised on the special resolution.

The reason for special resolution number 1 is to obtain Shareholder approval, in terms of section 114 read with section 115 of the Companies Act for the scheme of arrangement proposed by the Board between the Company and the Scheme Participants.

The effect of special resolution number 1 is that Al Noor will acquire all of the Scheme Shares (not repurchased and cancelled by Mediclinic pursuant to the Repurchase Option) from the relevant Scheme Participants, as a consequence of which the listing of all of the ordinary shares in the issued share capital of Mediclinic on the main board of the JSE and the NSX will be terminated with effect from the listing of the Enlarged Group on the JSE, as a secondary listing, or such other date as may be approved by the JSE.

SPECIAL RESOLUTION NUMBER 2: ASSET TRANSFER IN TERMS OF SECTIONS 112 AND 115 OF THE COMPANIES ACT

“Resolved that, subject to the passing of special resolution number 1, special resolution number 3 and ordinary resolution number 1, the Assets Transfer comprising the disposal of the Designated Subsidiaries in accordance with the terms and subject of the conditions set out in the Assets Transfer Agreement, and as more fully described in the Circular to Mediclinic Shareholders dated 17 November 2015 to which this notice is attached, which disposal represents the greater part of the assets or undertaking of Mediclinic as contemplated in section 112(2) of the Companies Act, be and is hereby approved as a special resolution in terms of section 115(2)(a) of the Companies Act.”

Voting Requirement

In terms of sections 62(3)(c) of the Companies Act, the percentage of voting rights that will be required for this special resolution number 2 to be approved is at least 75% of the voting rights present and exercised on the special resolution.

Explanatory Note

In terms of section 115(1) and 115(2) of the Companies Act, a company may only implement the disposal of the greater part of its assets or undertaking in terms of section 112 of the Companies Act if the disposal is approved by special resolution adopted by persons entitled to vote on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% of all voting rights that are entitled to be exercised on the special resolution.

The reason for special resolution number 2 is to obtain Shareholder approval, in terms of section 112 read with section 115 of the Companies Act for the Assets Transfer.

The effect of special resolution number 2 is that Al Noor will implement the Assets Transfer, in the event that the conditions precedent to the implementation of the Assets Transfer (as set out in the Assets Transfer Agreement) are fulfilled or waived, as the case may be.

SPECIAL RESOLUTION NUMBER 3: APPROVAL OF FINANCIAL ASSISTANCE

“Resolved that, subject to the passing of special resolution number 1 and ordinary resolution number 1, the provision by Mediclinic of guarantees and undertakings in connection with the Mediclinic Facility Agreement (more fully described in the Circular to Mediclinic Shareholders dated 17 November 2015 to which this notice is attached) to the extent that it may be construed as financial assistance within the meaning of section 44(1) of the Companies Act, be and is hereby approved.”

Voting Requirement

In terms of sections 62(3)(c) of the Companies Act, the percentage of voting rights that will be required for this special resolution number 3 to be approved is at least 75% of the voting rights present and exercised on the special resolution.

Explanatory Note

The Mediclinic Group is providing certain guarantees and undertakings to the providers of the Mediclinic Facility, to which Al Noor will accede as borrower upon implementation of the Scheme. This may be considered to amount to financial assistance by Mediclinic (or its relevant subsidiary) to Al Noor in connection with the acquisition by Al Noor or Mediclinic Shares in terms of the Scheme, and accordingly requires specific approval in terms of section 44(3)(b) of the Companies Act.

SPECIAL RESOLUTION NUMBER 4: REVOCATION OF SPECIAL RESOLUTION 1 AND SPECIAL RESOLUTION 2 AND SPECIAL RESOLUTION 3 IF THE SCHEME IS TERMINATED

“Resolved that, subject to and in the event of (i) special resolution number 1 being approved at the Scheme Meeting in terms of the Companies Act; and (ii) Mediclinic announcing that the Scheme has been terminated in accordance with its terms, special resolution number 1 and special resolution number 2 and special resolution number 3 are revoked with effect from the date of the announcement contemplated in (ii) above, as contemplated in section 164(9) (c) of the Companies Act, and accordingly any Dissenting Shareholder that has sent a demand to Mediclinic in terms of sections 164(5) to (8) of the Companies Act to be paid the fair value of its Mediclinic Shares, shall have no rights to be so paid under section 164 of the Companies Act in that the Scheme did not and shall not become effective.”

Voting Requirement

In terms of sections 62(3)(c) of the Companies Act, the percentage of voting rights that will be required for this special resolution number 2 to be approved is at least 75% of the voting rights present and exercised on the special resolution.

Explanatory Note

The reason and effect of special resolution number 4 is to remove the rights to payment of Dissenting Shareholders if the Scheme is terminated and special resolution number 4 shall become effective only if: (i) the special resolution is approved at the Scheme Meeting in terms of the Companies Act; and (ii) Mediclinic announces that the Scheme has been terminated.

ORDINARY RESOLUTION NUMBER 1: APPROVAL OF SECONDARY LISTING ON JSE

“Resolved that, subject to the passing of special resolution number 1, special resolution number 2 and special resolution number 3, the secondary listing of Al Noor on the main board of the exchange operated by the JSE, pursuant to the implementation of the Scheme, be and is hereby approved.”

Voting Requirement

In order for ordinary resolution 1 to be adopted, the support of more than 50% of the total number of votes exercised by Shareholders, present in person or by proxy, is required to pass this resolution.

Explanatory note

As discussed in more detail in paragraph 13 of the Circular to Mediclinic Shareholders dated 17 November 2015 to which this notice is attached, despite section 18.3(d) of the JSE Listings Requirements, the JSE has consented to the secondary listing of Al Noor on the JSE subject to the Shareholders of Mediclinic approving the same by way of an ordinary resolution.

ORDINARY RESOLUTION NUMBER 2: DIRECTOR’S AUTHORITY

“Resolved that any member of the Board of the Company or the company secretary be and is hereby authorised to sign all such documents and do all such things as may be necessary for or incidental to the implementation of special resolutions 1, 2, 3 and 4 (to the extent necessary and to the extent that such resolutions have been approved), and ordinary resolution 1 (to the extent that such resolution has been approved).”

Voting Requirement

In order for ordinary resolution 2 to be adopted, the support of more than 50% of the total number of votes exercised by Shareholders, present in person or by proxy, is required to pass this resolution.

Explanatory note

The reason for this ordinary resolution number 2 is to authorise any Director or the company secretary of Mediclinic to take all actions necessary and sign all documents required to give effect to all of the resolutions set out in this notice.

The effect of ordinary resolution number 2 is to authorise any Director or the company secretary of Mediclinic to take all actions necessary and sign all documents required to give effect to all of the resolutions set out in this notice.

QUORUM AND RECORD DATE

A quorum for the purposes of considering the resolutions above shall consist of three Shareholders of the Company personally present (represented by proxy) and entitled to vote at the Scheme Meeting. In addition, a quorum shall comprise at least 25% of all voting rights entitled to be exercised by Shareholders in respect of the resolutions above.

The time and date on which Shareholders must be recorded as such in the Register maintained by the Transfer Secretaries, Computershare Investor Services Proprietary Limited (70 Marshall Street, Johannesburg, 2001, Republic of South Africa (PO Box 61051, Marshalltown, 2107) or Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia), for the purposes of being entitled to attend, participate in and vote at the Scheme Meeting is 17h00 on Friday, 4 December 2015. Accordingly, the last day to trade Mediclinic Shares in order to be recorded in the Register of Mediclinic Shareholders to vote at the Scheme Meeting will be Friday, 27 November 2015.

VOTING AND PROXIES

A Shareholder of the Company entitled to attend and vote at the Scheme Meeting is entitled to appoint one or more proxies (who need not be a Shareholder of the Company) to attend, vote and speak in his/her stead.

On a show of hands, every Shareholder of the Company present in person or represented by proxy shall have one vote only. On a poll, every Shareholder of the Company present in person or represented by proxy shall have one vote for every share held in the Company by such Shareholder.

A form of proxy (yellow) is attached for the convenience of any Mediclinic Shareholder holding Certificated Mediclinic Shares who cannot attend the Scheme Meeting but who wishes to be represented thereat. Forms of proxy may also be obtained on request from the Company’s registered office. The completed form of proxy (yellow) must be deposited at or posted to the office of the Transfer Secretaries, Computershare Investor Services Proprietary Limited 70 Marshall Street, Johannesburg, 2001 (PO Box 61051, Marshalltown, 2107) or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) to be received by no later than 12h00 on Friday, 11 December, 2015. Any Shareholder who completes and lodges a form of proxy (yellow) will nevertheless be entitled to attend and vote in person at the Scheme Meeting should the Shareholder subsequently decide to do so.

Attached to the proxy form is an extract of Section 58 of the Companies Act, to which Shareholders are referred. Shareholders who have already Dematerialised their shares through a CSDP or Broker and who wish to attend the Scheme Meeting must instruct their CSDP or Broker to issue them with the necessary letter of representation to attend.

Dematerialised Shareholders, who have elected “own-name” registration in the Sub-Register through a CSDP and who are unable to attend but who wish to vote at the Scheme Meeting must complete and return the attached form of proxy (yellow) and lodge it with the Transfer Secretaries, Computershare Investor Services Proprietary Limited 70 Marshall Street, Johannesburg, 2001, Republic of South Africa (PO Box 61051, Marshalltown, 2107) or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) to be received by no later than 12h00 on Friday, 11 December, 2015.

All beneficial owners whose shares have been Dematerialised through a CSDP or Broker other than with “own-name” registration, must provide the CSDP or Broker with their voting instructions in terms of their custody agreement should they wish to vote at the Scheme Meeting. Alternatively, they may request the CSDP or Broker to provide them with a letter or representation, in terms of their custody agreements, should they wish to attend the Scheme Meeting. Such shareholder must not complete the attached form of proxy (yellow).

In terms of section 63(1) meeting participants will be required to provide identification to the reasonable satisfaction of the Chairman of the Scheme Meeting and the Chairman must be reasonably satisfied that the right of any person to participate in and vote (whether as a Shareholder or as a proxy for a Shareholder) has been reasonably verified.

ELECTRONIC PARTICIPATION

Shareholders or their proxies may participate in (but not vote at) the Scheme Meeting by way of electronic communication and, if they wish to do so:

•              must contact the Company (by email at the address annelise.strauss@mediclinic.com), by no later than 12h00 on Friday, 11 December, 2015 in order to obtain a pin number and dial-in details for that conference call;

•              will be required to provide reasonably satisfactory identification; and

•              will be billed separately by their own telephone service providers for their telephone call to participate in the Scheme Meeting,

provided that Shareholders and their proxies will not be able to vote telephonically (or in any other form of electronic voting) at the Scheme Meeting and will still need to appoint a proxy to vote on their behalf at the Scheme Meeting.

APPRAISAL RIGHTS

In accordance with section 164 of the Companies Act, at any time before special resolutions 1 and 2 as set out in this notice convening the Scheme Meeting are voted on, a Shareholder may give the Company a written notice objecting to the special resolutions.

Within 10 Business Days after Mediclinic has adopted special resolutions 1 and 2, Mediclinic must send a notice that the special resolutions have been adopted to each Shareholder who:

•              gave Mediclinic a written notice of objection as contemplated above; and

•              has neither withdrawn that notice nor voted in support of the special resolutions.

A Shareholder may demand that Mediclinic pay the Shareholder the fair value for all of the shares of Mediclinic held by that person if:

•              the Shareholder has sent Mediclinic a written notice of objection;

•              Mediclinic has adopted special resolutions 1 and 2; and

•              the Shareholder voted against special resolutions 1 and 2 and has complied with all of the procedural requirements of section 164 of the Companies Act.

A copy of section 164 of the Companies Act is set out in Annexure 10 to the Circular to which this notice convening the Scheme Meeting is attached. Further detail regarding the process and consequences of a Shareholder exercising its Appraisal Rights are set out in paragraph 16 of the Circular to which this notice is attached.

By order of the Board

Mediclinic International Limited

17 November 2015

Registered office	Transfer secretaries to Mediclinic
Mediclinic Offices	South Africa:
Strand Road	Computershare Investor Services Proprietary Limited
Stellenbosch, 7600	(Registration number 2004/003647/07)
South Africa	70 Marshall Street, Johannesburg, 2001
(PO Box 61051, Marshalltown, 2107)
Telephone: +27 11 370 5000
Facsimile: +27 11 688 5210

Namibia:
Transfer Secretaries (Proprietary) Limited
(Registration number 93/713)
4 Robert Mugabe Avenue
Windhoek, Namibia
(PO Box 2401, Windhoek, Namibia)

MEDICLINIC INTERNATIONAL LIMITED Incorporated in the Republic of South Africa (Registration number: 1983/010725/06) JSE share code: MDC NSX Share Code: MCI ISIN code: ZAE000074142 (“Mediclinic” or “the Company”) Directors Executive DP Meintjes (Chief Executive Officer) CI Tingle (Chief Financial Officer) KHS Pretorius CA van der Merwe TO Wiesinger Independent non-executive DK Smith (Lead Independent) JA Grieve RE Leu N Mandela TD Petersen AA Raath Non-executive E de la H Hertzog (Chairman) JJ Durand MK Makaba PJ Uys FORM OF PROXY Where appropriate and applicable the terms defined in the Circular to which this form of proxy is attached and forms part of bear the same meanings in this form of proxy. For use by Shareholders of Mediclinic holding Certificated Mediclinic Shares and/or Dematerialised Shareholders who have elected “own-name” registration, nominee companies of CSDPs and Brokers’ nominee companies, registered as such at the close of business on Friday, 4 December 2015 (the “Voting Record Date”), at the Scheme Meeting to be held at Lanzerac Wine Estate, No. 1 Lanzerac Road, Stellenbosch, at 12h00 on Tuesday, 15 December 2015 (the “Scheme Meeting”) or any postponement or adjournment thereof. If you are a Dematerialised Shareholder, other than with “own–name” registration, do not use this form. Dematerialised Shareholders, other than with “own–name” registration, should provide instructions to their appointed CSDP or Broker in the form as stipulated in the agreement entered into between the shareholder and the CSDP or Broker. Companies and other corporate bodies who are Shareholders having shares registered in their own names may, instead of completing this form of proxy, appoint a duly authorised representative to represent them and exercise all of their rights at the Scheme Meeting by giving written notice of the appointment of that representative. Each Shareholder is entitled to appoint one or more proxies (who need not be Shareholders of the Company) to attend, speak and vote in place of that Shareholder at the Scheme Meeting. Please read the notes on the reverse hereof carefully, which, amongst other things, set out the rights of Shareholders in terms of section 58 of the Companies Act with regard to the appointment of proxies. I/We (FULL NAME IN BLOCK LETTERS PLEASE) of (ADDRESS) Telephone num ber Cellphone number Email address being the holder/s of Mediclinic Shares hereby appoint: 1. 2. or failing him/her, or failing him/her, 3. the Chairman of the Scheme Meeting, as my/our proxy to attend and speak and to vote for me/us and on my/our behalf at the Scheme Meeting and at any adjournment or postponement thereof, for the purpose of considering and, if deemed fit, passing, with or without modification, the resolutions to be proposed at the Scheme Meeting, and to vote on the resolutions in respect of the ordinary shares registered in my/our name(s), in the following manner (see note 1): * One vote per share held by Mediclinic Shareholders recorded in the Register on the Voting Record Date. * Mark “for”, “against” or “abstain” as required. If no options are marked the proxy will be entitled to vote as he/she thinks fit. However, if you wish to cast your votes in respect of a lesser number of Shares than you own in the Company, insert the number of shares held in respect of which you desire to vote. Unless otherwise instructed, my/our proxy may vote or abstain from voting as he/she thinks fit. Signed this day of 2015 Signature Assisted by me (where applicable) (State capacity and full name) A Shareholder entitled to attend and vote at the Scheme Meeting is entitled to appoint a proxy to attend, vote and speak in his/her stead. A proxy need not be a member of the Company. Each Shareholder is entitled to appoint one or more proxies to attend, speak and, on a poll, vote in place of that Shareholder at the Scheme Meeting. Forms of proxy must be deposited at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001, Republic of South Africa, or posted to PO Box 61051, Marshalltown, 2107 or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia PO Box 2401, Windhoek, Namibia), so as to arrive by no later than 12h00 on Friday, 11 December 2015. Please read the notes on the reverse side hereof. Number of votes Shares *For *Against *Abstain Special resolution number 1 – Scheme approval in terms of sections 114 and 115 of the Companies Act Special resolution number 2 – Assets Transfer approval in terms of section 112 and 115 of the Companies Act Special resolution number 3 – Financial Assistance approval Special resolution number 4 – Revocation of special resolution 1 and special resolution 2 and special resolution 3 Ordinary resolution number 1 – Secondary listing of Al Noor on JSE Ordinary resolution number 2 – Directors’ authority

Notes: 1. This form of proxy is only to be completed by those ordinary Shareholders who are: a) holding ordinary shares in certificated form; or b) recorded in the Sub-Register in electronic form in their “own name”, on the date on which Shareholders must be recorded as such in the Register maintained by the Transfer Secretaries, Computershare Investor Services Proprietary Limited, Ground Floor, 70 Marshall Street, Johannesburg, 2001 or Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia, in order to vote at the Scheme Meeting being held on Tuesday, 15 December 2015, and who wish to appoint another person to represent them at the Scheme Meeting. 2. This form of proxy will apply to all the shares registered in the name of the Shareholder who signs this form of proxy on the Scheme Voting Record Date (and all the votes associated with those shares) unless a lesser number of shares is inserted. 3. Certificated Mediclinic Shareholders wishing to attend the Scheme Meeting have to ensure beforehand with the Transfer Secretaries of the Company (being Computershare Investor Services Proprietary Limited or, the case of Mediclinic Shareholders resident in Namibia and who prefer to do so, with Transfer Secretaries (Proprietary) Limited 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia)) that their shares are registered in their name. 4. Beneficial Shareholders whose shares are not registered in their “own–name”, but in the name of another, for example, a nominee, may not complete a proxy form, unless a form of proxy is issued to them by a registered Shareholder and they should contact the registered Shareholder for assistance in issuing instructions on voting their shares, or obtaining a proxy to attend, speak and, on a poll, vote at the Scheme Meeting. 5. A Shareholder may insert the name of a proxy or the names of two alternative proxies of the Shareholder’s choice in the space, with or without deleting “the Chairman of the Scheme Meeting”. The person whose name stands first on this form of proxy and who is present at the Scheme Meeting will be entitled to act as proxy to the exclusion of those whose names follow. 6. The proxy appointed in this form of proxy may delegate the authority given to him or her in this form of proxy by delivering to Mediclinic, in the manner required by these instructions, a further form of proxy which has been completed in a manner consistent with the authority given to the proxy in this form of proxy. 7. Unless revoked in the manner contemplated in note 10 below, the appointment of proxy in terms of this form of proxy shall remain valid until the end of the Scheme Meeting, even if the Scheme Meeting or a part thereof is postponed or adjourned, to a date that is two months after the date on which it was signed. This form of proxy shall not be used at the resumption of the Scheme Meeting (if adjourned), if it could not have been used at the Scheme Meeting from which the adjournment took place for any reason other than that it was not lodged timeously for the Scheme Meeting from which the adjournment took place. A Shareholder’s instructions to the proxy must be indicated by means of a tick or a cross in the appropriate box provided. However if you wish to cast your votes in respect of a lesser number of shares than you own in the Company, insert the number of shares in respect of which you desire to vote. If: (i) a Shareholder fails to comply with the above; or (ii) gives contrary instructions in relation to any matter; or any additional resolution(s) which are properly put before the meeting; or (iii) the resolution listed in the proxy form is modified or amended, the shareholder will be deemed to authorise the Chairman of the Scheme Meeting, if the Chairman is the authorised proxy, to vote in favour of the resolutions at the Scheme Meeting, or any other proxy to vote or to abstain from voting at the Scheme Meeting as he/she deems fit, in respect of all the Shareholder’s votes exercisable thereat. If however the Shareholder has provided further written instructions which accompany this form of proxy and which indicate how the proxy should vote or abstain from voting in any of the circumstances referred to in (i) to (iii) above, then the proxy shall comply with those instructions. The forms of proxy should be lodged at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 or posted to PO Box 61051, Marshalltown, 2107 or, in the case of Mediclinic Shareholders resident in Namibia and who elect to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia), so as to be received by not later than 12h00 on Friday, 11 December 2015. 8. 9. 10. The completion and lodgement of this form of proxy will not preclude the relevant Shareholder from attending the Scheme Meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, should such Shareholder wish to do so. Accordingly, the appointment of a proxy in terms hereof is suspended at any time and to the extent that the Shareholder chooses to act directly and in person in the exercise of any rights as a Shareholder. In addition to the aforegoing, a shareholder may revoke the proxy appointment by (i) cancelling it in writing, or making a later inconsistent appointment of a proxy; and (ii) delivering a copy of the revocation instrument to the proxy, and to the Company. The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy’s authority to act on behalf of the Shareholder as at the later of the date stated in the revocation instrument, if any; or the date on which the revocation instrument was delivered in the required manner. 11. The Chairman of the Scheme Meeting may reject or accept any form of proxy which is completed and/or received, other than in compliance with these notes provided that, in respect of acceptances, he is satisfied as to the manner in which the Shareholder(s) concerned wish(es) to vote. 12. Any alteration to this form of proxy, other than a deletion of alternatives, must be initialled by the signatory/ies. 13. Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the Company or Computershare Investor Services Proprietary Limited or Transfer Secretaries (Proprietary) Limited or waived by the Chairman of the Scheme Meeting. 14. A minor must be assisted by his/her parent or guardian unless the relevant documents establishing his/her legal capacity are produced or have been registered by Computershare Investor Services Proprietary Limited or Transfer Secretaries (Proprietary) Limited. 15. Where there are joint holders of shares: 15.1 any one holder may sign this form of proxy; and 15.2 the vote of the senior (for that purpose seniority will be determined by the order in which the names of Shareholders appear in the Register of members) who tenders a vote (whether in person or by proxy) will be accepted to the exclusion of the vote(s) of the other joint holder(s) of shares. 16. If duly authorised, companies and other corporate bodies who are Shareholders of the Company having shares registered in their own name may, instead of completing this form of proxy, appoint a representative to represent them and exercise all of their rights at the Scheme Meeting by giving written notice of the appointment of that representative. This notice will not be effective at the Scheme Meeting unless it is accompanied by a duly certified copy of the resolution or other authority in terms of which that representative is appointed and is received at Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 or, in the case of Mediclinic Shareholders resident in Namibia and who prefer to do so, to Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia), to reach the Company by no later than 12h00 on Friday, 11 December 2015. 17. This form of proxy may be used at any adjournment or postponement of the Scheme Meeting, including any postponement due to a lack of quorum, unless withdrawn by the Shareholder. 18. Forms of proxy must be lodged with or mailed to the Transfer Secretaries - to be received by no later than 12h00 on Friday, 11 December 2015 (or 48 hours (on Business Days only) before the resumption of an adjourned Scheme Meeting which date, if necessary, will be released on SENS). Alternatively, this form of proxy may be handed to the Chairperson of the Scheme Meeting before the Scheme Meeting commences at 12h00 on Tuesday, 15 December 2015. 19. If this form of proxy has been delivered to Mediclinic, as long as that appointment remains in effect, any notice that is required by the Companies Act or Mediclinic’s memorandum of incorporation to be delivered by Mediclinic to the Shareholder must be delivered by the Company to (i) the Shareholder or (ii) the proxy or proxies, if the Shareholder has directed Mediclinic in writing to do so and paid any reasonable fee charged by Mediclinic for doing so. 20. The aforegoing notes contain a summary of the relevant provisions of section 58 of the Companies Act, 2008 (the “Companies Act”), as required in terms of that section. In addition, an extract from the Companies Act reflecting the provisions of section 58 of the Companies Act, is attached to this form of proxy. Extract from the Companies Act “58. Shareholder right to be represented by proxy (1) At any time, a shareholder of a company may appoint any individual, including an individual who is not a shareholder of that company, as a proxy to: (a) participate in , and speak and vote at, a shareholders meeting on behalf of the shareholder; or (b) give or withhold written consent on behalf of the shareholder to a decision contemplated in section 60. (2) A proxy appointment – (a) must be in writing, dated and signed by the shareholder; and (b) remains valid for – (i) one year after the date on which it was signed; or (ii) any longer or shorter period expressly set out in the appointment, unless it is revoked in a manner contemplated in subsection (4)(c), or expires earlier as contemplated in subsection (8)(d). (3) Except to the extent that the Memorandum of Incorporation of a company provides otherwise – (a) a shareholder of that company may appoint two or more persons concurrently as proxies, and may appoint more than one proxy to exercise voting rights attached to different securities held by the shareholder; (b) a proxy may delegate the proxy’s authority to act on behalf of the shareholder to another person, subject to any restriction set out in the instrument appointing the proxy; and (c) a copy of the instrument appointing a proxy must be delivered to the company, or to any other person on behalf of the company, before the proxy exercises any rights of the shareholder at a shareholders meeting. (4) Irrespective of the form of instrument used to appoint a proxy – (a) the appointment is suspended at any time and to the extent that the shareholder chooses to act directly and in person in the exercise of any rights as a shareholder. (b) the appointment is revocable unless the proxy appointment expressly states otherwise; and (c) if the appointment is revocable, a shareholder may revoke the proxy appointment by: (i) cancelling it in writing, or making a later inconsistent appointment of a proxy; and (ii) delivering a copy of the revocation instrument to the proxy, and to the Company. (5) The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy’s authority to act on behalf of the shareholder as of the later of – (a) the date stated in the revocation instrument, if any; or (b) the date on which the revocation instrument was delivered as required in subsection (4)(c)(ii). (6) If the instrument appointing a proxy or proxies has been delivered to a company, as long as that appointment remains in effect, any notice that is required by this Act or the company’s Memorandum of Incorporation to be delivered by the company to the shareholder must be delivered by the company to – (a) the shareholder; or (b) the proxy or proxies, if the shareholder has: (i) directed the company to do so, in writing; and (ii) paid any reasonable fee charged by the company for doing so. (7) A proxy is entitled to exercise, or abstain from exercising, any voting right of the shareholder without direction, except to the extent that the Memorandum of Incorporation, or the instrument appointing the proxy, provides otherwise. (8) If a company issues an invitation to shareholders to appoint one or more persons named by the company as a proxy, or supplies a form of instrument for appointing a proxy – (a) the invitation must be sent to every shareholder who is entitled to notice of the meeting at which the proxy is intended to be exercised; (b) the invitation, or form of instrument supplied by the company for the purpose of appointing a proxy, must: (i) bear a reasonably prominent summary of the rights established by this section; (ii) contain adequate blank space, immediately preceding the name or names of any person or persons named in it, to enable a shareholder to write in the name and, if so desired, an alternative name of a proxy chosen by the shareholder; and (iii) provide adequate space for the shareholder to indicate whether the appointed proxy is to vote in favour of or against any resolution or resolutions to be put at the meeting, or is to abstain from voting; (c) the company must not require that the proxy appointment be made irrevocable; and (d) the proxy appointment remains valid only until the end of the meeting at which it was intended to be used, subject to subsection (5). (9) Subsection (8)(b) and (d) do not apply if the company merely supplies a generally available standard form of proxy appointment on request by a shareholder.”

MEDICLINIC INTERNATIONAL LIMITED Incorporated in the Republic of South Africa (Registration number: 1983/010725/06) JSE share code: MDC NSX Share Code: MCI ISIN code: ZAE000074142 (“Mediclinic” or “the Company”) Directors Executive DP Meintjes (Chief Executive Officer) CI Tingle (Chief Financial Officer) KHS Pretorius CA van der Merwe TO Wiesinger Independent Non-executive DK Smith (Lead Independent) JA Grieve RE Leu N Mandela TD Petersen AA Raath Non-executive E de la H Hertzog (Chairman) JJ Durand MK Makaba PJ Uys FORM OF ELECTION, SURRENDER AND TRANSFER Important notes concerning this Form: – This Form is only for use in respect of the scheme of arrangement in terms of section 114 of the Companies Act, 2008 proposed by the Mediclinic Board between Mediclinic and the Scheme Participants, as defined in the Circular referred to below (“the Scheme”). – Full details of the Scheme are contained in the Circular to Mediclinic Shareholders dated 17 November 2015 to which this form is attached and forms part. Accordingly, all definitions and terms used in this Form shall, unless the context otherwise requires, have the corresponding meaning and interpretation attributed in the Circular. – This Form is attached for Mediclinic Shareholders for the surrender their Documents of Title prior to the date of the Scheme Meeting to be held at 12h00 on Tuesday, 15 December 2015 or such other adjourned or postponed date or time determined in accordance with the provisions of the Companies Act as read with the JSE Listings Requirements. No further form of surrender will be sent to Mediclinic Shareholders. INSTRUCTIONS: HOLDERS OF DEMATERIALISED SHARES MUST NOT COMPLETE THIS FORM OF ELECTION, SURRENDER AND TRANSFER 1. 2. 3. 4. The surrender of Documents of Title is for use only by Certificated Scheme Participants. A separate form of surrender and election is required for each Certificated Scheme Participant. Part A and Part C must be completed by all Scheme Participants who return this form. Part B must be completed by all Scheme Participants who are Emigrants from South Africa, the Republic of Namibia and the Kingdoms of Lesotho and Swaziland (collectively “the Common Monetary Area”). If this Form of surrender and transfer is returned with the relevant Document(s) of Title to Scheme Shares, it will be treated as a conditional surrender which is made subject to the terms of the Circular and to the Scheme becoming operative. In the event of the Scheme not becoming operative for any reason whatsoever, Computershare Investor Services Proprietary Limited (or Mediclinic’s Namibian Transfer Secretaries, namely, Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia, as the case may be) will, by not later than five Business Days after the date upon which it becomes known that the Scheme will not be operative, return the Documents of Title to the Shareholders concerned, by registered mail, at the risk of such Shareholders. Persons who have acquired Mediclinic Shares after the date of the issue of the Circular can obtain electronic copies of the form and the Circular from the Company’s website (www.mediclinic.com) or from Computershare Investor Services Proprietary Limited, 70 Marshall Street, Johannesburg, 2001 (PO Box 61763, Marshalltown, 2107) or Transfer Secretaries (Proprietary) Limited, 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia. The New Al Noor Shares will not be delivered to Scheme Participants unless and until Documents of Title in respect of the relevant Scheme Shares have been surrendered to Computershare Investor Services Proprietary Limited or to Transfer Secretaries (Proprietary) Limited. 5. 6. 7. To: Computershare Investor Services Proprietary Limited 70 Marshall Street, Johannesburg, 2001, Republic of South Africa (PO Box 6105161051, Marshalltown, 2107) Or: Transfer Secretaries (Proprietary) Limited 4 Robert Mugabe Avenue, Windhoek, Namibia (PO Box 2401, Windhoek, Namibia) Dear Sirs, PART A – To be completed by ALL Scheme Participants who return this form. I/We hereby surrender the Mediclinic Share certificate/s and/or other Documents of Title attached hereto, representing Mediclinic Shares with no par value, registered in the name of the person mentioned below and authorise the Transfer Secretaries, conditional upon the Scheme becoming operative, to register the transfer of these Mediclinic Shares into the name of Al Noor or its nominee(s) (in the case of the Exchange Option) or to Mediclinic (in the case of the Repurchase Option) respectively: which the Repurchase Option (1) Elections Please note that all Scheme Participants are entitled to make an election in respect of all or any of their Mediclinic Shares. In the absence of an election: 1. Scheme Participants who are not Qualifying SA Corporates will be deemed to have elected the Exchange Option. 2. Scheme Participants who are Qualifying SA Corporates will be deemed to have elected the Repurchase Option. Elections (1) Name of shareholder Certificate number(s) Number of Mediclinic Shares covered by each certificate(s) enclosed) Exchange Option Repurchase Option Number of Mediclinic Shares for which the Exchange Option is elected Number of Mediclinic Shares for is elected Total Emigrants from the Common Monetary Area must complete Part B

Surname or name of corporate body: First names (in full): Title (Mr, Mrs, Miss, Ms, etc): Telephone number (office): Telephone number (work): Cell number: Fax number: Email address: Address to which the New Al Noor Shares should be sent (if different from registered address): Postal code: In order to comply with the requirements of the Financial Intelligence Centre Act (38 of 2001), neither Computershare Investor Services Proprietary Limited nor Transfer Secretaries (Proprietary) Limited will be able to record any change of address mandated unless the following documentation is received from the relevant shareholder: • • An original certified copy of your identity document; An original certified copy of a document issued by the South African Revenue Services to verify your tax number. If you do not have one please submit this in writing and have the letter signed by a Commissioner of Oaths; and An original or an original certified copy of a service bill to verify your residential address e.g. rates / electricity bill or telephone bill (not a mobile telephone account) bearing your name and current residential address. Alternatively you may provide any two of the following retail credit account statements eg. Edgars, Jet, Woolworths etc, that reflect your residential address. Should the service bill be in the name of a third party, please supply a certified copy of the homeowner’s identity document, service bill and a completed and signed “Co-Habitant form” in the form required by Computershare Investor Services Proprietary Limited or Transfer Secretaries (Proprietary) Limited. Please note that all documents should be dated within the preceding 3 months. • Please note that copies of certified copies will not be accepted. PLEASE SIGN BELOW – ALL SHAREHOLDERS MUST SIGN PART B : To be completed by Emigrants of the Common Monetary Area. Nominated authorised dealer in the case of a Scheme Participant who is an Emigrant from the Common Monetary Area (see note 2 below) Name of dealer: Account number: Address: NB: PART A MUST ALSO BE COMPLETED PART C: To be completed by ALL Scheme Participants who return this form to indicate how they wish to receive the New Al Noor Shares. All Mediclinic Shareholders (save for Dissenting Shareholders who have given notice in terms of sections 164(5) to 164(8) of the Companies Act and who do not withdraw their respective demands or allow any offers by the Company to them in terms of section 164(11) of the Companies Act to lapse) should kindly complete the section below, dealing with the settlement of the New Al Noor Shares upon the Scheme becoming operative. 1. Please tick this box if you have an account with a broker or CSDP and wish such account to be credited with the New Al Noor Shares, and insert the details of such account below: Name of account holder: Name of broker: Name of CSDP: Account number of broker: Account number of CSDP: Telephone number of broker/CSDP: SCA number of broker/CSDP: Please note: The account details provided above must be verified by your broker or CSDP, and proof of such verification must accompany this Form of Election, Surrender and Transfer. Should the account details provided by you above be incorrect or incomplete, it will not be possible to credit such account with the New Al Noor Shares, in which case you will be issued with a statement of allocation, confirming the number of New Al Noor Shares due to you. The statement of allocation will be sent to you, at your risk, at the address provided by you in Part A above. 2. Please tick this box if you do not have an account with a broker or CSDP, but wish to receive the New Al Noor Shares in Dematerialised form and not in certificated form. It will be necessary for you to appoint a broker or CSDP before the New Al Noor Shares can be credited to your broker or CSDP account. In the meantime, you will be issued with a statement of allocation, confirming the number of New Al Noor Shares due to you. The statement of allocation will be sent to you, at your risk, at the address provided by you in Part A above. Please tick this box if you do NOT wish to receive the New Al Noor Shares in Dematerialised form. The Document of Title (share 3. certificate) for the New Al Noor Shares will be sent you, at your risk, at the address provided by you in Part A above. Please note: Should the account details provided by you above be incorrect or incomplete, it will not be possible to credit such account with the Al Noor Shares, being the New Al Noor Shares, in which case your share will be held with Computershare Investor Services Proprietary Limited until such time correct information is received. Please see instructions on reverse side hereof. Instructions: 1. 2. 3. Applications under this Form are irrevocable and may not be withdrawn once submitted. Scheme Participants should consult their professional advisors in case of doubt as to the correct completion of this Form. No receipts will be issued for documents lodged unless specifically requested. In compliance with the requirements of the JSE and the NSX, lodging agents are requested to prepare special transaction receipts, if required. Signatories may be called upon for evidence of their authority or capacity to sign this Form. Persons who are Emigrants from the Common Monetary Area should nominate the authorised dealer in foreign exchange in South Africa which has control of their blocked assets in Part B of this Form. Failing such nomination, the New Al Noor Shares due to such Scheme Participants in accordance with the provisions of the Scheme will be held by Mediclinic or the Transfer Secretaries, pending receipt by the Transfer Secretaries of lawful instructions from the Scheme Participants concerned. Any alteration to this Form must be signed by the Scheme Participant in full and not initialled. If this Form is signed under a power of attorney, then such power of attorney or a notarially certified copy thereof must be sent with this form for noting (unless it has already been noted by Mediclinic or its Transfer Secretaries). This does not apply in the event of this Form bearing a JSE Broker’s stamp. Where the Scheme Participant is a company or a close corporation, unless it has already been registered with Mediclinic or its Transfer Secretaries, a certified copy of the Directors’ or members’ resolution authorising the signing of this Form must be submitted if so requested by Mediclinic. If this Form is not signed by the Scheme Participant, the Scheme Participant will be deemed to have irrevocably appointed the company secretary of Mediclinic or its Transfer Secretaries to implement the Scheme Participant’s obligations under the Scheme on his/her behalf. Where there are any joint holders of any Scheme Shares, only that holder whose name stands first in the Register in respect of such shares need sign this Form. 4. 5. 6. 7. 8. 9. 10. A minor must be assisted by his/her parent or guardian, unless the relevant documents establishing his/her legal capacity are produced or have been registered by the Transfer Secretaries of Mediclinic. Signature of Mediclinic Shareholder(s) Stamp and address of agent lodging this form (if any) Assisted by me (if applicable) State full name and capacity Date Telephone number (home) Telephone number (work) Cell phone number